As filed with the Securities and Exchange Commission on December 12, 2022

Registration No. 333-268533

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELYS GAME TECHNOLOGY, CORP.

(Exact name of registrant as specified in its charter)

Delaware	7372	33-0823179
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Elys Game Technology, Corp.
130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

+1 (628) 258-5148

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Michele Ciavarella
Executive Chairman and Interim Chief Executive Officer
130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

+1 (628) 258-5148

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 985-5358 Facsimile: (212) 981-3709	Barry I. Grossman, Esq. Sarah W. Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Telephone: (212) 370-1300

_________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 12, 2022

Up to 31,407,035 Units (each Unit contains One Share of Common Stock, One Series A Common Warrant to Purchase [●] Share of Common Stock and One Series B
Common Warrant to Purchase [●] Share of Common Stock)

Up to [●] Pre-Funded Units (each Pre-Funded Unit contains One Pre-Funded Warrant to Purchase
One Share of Common Stock, One Series A Common Warrant to Purchase [●] Share of Common Stock and One Series B Common Warrant to Purchase [●] Share of Common Stock)

Shares of Common Stock Underlying the Series A Common Warrants and Series B Common Warrants and

Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering up to 31,407,035 units, each unit consisting of one share of our common stock, one Series A common warrant to purchase [●] share of our common stock and one Series B common warrant to purchase [●] share of our common stock (the Series A common warrants and Series B common warrants, collectively, the common warrants), based on an assumed offering price of $0.1592 per share, which is the last reported sale price for our common stock as reported on the Nasdaq Capital Market on December 6, 2022. Each common warrant contained in a unit will have an exercise price per share equal to $ [●] per share. The Series A common warrants contained in the units will be exercisable immediately and will expire on the five year anniversary of the original issuance date. The Series B common warrants contained in the units will be exercisable beginning on the effective date of our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split, in either case in an amount sufficient to permit the exercise in full of the Series B common warrants, and will expire on the fifth anniversary of the original issuance date. Notwithstanding the foregoing, we will only issue Series B common warrants as part of the units if we do not have sufficient authorized shares to allow for the issuance of Series A common warrants to purchase one full share of common stock per unit. If we issue Series B common warrants, they will be issued pro rata to all purchasers in the offering.

We are also offering the opportunity to purchase, if the purchaser so chooses, up to [●] pre-funded units to purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering (each pre-funded unit consisting of one pre-funded warrant to purchase one share of our common stock and one common warrant to purchase one share of our common stock) in lieu of units that would otherwise result in a purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock (or at the election of the purchaser, 9.99%). Each pre-funded warrant contained in a pre-funded unit will be exercisable for one share of our common stock. The purchase price of each pre-funded unit is equal to the price per unit being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in the pre-funded unit is $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. Each common warrant contained in a pre-funded unit will have an exercise price per share equal to $ [●] per share. The common warrants contained in the pre-funded units will have the same terms as the common warrants included in the units.

For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. Because we will issue Series A and Series B common warrants as part of each unit or pre-funded unit, the number of common warrants sold in this offering will not change as a result of a change in the mix of the units and pre-funded units sold.

We are also registering the common stock issuable from time to time upon exercise of the common warrants and pre-funded warrants included in the units and pre-funded units offered hereby. See “Description of Capital Stock — Securities We Are Offering” in this prospectus for more information.

The units and the pre-funded units will not be issued or certificated. The shares of common stock or pre-funded warrants, as the case may be, and the common warrants can only be purchased together in this offering but the securities contained in the units or pre-funded units will be issued separately.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ELYS.” On December 6, 2022, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.1592 per share. We have assumed a public offering price of $0.1592 per unit, which is the last reported sale price for our common stock as reported on the Nasdaq Capital Market on December 6, 2022, and $0.1591 per pre-funded unit. The public offering price per unit or pre-funded unit, as the case may be, will be determined between us and the placement agent based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. The public offering price will be the same for all purchasers in this offering. There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common warrants or the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

We will only have one closing in this offering and we expect this offering to be completed not later than two business days following the commencement of this offering. We will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “placement agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. There are no minimum purchase requirements. We may not sell the entire amount of the securities being offered pursuant to this prospectus and will only have one closing in this offering. The placement agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities but will use its best efforts to arrange to sell all such securities up to the maximum of $5,000,000. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information. The offering will terminate on the earlier of the date on which all units offered are sold, or  January 31, 2023. There will be one closing and each purchaser will pay the same price for the units.

	Per Unit 100%	Per Pre-Funded Unit 100%	Total 100%
Public offering price	$	$	$
Placement agent fees (1)	$	$	$
Offering proceeds to us, before expenses(2)	$	$	$

(1)	Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” beginning on page 111 of this prospectus for a description of the compensation to be received by the placement agent.

(2) The amount of offering proceeds to us presented in this table does not give effect to any exercise of the common warrants or pre-funded warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that you should consider before investing in our securities.

Delivery of the securities offered hereby is expected to be made to purchasers on or about _____,2022, subject to customary closing conditions.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is December   , 2022

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	5
RISK FACTORS	7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	28
USE OF PROCEEDS	29
DIVIDEND POLICY	30
CAPITALIZATION	31
DILUTION	32
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	33
BUSINESS	55
MANAGEMENT AND BOARD OF DIRECTORS	71
CORPORATE GOVERNANCE	74
EXECUTIVE COMPENSATION	77
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	87
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	89
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	90
DESCRIPTION OF OUR SECURITIES	95
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	94
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK AND WARRANTS	104
PLAN OF DISTRIBUTION	110
WHERE YOU CAN FIND ADDITIONAL INFORMATION	115
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	115
INDEX TO FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the placement agent has not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the placement agent has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Elys” and the “Company” refer to Elys Game Technology, Corp.

Company Overview

We currently provide our business-to-consumer (“B2C”) gaming services in Italy through our subsidiary, Multigioco Srl (“Multigioco”), which operations are carried out via both land-based or online retail gaming licenses regulated by the Agenzia delle Dogane e dei Monopoli (“ADM”) that permits us to distribute leisure betting products such as sports betting, and virtual sports betting products through both physical, land-based retail locations as well as online through our licensed website www.newgioco.it or commercial webskins linked to our licensed website and through mobile devices. Management implemented a consolidation strategy in the Italian market by integrating all B2C operations into Multigioco and allowed the Austria Bookmaker license that was regulated by the Austrian Federal Finance Ministry (“BMF”) to terminate.

We also provide bookmaking services in the U.S. market via our recently acquired subsidiary Bookmakers Company US LLC (“USB”) in certain regulated states where we offer business-to-business (“B2B”) bookmaking and platform services to our customers. Our intention is to focus our attention on expanding the U.S. market. We recently began operations in Washington, D.C. through a Class B Managed Service Provider and Class B Operator license to operate a sportsbook within the Grand Central Restaurant and Sportsbook located in the Adams Morgan area of Washington, D.C., and in October 2021 we entered into an agreement with Ocean Casino Resort in Atlantic City and commenced operations in the state of New Jersey in March 2022.

Additionally, we provide B2B gaming technology through our Odissea subsidiary which owns and operates a betting software designed with a unique “distributed model” architecture colloquially named Elys Game Board (the “Platform”). The Platform is a fully integrated “omni-channel” framework that combines centralized technology for updating, servicing and operations with multi-channel functionality to accept all forms of customer payment through the two distribution channels described above. The omni-channel software design is fully integrated with a built in player gaming account management system, built-in sports book and a virtual sports platform through our Virtual Generation subsidiary. The Platform also provides seamless application programming interface integration of third-party supplied products such as online casino, poker, lottery and horse racing and has the capability to incorporate e-sports and daily fantasy sports providers. Management implemented a growth strategy to expand B2B gaming technology operations in the U.S. and is considering further expansion in Canada and Latin American countries in the near future.

Our corporate group is based in North America, which includes an executive suite situated in Las Vegas, Nevada and a Canadian office in Toronto, Ontario through which we carry-out corporate activities, handle day-to-day reporting and U.S. development planning, and through which various employees, independent contractors and vendors are engaged.

We operate two business segments in the leisure gaming industry and our revenue is derived as follows:

1.	Betting establishments

Transaction revenue through our offering of leisure betting products to retail customers directly through our online distribution on websites or a betting shop establishment or through third party agents that operate white-label websites and/or land-based retail venues; and

2.	Betting platform software and services

SaaS based service revenue through providing our Platform and virtual sports products to betting operators.

Summary Risk Factors

Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware of before you decide to buy our securities. These risks include, but are not limited to, the following which you should carefully consider and which are discussed more fully in the “Risk Factors” section of this prospectus.

Risks Related to our Financial Condition

• Because we have a limited operating history, we may not be able to successfully manage our business.
• We have incurred substantial losses in the past and it may be difficult to achieve profitability.
• If we do not have sufficient capital resources to complete acquisitions and manage our operations, our ability to implement our business plan could be adversely affected.
• If we fail to comply with the rules under Sarbanes-Oxley, or, if we discover additional material weaknesses in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.
• We have material weaknesses and other deficiencies in our internal control and accounting procedures.
• We expect to continue relying on our discretionary available cash and available bank credit facilities to fund our additional acquisitions or enter into new business opportunities.
• The effects of the COVID-19 pandemic have strained and negatively impact our businesses and operations.

Risks Related to our Business

• Changes in general economic conditions, geopolitical conditions, domestic and foreign trade policies, monetary policies and other factors beyond our control may adversely impact our business and operating results.
• USB has had limited operations to date.
• If we should lose our online or land-based licenses, or if the licenses are not renewed for any reason our business would be materially adversely impacted.
• Our inability to acquire such additional rights or operators or restrictions from using any licenses associated with such acquired operators, will result in an adverse effect on our operating results.
• If we are unable to respond to changes in consumer preferences, attract new customers or sell new or additional products, our future revenue and business will be adversely affected.
• If we fail to acquire, integrate and develop operators and new technologies on favorable economic terms, our future growth and operating results could be adversely affected.
• If we are unsuccessful in establishing or maintaining relationships with third parties, our business may be adversely impacted.
• We cannot assure you that any acquisition we complete will result in short-term or long-term benefits to us.
• A decline in the popularity of our gaming websites or those of our Platform clients will negatively impact our business and risk our future growth.
• Because our gaming operations are largely concentrated within Italy at present, we are subject to greater risks than a gaming company that is more geographically and internationally diversified.
• Our current expansion strategy may be difficult to implement because the licensing and certification requirements to operate in the United States is complex and licensing requirements in other countries are currently indeterminable.
• Our inability to retain such officers and key employees or recruit additional qualified personnel may have a material adverse effect on our business.

• If we are not able to maintain and enhance our brand, our business may be adversely affected.
• Any increased costs associated with third party developers or any delay or interruption in production may negatively affect both our ability to provide access to the Platform and our ability to continue our operations.
• If we are unable to collect payments from third party service providers or these payments decrease or do not increase as our costs increase, our financial condition and operating results may be adversely affected.
• Our business may be adversely impacted if we have a security incident or breach involving unauthorized access to customer data.
• Privacy concerns may result in significant costs and compliance challenges and adversely affect our business.
• If we are unable to maintain successful relationships with retail agents, partners, our business, operating results, and financial condition could be adversely affected.
• We may be unable to prevent third parties from using our technologies.
• If we fail to manage our growth effectively, we may be unable to execute our business plan.
• We may not be able to successfully scale our technology and manage the growth of our business.
• Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
• Our research and development efforts are costly and subject to international risks.
• If we fail to manage our technical operations infrastructure, our customers may experience service outages and delays.
• We may not have exclusive control over the distribution of cash from any operators that we may acquire in the future.
• We may be liable for reporting errors made by operators we acquire.
• We will rely upon executive officers or key personnel of operators we may acquire for transition services.
• Any violation of any anti-corruption laws could have a negative impact on us.
• War, terrorism, other acts of violence or natural or manmade disasters could have a material adverse impact on our business, results of operations, or financial condition.

Risks Related to our Industry

• Economic conditions that have an adverse effect on the gaming industry may have an adverse effect on our results of operations.
• Intense competition in the leisure gaming industry may adversely affect our revenue and profitability.
• We expect that competition from internet gaming will continue to grow and intensify in the United States.
• If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.
• Regulators at the federal and provincial level in Italy are monitoring and restricting the issuance and renewal of gaming licenses which could have an adverse effect on our growth.
• Our inability to acquire such additional location rights or operators or any restrictions, could result in an adverse effect on our operating results.
• Our records and submissions to regulatory agencies may contain inaccurate or unsupportable submissions which may result in an under or overstatement of our revenues and subject us to various penalties and may adversely affect our operations.
• We may become the subject of Italian federal and provincial investigations in the future .
• Our current operations are international in scope creating a variety of potential operational challenges.
• We face exposure to foreign currency exchange rate fluctuations that could harm our results of operations.

Risks Related to Ownership of our Securities

• Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future.
• Future sales of shares of our Common Stock or the perception in the public markets that these sales may occur, may depress our stock price.
• We may issue additional shares of common stock and preferred stock without stockholder approval, which would dilute the current holders of our common stock.
• The rights of the holders of our common stock may be impaired by the potential issuance of preferred stock.
• If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.
• Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a de-listing of our common stock.
• Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.
• Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.
• Our certificate of incorporation has an exclusive forum for adjudication of disputes provision which limits the forum to the Delaware Court of Chancery for certain actions against us.
• We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.
• An active trading market for our common stock may not be maintained.
• Warrants that we have issued are speculative in nature and have certain provisions that could deter an acquisition of our company.

Risks Related to this Offering

• Management will have broad discretion with respect to the use of the proceeds from this offering.
• There is no public market for the units, pre-funded units, common warrants or pre-funded warrants.
• The warrants in this offering are speculative in nature.
• Holders of the common warrants and pre-funded warrants will not have rights of holders of our shares of common stock until such common warrants and pre-funded warrants are exercised.

•        You may be unable to exercise the Series B Warrants and they may have no value if the number of shares of Common Stock issued pursuant to the registration statement of which this prospectus forms a part exceeds our number of authorized shares available for issuance and we are unable to obtain stockholder approval to effect a reverse stock split of our Common Stock or an increase of the number of shares of our authorized common stock.

• This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.
• We may not receive any additional funds upon the exercise of the common warrants.
• Provisions of the common warrants could result in a cash payment in the event of a fundamental transaction.
• You will experience immediate and substantial dilution in the net tangible book value per share of the common stock included in the units or issuable upon exercise of the common warrants or pre-funded warrants in this offering and may experience additional dilution of your investment in the future.

Corporate Information

Elys Game Technology, Corp. is a Delaware corporation incorporated on August 26, 1998. On November 2, 2020, we changed our name from Newgioco Group, Inc. to Elys Game Technology, Corp. We currently maintain an executive suite situated at 107 East Warm Springs Road, Las Vegas, Nevada, 89119, where we also have the offices of USB, our subsidiary that we acquired in July 2021, a space in Toronto, Ontario, Canada through which the Company carries-out corporate activities, handles day-to-day reporting and U.S. development planning, and through which various employees, independent contractors and vendors are engaged, and the offices of our wholly-owned subsidiaries are located in Italy, Malta, Colombia and Austria. Our telephone number is 1-628-258-5148. Our corporate website address is www.elysgame.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase or sell our securities.

We have proprietary rights to a number of trademarks, service marks and trade names used in this prospectus which are important to our business including “New Gioco”, “NewAleabet”, “OriginalBet”, “LovingBet” and “Elys.” Solely for convenience, the trademarks, service marks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

THE OFFERING

Issuer	Elys Game Technology Corp.

Units offered by us in this offering	Up to 31,407,035 units (based on the assumed offering price) on a best efforts basis, each consisting of one share of our common stock, one Series A common warrant to purchase [ ] shares of our common stock and one Series B common warrant to purchase [ ] share of our common stock (Series B warrants will only be included in a unit if we do not have sufficient authorized shares to allow for the issuance of Series A warrants to purchase one full share).

Pre-funded units offered by us in this offering	We are also offering the opportunity to purchase, if the purchaser so chooses, up to 31,407,035 pre-funded units to purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering (each pre-funded unit consisting of one pre-funded warrant to purchase one share of our common stock and one common warrant to purchase one share of our common stock) in lieu of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock (or, at the election of the purchaser, 9.99%). The purchase price of each pre-funded unit is equal to the price at which the units are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in each pre-funded unit is $0.0001 per share. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. Because we will issue a common warrant as part of each unit or pre-funded unit, the number of common warrants sold in this offering will not change as a result of a change in the mix of the units and pre-funded units sold. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering.

Common warrants offered by us in the offering	Common warrants to purchase an aggregate of 31,407,035 shares of our common stock in the form of Series A common warrants and, if necessary, Series B common warrants. Each common warrant will have an exercise price per share equal to $0.1592 per share and will be immediately separable from the common stock or pre-funded warrant, as the case may be. Each Series A common warrant will be immediately exercisable and will expire on the five year anniversary of the original issuance date. Each Series B common warrant will be exercisable beginning on the effective date our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split, in either case in an amount sufficient to permit the exercise in full of the Series B common warrants, and will expire on the fifth anniversary of the original issuance date. We do not have a sufficient number of authorized shares to permit exercise of the Series B common warrants. In the event that we are unable to effect an increase in our authorized shares of common stock or a reverse split, in either case in an amount sufficient to permit the exercise in full of the Series B common warrants, the Series B common warrants will not be exercisable and therefore have no value. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Common stock to be outstanding after this offering (1)	61,767,845 shares of common stock (assuming the sale of all securities offered hereby, at the assumed public offering price of $0.1592 per unit, the closing sale price of our common stock on the Nasdaq Capital Market on December 6, 2022, and assuming the sale of no pre-funded warrant units and no exercise of the common warrants issued in this offering).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $4,300,000 (assuming the sale of the maximum offering amount of securities offered hereby, at the assumed public offering price of $0.1592 per unit, the closing sale price of our common stock on the Nasdaq Capital Market on December 6, 2022, and assuming no sale of any pre-funded units and no exercise of the warrants issued in this offering), after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the proceeds, after deducting placement agent’s fees and offering expenses, for working capital, capital expenditures, and other general corporate purposes. See “Use of Proceeds” on page 29 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page 7 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Market Symbol and trading

Our common stock is listed on The Nasdaq Capital Market under the symbol “ELYS.” There is no established trading market for the units, pre-funded units, common warrants or pre-funded warrants, and we do not expect a trading market for those securities to develop. We do not intend to list the units, pre-funded units, common warrants or pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of those securities will be extremely limited.

Reasonable best efforts	We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 111 of this prospectus.

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 30,360,810 shares of common stock outstanding as of September 30, 2022 and excludes:

●	2,384,063 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $3.07 per share as of September 30, 2022;

●	460,636 additional shares of our common stock reserved for future issuance under our equity incentive plans as of September 30 2022; and

●	3,664,168 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.17 per share as of September 30, 2022.

RISK FACTORS

In addition to the other information contained in this registration statement, the following risk factors should be considered carefully in evaluating the Company. Our business, financial condition, liquidity, or results of operations could be materially adversely affected by any of these risks. Accordingly, when we refer to “our operators” below, it is with reference to operators that we currently own or are in the process of acquiring or may acquire in the future, regardless of the level of ownership or operators that are involved in joint ventures with us. The risks and uncertainties described below are not the only ones facing our company, additional risks and uncertainties not presently known to us or that we currently consider immaterial may also have an adverse effect on us. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected.

Risks Related to our Financial Condition

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

We have a limited operating history with respect to our gaming operations upon which you can evaluate our prospects and our potential value. We began our gaming operations in 2014, when we completed the acquisition of Multigioco, a corporation organized under the laws of the Republic of Italy, which is now our wholly owned subsidiary and was granted its ADM Comunitaria GAD (Online Gaming) license on July 4, 2012. As a result of the acquisition of Multigioco, our principal business became a licensed leisure gaming operator offering web-based and land-based sports betting, lottery and gaming products for our customers. The subsidiary that owns our Platform, Odissea, was acquired by us along with our Austrian bookmaker subsidiary, Ulisse in June 2016. In January 2019, we acquired Virtual Generation, a company that owns and has developed a virtual gaming software platform and we acquired US Bookmaking in July 2021. In addition, we commenced processing sports bets in the U.S. on a B2B basis in Washington D.C. in October 2021. Therefore, it is difficult to evaluate our business. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

The likelihood of our success and performance must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the highly competitive environment in which we operate.

 We have incurred substantial losses in the past and it may be difficult to achieve profitability.

We have a history of losses and are anticipated to incur additional losses in the development of our business. For the year ended December 31, 2021, we had a net loss of $15.1 million after an intangible impairment charge of $17.4 million and a revised contingent purchase consideration credit of $11.9 million and a net loss of $10.2 million for the nine months ended September 30, 2022. As of September 30, 2022 and December 31, 2021 we had accumulated deficits of $58.4 million and $48.2 million, respectively. Since we are currently in the early stages of our development and strategy, we intend to continue to invest in sales and marketing, product and solution development and operations, including the hiring of additional personnel, upgrading our technology and infrastructure and expanding into new geographical markets. Even if we are successful in increasing our customer base, we expect to also incur increased losses in the short term. Costs associated with entering new markets, acquiring clients, customers and operators are generally incurred up front, while service and transactional revenues are generally recognized at future dates if at all. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenues enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this section, and unforeseen expenses, difficulties, complications and delays and other unknown events. If we are unable to achieve and sustain profitability, the value of our business and common stock may significantly decrease.

We have material weaknesses and other deficiencies in our internal control and accounting procedures.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal control over financial reporting. Our management assessed the effectiveness of our disclosure controls and procedures as of December 31, 2021 and as of September 30, 2022 and concluded that we had a material weakness in our internal controls due to our limited resources and therefore our disclosure controls and procedures are not effective in providing material information required to be included in our periodic SEC filings on a timely basis and to ensure that information required to be disclosed in our periodic SEC filings is accumulated and communicated to our management to allow timely decisions regarding required disclosure about our internal control over financial reporting. More specifically, our internal control over financial reporting was not effective due to material weaknesses related to a segregation of duties due to our limited resources and small number of employees. Due to limited staffing, we are not always able to detect minor errors or omissions in financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we continue to have material weaknesses and other deficiencies in our internal control and accounting procedures and disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult. If additional material weaknesses or significant deficiencies are discovered or if we otherwise fail to address the adequacy of our internal control and disclosure controls and procedures our business may be harmed. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our securities could drop significantly.

You may be unable to exercise the Series B Warrants and they may have no value if the number of shares of Common Stock issued pursuant to the registration statement of which this prospectus forms a part exceeds our number of authorized shares available for issuance and we are unable to obtain stockholder approval to effect a reverse stock split of our Common Stock or an increase of the number of shares of our authorized Common Stock.

We have agreed to seek stockholder approval of an amendment to our certificate of incorporation to effect either an increase the number of authorized shares of common stock or a reverse split, in either case in an amount sufficient to permit the exercise in full of the Series B common warrants, and plan to seek approval for that purpose as well as to have shares available for future equity financings. There can be no assurance that we will receive such stockholder approval or that any source of capital will be available to us on acceptable terms. In addition, if one or more of the risks discussed in these risk factors occur or our expenses exceed our expectations, we may be required to raise further additional funds sooner than anticipated.

In addition, an increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of our company more difficult, and therefore less likely. Furthermore, there are risks associated with effecting a reverse split, including a decline in the market price of our common stock and the possibility of certain shareholders owning “odd lots” of less than 100 shares, which may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares. In addition, because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued stock of our company, the availability of a greater number of authorized shares, whether as a result of a reverse split or an increase in the authorized number, could result in additional dilution to existing stockholders and investors in this offering.

If we do not have sufficient capital resources to complete acquisitions and manage our operations, our ability to implement our business plan could be adversely affected.

We intend to continue to make investments to support our business and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. We continue to embark on an aggressive roll out of our operation in the U.S. market over the next twenty-four months and anticipate that we will need cash of approximately $10 million to $15 million to execute this successfully and to fund our increasing working capital requirements. Accordingly, we will need capital to implement our business plan, and may seek to finance operator acquisitions and development projects through bank, debt or equity financings. Disruptions to financial markets or other challenging economic conditions may adversely impact our ability to complete any such financings or the terms of any such financings may be unacceptable or unfavorable to us. To the extent that we issue equity securities in connection with our proposed acquisition, our current stockholders will experience dilution of their holdings. To the extent we incur debt, we may be subject to restrictive covenants that impact our ability to conduct our business. We can provide no assurance that we will be able to obtain financing necessary to implement our business plan or that any such financing will be on terms acceptable to us or be sufficient to fund existing operations over the next twelve months from the date hereof.

We expect to continue relying on our discretionary available cash and available bank credit facilities to fund our additional acquisitions or enter into new business opportunities, which bank credit facilities may not be available at reasonable terms, if at all.

We have recently initiated an ambitious investment strategy including taking steps to enter the U.S. market which has led to an increase in expenses. Our ability to execute our growth plan is dependent upon our ability to generate profits from operations in the future, bank credit facilities and/or our ability to obtain additional financing and such financing may not be available on reasonable terms, if at all.

If our acquired intangible assets become impaired, we may be required to record a significant charge to earnings.

We regularly review acquired intangible assets for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. We test goodwill and indefinite-lived intangible assets for impairment at least annually. Factors that may be considered a change in circumstances, indicating that the carrying value of the intangible assets may not be recoverable, include: macroeconomic conditions, such as deterioration in general economic conditions; industry and market considerations, such as deterioration in the environment in which we operate; cost factors, such as increases in labor or other costs that have a negative effect on earnings and cash flows; our financial performance, such as negative or declining cash flows or a decline in actual or planned revenue or earnings compared with actual and projected results of relevant prior periods; other relevant entity-specific events, such as changes in management, key personnel, strategy, or customers; and sustained decreases in share price.

We are currently in dispute with the executive management of USB and will enter into a process of mediation with them, if the outcome of the mediation process is not favorable, we may seek relief from the courts, this could impact on our decision to continue operations in this entity which would have an impact on the carrying value of intangible assets, including goodwill.

The effects of the COVID-19 pandemic have strained and negatively impact our businesses and operations, and the duration and extent to which COVID-19 may impact our future results of operations and overall financial performance remains uncertain.

The outbreak and spread of COVID-19 and the related adverse public health developments, have adversely affected work forces, economies and financial markets globally. The outbreak had caused the closures of physical locations throughout Italy where we provide our gaming services. Although most major sporting events and leagues have recommenced, the suspension of professional sports competitions throughout the world negatively impacted our ability to offer sports gaming products, and COVID-19 could have a continued material adverse impact on economic and market conditions and trigger a period of continued global economic slowdown, especially in light of potential subsequent waves or new strains of the virus. Our revenue depends on the continuation of major league sports and other sporting events, and we may not generate as much revenue as we would have without the cancellations or postponements that occurred in the wake of COVID-19.

In response to the spread of COVID-19 as well as guidance from public health directives, and orders of national and local government and health authorities, we had implemented work-from-home policies to support community efforts to reduce the transmission of COVID-19 and protect employees. We implemented a number of measures to ensure employee safety and business continuity. Business travel was suspended, and online and teleconference technology was and still is used to meet virtually rather than in person. The effects of the governmental orders and our work-from-home policies had negatively impact productivity, disrupted our business and delayed our progress in implementing our business plan and our ability to conduct our business in the ordinary course. Our operations have mostly resumed normal operations within local government guidelines.

The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 outbreak may continue to impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of any future outbreaks, additional travel restrictions and the reimplementation of social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. We do not yet know the full extent or impacts on our business, operations, or the global economy as a whole. While the spread of COVID-19 may eventually be contained or mitigated, there is no guarantee that a future outbreak of this or any other widespread epidemics will not occur, or that the global economy will recover, either of which could continue to impact on our business.

Risks Related to our Business

Changes in general economic conditions, geopolitical conditions, domestic and foreign trade policies, monetary policies and other factors beyond our control may adversely impact our business and operating results.

Our operations and performance depend on global, regional and U.S. economic and geopolitical conditions. Russia’s invasion and military attacks on Ukraine have triggered significant sanctions from U.S. and European leaders. Resulting changes in U.S. trade policy and European policies could trigger retaliatory actions by Russia, its allies and other affected countries, including China, resulting in a “trade war.” Furthermore, if the conflict between Russia and Ukraine continues for a long period of time, or if other countries, including the U.S., become further involved in the conflict, we could face significant adverse effects to our business and financial condition. Although we have not experienced any material adverse effects on our business due to increasing inflation, it has raised operating costs for many businesses and, in the future, could impact demand for our services, foreign exchange rates or employee wages. We are actively monitoring the effects these disruptions and increasing inflation could have on our operations.

The above factors, including a number of other economic and geopolitical factors both in the U.S. and abroad, could ultimately have material adverse effects on our business, financial condition, results of operations or cash flows, including the following:

•	effects of significant changes in economic, monetary and fiscal policies in the U.S. and abroad including currency fluctuations, inflationary pressures and significant income tax changes;

•	a global or regional economic slowdown in any of our market segments;

•	changes in government policies and regulations affecting the Company or its significant customers;

•	industrial policies in various countries that favor domestic industries over multinationals or that restrict foreign companies altogether;

•	new or stricter trade policies and tariffs enacted by countries, such as China, in response to changes in U.S. trade policies and tariffs;

•	postponement of spending, in response to tighter credit, financial market volatility and other factors;

•	rapid material escalation of the cost of regulatory compliance and litigation;

•	difficulties protecting intellectual property;

•	longer payment cycles;

•	credit risks and other challenges in collecting accounts receivable; and

•	the impact of each of the foregoing on outsourcing and procurement arrangements.

USB has had limited operations to date.

USB has had limited operations to date. USB is subject to many of the risks common to an entity in operations for only a short number of years, including its ability to implement its business plan, market acceptance of its proposed business and products, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and uncertainty of its ability to generate revenues. There is no assurance that its activities will be successful or will result in any revenues or profit, and the likelihood of its success must be considered in light of the stage of its development. Even if it generates revenue, there can be no assurance that it will be profitable. In addition, no assurance can be given that it will be able to consummate its business strategy and plans, as described herein, or that financial, technological, market, or other limitations may force it to modify, alter, significantly delay, or significantly impede the implementation of such plans, including due to COVID-19.

We are currently in dispute with the executive management of USB and will enter into a process of mediation with them, if the outcome of the mediation process is not favorable, we may seek relief from the courts, this could impact on our decision to continue operations in this entity.

If we should lose our online or land-based licenses, or if the licenses are not renewed for any reason, including our failure to successfully bid for location rights at the renewal auction, our business would be materially adversely impacted, and it could result in the impairment of the carrying value of a substantial portion of our assets.

Our ability to generate revenue from gaming operations in Italy is dependent upon our ability to maintain our Italian online and land-based licenses. We currently hold three gaming licenses upon which our business is dependent: a Bersani license, a Monti license, and a GAD license. Each of the three licenses that we hold can be terminated by the regulator at any time if we fail to comply with their regulations. In addition, our GAD license that was issued to Multigioco in 2011 is expected to be up for renewal in 2024 and our Bersani and Monti land-based licenses that provides rights to seven corners and three agencies is currently up for renewal at such time as the ADM should determine (which is expected to occur between 2023 and 2024. Insofar as the renewal process for licenses is conducted through a call to tender auction process, there is no guarantee that we will be the highest bidder at auction and therefore there is no guarantee that our licenses or location will continue to operate. In addition, although our software is currently certified for use in Italy and in the U.S. for land-based application, any updates to the software or changes to key functions that we implement, require recertification, for which there can be no assurance that our software will qualify. We have also obtained our first U.S. based license from the Office of Lottery and Gaming in the District of Columbia. If we are unable to renew our licenses or obtain new licenses or software recertification, our business would be materially adversely impacted, and we may need to impair the carrying value of a substantial portion of our assets.

In order to expand our land-based operations in Italy, we will be required to acquire additional location rights under our licenses or acquire operators that have location rights under their licenses and our inability to acquire such additional rights or operators or restrictions from using any license associated with such acquired operators, will result in an adverse effect on our operating results.

Rights to online and land-based licenses are only available in Italy at limited times when licenses are being renewed. In addition, the maximum number of land-based location rights that any one operator may bid on at auction is 20% of the total market being auctioned. Due to such limitations on acquiring new location rights in Italy, our ability to expand the number of land-based locations that we operate will depend in large part upon our ability to acquire operators that hold land-based licenses and location rights. We expect a significant portion of our additional revenue to be derived from gaming revenue earned by operators that we have recently acquired or will acquire in the future. Although the operators which we have acquired and those that we acquire in the future may have active gaming licenses and location rights, we can provide no assurance that the existing license and location rights of any particular operator we have acquired or that we acquire in the future will be renewed or retained or that we will be able to acquire additional operators and increase our client base. If we are restricted from acquiring target operators or their client base, our operating results may will be adversely affected.

If we are unable to respond to changes in consumer preferences, attract new customers or sell new or additional products, our future revenue and business will be adversely affected.

Our retail leisure betting business, website and web-shops operate in an industry that is subject to:

•	rapid technological change;
•	the proliferation of new and changing online gaming sites;
•	frequent new product introductions and updates; and
•	changes in customer preferences and demands.

If we fail to anticipate and effectively respond to any of the above changes, the demand for our products and services that we currently offer or that we may offer in the future may be reduced. Additionally, increasing incremental sales to our current customer base will require additional sales and marketing efforts, which may not be successful. Any failure to attract new customers or maintain and expand current customer relationships will have an adverse effect on our business and results of operations. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction and failure to attract and retain consumers of our products which could have a material adverse effect on our business, financial condition and operating results.

If we fail to acquire, integrate and develop operators and new technologies on favorable economic terms, our future growth and operating results could be adversely affected.

We anticipate that the future growth and success of our business will be dependent upon our successful acquisition of operators and development of new technologies, such as our acquisition of Virtual Generation and US Bookmaking. We may in the future seek to acquire or invest in businesses, products or technologies that we believe could complement or expand our solutions, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not the acquisition purchases are completed. In addition, we have limited experience in acquiring other businesses. If we acquire additional businesses, we may not be able to successfully integrate the acquired personnel, operations and technologies, or effectively manage the combined business following the acquisition. We may not be able to find and identify desirable acquisition targets or be successful in entering into an agreement with any particular target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer. The difficulties and risks associated with the integration of the operations of new operators into our existing business, include:

•	the possibility that we will fail to implement our business plans for the integrated company, including as a result of new legislation or regulation in the gaming industry that affects the timing or costs associated with our operations or our acquisition plans;
•	possible inconsistencies between our standards, controls, procedures, policies and compensation structures and those of operators that we acquire;
•	the increased scope and complexity of our operations following the acquisition of multiple operators;
•	the potential loss of key employees and the costs associated with our efforts to retain key employees;
•	provisions in contracts that we and the acquired operators have with third parties that may limit our flexibility to take certain actions;
•	risks and limitations on our ability to consolidate the corporate and administrative infrastructures of new operators with our existing infrastructures; and
•	failure to discover liabilities of operators prior to our acquisitions of such operators; and the possibility of unanticipated delays, costs or inefficiencies associated with the integration of operations of new operators with our existing operations.

As a result of these difficulties and risks, we may not be able to successfully grow our business.

If we are unsuccessful in establishing or maintaining relationships with third parties, our business may be adversely impacted.

In order to grow our business, we anticipate that we will continue to depend on relationships with third parties, such as deployment partners, and technology and content providers. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be more effective in providing incentives to third parties to favor their products or services or to prevent or reduce the use of our services. In addition, acquisitions of our partners by our competitors could result in a decrease in the number of our current and potential customers, as our partners may no longer facilitate the adoption of our solutions by potential customers.

If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenues could be impaired and our operating results may suffer.

We cannot assure you that any acquisition we complete will result in short-term or long-term benefits to us.

Our business strategy includes expanding our products and services and we may seek acquisitions of synergistic companies to do so. Acquisitions involve numerous risks, including substantial cash expenditures; potentially dilutive issuance of equity securities; the potential incurrence of debt and contingent liabilities, some of which may be difficult or impossible to identify at the time of acquisition; difficulties in assimilating the acquired technologies or the operations of the acquired companies; diverting our management’s attention away from other business concerns; risks of entering markets in which we have limited or no direct experience; and the potential loss of our key employees or key employees of the acquired companies.

We may misjudge the value or worth of an acquired product, company or business. In addition, our future success will depend in part on our ability to integrate and manage the associated acquisitions. We cannot assure you that we will be able to make the combination of our business with that of acquired products, businesses or companies work or be successful. Furthermore, the development or expansion of our business or any acquired products, business or companies may require a substantial capital investment by us. We may not have the necessary funds or they might not be available to us on acceptable terms or at all. We may also seek to raise funds by selling shares of our preferred or common stock, which could dilute each current shareholder’s ownership interest in our company. Our operating results and financial condition will be adversely affected if we fail to implement our business strategy or if we invest resources in a strategy that ultimately proves unsuccessful.

We derive a significant portion of our revenue from gaming sales through our website and websites of our betting Platform clients. A decline in the popularity of our gaming websites or those of our Platform clients will negatively impact our business and risk our future growth.

We currently derive and expect to continue to derive substantially all of our primary source of revenue and service fees from the sales of gaming products and services sold through our website or websites operated by clients of our betting Platform. As such, the growth and market demand for our products and services are dependent upon, among other things, our ability to attract and retain new users and having existing users increase their activity on these websites. If we are unable to maintain or grow our revenue from sales through our website and our client’s websites, our future growth and revenues may be adversely affected.

Because our gaming operations are concentrated within Italy, we are subject to greater risks than a gaming company that is more geographically and internationally diversified.

Due to the fact that our gaming operations are concentrated within Italy, we are subject to greater risks than a gaming company that is more geographically and internationally diversified. As such, our business may be significantly affected by risks common to the Italian leisure betting market. For example, the changing government regulations on Italian gaming licenses or on the tolerance toward European licenses, as well as general economic conditions in Italy and the impact of any events that disrupt our ability to offer our products and services can adversely affect our business. We cannot control the government process that awards domestic gaming licenses to operators or the tolerance of allowing other European license holders to operate in Italy. Reductions in the number of licenses and frequency of issuing licenses by any government regulator can impact our ability to operate our business.

Our current expansion strategy, which includes expansion through Virtual Generation in the various countries in which it operates and in the United States through the use of our Platform certifications, may be difficult to implement because the licensing and certification requirements to operate in the United States are complex and other countries are currently indeterminable.

Our current expansion strategy includes soliciting existing licensed operators in the United States offering sports betting in states that allow sports betting to use our Platform. Furthermore, we have analyzed the technical specifications checklist supplied by GLI to verify that coding in our online product meets the functional specifications set forth in the GLI-33 standards (The Gaming Laboratories International technical standard for event wagering systems). In September 2020, we obtained GLI-33 certification on our land-based sports betting platform and commenced processing sports bets in the U.S. on a B2B basis in Washington D.C. in October 2021. We also began the process of licensing our platform in other States that allow sports betting. However, before being able to commence operations in any state we will be required to obtain licenses and other governmental approvals and there can be no assurance that we will be able to do so. Each state has its own approval process and approval in one state does not guarantee approval in any other state. We also intend to expand our operations through Virtual Generation in the various countries in which it operates; however, to date we have not had operations in most of those countries and there can be no assurance that our expansion in those countries will be successful.

We depend upon our officers and other key employees. Our inability to retain such officers and key employees or recruit additional qualified personnel may have a material adverse effect on our business.

Our future operations and successes depend in large part upon the continued service of our officers and other key employees. Changes in our management could have an adverse effect on our business. We are dependent upon the active participation of several key management personnel all of whom provide our strategic direction. Any failure to retain our key management could negatively affect our ability to recruit and retain personnel. We do not carry key person life insurance on any of our senior management or other key personnel. In addition, several members of our key management personnel are Canadian and Italian citizens. If they become unable or ineligible to legally travel to and work in the United States, their ability to perform some of their duties for our company could be materially adversely affected.

We must hire highly skilled technical personnel as employees and/or as independent contractors in order to develop our products. As of the date of this prospectus, we have 89 employees and 27 independent contractors. The competition for highly skilled technical, managerial and other personnel is intense and we may not be able to retain or recruit such personnel. Our recruiting and retention success is substantially dependent on our ability to offer competitive salaries and benefits to our employees. We must compete with companies that possess greater financial and other resources than we do and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits offered to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a material adverse effect on our business and operating results. If we fail to attract and retain the technical and managerial personnel, we need to be successful, our business, operating results and financial condition could be materially adversely affected.

If we are not able to maintain and enhance our brand, our business, operating results and financial condition may be adversely affected.

We believe that maintaining and enhancing our reputation for our advanced, cost effective sports betting and gaming technology software is critical to our relationships with our existing customers and operators and to our ability to attract new customers and operators. We also believe that the importance of brand recognition and software creativity will increase as competition in our market increases. We devote significant resources to developing and maintaining our brand and innovative betting technology leadership, with a focus on identifying and interpreting emerging trends in the market, shaping and guiding industry dialogue, and expanding the adoption of online sports betting and gaming software solutions. Our brand promotion activities may not ultimately be successful or yield increased revenue. In addition, independent industry analysts provide reviews of our platform, as well as products and services offered by our competitors, and perception of our betting platform in the marketplace may be significantly influenced by these reviews. If these reviews are negative, or less positive as compared to those of our competitors’ products and services, our brand and business may be adversely affected.

The promotion of our brand requires us to make substantial expenditures, and we anticipate that the expenditures will increase as our market becomes more competitive, as we expand into new markets and as more sales are generated. To the extent that these activities yield increased revenue, this revenue may not offset the increased expenses we incur. If we do not successfully maintain and enhance our brand, our business may not grow, we may have reduced pricing power relative to competitors, and we could lose customers and operators or fail to attract potential new customers and operators, all of which would adversely affect our business, results of operations and financial condition.

We currently depend on and may continue to be dependent on third parties to provide certain components and products we distribute through our online gaming platform, and any increased costs associated with third party developers or any delay or interruption in production may negatively affect both our ability to provide access to the Platform and our ability to continue our operations.

We currently depend on third parties to provide some products through our Platform. The costs associated with relying on third parties may increase our operating and development costs and negatively affect our ability to operate because we cannot control the developer's personnel, schedule or resources. We may experience delays in finalizing Platform updates. In addition, our reliance upon third party developers exposes us to risks, including reduced control over quality assurance and costs of development. If any of the foregoing occurs, we could lose our current and prospective customers. In addition, we may be required to rely on certain technology that we license from third-parties, including software that we integrate and use with software that we may develop internally. We cannot provide any assurances that these third-party technology licenses will be available to us on commercially reasonable terms, if at all. The inability to establish any of these technology licenses, or the loss of such licenses if established, could result in delays in completing any Platform updates or changes until equivalent technology can be identified, licensed and integrated. Any such delays could materially adversely affect our business, operating results and financial condition.

Specifically, our agreements with Microgame and SNAI to develop and operate some components of our gaming products and process certain land-based retail transactions is important to our operations. If we fail to comply with any of the terms or conditions of any such agreement, Microgame or SNAI may terminate our agreement or if such agreement expires and we are unable to find a suitable replacement, our business, operating results and financial condition would be materially adversely affected.

We depend on payments from third-party service providers, including government regulated gaming agencies. If we are unable to collect such payments or these payments decrease or do not increase as our costs increase, our financial condition and operating results may be adversely affected.

We depend, in part, on private entities and regulated third-party sources of payment for the gross gaming revenue earned by our operators. The amount our operators receive for their services may be adversely affected by market and cost factors as well as other factors over which we have no control, including future changes to the payment systems, the cost containment and utilization decisions of third-party service providers and the global economy. We have no assurance that future changes to betting odds from data providers for sporting events, table rake from poker providers and tax rates on game offerings, cost containment measures implemented by private third-party service providers, or other factors affecting payments for gaming services or our ability to collect such payments will not adversely affect our, financial condition and operating results.

If we have a security incident or breach involving unauthorized access to customer data, our Platform may be perceived as lacking sufficient security, customers may reduce their use of, or stop using our Platform and we may incur significant liabilities

Our Platform involves the storage and transmission of our customer’s confidential and proprietary information, which may include the personal data and information on their customers, players, suppliers and agents. As a result, unauthorized access or use of customer data could expose us to regulatory actions, litigation, investigations, remediation costs, damage to our reputation and brand, disclosure obligations, loss of customer and partner confidence in the security of our solutions and resulting fees, costs, expenses, loss of revenues, and other potential liabilities. While we have security measures in place designed to protect the integrity of customer information and prevent data loss, misappropriation, and other security breaches, if these measures are inadequate or are compromised as a result of third-party action, including intentional misconduct by computer hackers, theft, employee error, malfeasance or otherwise, our reputation could be damaged, our business may suffer, and we could incur significant liabilities. Cybersecurity challenges, including threats to our IT infrastructure or those of our customers or third-party providers, are often targeted at companies such as ours, and may take a variety of forms ranging from malware, phishing, ransomware, man-in-the-middle attacks, session hijacking, denial-of-service, password attacks, viruses, worms and other malicious software programs or cybersecurity attacks to “mega breaches” targeted against hosted software and cloud based IT services. A cybersecurity incident or breach could result in disclosure of confidential information and intellectual property, or cause production downtimes and compromised data. Because cybersecurity attacks and techniques change frequently, we may be unable to anticipate these techniques or implement adequate preventative measures. Any or all of these issues could negatively affect our ability to attract new customers, cause existing customers to elect to terminate their business with us or switch their business to a competitor, result in reputational damage, cause us to pay remediation costs or issue service credits or refunds to customers for improper bets or false claims of improper bets, or result in lawsuits, regulatory fines or other action or liabilities, which could adversely affect our business and results of operations.

Many states in the United States as well as foreign governments have enacted laws requiring companies to provide notice of data security breaches involving certain types of personal data, and significant fines on companies involved in such incidents may be imposed. In addition, some of our regulators and certifying agents contractually require notification of data security breaches. Security compromises experienced by us or by our competitors may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new clients, cause existing clients to switch to a competing betting software provider, or subject us to third-party lawsuits, regulatory fines or other action or liability, which could materially and adversely affect our business and operating results.

Privacy concerns and domestic or foreign privacy laws or regulations may result in significant costs and compliance challenges, reduce demand for our solutions, and adversely affect our business.

Our clients can use our Platform to collect, use and store certain personal data regarding their agents, employees, players/customers and suppliers. National and local governments, agencies, and authorities in the countries in which we and our clients operate have adopted or may adopt laws and regulations regarding the collection, use, storage, processing and disclosure of personal data obtained from consumers and individuals, which could impact our ability to offer our solutions in certain jurisdictions or our customers’ ability to deploy our solutions globally. Privacy-related laws are particularly stringent in Europe. If we or our third-party sub-processors fail to adequately comply with privacy-related laws, regulations and standards, it may limit the use and adoption of our solutions, reduce overall demand for our solutions, lead to significant fines, penalties or liabilities for noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business. Moreover, if we or our third-party sub-processors fail to adhere to adequate data protection practices around the usage of our clients’ personal data, it may damage our reputation and brand.

In 2016 the EU adopted a new regulation governing data privacy called the General Data Protection Regulation, or the GDPR, which became effective on May 25, 2018. The GDPR establishes requirements applicable to the handling of personal data and imposes penalties for non-compliance of up to four percent of worldwide annual handle or 20 million euro, whichever is higher. Customers, particularly in the EU, are seeking assurances from their suppliers, including us, that their processing of personal data of EU nationals is in accordance with the GDPR, and if we are unable to provide adequate assurances to such customers, demand for our solutions and our business could be adversely affected. In addition, we must continue to seek assurances from our third-party sub processors that they are handling personal data in accordance with GDPR requirements in order to meet our own obligations under the GDPR. Compliance with privacy laws and regulations, particularly the GDPR, that are applicable to our business and the businesses of our clients is costly and time-consuming. Such laws and regulations may adversely affect our clients’ ability and willingness to process, handle, store, use and transmit personal data of their employees, players/customers and suppliers, which in turn could limit the use, effectiveness and adoption of our solutions and reduce overall demand. Even the perception of privacy concerns, whether or not valid, may inhibit the adoption, effectiveness or use of our betting Platform. Future laws, regulations, standards and other obligations, and changes in the interpretation of existing laws, including challenges to onward transfer mechanisms such as Privacy Shield and model contractual clauses, regulations, standards and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, as well as limitations on data collection, use, disclosure and transfer for us and our clients.

In addition, the other bases on which we and our clients rely for the transfer of data, such as certain contractual clauses, continue to be subjected to regulatory and judicial scrutiny. If we or our clients are unable to transfer data between and among countries and regions in which we operate, it could decrease demand for our betting software solutions, require us to restrict our business operations, and impair our ability to maintain and grow our client base, expand geographically and increase our revenues.

If we are unable to maintain successful relationships with retail agents, partners, our business, operating results, and financial condition could be adversely affected.

We have historically relied on retail agents, affiliates and partners, such as referral partners, resellers, and integration partners (collectively “partners”), to attract new clients and sell additional services to our existing clients and players. Our agreements with our partners are generally non-exclusive and some of our partners have entered, and may continue to enter, into strategic relationships with our competitors. Further, many of our partners have multiple strategic relationships, and they may not regard us as to be of significant importance for their businesses. Our partners may terminate their respective relationships with us with limited or no notice and with limited or no penalty, pursue other partnerships or relationships, or attempt to develop or acquire products or services that compete with our Platform. We may also terminate our relationships with partners who choose to work with our competitors or for other reasons. Moreover, we may have difficulty attracting effective partners to sell our Platform to other clients and players, particularly given our smaller size relative to larger franchise and well-established betting operators. If we are not able to maintain and grow our partner relationships, our business could be adversely affected.

Our partners also may impair our ability to enter into other desirable strategic relationships. If our partners do not effectively market and sell our betting products and Platform solution, if they choose to place greater emphasis on products of their own or those offered by our competitors, or if they fail to meet the needs of our clients and players, our ability to sell our Platform and our business may be adversely affected. Similarly, the loss of a substantial number of our partners, and our possible inability to replace them, the failure to recruit additional partners, any reduction or delay in their sales of our betting Platform, or any conflicts between partner sales and our direct sales and marketing activities could materially and adversely affect our business and results of operations.

If we fail or are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage, proprietary technology and our brand.

Our success is dependent, in part, upon protecting our proprietary technology which supports our betting Platform and other operations. We rely on a combination of proprietary programming and source codes, copyright, trademarks, service marks, trade secret laws and contractual provisions in an effort to establish and protect our proprietary rights. However, the steps we take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Any of our trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. We do not have any patent applications pending anywhere we operate and may not be able to obtain patent protection for the technology covered in any future patent applications should we enter such applications. In addition, any patents, if any, that are issued to us in the future may not provide us with competitive advantages or may be successfully challenged by third parties. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Despite our precautions, it may be possible for unauthorized third parties to copy our solutions and use information that we regard as proprietary to create products and services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of our technology may be unenforceable under the laws of jurisdictions outside the United States. In addition, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States. To the extent we expand our international activities, our exposure to unauthorized copying and use of our solutions and proprietary information may increase.

Although we enter into confidentiality agreements with the parties with whom we have strategic relationships and business alliances, we do not currently enter into confidentiality and invention assignment agreements with all of our employees and consultants and as a result, our business may be harmed. No assurance can be given that the agreements we enter into will be effective in controlling access to and distribution of our solutions and proprietary information. Further, these agreements do not prevent our competitors or partners from independently developing technologies that are substantially equivalent or superior to our solutions.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our solutions, impair the functionality of our solutions, delay introductions of new solutions, result in our substituting inferior or more costly technologies into our solutions, or harm our business and reputation. In addition, we may be required to license additional technology from third parties to develop and market new solutions, and we cannot assure you that we would be able to license that technology on commercially reasonable terms or at all from them. Any inability to license third party technology in the future would have a material adverse effect on our business or operating results and would adversely affect our ability to compete.

We have experienced rapid growth and organizational change in recent periods and if we fail to manage our growth effectively, we may be unable to execute our business plan.

We increased our number of full-time and part-time employees from 15 as of August 15, 2014 to 106 as of September 30, 2022 as we have expanded our operations, completed additional business acquisitions and experienced growth in number of customers and operators. Our growth has placed, and may continue to place, a significant strain on our managerial, administrative, operational, financial and other resources. We intend to further expand our headcount and operations both domestically and internationally, with no assurance that our business or revenue will continue to grow. Continuing to create a global organization and managing a geographically dispersed workforce will require substantial management effort, the allocation of valuable management resources and significant additional investment in our infrastructure. We will be required to continually improve our operational, financial and management controls and our reporting procedures and we may not be able to do so effectively, which could negatively affect our results of operations and overall business. In addition, we may be unable to manage our expenses effectively in the future, which may negatively impact our gross margins or operating expenses in any particular quarter. Moreover, if we fail to manage our anticipated growth and change in a manner that preserves the key aspects of our corporate culture, the quality of our software solutions may suffer, which could negatively affect our brand and reputation and harm our ability to retain and attract customers.

We may not be able to successfully scale our technology and manage the growth of our business if we are unable to improve our internal systems, processes and controls.

We need to continue to improve our internal systems, processes and controls to effectively manage our operations and growth. We may not be able to successfully implement and scale improvements to our systems and processes in a timely or efficient manner or in a manner that does not negatively affect our operating results. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud. We have licensed technology from third parties to help us improve our internal systems, processes and controls. The support services available for such third-party technology may be negatively affected by mergers and consolidation in the software industry, and support services for such technology may not be available to us in the future. We may experience difficulties in managing improvements to our systems, processes and controls or in connection with third-party software, which could impair our ability to provide our solutions or professional services to our customers in a timely manner, causing us to lose customers, limit us to smaller deployments of our solutions or increase our technical support costs.

Our estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Not all geographic or regional metrics covered by our market opportunity estimates will necessarily implement regulated or online gaming at all, and in some cases many potential customers and operators may choose to continue using their existing betting platform provider, or choose a solution offered by our competitors. It is impossible to build every product feature that every customer wants, and our competitors may develop and offer features that our solutions do not offer. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of customers covered by our market opportunity estimates will purchase our solutions at all or generate any particular level of revenues for us. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow for a variety of reasons outside of our control, including competition in our industry. Furthermore, we have historically focused our selling and marketing efforts in regulated markets in Europe, specifically Italy. In order for us to successfully address the broader market opportunity, we will need to successfully market and sell our betting Platform to larger enterprise customers and also further expand our international presence. If any of these risks materialize, it could adversely affect our results of operations.

Our research and development efforts are costly and subject to international risks and may not contribute significantly to revenues for several years, if at all.

In order to remain competitive, we must continue to invest in research and development. During the years ended December 31, 2021 and 2020, we spent approximately $2.0 million and $1.7 million for research and development, respectively, this R&D is mainly compromised of salary and wages at Odissea our platform supply company and a third party vendor, Engage IT. This company is creating a custom-made platform for us which will make us industry leaders in the market. We have made and expect to continue to make significant investments in development and related opportunities, such as our acquisition of US Bookmaking, and these investments could adversely affect our operating results if not offset by increases in revenues. However, we may not receive significant revenue from these investments for several years, if at all.

Further, our competitors may expend a greater amount of funds on their research and development programs. Our failure to maintain adequate research and development resources or to compete effectively with the research and development programs of our competitors could materially and adversely affect our business and results of operations.

If we fail to manage our technical operations infrastructure, our customers may experience service outages and delays, which may adversely affect our business.

We derive significant revenue from the use of our websites and Platform. In the past, we have experienced significant growth in the number of users, transactions and data that our operations infrastructure supports. We seek to maintain sufficient excess capacity in our operations infrastructure to meet the needs of all of our customers. We also seek to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments. In addition, we need to properly manage our technological operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of our Platform. As we transition to larger infrastructure and pursue geographic expansion, we may experience interruptions, delays and outages in service and availability, and we may experience a decline in our gross gaming margin in the near term reflecting the costs of this transition.

We have experienced, and may in the future experience, website disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, vendor issues, human or software errors, viruses, security attacks, fraud, general Internet availability issues, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. If we do not accurately predict our infrastructure requirements, our existing customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses. If our operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation, business and results of operations.

We may not have exclusive control over the distribution of cash from any operators that we may acquire in the future and may be unable to cause all or a portion of the cash of such operators to be distributed to us.

We anticipate having a complete or a majority ownership in the operators we may acquire in the future. We expect any future agreements we execute with such operators will provide for the distribution of available cash to us. However, it is possible that these agreements may impose limits on the ability of our acquired operators to make distributions of cash to us. If we are unable to cause sufficient cash to be distributed from one or more of the operators we may acquire in the future, our ability to pay our obligations as they become due may be harmed.

If we acquire an operator that has made submission and reporting errors prior to our acquisition, we may be liable for such errors that may have a material adverse effect on our business.

Historical submissions and reporting errors in gaming accounts made by an operator we may acquire in the future, may require us to provide refunds to customers and may also subject us to civil penalties, which involve monetary damages. If operators we may acquire in the future overpaid their obligation, it is unlikely that we would be able to collect funds that were owed to the operator prior to our acquisition. There can be no assurance that a compliance audit will disclose any future liabilities for underpayments or overpayments that any of our operators may have incurred.

If any executive officers or key personnel of operators we may acquire are unable to assist with the transition of operations and customers, our business may be adversely affected.

In connection with any potential acquisition of operators, we believe that it is necessary and desirable to retain the services of executive officers and key personnel of such operators to assist with the transition and integration of operations and customers into our existing operations; however, no assurances can be given that such executive officers and key personnel will be willing and able to assist us with such transition and integration. In the event that such executive officers and key personnel are unable to assist us after the consummation of the future acquisition of an operator, we may need to hire additional personnel to assist with the transaction, which new personnel may not be readily available to us or on acceptable terms.

Any violation of the Foreign Corrupt Practices Act or any other similar anti-corruption laws could have a negative impact on us.

The majority of our revenue is derived from operations outside the United States, which exposes us to complex foreign and U.S. regulations inherent in doing cross-border business and in each of the countries in which we transact business. We are subject to compliance with the United States Foreign Corrupt Practices Act (“FCPA”) and other similar anti-corruption laws, which generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. While our employees and agents are required to comply with these laws, we cannot be sure that our internal policies and procedures will always protect us from violations of these laws, despite our commitment to legal compliance and corporate ethics. Violations of these laws may result in severe criminal and civil sanctions as well as other penalties, and the SEC and U.S. Department of Justice have increased their enforcement activities with respect to the FCPA. Violations or allegations of non-compliance with any such laws or regulations may adversely affect our business, performance, prospects, value, financial condition, and results of operations.

War, terrorism, other acts of violence or natural or manmade disasters may affect the markets in which we operates, our customers, our delivery of software and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

Our business may be adversely affected by instability, disruption or destruction in a geographic region in which we operate, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm or pandemic events and spread of disease. Such events may cause customers to suspend their decisions on using our products and services, make it impossible for our customers to visit our physical locations, cause restrictions, postponements and cancellations of sports events that attract large crowds and public gatherings, and give rise to sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our personnel and to physical facilities and operations, which could materially adversely affect our financial results.

Risks Related to Our Industry

Economic conditions, particularly in Italy and Europe, that have an adverse effect on the gaming industry may have an adverse effect on our results of operations.

Our business operations are currently concentrated in a single industry and largely in one geographic area (Italy) that is affected by international, national and local economic conditions. A downturn in the overall economy or economy in a specific region such as Italy or a reduction in demand for gaming in such area, may have an adverse effect on our financial condition or results of operations. We cannot predict the effect or duration of an economic slowdown in Italy or in the gaming industry, or the impact such slowdown may have on the demand for our leisure gaming products and services. If economic conditions deteriorate our consumers will have less disposable income to spend on wagers and our business may be adversely affected.

Intense competition in the leisure gaming industry may adversely affect our revenue and profitability.

We operate in a highly competitive environment and we compete for operators, customers and advertisers with numerous well-established leisure gaming operators, as well as numerous smaller and newer gaming website operators. Many of our principal competitors have substantially longer operating histories, greater financial, technical, marketing or other resources, stronger brand and customer recognition, larger intellectual property portfolios and broader global distribution and presence than we have. Our competitors may be able to offer products or functionality similar to ours at a more attractive price than we can by integrating or bundling such products with their other product offerings or may develop new technologies or services that are more attractive to other operators or our customers. Acquisitions and consolidation in our industry may provide our competitors with even more resources or may increase the likelihood of our competitors offering bundled or integrated products with which we cannot effectively compete. New innovative start-ups and existing large companies that are making significant investments in research and development could also launch new products and services that are competitive with ours and that could gain market acceptance quickly. In addition, we face potential competition from participants in adjacent markets that may enter our markets by leveraging related technologies and partnering with or acquiring other companies or providing alternative approaches to provide similar results. We also face competition for employees with the necessary technical skills.

With the introduction of new technologies, the evolution of our Platform and new market entrants, we expect competition to intensify in the future. Increased competition generally could result in reduced sales, reduced margins, losses or the failure of our Platform to achieve or maintain more widespread market acceptance, any of which could harm our business.

We expect that competition from internet gaming will continue to grow and intensify in the United States.

We intend to expand the use of our Platform in the United States; however, that will be dependent upon changes in legislation and our ability to obtain licenses and other regulatory approvals and we expect that we will face increased competition from other leisure betting operators as the potential for legalized internet gaming continues to grow. Several states in the United States are currently considering legislation that would legalize internet gaming at the state level. As a result of the Justice Department’s (“DOJ”) December 2011 opinion concerning the applicability of the Wire Act to internet gaming, certain states including Nevada, Delaware and New Jersey have enacted legislation to authorize various forms of intrastate internet gaming. In addition, the recently revised DOJ opinion on the Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”) and competition from internet lotteries and other internet wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home, could divert customers from our products and thus adversely affect our business. Such internet wagering services are likely to expand in future years and become more accessible to domestic customers as a result of initiatives in some states to consider legislation to legalize intrastate internet wagering. There have also been proposals that would specifically legalize internet gaming under federal law. If we are unable to execute our U.S. strategy, anticipate, react to or penetrate the U.S. market in a timely manner, our competitive position could weaken, which could adversely affect our business and results of operations.

If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations. In addition, changes in laws and regulations with respect to the gaming industry, and the application or interpretation of existing laws and regulations applicable to our operations may have a material adverse effect on our business, financial condition and results of operations.

Our business is highly regulated, and we are subject to many laws and regulations at the federal, provincial and local government levels in the jurisdictions in which we operate. These laws and regulations require that our operators and our operations meet various licensing, certification and other requirements, including those relating to:

•	ownership of our operators;
•	our and our operators’ relationships with sponsors and other referral sources;
•	approvals and other regulations affecting the acquisition of operators, capital expenditures or the addition of services;
•	qualifications of management and support personnel;
•	maintenance and protection of records;
•	billing for services by gaming product providers, including appropriate treatment of overpayments and credit balances;
•	privacy and security of individually identifiable personal information;
•	online gaming and gaming in general;
•	commercial advertising;
•	subscription rates; and
•	foreign investments.

Furthermore, the rules and regulations governing the gaming industry are evolving and subject to interpretation in the territories in which we operate and the territories in which we may operate in the future. Promulgation of new laws, changes in current laws, and changes in interpretations by courts and other government agencies of existing laws, may require us to modify or cease our operations. Compliance with changes in such laws and regulations may increase our operating expenses. In addition, our failure to comply with current or future laws and regulations may expose us to significant liabilities. Our inability or failure to comply with laws and regulations that govern the gaming industry in the territories in which we operate may result in the loss of our licenses which would have a material adverse effect on our business, financial conditions and results of operations.

Regulators at the federal and provincial level in Italy are monitoring and restricting the issuance and renewal of gaming licenses which could have an adverse effect on our growth.

Federal regulators in Italy are enforcing new restrictions to reduce the number of independent operators in the gaming industry, and a moratorium on new licenses for gaming operators in Italy has been implemented. The success of our business depends upon our ability to acquire operators in new regional locations throughout Italy. The restrictions on the licensing of new operators may make it more difficult for us to locate operators that we may be able to acquire. Our inability to acquire operators and expand our operations into new regional locations throughout Italy may have a material adverse effect on our business and financial condition.

We might be required to acquire additional location rights under our licenses or acquire operators that have existing location rights under their licenses in order to remain in compliance with laws that are required to operate in Italy. Our inability to acquire such additional location rights or operators could result in an adverse effect on our operating results.

Rights to land-based licenses and online licenses are only distributed during infrequent license renewal auctions held by the ADM. Since June 30, 2016, the last renewal date that passed, the ADM has postponed the renewal auction and imposed a moratorium on the issuance of new sports betting licenses and the standardization of regulations in Italy. The outcome of ongoing proceedings in the European Court of Justice regarding the application of Italian regulations for wagering under the Intra-EU model remains pending. In the Interim, the ADM is delaying the Italian license renewal process. As such, the ADM has temporarily instituted operating authorizations for pre-2016 concessions that allow operators, including Multigioco to continue to operate until the next license renewal is announced and concluded. The outcome and duration of this process is presently unknown. No assurance can be provided that our gaming website and locations of any particular operator we have acquired or that we may acquire in the future will be permitted to operate or that we will be able to acquire additional operators and increase our client base.

Our records and submissions to regulatory agencies may contain inaccurate or unsupportable submissions which may result in an under or overstatement of our revenues and subject us to various penalties and may adversely affect our operations.

A major component of the regulatory environment is the interpretation of winnings and tax calculation procedures established by the US and Italian gaming regulators. Inaccurate or unsupportable submissions, inaccurate records for gaming coin-in or handle (turnover), client data and erroneous winning claims could result in inaccurate revenues being reported. Such errors are subject to correction or retroactive adjustment in later periods and may be reflected in financial statements for periods subsequent to the period in which the revenue was recorded. We may also be required to refund a portion of the revenue that we have received which, depending on its magnitude, may damage our reputation and relationship with regulatory agencies and may have a material adverse effect on our results of operations or cash flows.

The ADM in Italy conducts weekly account audits and sweeps for taxes in addition to random onsite inspections for online connection to the ADM network as well as searches for nefarious programming or routers which can alter the reporting requirements of the ADM. It is possible that our acquired Austrian operator, that did not hold a domestic Italian license and was operating under inter-European business principles, could receive letters from ADM auditors requesting the payment of fines for alleged violations and errors. As such, we will incur expenses associated with responding to and appealing such requests, as well as the costs of paying any shortfalls in addition to the possible fines and penalties. Demands for payments can also occur even if an operator is acquired by means of an asset transfer. Our inability to dispute demands or pay requests for underpayments may have a material adverse effect on our financial condition and results of operations.

We may become the subject of Italian federal and provincial investigations in the future and our business may be adversely affected.

Both Italian federal and provincial government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of gaming companies, as well as their executives and managers. These investigations relate to, among other things diversion practices if an agent or store owner were to disconnect (i.e., remove ethernet plug from internet) the betting terminal or PC from the ADM network.

In addition, we may employ executives and managers, some of whom may have worked at other gaming companies that are or may become the subject of ADM investigations and private litigation. Such executives and managers may be included in governmental investigations or named as defendants in private litigation. A governmental investigation of us, our executives or our managers could divert our management’s attention, result in significant expenses, as well as negative publicity and adversely affect our business.

Our current operations are international in scope and we are planning further geographic expansion, creating a variety of potential operational challenges.

We currently have an office location in Canada, business operations and office location in the United States and business operations and offices in Europe and intend to open additional offices in other countries. If we expand in the future, our offices, personnel and operations may be further dispersed around the world. In connection with such expansion, we may face a number of challenges, including costs associated with developing software and providing support in additional languages, varying seasonality patterns, potential adverse movement of currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable in some countries, tariffs and trade barriers, a variety of regulatory or contractual limitations on our ability to operate, adverse tax events, reduced protection of intellectual property rights in some countries and a geographically and culturally diverse workforce and customer base. Failure to overcome any of these challenges could negatively affect our business and results of operations.

We face exposure to foreign currency exchange rate fluctuations that have recently harmed our results of operations and could in the future harm our results of operations.

We conduct transactions, including intercompany transactions, in currencies other than the U.S. dollar. As we grow our international operations, we expect the amount of our revenues denominated in foreign currencies to increase. Accordingly, changes in the value of foreign currencies relative to the U.S. dollar could affect our reported revenues and operating results due to transactional and translational re-measurements that are reflected in our results of operations. As a result of such foreign currency exchange rate fluctuations, it could be more difficult to detect underlying trends in our business and results of operations. In addition, to the extent that fluctuations in currency exchange rates cause our results of operations to differ from our expectations or the expectations of our investors, the trading price of our common stock could be adversely affected.

We do not currently maintain a program to hedge transactional exposures in foreign currencies. However, in the future, we may use derivative instruments, such as foreign currency forward and option contracts, to hedge exposures to fluctuations in foreign currency exchange rates. The use of such hedging activities may not offset any or more than a portion of the adverse financial effects of unfavorable movements in foreign exchange rates over the limited time the hedges are in place. Moreover, the use of hedging instruments may introduce additional risks if we are unable to structure effective hedges with such instruments.

Risks Related to Ownership of our Securities

We may not be able to meet the continued listing requirements for the Nasdaq Stock Market. If our common stock is delisted from the Nasdaq Stock Market, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired.

Our common stock is currently listed on the Nasdaq Capital Market. If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements, minimum bid price requirement or the minimum stockholder’s equity requirement, The Nasdaq Capital Market may take steps to de-list our common stock. On July 25, 2022, we received a Nasdaq Staff Determination letter notifying us that for the preceding 30 consecutive business days we were not in compliance with the requirement that our common stock maintain a minimum bid price of $1.00 per share.

We have until January 23, 2023 to comply with the $1.00 per share minimum bid price requirement. To remain listed, our common stock must have a closing bid price of at least $1.00 per share for ten consecutive business days prior to January 23, 2023. We intend to actively monitor the bid price of our common stock and will consider available options to regain compliance with the Nasdaq listing requirements.

If we do not achieve compliance with the $1.00 per share minimum bid price requirement, the Nasdaq Staff would be required to issue us a delisting notice. We would have the opportunity to appeal a delisting notice to a Nasdaq Hearings Panel, which would delay any delisting until at least the date of the hearing. The Nasdaq Hearings Panel has discretion to grant an exception for up to 180 days after the initial delisting determination but it is not required to do so and may order a lesser exception period or order an immediate delisting. We may also fail to satisfy other Nasdaq continued listing requirements in the future.

Any delisting of our common stock by Nasdaq could adversely affect our ability to attract new investors, impair stockholders’ ability to sell or purchase their common stock when they wish to do so, decrease the liquidity of the outstanding shares of common stock, reduce the price at which such shares trade and increase the transaction costs inherent in trading such shares with overall negative effects for our shareholders. In addition, delisting of the common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our stock at all.

No assurance can be given that we will be able to satisfy our continued listing requirements and maintain the listing of our common stock on The Nasdaq Capital Market.

Additionally, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “$0.10 Rule”), our common stock may be subject to immediate delisting from Nasdaq if our common stock has a closing bid price of $0.10 or less for any ten (10) consecutive trading days. In the event that we are in violation of the $0.10 Rule, Nasdaq will issue a Staff Delisting Determination with the potential opportunity for us to appeal that determination.

There can be no assurances that we will be able to regain compliance with the minimum bid price requirement nor can there be assurances that we will maintain compliance with the $0.10 Rule, particularly if the price of our common stock declines as a result of this offering. If we are unable to regain or maintain compliance with these Nasdaq requirements, our common stock will be delisted from Nasdaq.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. Our closing share price on January 4, 2021 was $5.38 with a high closing price of $7.21 and a closing share price on December 31, 2021 of $2.72 and a closing share price on November 11, 2022 of $0.29. These fluctuations do not appear to be based on any business fundamentals. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. In addition, the recent outbreak of war in the Ukraine has caused broad stock market and industry fluctuations. The stock market generally and the market for gaming companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

•	sale of our common stock by our stockholders, executives, and directors;
•	volatility and limitations in trading volumes of our securities;
•	our ability to obtain financings to implement our business plans, including the acquisitions of operators;
•	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;
•	our ability to attract new customers;
•	the continued impact of COVID-19;
•	changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of securities by our stockholders;
•	our cash position;
•	announcements and events surrounding financing efforts, including debt and equity securities;
•	our inability to enter into new markets or develop new products;
•	reputational issues;
•	our inability to successfully manage our business or achieve profitability;
•	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;
•	changes in general economic, political and market conditions in any of the regions in which we conduct our business;
•	changes in industry conditions or perceptions;
•	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;
•	departures and additions of key personnel;
•	disputes and litigation related to intellectual properties, proprietary rights, and contractual obligations;
•	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;
•	market conditions or trends in the gaming industry; and
•	other events or factors, many of which may be out of our control.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our common stock will not be at prices lower than those sold to investors.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due to short sellers need to purchase shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in the common stock price of those companies and in the market and have led to the price per share of common stock of those companies trading at a significantly inflated price that is disconnected from the underlying value of the company. Many investors who have purchased shares of common stock in those companies at an inflated price face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks has abated. While we have no reason to believe our shares of common stock would be the target of a short squeeze, there can be no assurance that we will not be in the future, and you may lose a significant portion or all of your investment if you purchase our shares of common stock at a rate that is significantly disconnected from our underlying value.

Future sales of shares of our common stock or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market. In addition, if our significant stockholders sell a large number of shares, or if our warrant holders exercise their warrants and sell the underlying shares or if we issue a large number of shares, the market price of our common stock could decline. Any issuance of additional common stock, or common stock equivalents by us would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount to the then-current trading price of our common stock. Moreover, the perception in the public market that stockholders may sell shares of our stock or that we may issue additional shares of common stock could depress the market for our shares. and make it more difficult for us to sell equity securities at any time in the future if at all.

We may issue additional shares of common stock and preferred stock without stockholder approval, which would dilute the current holders of our common stock. In addition, the exercise or conversion of currently outstanding securities would further dilute holders of our common stock.

Our Board of Directors has authority, without action or vote of our shareholders, to issue shares of common and preferred stock. We may issue shares of our common stock or preferred stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our common stock. These issuances would dilute our stockholders’ ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of stock options and warrants, whether currently outstanding or subsequently granted, exercise their options or warrants to purchase shares of our common stock or if our convertible debt holders convert their debt.

The rights of the holders of our common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our Board of Directors the right to create one or more new series of preferred stock. As a result, the Board may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interests of the holders of our common stock, preferred stock, which could be issued with the right to more than one vote per share, would dilute the rights of our common stockholders and could be used to discourage, delay or prevent a change of control of our company, which could materially adversely affect the price of our common stock.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We currently have limited analyst coverage. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if we should have analyst coverage and one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline and may also impair our ability to expand our business with existing customers and attract new customers.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

Gilda Pia Ciavarella, the spouse of our Executive Chairman of the Board is the beneficial owner of 4,728,478 shares of our common stock and therefore our Executive Chairman is deemed to beneficially own approximately 19.9% of our outstanding shares common stock on a fully diluted basis as of the date of the filing of this prospectus. As a result, Ms. Ciavarella, has the ability to effectively control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets and the ability to control the management and affairs of our company. In addition, other members of our senior management team beneficially own 2.8% of our outstanding shares of common stock on a fully diluted basis as of the date of the filing of this prospectus. Accordingly, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;
•	impeding a merger, consolidation, takeover or other business combination involving us; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control of our company. For example, our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could materially adversely affect the market price of our common stock.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. This provision may prohibit or restrict large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which could discourage potential takeover attempts, reduce the price that investors may be willing to pay for shares of our common stock in the future and result in our market price being lower than it would be without these provisions.

Our certificate of incorporation has an exclusive forum for adjudication of disputes provision which limits the forum to the Delaware Court of Chancery for certain actions against the Company.

Our certificate of incorporation provides that the Delaware Court of Chancery, to the fullest extent permitted by law, is the sole and exclusive forum for certain actions including claims in the right of our company brought by a stockholder that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or as to which the Delaware corporate law confers jurisdiction upon the Court of Chancery of the State of Delaware.

A Delaware corporation is allowed to mandate in its corporate governance documents a chosen forum for the resolution of state law-based shareholder class actions, derivative suits and other intra-corporate disputes. Our management believes limiting state law-based claims to Delaware mitigate against the potential risk of another forum misapplying Delaware law is avoided. In addition, Delaware courts have a well-developed body of case law and we believe limiting the forum for the adjudication of any disputes will prevent costly and duplicative litigation and avoid the risk of inconsistent outcomes. Our Bylaws limit any shareholder’s ability to bring a claim in a forum it believes is favorable to shareholders in disputes with directors, officers or other employees.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our certificate contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or our directors, officers, employees or stockholders, which may discourage such lawsuits against the Company and our directors, officers, employees or stockholders. Alternatively, if a court were to find this provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain any future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

An active trading market for our common stock may not be maintained, or we may fail to satisfy applicable Nasdaq Capital Market listing requirements.

Our common stock is currently traded on Nasdaq Capital Market, but we can provide no assurance that we will be able to maintain an active trading market for our shares on Nasdaq Capital Market or any other exchange in the future. The fact that a significant portion of our outstanding shares of common stock is closely held by a few individuals, results in it being more difficult for us to maintain an active trading market. If there is no active market for our common stock, it may be difficult for our stockholders to sell shares without depressing the market price for the shares or at all, our stock price could decline, and we may be unable to maintain compliance with applicable Nasdaq Capital Market listing requirements.

The warrants that we issued in our prior offerings are speculative in nature and have certain provisions that could deter an acquisition of our company.

The warrants that we issued in our prior offerings do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price, subject to certain adjustments. Moreover, the market value of such warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their exercise price. Furthermore, the warrants issued in our 2020 public offering will expire five years from the original issuance date. In the event our common stock price does not exceed the exercise price of such warrants during the period when such warrants are exercisable, such warrants may not have any value.

In addition to the provisions of our certificate of incorporation and our bylaws, certain provisions of the warrants we have issued in our 2020 public offering and our 2020 registered direct offering could make it more difficult or expensive for a third party to acquire us. The warrants issued in our 2020 public offering and our 2020 registered direct offering prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under such warrants. These and other provisions of the warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Risks Related to this Offering

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities being offered in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

You will be unable to exercise the Series B warrants and they may have no value under certain circumstances.

We will not have authorized shares available to permit exercise of the Series B warrants and such warrants will not be exercisable if we do not obtain stockholder approval to either increase the number of authorized shares of common stock or effect a reverse stock split, in either case in an amount sufficient to permit exercise in full of the Series B warrants. If we are unable to obtain such approval, the Series B warrants will have no value. In no event may the Series B warrants be net cash settled.

Management will have broad discretion with respect to the use of the proceeds from this offering.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that our management may use the net proceeds for general corporate purposes that may not improve our financial condition or market value.

There is no public market for the units, pre-funded units, common warrants or pre-funded warrants.

There is no established public trading market for the units, pre-funded units, common warrants or pre-funded warrants offered hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list the units, pre-funded units, common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of those securities will be limited.

The warrants in this offering are speculative in nature.

Following this offering, the market value of the common warrants, if any, is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed their imputed public offering price. In the event that our common stock price does not exceed the exercise price of the common warrants during the period when such common warrants are exercisable, such warrants may not have any value. Furthermore, each common warrant will expire five years from its initial exercise date.

Holders of the common warrants and pre-funded warrants will not have rights of holders of our shares of common stock until such common warrants and pre-funded warrants are exercised.

The common warrants and pre-funded warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our common stock at a fixed price. Until holders of common warrants and pre-funded warrants acquire shares of our common stock upon exercise of the common warrants and pre-funded warrants, as applicable, holders of common warrants and pre-funded warrants will have no rights with respect to our shares of common stock underlying such common warrants and pre-funded warrants

We may not receive any additional funds upon the exercise of the common warrants or pre-funded warrants.

The common warrants and pre-funded warrants provide that if we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants, they may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the common warrants and pre-funded warrants. Accordingly, we may not receive any additional funds upon the exercise of the common warrants or pre-funded warrants.

Provisions of the common warrants could result in a cash payment in the event of a fundamental transaction.

Certain provisions of the common warrants issued by us could make it more difficult or expensive for a third party to acquire us. The common warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. Further, the common warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such common warrants will have the right, at their option, to require us to repurchase such common warrants at a designated price.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities being offered in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock included in the units in this offering and may experience additional dilution of your investment in the future.

The effective price per share of common stock included in the units or issuable upon exercise of the common warrants is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. Based on the assumed public offering price of  $0.1592 per unit (the last reported sale price of our common stock on the Nasdaq Capital Market on December 6, 2022) and assuming the sale of 100% of the units offered and no sale of any pre-funded units, being sold in this offering, and our net tangible book value per share as of September 30, 2022, if you purchase units in this offering, you will suffer immediate and substantial dilution of $0.3490 per share, with respect to the net tangible book value of the common stock Furthermore, if outstanding options or warrants are exercised or the warrants sold in this offering are exercised, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase units in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise outstanding options or warrants and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward looking information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading “Risk Factors.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.3 million (assuming the sale of all securities offered hereby, at the assumed public offering price of $0.1592 per unit and assuming no sale of any pre-funded units and no exercise of the warrants issued in this offering), after deducting the placement agent fees and estimated offering expenses payable by us. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. If we sell only 50% of the securities offered hereby, we estimate that the net proceeds from this offering will be approximately $2.0 million.

We intend to use the proceeds, after deducting placement agent’s fees and offering expenses, for working capital, capital expenditures, and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes or any others we may pursue. As a result, our management will have broad discretion in the use and allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the net proceeds from any sale of the securities. Pending use of the net proceeds, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short-and intermediate-term, interest-bearing, investment-grade securities and government securities.

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our Board of Directors and may be discontinued at any time. In determining the amount of any future dividends, our Board of Directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service and capital requirements and other factors that our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022:

●	on an actual basis; and
●	on an as adjusted basis to give effect to the sale of 31,407,035 units at the assumed public offering price of $0.1592 per unit (the closing sale price of our common stock on the Nasdaq Capital Market on December 6, 2022, and assuming no sale of any pre-funded units and no exercise of the warrants issued in this offering), and after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2022 (unaudited)
	Actual	As adjusted
Cash and cash equivalents	$4,690,034	$8,990,034

Total liabilities	$28,399,954	$28,399,954

Stockholders’ Equity:	14,194,472	$18,494,472

Common stock, $0.0001 par value; 80,000,000 shares authorized, 30,360,810 shares issued and outstanding, actual; 61,767,845 shares issued and outstanding, as adjusted	$3,036	6,177
Additional paid-in capital	$73,756,657	$78,053,516
Accumulated other comprehensive loss	$(1,129,079)	(1,129,079)
Accumulated deficit	$(58,436,142)	$(58,436,142)
Total Stockholders’ Equity	$14,194,472	$18,494,472
Total Liabilities and Stockholders’ Equity	$42,594,426	$46,894,426

[A $0.10 increase in the assumed public offering price of $0.1592 per unit (the closing sale price of our common stock on the Nasdaq Capital Market on December 6, 2022), would increase cash and cash equivalents and total stockholders’ equity by approximately $2.9 million, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the sale of 31,407,035 units set forth on the cover page of this prospectus remains the same and no sale of any pre-funded units in this offering. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.]

This offering is being conducted on a “best efforts” basis and the table above is illustrative of a maximum offering amount of $5,000,000. There can be no assurance that the offering contemplated hereby will ultimately be consummated or if it is consummated, there can be no assurance the amount of proceeds being made available to us. See “Risk Factors-Risks Relating to the Offering- This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.”

The above table is based on 30,360,810 shares of common stock outstanding as of September 30, 2022 and excludes:

●	2,384,063 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $3.07 per share as of September 30, 2022;

●	460,636 additional shares of our common stock reserved for future issuance under our equity incentive plans as of September 30 2022; and

●	3,664,168 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.17 per share as of September 30, 2022.

DILUTION

If you invest in our securities in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share unit and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our historical net tangible book value as September 30, 2022 was $(16,372,768), or $(0.5393) per share of our common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

Given that there is no minimum offering size, it is possible that we will receive significantly less proceeds than the expected proceeds of $5,000,000.

The following table illustrates this dilution on a per share basis to new investors based on the amount of funds we expect to receive on a sliding scale as a percentage of the total offering amount (assuming no sale of any pre-funded units and no exercise of the warrants issued in this offering), and after deducting the placement agent fees and estimated offering expenses payable by us.

Offering Level	$ (25% of the maximum offering)	$ (50% of the maximum offering)	$ (75% of the maximum offering)	$ (100% of the maximum offering)
Assumed public offering price per Share	$0.1592	$0.1592	$0.1592	$0.1592
Net tangible book value per share as of September 30, 2022, before giving effect to this offering	$(0.5393)	$(0.5393)	$(0.5393)	$(0.5393)
Increase in net tangible book value per share attributed to existing investors	$0.1321	$0.2267	$0.2938	$0.3438
As adjusted net tangible book value per share after giving effect to this offering	$(0.4072)	$(0.3126)	$(0.2455)	$(0.1955)
Dilution to net tangible book value per share to new investors in this offering	$0.5664	$0.4718	$0.4047	$0.3547

[A $0.10 increase in the assumed public offering price of $0.1592 per unit (the closing sale price of our common stock on the Nasdaq Capital Market on December 6, 2022), would increase our as adjusted net tangible book value after giving effect to this offering by approximately $2.9 million and the dilution per share to new investors in this offering by $0.4074 per share, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the sale of 31,407,035 units set forth on the cover page of this prospectus remains the same and no sale of any pre-funded units in this offering.]

The actual price at which units are sold in this offering and the actual amount of placement agent fees and estimated offering expenses payable by us may be lesser or greater than the assumed amounts reflected in the table above. We may also decrease the number of units we are offering from the assumed number of units set forth above.

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price, the actual number of securities sold in this offering and other terms of this offering determined at pricing.

The above table is based on 30,360,810 shares of common stock outstanding as of September 30, 2022 and excludes:

●	2,384,063 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $3.07 per share as of September 30, 2022:

●	460,636 additional shares of our common stock reserved for future issuance under our equity incentive plans as of September 30, 2022; and

●	3,664,168 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.17 per share as of September 30, 2022.

To the extent that our outstanding options or warrants are exercised, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares common stock could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus. All amounts in this report are in U.S. dollars, unless otherwise noted.

Overview

Except as expressly stated, the financial condition and results of operations discussed throughout the Management's Discussion and Analysis of Financial Condition and Results of Operations are those of Elys Game Technology, Corp. and its consolidated subsidiaries.

We currently provide our B2C gaming services in Italy through our subsidiary, Multigioco, which operations are carried out via both land-based or online retail gaming licenses regulated by the Agenzia delle Dogane e dei Monopoli (“ADM”) that permits us to distribute leisure betting products such as sports betting, and virtual sports betting products through both physical, land-based retail locations as well as online through our licensed website www.newgioco.it or commercial webskins linked to our licensed website and through mobile devices. Management implemented a consolidation strategy in the Italian market by integrating all B2C operations into Multigioco and allowed the Austria Bookmaker license that was regulated by the BMF to terminate.

We also provide bookmaking services in the U.S. market via our recently acquired subsidiary USB and Elys Gameboard Technologies, LLC in certain regulated states where we offer B2B bookmaking and platform services to our customers. Our intention is to focus our attention on expanding the U.S. market. We recently began operation in Washington, D.C. through a Class B Managed Service Provider and Class B Operator license to operate a sportsbook within the Grand Central Restaurant and Sportsbook located in the Adams Morgan area of Washington, D.C., and in October 2021 we entered into an agreement with Ocean Casino Resort in Atlantic City and commenced operations in the state of New Jersey in March 2022.

Additionally, we provide B2B gaming technology through our Odissea subsidiary which owns and operates a betting software designed with a unique “distributed model” architecture colloquially named Elys. The Platform is a fully integrated “omni-channel” framework that combines centralized technology for updating, servicing and operations with multi-channel functionality to accept all forms of customer payment through the two distribution channels described above. The omni-channel software design is fully integrated with a built in player gaming account management system, built-in sports book and a virtual sports platform through our Virtual Generation subsidiary. The Platform also provides seamless application programming interface integration of third-party supplied products such as online casino, poker, lottery and horse racing and has the capability to incorporate e-sports and daily fantasy sports providers. Management implemented a growth strategy to expand B2B gaming technology operations in the U.S. and is considering further expansion in Canada and Latin American countries in the near future.

Our corporate group is based in North America, which includes an executive suite situated in Las Vegas, Nevada and an office in Toronto, Ontario, Canada through which we carry-out corporate activities, handle day-to-day reporting and U.S. development planning, and through which various employees, independent contractors and vendors are engaged.

For the period ended September 30, 2022, transaction revenue generated through our subsidiary Multigioco consisted of wagering and gaming transaction income broken down to: (i) spread on sports bet wagers, and (ii) fixed rate commissions on casino, poker, lotto and horse racing wagers from online based betting web-shops and websites as well as land-based retail betting shops located throughout Italy; while our service revenue generated by our Platform is primarily derived from bet and wager processing in Italy through Multigioco, and in the U.S., through Elys Gameboard Technologies and USB. During the second quarter of 2021, management simplified our Italian footprint by focusing investments towards our Multigioco operations and discontinued Ulisse since the majority of CTD locations were not expected to re-open after the COVID-19 related lockdowns in Italy subsided.

We believe that our Platform is considered one of the newest betting software platforms in the world and our plan is to expand our Platform offering to new jurisdictions around the world on a B2B basis, including expansion through Europe, South America, South Africa and the developing market in the United States. During the three and nine months ended September 30, 2022 and 2021, we also generated service revenue from royalties through authorized agents by providing our virtual sports products through our Virtual Generation subsidiary and generated service revenues through the provision of bookmaking and platform services through our subsidiary, USB. We intend to leverage our partnerships in Europe, South America, South Africa and the developing market in the United States to cross-sell our Platform services to expand the global distribution of our betting solutions.

We operate two business segments in the leisure gaming industry and our revenue is derived as follows:

1.	Betting establishments

Transaction revenue through our offering of leisure betting products to retail customers directly through our online distribution on websites or a betting shop establishment or through third party agents that operate white-label websites and/or land-based retail venues; and

2.	Betting platform software and services

SaaS based service revenue through providing our Platform and virtual sports products to betting operators.

This Management’s Discussion and Analysis includes a discussion of our operations for the three months and nine months ended September 30, 2022 and 2021, which includes the operations of USB for the three months and nine months ended September 30, 2022 and the three months ended September 30, 2021.

Recent Developments

Operational Developments

Management has implemented a strategic business initiative to reduce expenditure, improve efficiencies and maximize profitability within the underlying operating units. As a result, during the nine months ended September 30, 2022, Multigioco achieved net income of approximately $0.8 million, while on a combined basis, our European operations, which consists of Multigioco, Odissea, Ulisse, Virtual Generation and Elys Technology Services, achieved a net income position of approximately $0.28 million overall. The performance of our USB subsidiary in the U.S. has been disappointing, producing a net loss of $1.62 million on revenues of $0.9 million, which is primarily due to personnel costs that increased to $1.08 million and amortization of intangibles of $0.8 million for the nine months ended September 30, 2022. We have recently assumed operational management of USB and are currently assessing the viability of its customers and the current level of overhead. We also expect to enter mediation with the existing management in an attempt to address the sustainability of the operations in its current format. Our other U.S. operation, Elys Gameboard, commenced operations in October 2021 and had produced a net loss of $0.45 million, with one operational customer. We are pursuing several new customers both in the Washington D.C. area as well as in Maryland and Ohio and once secured we expect to achieve profitable operations within the next twelve to eighteen months.

We are also taking steps to reduce corporate overhead and have restructured our operations by streamlining roles and reducing non-essential operating expenditures. Corporate overhead expenditures, net of one-time severance and restructuring expenses of $1.2 million, and non-cash option and compensation expense of $4.39 million were reduced by approximately $0.87 million during the nine month period. Non-cash stock option expense increased by $3.0 million over the prior year primarily due to the restricted stock grant during September 2022 and stock options granted to key members of management during the prior year.

Global issues

Russia’s invasion of Ukraine

Russia recently invaded Ukraine with Belarus complicit in the invasion. The conflict between these two countries is ongoing.

We do not have any direct or indirect exposure to Ukraine, Belarus or Russia, through our operations, employee base or any investments in any of these countries. In addition, our securities are not traded on any stock exchanges in these three countries. We do not believe that the sanction levied against Russia or Belarus or individuals and entities associated with these two countries will have a material impact on our operations or business, if any.

We do not believe that we have any direct or indirect reliance on goods sourced from Russia, Ukraine or Belarus or countries that are supportive of Russia.

We provide online gaming services and platform services to several customers, including our own internal usage of our developed software, we employ the latest encryption techniques and firewall practices and constantly monitor the usage of our software as is required for the regulated markets which we operate in, this, however, may not be sufficient to prevent the heightened risk of cybersecurity attacks emanating from Russia, Ukraine, Belarus, or any other country.

The impact of the invasion by Russia of Ukraine has increased volatility in trading prices and commodities throughout the world, to date, we have not seen a material impact on our operations, however, a prolonged conflict may impact on consumer spending, in general, which could have an adverse impact on the leisure gaming industry as a whole.

Results of Operations for the three months ended September 30, 2022 and the three months ended September 30, 2021

Revenues

The following table represents disaggregated revenues from our gaming operations for the three months ended September 30, 2022 and 2021. Net Gaming Revenues represents Turnover (also referred to as “Handle”), the total bets processed for the period, less customer winnings paid out, and taxes due to government authorities, Service Revenues is revenue invoiced for our Elys software service and royalties invoiced for the sale of virtual products.

	Three Months Ended
	September 30, 2022	September 30, 2021	Increase (decrease)	Percentage change
Turnover
Turnover web-based	$163,563,603	$162,471,799	$1,091,804	0.7%
Turnover land-based	2,924,866	1,193,779	1,731,087	145.0%
Total Turnover	166,488,469	163,665,578	2,822,891	1.7%

Winnings/Payouts
Winnings web-based	152,545,450	152,328,199	217,251	0.1%
Winnings land-based	2,208,100	1,031,217	1,176,883	114.1%
Total Winnings/payouts	154,753,550	153,359,416	1,394,134	0.9%

Gross Gaming Revenues
Web-Based	11,018,153	10,143,600	874,553	8.6%
Land-Based	716,766	162,562	554,204	340.9%
Gross Gaming Revenues	11,734,919	10,306,162	1,428,757	13.9%

Less: ADM Gaming Taxes	2,822,830	2,515,570	307,260	12.2%
Net Gaming Revenues	8,912,089	7,790,592	1,121,497	14.4%

Add: Service Revenues	679,205	239,490	439,717	183.6%
Total Revenues	$9,591,294	$8,030,082	$1,561,214	19.4%

The change in turnover (handle) is primarily due to the following:

Web-based turnover

For the three months ended September 30, 2022 and 2021, all of our web-based turnover was generated by Multigioco after the closure of our Ulisse CTD operations in the second quarter of the prior year. The strengthening of the average U.S. Dollar exchange rate against the Euro during the current year had an adverse foreign currency impact of approximately $25.5 million or 15.7% when comparing the three months ended September 30,2022 to the three months ended September 30, 2021. Our Euro web-based turnover for the three months ended September 30, 2022 compared to the three months ended September 30, 2021 increased by €24.9 million from €138.5 million to €163.4 million or 18.0%, however turnover growth in US Dollars was only $1.1 million or 0.7%. The softening of COVID restrictions in Italy has also driven some web-based turnover to the land-based channel, and despite this effect, we managed to increase web-based turnover due to market share growth in Italy. The percentage of payouts on web-based turnover improved slightly to 93.3% from 93.8% for the three months ended September 30, 2022 and 2021 respectively.

Land-based turnover

During the three months ended September 30, 2022, we activated approximately 30 new land-based locations in Multigioco with recently acquired operating rights. The strengthening of the average U.S. Dollar exchange rate against the Euro during the current year had an adverse foreign currency impact of approximately $0.1 million or 12.4% when comparing the three months ended September 30,2022 to the three months ended September 30, 2021. Our Euro land-based turnover for the three months ended September 30, 2022 compared to the three months ended September 30, 2021 increased by €1.8 million from €1.0 million to €2.8 million or 180.0%, however turnover growth in US Dollars was only $1.7 million. The softening of COVID restrictions during the current year resulted in more walk-in patrons frequenting our land-based locations and we expect this revenue to continue increasing as the remaining 70 land-based locations from our recently acquired operating rights are rolled out. The percentage of payouts on land-based turnover improved to 75.5% from 86.4% for the three months ended September 30, 2022 and 2021 respectively.

The turnover mix impacts our Gross Gaming Revenue (“GGR”). Our turnover for the three months ended September 30, 2022 is as follows: sports betting turnover represented 19.1% (September 30, 2021 – 19.3%); casino style games represented 80.3% (September 30, 2021 – 80.0%); and other was 0.6% (September 30, 2021 – 0.7%). The margin earned on our sports book averaged 18.8% (September 30, 2021 – 14.9%) and our casino style games averaged 4.3% (September 30, 2021 - 4.2%), resulting in a blended GGR of 7.0% (September 30, 2021 – 6.3%). The slight shift towards lower margin casino type products during the current period was offset by the higher margin earned on the sports book during the current period.

Gaming taxes increased by approximately $0.3 million or 12.2% due to the improvement in GGR of approximately $1.4 million. The relative rate of our gaming taxes, which is based on Gross Gaming Revenues was 24.1% and 24.4% for the three months ended September 30, 2022 and 2021 respectively, in line with expectations.

Service revenues increased by approximately $0.4 million or 183.6%. This is primarily due to; (i) revenues generated by USB operations of approximately $0.3 million and (ii) a general increase in our other service-based revenues across our platform companies. This revenue remains insignificant to total revenues during the periods presented.

Selling expenses

We incurred selling expenses of approximately $6.9 million and $6.0 million for the three months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.9 million or 13.5%. Selling expenses are commissions that are paid to our sales agents as a percentage of turnover (handle) and are not affected by the winnings that are paid out. Therefore, increases in turnover (handle), will typically result in increases in selling expenses but may not result in increases in overall revenue if winnings/payouts, that are subject to the unknown outcome of sports events that we have no control over, are very high. The percentage of selling expenses to turnover increased to 4.1% compared to 3.7% for the three months ended September 30, 2022 and 2021, respectively. The increase is primarily due to commissions paid to new land based locations as part of our marketing efforts.

General and Administrative Expenses

General and administrative expenses were approximately $5.8 million and $5.1 million for the three months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.7 million or 14.5%. The increase over the prior year is attributable to the following: (i) an increase in personnel costs of $1.2 million, which includes an increase in stock based compensation expense of approximately $1.4 million, resulting in a net decrease in personnel costs, excluding stock based compensation expense, of approximately $0.2 million, which is in line with our mandate to reduce operating expenditure. The increase in stock based compensation of approximately $1.4 million is primarily due to the issuance of restricted stock to key management as an incentive for reducing operating expenditure in terms of our mandate; and (ii) an increase in foreign exchange gain of approximately $0.2 million, predominantly at corporate level, based on the strength of the U.S. dollar to the Euro during the current period. The balance of the decrease of approximately $0.5 million consists of numerous individually insignificant expenses that have been managed by operational management in terms of our mandate to reduce operating expenditure.

Loss from Operations

The loss from operations was approximately $3.1 million and $3.1 million for the three months ended September 30, 2022 and 2021. The increase in revenue was offset by an increase in selling expenses and general and administrative expenses, of which approximately $1.4 million was non-cash compensation expense.

Other income

Other income was approximately $0.02 million and $0.07 million for the three months ended September 30, 2022 and 2021, respectively, a decrease of approximately $0.05 million or 71.4%. Other income includes additional Covid relief funds received in Ulisse during the prior period.

Other expense

Other expense was approximately $0.04 million and $0 for the three months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.04 million, the amount is immaterial.

Interest Expense, Net of Interest Income

Interest expense was approximately $0.009 million and $0.004 million for the three months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.005. The amount is immaterial.

Change in fair value of contingent purchase consideration

Change in fair value of contingent purchase consideration was approximately $0.5 million and $0.6 million for the three months ended September 30, 2022 and 2021, respectively, a decrease of approximately $0.1 million. The decrease is due to the prior year reduction in the estimated contingent purchase consideration due on the acquisition of USB of approximately $11.9 million, thereby reducing the future accretion expense associated with the present value of the contingent purchase consideration.

(Loss) gain on Marketable Securities

The loss on marketable securities was approximately $0.05 million and $0.2 million for the three months ended September 30, 2022 and 2021, respectively, a decrease of approximately $0.15 million or 75.0%. The losses and gains on marketable securities is directly related to the stock price of our investment in Zoompass which is marked-to-market each quarter. The shares in Zoompass were acquired by the Company as settlement of a litigation matter, we have no influence over the performance of Zoompass.

Loss Before Income Taxes

Loss before income taxes was approximately $3.7 million and $3.8 million for the three months ended September 30, 2022 and 2021, respectively, a decrease of approximately $0.1 million or 2.6%. The loss from operations was stable at approximately $3.1 million, as discussed above, the decrease in loss before income taxes is related to other expenses and income and is primarily due to the reduction in the contingent purchase consideration charge and the reduction in the loss on marketable securities.

Income Tax Provision

The income tax provision was a charge of approximately $(0.2) million and a credit of approximately $0.3 million for the three months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.5 million or 166.7%. The prior period credit was due to a reduction in profitability in our Multigioco and Odissea operations in the third quarter of the prior year resulting in reversal of the tax provision raised in the previous quarters. During the current period, the operations of Multigioco have improved substantially, resulting in an increase in the income tax provision.

Net Loss

Net loss was approximately $3.8 million and $3.5 million for the three months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.3 million or 8.6% due to the decrease in loss before income taxes, offset by the increase in income tax provision, discussed above.

Comprehensive Loss

Our reporting currency is the U.S. dollar while the functional currency of our Italian, Maltese and Austrian subsidiaries is the Euro, the functional currency of our Canadian subsidiary is the Canadian Dollar and the functional currency of our Colombian operation is the Colombian Peso. The financial statements of our subsidiaries are translated into United States dollars in accordance with ASC 830, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining other comprehensive income.

We recorded a foreign currency translation loss of approximately $0.4 million and $0.2 million for the three months ended September 30, 2022 and 2021, respectively, primarily due to the strengthening of the US Dollar against the Euro over both reporting periods.

Results of Operations for the nine months ended September 30, 2022 and the nine months ended September 30, 2021

Revenues

The following table represents disaggregated revenues from our gaming operations for the nine months ended September 30, 2022 and 2021. Net Gaming Revenues represents Turnover (also referred to as “Handle”), the total bets processed for the period, less customer winnings paid out, and taxes due to government authorities, while Service Revenues represents revenue invoiced for our Elys software service and royalties invoiced for the sale of virtual products.

	Nine Months Ended
	September 30, 2022	September 30, 2021	Increase (decrease)	Percentage change
Turnover
Turnover web-based	$565,785,709	$613,678,568	$(47,892,859)	(7.8)%
Turnover land-based	6,528,054	13,237,738	(6,709,684)	(50.7)%
Total Turnover	572,313,763	626,916,306	(54,602,543)	(8.7)%

Winnings/Payouts
Winnings web-based	527,323,323	572,975,466	(45,652,143)	(8.0%
Winnings land-based	5,166,387	11,362,524	(6,196,137)	(54.5)%
Total Winnings/payouts	532,489,710	584,337,990	(51,848,280)	(8.9)%

Gross Gaming Revenues
Web-Based	38,462,386	40,703,102	(2,240,716)	(5.5)%
Land-Based	1,361,667	1,875,214	(513,547)	(27.4)%
	39,824,053	42,578,316	(2,754,263)	(6.5)%

Less: ADM Gaming Taxes	9,671,040	9,129,881	541,159	(5.9)%
Net Gaming Revenues	30,153,013	33,448,435	(3,295,422)	(9.9)%

Add: Service Revenues	2,022,002	428,924	1,593,078	371,4%
Total Revenues	$32,175,015	$33,877,359	$(1,702,344)	(5.0)%

The change in turnover (handle) is primarily due to the following:

Web-based turnover

For the nine months ended September 30, 2022, all of our web-based turnover was generated by Multigioco after the closure of our Ulisse CTD operations in the second quarter of the prior year. As a result, Multigioco turnover for the nine months ended September 30,2022 increased €46.9 million or 9.7% compared to Ulisse turnover of €28.7 million in the prior period, overall turnover increased by €18.2 million from €512.8 million to €531.0 million or 3.5% for the nine months ended September 30,2022 compared to the nine months ended September 30, 2021. The strengthening of the average U.S. Dollar exchange rate against the Euro during the current year had an adverse foreign currency impact of approximately $67.2 million or 11.0% for the nine months ended September 30,2022 compared to the nine months ended September 30, 2021. Our reported US Dollar web-based turnover decreased by $47.9 million from $613.7 million to $565.8 million or 7.8% for the nine months ended September 30,2022 compared to the nine months ended September 30, 2021. The softening of COVID restrictions in Italy has also driven some web-based turnover to the land-based channel, and despite this effect, we managed to grow web-based turnover due to market share growth in Italy. The percentage of payouts on web-based turnover improved slightly to 93.2% from 93.4% for the nine months ended September 30, 2022 and 2021 respectively.

Land-based turnover

During the nine months ended September 30, 2022, we activated approximately 30 new land-based locations in Multigioco with recently acquired operating rights. As a result, Multigioco turnover increased by €4.9 million, offsetting the decrease of €9.8 million in prior period turnover from Ulisse which was closed in the second quarter of the prior year. The strengthening of the average U.S. Dollar when comparing the nine months ended September 30,2022 to the nine months ended September 30, 2021 exchange rate against the Euro during the current year had an adverse foreign currency impact of approximately $1.5 million or 11.0%. Our Euro land-based turnover decreased by €4.9 million from €11.0 million to €6.1 million or 44.6% for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021, however the decrease in turnover in US Dollars was $6.7 million. The softening of COVID restrictions during the current year resulted in more walk-in patrons frequenting our land-based locations and we expect this revenue to continue increasing as the remaining 70 land-based locations from our recently acquired operating rights are rolled out. The percentage of payouts on land-based turnover improved to 79.1% from 85.8% for the nine months ended September 30, 2022 and 2021 respectively.

The turnover mix impacts our Gross Gaming Revenue (“GGR”). Our turnover for the nine months ended September 30, 2022 is as follows: sports betting turnover represented 19.5% (September 30, 2021 – 22.7%); casino style games represented 79.7% (September 30, 2021 – 76.4%); and other was 0.8% (September 30, 2021 – 0.9%). The margin earned on our sports book averaged 17.9% (September 30, 2021 – 15.7%) and our casino style games averaged 4.4% (September 30, 2021 – 4.2%), resulting in a blended GGR of 7.0% (September 30, 2021 – 6.8%). The shift towards lower margin casino type products during the current period was offset by the higher margin earned on the sports book during the current period.

Gaming taxes increased by approximately $0.5 million or 5.9%. The relative rate of our gaming taxes, which is based on Gross Gaming Revenues was 24.3% and 21.1% for the nine months ended September 30, 2022 and 2021 respectively. The increase is attributable to the shift of our gaming business to Multigioco which has an average gaming tax of approximately 24.5% compared to Ulisse, which was discontinued in the prior year, with a significantly lower tax rate due to its incorporation being situated outside of Italy.

The impact of the strengthening of the U.S Dollar against the Euro by approximately 11.0% during the nine months ended September 30, 2022, was approximately $3.7 million. The increase in GGR in Euro was €0.4 million compared to a decrease in U.S. Dollar GGR of $3.3 million.

Service revenues increased by approximately $1.6 million or 371.4%. This is primarily due to; (i) revenues generated by USB operations of approximately $0.8 million and (ii) a general increase in our other service-based revenues across our platform companies. This revenue remains insignificant to total revenues during the periods presented.

Selling expenses

We incurred selling expenses of approximately $24.0 million and $26.3 million for the nine months ended September 30, 2022 and 2021, respectively, a decrease of approximately $2.3 million or 8.8%. Selling expenses are commissions that are paid to our sales agents as a percentage of turnover (handle) and are not affected by the winnings that are paid out. Therefore, increases in turnover (handle), will typically result in increases in selling expenses but may not result in increases in overall revenue if winnings/payouts, that are subject to the unknown outcome of sports events that we have no control over, are very high. The percentage of selling expenses to turnover was 4.2% and 4.3% for the nine months ended September 30, 2022 and 2021, respectively.

General and Administrative Expenses

General and administrative expenses were approximately $15.6 million and $14.0 million for the nine months ended September 30, 2022 and 2021, respectively, an increase of approximately $1.6 million or 11.5%. The increase over the prior year is attributable to the following: (i) an increase in personnel costs of approximately $2.8 million, primarily due to the acquisition of USB in July 2021, resulting in an increase in payroll costs of approximately $0.9 million; and the increase in stock based compensation by approximately $2.0 million primarily due to the issuance of restricted stock to key management as an incentive for reducing operating expenditure in terms of our mandate and the periodic amortization expense of options granted to senior management during the second half of the prior year and the current period; (ii) an increase in depreciation and amortization expense of approximately $0.4 million primarily due to the amortization of intangibles on the acquisition of USB; (iii) offset by an exchange gain of approximately $0.4 million predominantly at corporate level, based on the strength of the U.S. dollar to the Euro during the current period; (iv) a decrease in professional fees of approximately $0.1 million, primarily due to reductions in legal fees incurred on licensing, acquisitions and corporate restructuring; (v) a reduction in investor relations expense of approximately $0.3 million and (vi) a decrease in platform and IT related services of approximately $0.5 million due to the restructuring of our Italian operations with the closure of Ulisse. The balance of the decrease of approximately $0.3 million consists of numerous individually insignificant expenses that have reduced in line with our mandate to reduce operating expenditure.

Restructuring and severance expenses

Restructuring and severance expenses was approximately $1.2 million and $0 for the nine months ended September 30, 2022 and 2021, respectively. As mentioned above, management has embarked on a cost reduction exercise, streamlining operations and eliminating duplicated effort wherever possible, ensuring that management is lean and efficient. We eliminated a senior role within the corporate office resulting in a severance expense of approximately $0.4 million and an acceleration of a non-cash stock based compensation charge of approximately $0.75 million, for an immediate vesting of options.

Loss from Operations

The loss from operations was approximately $8.6 million and $6.4 million for the nine months ended September 30, 2022 and 2021, respectively, an increase of approximately $2.2 million or 34.4%. The decrease in revenue of approximately $1.7 million, primarily due to the strength of the U.S Dollar against the euro, impacting revenue by approximately $3.7 million, the decrease in selling expenses of approximately $2.3 million, offset by the increase in general and administrative expenses of approximately $1.6 million, primarily due to restricted stock awarded to management for reducing operating expenditure in terms of our mandate, and the severance and restructuring expense of approximately $1.2 million.

Other income

Other income was approximately $0.09 million and $0.4 million for the nine months ended September 30, 2022 and 2021, respectively, a decrease of approximately $0.31 million or 77.5%. In the prior year, other income included a COVID tax credit of approximately $0.09 million received from the Agenzia delle Dogane e dei Monopoli (“ADM”) for taxes previously charged and approximately $0.2 million of COVID relief funds received by Ulisse during the prior period.

Other expense

Other expense was approximately $0.06 million and $0.03 million for the nine months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.03 million or 100.0%. This amount is immaterial.

Interest Expense, Net of Interest Income

Interest expense was approximately $0.02 million and $0.01 million for the nine months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.01 million or 100.0%. The increase is primarily due to interest calculated on funds advanced by Mr. Salerno to USB, which are subject to dispute.

Change in fair value of contingent purchase consideration

Change in fair value of contingent purchase consideration was approximately $1.4 million and $0.6 million for the nine months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.8 million. The change in fair value of contingent purchase consideration is the accretion expense associated with the present value of contingent purchase consideration due on the acquisition of USB. The charge in the prior period represents accretion expense for three months, the current period represents a nine month period.

(Loss) gain on Marketable Securities

The gain on marketable securities was approximately $0.04 million and the loss on marketable securities was approximately $(0.3) million for the nine months ended September 30, 2022 and 2021, respectively, an increase of approximately $0.34 million or 113.3%. The losses and gains on marketable securities is directly related to the stock price of our investment in Zoompass which is marked-to-market each quarter. The shares in Zoompass were acquired by the Company as settlement of a litigation matter, we have no influence over the performance of Zoompass.

Loss Before Income Taxes

Loss before income taxes was approximately $10.0 million and $6.9 million for the nine months ended September 30, 2022 and 2021, respectively, an increase of approximately $3.1 million or 44.9%. The increase is primarily due to the severance and restructuring expense of approximately $1.2 million and the increase in payroll expenses, primarily related to non-cash restricted stock expense of approximately $1.6 million, refer to General and administrative expenses above.

Income Tax Provision

The income tax provision was a charge of approximately $(0.2) million and a credit of approximately $0.01 million for the nine months ended September 30, 2022 and 2021, an increase of approximately $0.21 million. The increase in income tax provision is due to the profitability of our Italian subsidiary, Multigioco during the current period.

Net Loss

Net loss was approximately $10.2 million and $6.9 million for the nine months ended September 30, 2022 and 2021, respectively, an increase of approximately $3.3 million or 47.8% due to the increase in loss before income taxes and the increase in income tax provision, discussed above.

Comprehensive Loss

Our reporting currency is the U.S. dollar while the functional currency of our Italian, Maltese and Austrian subsidiaries is the Euro, the functional currency of our Canadian subsidiary is the Canadian Dollar and the functional currency of our Colombian operation is the Colombian Peso. The financial statements of our subsidiaries are translated into United States dollars in accordance with ASC 830, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining other comprehensive income.

We recorded a foreign currency translation loss of approximately $0.9 million and $0.4 million for the nine months ended September 30, 2022 and 2021, respectively, primarily due to the strengthening of the US Dollar against the Euro during the current period.

Results of operations for the years ended December 31, 2021 and December 31, 2020.

The comparisons below include a discussion of our operations for the years ended December 31, 2021 and 2020, which includes the results of operations of US Bookmaking subsequent to its acquisition on July 31, 2021.

Revenues

The following table represents disaggregated revenues from our gaming operations for the years ended December 31, 2021 and 2020. Net Gaming Revenues represents turnover (also referred to as “handle”), the total bets processed for the period, less customer winnings paid out, commissions paid to agents, and taxes due to government authorities. Commission and service revenues represent commissions on lotto ticket sales and revenue invoiced for our Platform service and royalties invoiced for the sale of virtual products.

	Years Ended
	December 31, 2021	December 31, 2020	Increase/ (decrease)	Percentage change
Turnover
Web-based	$826,789,619	$505,369,803	$321,419,816	63.6%
Land-based	15,071,218	68,888,592	(53,817,374)	(78.1)%
Total Turnover	841,860,837	574,258,395	267,602,442	46.6%

Winnings/Payouts
Winnings web-based	771,852,252	473,794,175	298,058,077	62.9%
Winnings land-based	12,842,577	56,467,865	(43,625,288)	(77.3)%
Total Winnings/payouts	784,694,829	530,262,040	254,432,789	48.0%

Gross Gaming Revenues	57,166,008	43,996,355	13,169,653	29.9%

Less: Gaming Taxes	12,657,930	6,874,752	5,783,178	84.1%
Net Gaming Revenues	44,508,078	37,121,603	7,386,475	19.9%

Betting platform software and services	1,038,713	144,764	893,949	617.5%

Total Revenues	$45,546,791	$37,266,367	$8,280,424	22.2%

The Company generated total revenues of $45,546,791 and $37,266,367 for the years ended December 31, 2021 and 2020, respectively, an increase of $8,280,424 or 22.2%.

The change in total revenues is primarily due to the following:

Web-based turnover increased by $321,419,816 or 63.6%. The increase was due to the significant number of new online players while the physical betting shops were closed for a significant portion of the current year, only re-opening on June 14, 2021 due to the pandemic. The increase over the prior year was impacted by the temporary shutdown of betting shops in Italy on March 8, 2020 due to COVID-19. This trend has continued with more people relying on using web based platforms to place wagers. The ratio of payouts on online turnover improved from 93.8% in the prior year to 93.4% in the current year. The payout ratio varies based on the skill and luck of our customers and the outcome of sporting events which are inherently unpredictable and can fluctuate significantly from period to period.

Land-based turnover decreased by $53,817,374 or 78.1%. The decrease over the prior period was impacted by the shutdown of betting shops in Italy that started on March 8, 2020 due to COVID-19 and the majority of which were effectively terminated on June 14, 2021. The impact was significant for both our Ulisse operation, which ceased operations in Italy in June 2021 and our Multigioco land-based operation, which impact was offset by increased online based gaming in both Multigioco and Ulisse during the period January to June 2021. The ratio of payouts on land-based turnover deteriorated to 85.2% in the current year from 82.0% in the prior year. The payout ratio varies based on the skill and luck of our customers and the outcome of sporting events which are inherently unpredictable and can fluctuate significantly from period to period.

Disaggregated sportsbook hold decreased to 15.7% from 18.9% of handle for the years ended December 31, 2021 and 2020, respectively, a decrease of 3.2 percentage points in sportsbook hold while our casino style game hold increased to 4.2% from 3.8% for the years ended December 31, 2021 and 2020, respectively, an increase of 0.4 percentage points. The blended hold decreased to 6.8% from 7.7% for the years ended December 31, 2021 and 2020, respectively, a decrease of 0.9 percentage points. The decrease in sports betting hold had an overall negative impact on our overall gross gaming revenue. The shift towards growing our online channel, with higher pay-out casino games and lower margin poker rake, resulted in an overall decrease in blended conversion of turnover to revenue.

Gaming taxes increased by $5,783,178 or 84.1% over the prior year. The relative rate of our gaming taxes, which is based on Gross Gaming Revenues, of 22.2% for the year ended December 31, 2021 is significantly higher than the 15.6% for the year ended December 31, 2020, respectively, and is primarily due to the mix of our Gross Gaming revenues shifting to Multigioco which has an average gaming tax of approximately 24.4% compared to Ulisse with a significantly lower tax rate due to its incorporation being situated outside of Italy. The increase in taxes is due to the shift of Ulisse business to Multigioco with effect from June 2021.

Service revenues increased by $893,949 or 617.5%. This is predominantly due to revenues generated by our Colombian operations and our newly acquired US Bookmaking operations. Our Platform services customer base is currently limited primarily to services provided to external US and international retail customers and internal group operations of Multigioco, Ulisse and Virtual Generation. This revenue remains insignificant to total revenues during the periods presented.

Selling expenses

We incurred selling expenses of $36,274,752 and $26,109,221 for the years ended December 31, 2021 and 2020, respectively, an increase of $10,165,531 or 38.9%. Selling expenses are commissions that are paid to our sales agents and are directly tied to handle (turnover) as they are based on a percentage of handle (turnover) and are not affected by the winnings that are paid. Therefore, increases in handle, will typically result in increases in selling expenses but may not result in increases in overall revenue if winnings/payouts, that are subject to the unknown outcome of sports events over which we have no control, are very high. Due to a concerted effort to manage the rates at which we agree to pay commissions to selling agents, based on a 46.6% increase in turnover during the year ended December 31, 2021, our percentage of selling expenses to turnover was approximately 4.3%, compared to 4.5% for the year ended December 31, 2020.

General and Administrative Expenses

General and administrative expenses were $18,817,959 and $13,789,391 for the years ended December 31, 2021 and 2020, respectively, an increase of $5,028,568 or 36.5%. The increase in general and administrative is due to the following:

(i)	Personnel costs were $6,846,226 and $4,815,047 for the years ended December 31, 2021 and 2020, respectively, an increase of $2,031,179 or 42.2%. This included the addition of personnel costs in US Bookmaking of $373,831, an increase in salary expenses of approximately $1,657,348, primarily due to; (i) the increase in personnel at corporate level associated with our expansion into the U.S. market, including the head of special projects, head of corporate affairs and salary increases to our CEO in line with market related salaries; and (ii) an increase in the headcount of our development personnel in our European operations.
(ii)	Stock based compensation expense was $1,845,019 and $518,506 for the years ended December 31, 2021 and 2020, respectively, an increase of $1,326,513 or 255.8%. The increase is primarily due to the issuance of 1,193,500 options during the current year and the amortization expense associated with these options and the 648,000 options issued to our head of special projects during the last quarter of 2020.
(iii)	Platform related fees were $2,799,473 and $2,060,132 for the years ended December 31, 2021 and 2020, respectively, an increase of $739,341 or 35.9%, this is primarily due to the increase in turnover of 46.6%, a portion of our platform fees is linked to turnover.
(iv)	Professional fees were $2,496,045 and $1,316,272 for the years ended December 31, 2021 and 2020, respectively, an increase of $1,179,773 or 89.6%. the increase is primarily due to legal fees associated with absorbing the Ulisse business into Multigioco and fees associated with licensing the Elys platform in the first U.S. state during the current year, as well as licensing and administrative consultants associated with the launch into the US market.
(v)	The remaining decrease of $248,238 consists of several individually immaterial expense items.

Impairment of indefinite lived assets and goodwill

Impairment of indefinite lived assets and goodwill was $17,350,628 and $4,900,000 for the years ended December 31, 2021 and 2020, respectively. We evaluated our long-lived assets for impairment in terms of ASC 350 and determined that an impairment charge of the remaining value of our Ulisse bookmakers license was appropriate of $4,827,914 as we have decided to concentrate a significant amount of our efforts on developing the U.S. market. In addition, we considered the fair value of purchased goodwill on the acquisition of US Bookmaking in terms of ASC 360, and determined that, based on management’s revised future projections that an impairment charge of $12,522,714 was appropriate. In the prior year we impaired the Ulisse bookmakers license by $4,900,000 in terms of an ASC 350 evaluation.

As discussed below under contingent purchase consideration, management recently reviewed the future revenue and profit projections of US Bookmaking based on the forecasts provided by the vendors at the time of performing the business valuation, factoring in the ability to source new customers. The customer acquisition process has proven to take longer than expected with a resultant downward revision of new customers acquired over the forecast period and the resultant downward impact on forecasted revenue streams. We reviewed the forecasts and made appropriate adjustments based on our current understanding of the addressable market, the growth rates forecast by third party market analysts, our expected share of revenue and the expectation of how many new clients we would realistically be able to add over the forecast period. Management is currently forecasting expected discounted cash flows over the forecast period to be approximately 40% lower than originally estimated. This has a significant impact on our current valuation of US Bookmaking, resulting in a goodwill impairment charge of approximately $12,522,714.

Loss from Operations

The loss from operations was $26,896,548 and $7,532,245 for the years ended December 31, 2021 and 2020, respectively, an increase of $19,364,303 or 257.1%. The increase in loss from operations is primarily due to the following: (i) the impairment of the Ulisse license of $4,827,914 and the impairment of the Goodwill on the acquisition of US Bookmaking of $12,522,714; (ii) an increase of $10,165,531 in selling expenses, which are based on turnover that had increased by 46.6% and (iii) an increase in U.S. corporate related expenses as we increased the size of our operation and personnel to enter into the U.S. market.

Interest Expense, Net of Interest Income

Interest expense was $20,985 and $328,663 for the years ended December 31, 2021 and 2020, respectively, a decrease of $307,678 or 93.6%. The decrease is primarily related to the conversion of convertible debentures into equity, primarily in the prior year period. Interest during the current year represents minor interest on the remaining debenture and other bank loans and related party payables.

Amortization of debt discount

Amortization of debt discount was $12,833 and $818,182 for the years ended December 31, 20210 and 2020, respectively, a decrease of $805,349 or 98.4%. The decrease is primarily due to the conversion of convertible debentures into equity, primarily in the prior period, resulting in accelerated amortization and the maturity of the convertible notes in May 2020.

Change in fair value of contingent purchase consideration

Change in fair value of contingent purchase consideration was $11,857,558 and $0 for the years ended December 31, 2021 and 2020, respectively, a decrease of $11,857,558. The change in fair value of contingent purchase consideration includes the reevaluation of the fair value of contingent purchase consideration on the acquisition of US Bookmaking.

Contingent purchase consideration on the acquisition of US bookmaking is due to the vendors for the years ended December 31, 2022 to December 31, 2025. The basis for determining contingent purchase consideration at each reporting period is based on cumulative EBITDA for the period July 15, 2021 to December 31, 2025, with the first measurement period being December 31, 2022. The forecasts provided by the vendors at the time of performing the business valuation was based on achieving a certain number of new customers on an annual basis. The customer acquisition process has proven to take longer than expected with a resultant impact on forecasted revenue streams over the contingent earnout period. Management revised its estimated revenues during January 2022. These forecasts were reviewed and adjusted to ensure they appeared reasonable based on our current understanding of addressable market, the growth rates forecast by third party market analysts, our expected share of revenue and the expectation of how many new clients we would realistically be able to add in a fiscal period. The most significant impact on the contingent purchase consideration is expected to be in the 2022 fiscal year, where we currently forecast that no contingent purchase consideration will be payable. This has a knock-on effect on the future 2023 to 2024 fiscal periods as the calculation of contingent purchase consideration is based on cumulative EBITDA.

Other income

Other income was $227,788 and $165,375 for years ended December 31, 2021 and 2020, respectively, an increase of $62,413 or 37.7%. Other income included approximately $201,171 of Covid relief funds received by Odissea during the current year.

Other expense

Other expense was $49,967 and $86,933 for the years ended December 31, 2021 and 2020, respectively, a decrease of $36,966 or 42.5%. Other expense represents several individually insignificant amounts such as minor fines and penalties and non-operational commitments not related to operations, expensed during the year.

Loss on extinguishment of convertible debt

The loss on extinguishment of convertible debt was $0 and $719,390 for the years ended December 31, 2021 and 2020, respectively, a decrease of $719,390 or 100%. In May 2020, we issued additional warrants to certain debenture holders who agreed to extend the maturity date of their debentures by between 90 and 120 days to allow us to complete a fund raising exercise resulting in a non-cash charge of $719,390. These warrants were valued using a Black-Scholes valuation model that were recorded as a discount against the gross value of the convertible debentures with the following assumptions: no dividend yield, expected volatility of between 139.5% and 183.5%, risk free interest rate between 0.16% and 0.19% and warrant life of approximately 2 - 3 years.

(Loss) gain on Marketable Securities

The loss on marketable securities was $460,000 and the gain on marketable securities was $290,000 for the years ended December 31, 2021, and 2020, respectively, a decrease of $750,000 or 258.6%. The gain and loss on marketable securities is directly related to the stock price of our investment in Zoompass which is marked-to-market each period. The shares in Zoompass were acquired by the Company as settlement of the litigation matter.

Loss Before Income Taxes

Loss before income taxes was $15,354,987 and $9,030,038 for the years ended December 31, 2021 and 2020, respectively, an increase of $6,324,949 or 70.0%. The increase is primarily attributable to the increase in the loss from operations, including the impairment of indefinite lived assets and goodwill, and the loss on marketable securities, as discussed above, offset by the change in the fair value of contingent purchase consideration, a decrease in interest expense and a decrease in the amortization of debt discount, as discussed above.

Income Tax Provision

The income tax provision was a credit of $290,476 and a charge of $906,644 for the years ended December 31, 2021 and 2020, respectively, a decrease of $1,197,120 or 132.0%. The decrease is attributable to deferred tax movements on imputed goodwill charges and the reversal of a tax charge from prior years related to commissions not recognized as an expense in the prior year.

Net Loss

Net loss was $15,064,511 and $9,936,682 for the years ended December 31, 2021 and 2020, respectively, an increase of $5,127,829 or 51.6%, due to the reasons discussed above.

Comprehensive Loss

Our reporting currency is the U.S. dollar while the functional currency of our subsidies is the Euro, the local currency in Italy and Austria, the functional currency of our Canadian subsidiary is the Canadian dollar and the functional currency of our Colombian operations is the Colombian Peso. The financial statements of our subsidiaries are translated into United States dollars in accordance with ASC 830, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining other comprehensive income.

We recorded a foreign currency translation loss of $519,031 and a foreign currency translation gain of $444,665 for the years ended December 31, 2021 and 2020, respectively.

Liquidity and Capital Resources

Our principal cash requirements have included the funding of acquisitions, repayments of convertible debt and deferred purchase consideration, the purchase of plant and equipment, and working capital needs. Working capital needs generally result from expenses incurred in developing our gaming platform for the various markets we operate in and new markets we are developing as well as our intention to aggressively expand into the US market.

We finance our business primarily though debt and equity placements and cash generated from operations. Our ability to generate sufficient cash flow from operations is dependent on the continued demand for our gaming services we offer to our customers through our land based and web based locations as well as the gaming platforms we license to third parties.

We finance our business to provide adequate funding for at least 12 months, based on forecasted profitability and working capital needs, and in the future, we anticipate that we would need to raise additional cash through equity or debt funding.

To date, we financed our business primarily though debt and equity placements and cash generated from operations. We have financed our business from the sale of shares of our common stock pursuant to the terms of the Open Market Sales AgreementSM that we entered into with Jefferies LLC on November 19, 2021, and a registered direct offering and concurrent private placement with an investor that closed on June 15, 2022.

Between March 28, 2022 and April 13, 2022, we sold 168,016 shares of common stock for gross proceeds of $0.4 million, less brokerage fees of $0.01 million pursuant to the Open Market Sales AgreementSM that we entered into with Jefferies LLC on November 19, 2021.

On June 13, 2022, we entered into a Securities Purchase Agreement with a single investor (the “investor”) whereby we issued an aggregate of 2,625,000 shares of our common stock and pre-funded warrants to purchase 541,227 shares of common stock in a registered direct offering, in addition we issued a warrant for 3,166,227 shares of common stock, exercisable at $0.9475 per share with a maturity date of December 15, 2027, to the Investor in a concurrent private placement. The registered direct offering and concurrent private placement closed on June 15, 2022. The gross proceeds from the offering were approximately $3.0 million and the net proceeds from the offering were approximately $2.6 million after deducting certain fees due to the Placement Agent and our estimated transaction expenses.

Our ability to generate sufficient cash flow from operations is dependent on the continued demand for our gaming services we offer to our customers through our land based and web based locations as well as the gaming platforms we license to third parties.

Based on our forecasts, we believe that we will have to source additional funding through either debt or equity funding, if such debt or equity is available at terms that are acceptable to us, if at all, to continue executing on our growth plan and to continue operating for the next twelve months from the date of filing this report. We plan to continue our expansion plans in both the U.S. and Italian markets at a rate of growth that we believe is sustainable and achievable by us.

The ongoing COVID-19 pandemic has impacted our Italian based operations, we have seen a shift towards web-based turnover (Handle) from our land-based turnover with the permanent closure of our Ulisse betting shop locations. The percentage Hold or Gross Gaming Revenue generated from our turnover is typically lower on web-based business which generally favors more casino type gaming at lower margins, as discussed above.

Assets

At September 30, 2022, we had total assets of approximately $42.6 million and $44.6 million at December 31, 2021, a decrease of $2.0 million. The decrease is primarily due to a decrease in cash balances of approximately $2.6 million, a decrease in gaming receivables of approximately $1.3 million, offset by an increase in prepaid expenditure of approximately $2.0 million, primarily related to prepaid software development expenses for the US market, the increase in right of use assets of $0.7 million related to the new property leases entered into by Multigioco and the decrease in intangibles of $1.2 million due to the amortization of these intangibles. The balance of the movement is made up of several individually insignificant asset movements.

At December 31, 2021, we had total assets of $44,578,841 compared to total assets of $35,857,979 on December 31, 2020. The increase of $8,720,862 is primarily related to the increase in Goodwill of $14,501,217 after impairment charges of $12,522,714 on the acquisition of US Bookmaking, the impairment charge was due to a revision on the timing of management’s expected profitability over the earnout period. An increase in intangible assets of $5,299,979 due to the acquisition of US Bookmaking and included non-compete agreements, tradenames and customer relationships. A reduction in cash balances and restricted cash balances of $12,338,412 primarily due to the cash paid in the acquisition of US Bookmaking of $5,973,839, the cash used in operation of $7,553,511, predominantly from U.S. operations, which included the funding of expenses related to the setup of U.S. operations, including consultants and legal expenses related to licensing activities and the absorption of cash in Ulisse as it wound down its operations and settled its outstanding liabilities, including accounts payable, gaming payables and tax liabilities, offset by net proceeds from financing activities of $2,857,084, which included proceeds from warrants exercised of $3,962,482 and the repayment of the bank line of credit of $500,000 and deferred purchase consideration of $410,383.

Liabilities

At September 30, 2022, we had approximately $28.4 million and $26.8 million in total liabilities at December 31, 2021. The increase of $1.6 million is primarily attributable to an increase in contingent purchase consideration of $1.4 million due to accretion expense related to the present value discount of the contingent purchase consideration, an increase in operating lease liabilities of $0.7 million, an increase in equipment funding by related parties of $0.4 million and an increase in related party promissory notes of $0.3 million advanced by Mr. Salerno, offset by a decrease in accounts payable and accrued liabilities of approximately $1.6 million, primarily due to the concerted effort to reduce expenditure and the payment of several significant corporate legal bills during the current period.

At December 31, 2021, we had total liabilities of $26,837,324 compared to $15,701,626 on December 31, 2020. The increase of $11,135,698 is primarily due to the Contingent Purchase Consideration of $12,859,399 which was fair valued during the current period based on management’s revised estimate of the profitability of US Bookmaking, an increase in the deferred tax liability of $2,069,465, a decrease in accounts payable and accrued liabilities of $1,140,867 and a decrease of $474,463 in Gaming Payables, primarily due to the winding down of Ulisse operations and the repayment of longer outstanding liabilities at corporate level, a reduction in tax liabilities of $899,071 due to the lower profitability of our European operations this year, in particular, the winding down of Ulisse operations, and the repayment of the $500,000 bank line of credit.

Working Capital

We had $4,690,034 in cash and cash equivalents on September 30, 2022 compared to $7,319,765 in cash and cash equivalents on December 31, 2021.

We had a working capital surplus of $528,062 as of September 30, 2022 compared to $1,556,306 as of December 31, 2021.

We continue to embark on an aggressive roll out of our operation in the U.S. market over the next twenty-four months and anticipate that we will need cash of approximately $10 million to $15 million to execute this successfully and to fund our increasing working capital requirements. We believe that we will need to raise additional cash resources either from equity markets or from debt funding during the near term as our existing cash resources together with the revenue from operations will not be sufficient to fund existing operations over the next twelve months from the date hereof. Historically, we have primarily financed our operations through revenue generated from providing online and land-based gaming products, services, and Platform services in Italy and the sales of our securities and we expect to continue to seek to obtain required capital in a similar manner. Recently, we have spent, and expect to continue to spend, a substantial amount of funds in connection with our expansion strategy.

Accumulated Deficit

As of September 30, 2022, we had an accumulated deficit of ($58,436,142) compared to an accumulated deficit of $48,243,028 on December 31, 2021.

Cash Flows from Operating Activities

Net cash used in operating activities was approximately $4.6 million and $5.3 million for the nine months ended September 30, 2022 and 2021, respectively, a decrease of approximately $0.7 million. The decrease in cash used in operating activities is primarily due to the increase in operating loss of approximately $3.3 million as discussed under results of operations above, offset by an increase in non-cash movements of approximately $3.8 million, primarily due to an increase in the movement in stock based compensation expense of approximately $1.1 million, including the accelerated amortization of stock options granted to a severed executive whose options vested immediately and the increase in restricted stock awards of $1.9 million for awards to management for reducing operating expenditure in terms of our mandate, the movement in the change in the fair value of contingent purchase consideration of approximately $0.8 million, due to the accretion expense expected on the USB earnout, and the increase in the movement of depreciation and amortization of approximately $0.4 million, primarily due the amortization of intangibles on the acquisition of USB.

Cash flows from operating activities resulted in net cash used in operating activities of $7,553,511 and $165,493 for the years ended December 31, 2021 and 2020, respectively. The $(7,388,018) increase in cash used in operating activities is primarily related to; (i) the increase in net loss of $(5,127,829) offset by (ii) a net movement in non-cash items of $1,148,714, including a movement in impairment costs of long-lived assets and goodwill of $12,450,628, an increase in the movement of stock option compensation expense of $1,326,513, an increase in the movement in loss on marketable securities of $750,000, offset by a change in the fair value of contingent purchase consideration of $11,857,558, the decrease in the movement in the loss on extinguishment of debt of $(719,390) and a decrease in the movement on the amortization of debt discount of $805,349; and (iii) an increase in working capital movement of $(3,408,903), primarily due to the decrease in movement of gaming accounts payable of $(1,552,573) and the movement in taxes payable of $(1,445,398), primarily related to the winding down of Ulisse operations, an increase in the movement of the gaming accounts receivable balances of $880,226 due to the increase in business activity at our Multigioco operation, an increase in the movement of prepaid expenses of $534,099, predominantly due to prepaid licensed software for US operations, offset by an increase in accounts payable of $1,585,327, primarily related to an increase in payables balances at our Multigioco operation and an increase in corporate payables due to the expansion activities into the U.S. market taking place at the corporate level.

Cash Flows from Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2022 was approximately $0.4 million compared to net cash used in investing activities of approximately $6.1 million for the nine months ended September 30, 2021. In the prior period we made an initial net cash payment on the acquisition of USB of $6.0 million. During the current period we invested funds in computer related software and hardware predominantly for the U.S. based expansion strategy.

The net cash used in investing activities for the year ended December 31, 2021 was $6,690,919 and $291,501 for the year ended December 31, 2020, the increase over the prior year is primarily due to the acquisition of US Bookmaking amounting to $5,973,839, net of cash balances acquired and the acquisition of property and equipment and intangibles of $717,080, primarily to support the U.S. expansion efforts.

Cash Flows from Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2022 was approximately $3.7 million compared to approximately $2.9 million for the nine months ended September 30, 2022. In the current period, a net amount of approximately $3.1 million was raised from a registered direct offering discussed above, after broker fees and expenses of approximately $0.4 million, and a further, approximately $0.25 million was raised from ATM sales, we also raised approximately $0.4 million to fund equipment purchases required for expansion into the Ohio market and a further $0.3 million was provided by Mr. Salerno to fund the USB operation. In the prior year net cash provided by financing activities consisted primarily of net proceeds of approximately $4.0 million raised from the exercise of warrants related to the underwritten public offering in August 2020, offset by the repayment of the bank letter of credit of approximately $0.5 million and the payment of deferred purchase consideration of approximately $0.4 million.

Net cash provided by financing activities for the for the year ended December 31, 2021 was $2,857,084 and net cash provided by financing activities for the year ended December 31, 2020 was $12,711,416. The cash generated by financing activities during the current year included warrant exercises of $3,962,482, offset by the repayment of the bank line of credit of $500,000 and deferred purchase price payments of $410,383. In the prior year, we raised net proceeds of $8,966,122 in a public offering and further proceeds of $8,541,896 on warrants exercised, a portion of the proceeds were used to repay debentures of $2,778,349 and the bank line of credit of $500,000 as well as deferred purchase price payments of $1,577,010.

Contractual Obligations

Current accounting standards require disclosure of material obligations and commitments to make future payments under contracts, such as debt, lease agreements, and purchase obligations.

The amount of future minimum lease payments under finance leases are as follows:

Amount

Remainder of 2022	$1,810
2023	6,068
2024	704
8,582

The amount of future minimum lease payments under operating leases are as follows:

Amount

Remainder of 2022	$92,278
2023	334,306
2024	267,418
2025	242,980
2026 and thereafter	424,226
1,361,208

Off-Balance-Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that we expect to be material to investors. We do not have any non-consolidated, special-purpose entities.

Inflation

The uncertain financial markets, disruptions in supply chains, mobility restraints, and changing priorities as well as volatile asset values could impact our business in the future. The outbreak and government measures taken in response to the pandemic have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred; supply chains have been disrupted; facilities and production have been suspended; and demand for certain goods and services, such as our land based retail locations decreased. The future progression of the pandemic and its effects on our business and operations are uncertain. We may face difficulties recruiting employees because of the outbreak. Further, although we have not experienced any material adverse effects on our business due to increasing inflation, it has raised operating costs for many businesses and, in the future, could impact demand for our services foreign exchange rates or employee wages. We are actively monitoring the effects these disruptions and increasing inflation could have on our operations.

Foreign Exchange

We operate in several foreign countries, including Austria, Italy, Malta, Colombia and Canada and we incur operating expenses and have foreign currency denominated assets and liabilities associated with these operations. Transactions involving our corporate expenditures are generally denominated in U.S. dollars and Canadian dollars while the functional currency of our subsidiaries is in Euro and Colombian Pesos. Changes and fluctuations in the foreign exchange rate between the U.S. Dollar and the Euro, Canadian dollar and Colombian Peso will have an effect on our results of operations.

Related Party Transactions

Deferred Purchase consideration, Related Party

During the first and second quarter of the prior year, we paid the remaining balance of €312,500 (approximately $385,121) to related parties in terms of the Virtual Generation promissory note.

The movement on deferred purchase consideration consists of the following:

December 31, 2021
Principal Outstanding
Promissory notes due to related parties	$382,128
Repayment in cash	(385,121)
Foreign exchange movements	2,993
—
Present value discount on future payments
Present value discount	(5,174)
Amortization	5,133
Foreign exchange movements	41
—
Deferred purchase consideration, net

Equipment loan - Related Party

On September 26, 2022, the Company entered into an equipment loan agreement with Braydon Capital Corp, for the principal sum of $500,0000 of which an initial advance of $360,000 was received. The loan bears interest at 9% per annum, compounded monthly and is repayable on October 31, 2023. The loan agreement also provides for additional compensation to the lender of 1% of the gross income received from equipment funded by this loan, capped at 2% of the principal sum advanced.

Braydon Capital Corp is managed by Mr. Claudio Ciavarella, the bother of the Chairman of the Board.

The movement on the equipment loan - Related Party, consists of the following:

September 30, 2022
Opening balance	—
Loan advanced	$360,000
Loan repayments	—
Interest accrued	355
Closing balance	$360,355

Related Party (Payables) Receivables

Related party payables and receivables represent non-interest-bearing (payables) receivables that are due on demand.

The balances outstanding are as follows:

	September 30, 2022	December 31, 2021
Related Party payables
Luca Pasquini	$(161)	$(502)
Victor Salerno	(374,346)	(51,878)
	$(374,507)	$(52,380)

Related Party Receivables
Luca Pasquini	$—	$1,413

Luca Pasquini

On January 31, 2019, the Company acquired Virtual Generation for €4,000,000 (approximately $4,576,352), Mr. Pasquini, who at the time of acquisition was an executive officer and director of the Corporation, was a 20% owner of Virtual Generation and was due gross proceeds of €800,000 (approximately $915,270). The gross proceeds of €800,000 was to be settled by a payment in cash of €500,000 over a twelve month period and by the issuance of common stock valued at €300,000 over an eighteen month period. As of June 30, 2021, the Company has paid Mr. Pasquini the full cash amount of €500,000 (approximately $604,380) and issued 112,521 shares valued at €300,000 (approximately $334,791).

On January 22, 2021, the Company issued Mr. Pasquini 44,968 shares of common stock valued at $257,217, in settlement of accrued compensation due to him.

On July 11, 2021, the Company entered into an agreement with Engage IT Services Srl.("Engage"), to provide gaming software and maintenance and support of the system, the total contract price was €390,000 (approximately $459,572), in addition, on October 14, 2021, the Company entered into a further agreement with Engage, to provide gaming software and maintenance and support of the system for a period of 12 months, the total contract price was €1,980,000 (approximately $2,192,000). Mr. Pasquini owns 34% of Engage

On September 13, 2021, Mr. Pasquini, the Company’s Vice President of Technology, resigned as a director of the Company and on October 4, 2021, Mr. Pasquini became the Global Head of Engineering of the Company’s subsidiary Odissea Betriebsinformatik Beratung GmbH and ceased to be Vice President of Technology and an executive officer of the Company.

On September 26, 2022, Mr. Pasquini was awarded 500,000 restricted shares of common stock valued at $226,750.

Michele Ciavarella

Mr. Ciavarella, the Company’s Executive Chairman of the Board, agreed to receive $140,000 of his 2021 fiscal year compensation as a restricted stock award, on January 22, 2021, the Company issued Mr. Ciavarella 24,476 shares of common stock valued at $140,000 on the date of issue.

On January 22, 2021, the Company issued Mr. Ciavarella 175,396 shares of common stock valued at $1,003,265, in settlement of accrued compensation due to him.

On July 15, 2021, Mr. Ciavarella, Executive Chairman of the Company, was appointed as the interim Chief Executive Officer and President of the Company, effective July 15, 2021. Mr. Ciavarella will serve as the Company's Executive Chairman and interim Chief Executive Officer until the earlier of his resignation or removal from office.

Mr. Ciavarella agreed to receive his 2021 bonus and a portion of his 2022 salary as a restricted stock award. On January 7, 2022, the Company issued Mr. Ciavarella 162,835 shares of common stock valued at $425,000 on the date of issue.

On September 26, 2022, Mr. Ciavarella was awarded 300,000 restricted shares of common stock valued at $136,080 for services rendered to the Company.

Carlo Reali

On January 5, 2022, the Company promoted Carlo Reali to the role of Interim Chief Financial Officer.

On March 29, 2022, the Company issued Mr. Reali ten-year options exercisable for 100,000 shares of common stock, at an exercise price of $2.50 per share, vesting equally over a 4 year period commencing on January 1, 2023.

The Company does not have a formal employment or other compensation related agreement with Mr. Reali; however, Mr. Reali will continue to receive the same compensation that he currently receives which is an annual base salary of €76,631 (approximately $83,847).

On September 26, 2022, Mr. Reali was awarded 200,000 restricted shares of common stock valued at $90,720 for services rendered to the Company.

Victor Salerno

On July 15, 2021 the Company consummated the acquisition of USB and in terms of the Purchase Agreement the Company acquired 100% of USB, from its members (the “Sellers”). Mr. Salerno was a 68% owner of USB and received $4,080,000 of the $6,000,000 paid in cash upon closing and 860,760 of the 1,265,823 shares of common stock issued on closing.

Together with the consummation of the acquisition of USB, the Company entered into a 4 year employment agreement with Mr. Salerno terminating on July 14, 2025 (the “Salerno Employment Agreement”), automatically renewable for a period of one year unless notified by either party of non-renewal. The employee will earn an initial base salary of $0 and thereafter $150,000 per annum commencing on January 1, 2022. Mr. Salerno is entitled to bonuses, equity incentives and benefits consistent with those of other senior employees.

Mr. Salerno may be terminated for no cause or resign for good reason, which termination would entitle him to the greater of one year’s salary or the remaining term of the employment agreement plus the highest annual incentive bonus paid to him during the past two years. If Mr. Salerno is terminated for cause he is entitled to all unpaid salary and expenses due to him at the time of termination. If the employment agreement is terminated due to death, his heirs and successors are entitled to all unpaid salary, unpaid expenses and one times his annual base salary. Termination due to disability will result in Mr. Salerno being paid all unpaid salary and expenses and one times annual salary.

Pursuant to the Salerno Employment Agreement, Mr. Salerno has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Salerno has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the type of services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

On September 13, 2021, the Board appointed Mr. Salerno, the President and founder of the Company’s newly acquired subsidiary, USB, to serve as a member of the Board.

Prior to the acquisition of USB, Mr. Salerno had advanced USB $100,000 of which $50,000 was forgiven and the remaining $50,000 is still owing to Mr. Salerno, which amount earns interest at 8% per annum, compounded monthly and is repayable on December 31, 2023.

Between February 23, 2022 and September 22, 2022, Mr. Salerno advanced USB a total of $305,000 in terms of purported promissory notes, bearing interest at 10% per annum and repayable between June 30, 2022 and November 30, 2022. These purported promissory notes contain a default clause whereby any unpaid principal would attract an additional 25% penalty. These notes were advanced to USB without the consent of the Company, which is required as per the terms of the Members Interest Purchase Agreement entered into on July 15, 2021. Therefore the Company acknowledges the advance of funds to USB by Mr. Salerno, however the terms of the advance and the default penalty have not been accepted and are subject to negotiation or dispute. As of September 30, 2022, these notes remain outstanding, interest has been accrued on these notes, however we intend to dispute the validity of these notes and have accordingly not repaid them or accrued penalty interest in terms of these disputed notes.

Paul Sallwasser

On September 13, 2021, the Company granted Mr. Sallwasser ten year options exercisable for 21,300 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021.

Steven Shallcross

On January 22, 2021, the Company issued to Mr. Shallcross, a director of the Company, 5,245 shares of common stock valued at $30,000, in settlement of directors’ fees due to him.

On September 13, 2021, the Company granted Mr. Shallcross ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021.

Andrea Mandel-Mantello

On June 29, 2021, the Board of Directors of the Company appointed Mr. Mandel-Mantello to serve as a member of the Board. The appointment was effective immediately. Mr. Mandel-Mantello serves on the audit committee of the Board.

On September 13, 2021, the Company granted Mr. Mandel-Mantello ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021.

Critical Accounting Estimates

Preparation of our consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") requires us to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. Significant accounting policies are fundamental to understanding our financial condition and results as they require the use of estimates and assumptions which affect the financial statements and accompanying notes. See Note 2 - Summary of Significant Accounting Policies of the Notes to the financial statements included in this prospectus for further information.

The critical accounting policies that involved significant estimation included the following:

Impairment of Indefinite Lived Assets and Goodwill

At September 30, 2022, we carried intangible assets in the amount of $14.4 million and goodwill in the amount of $16.2 million and as of December 31, 2022 we carried intangible assets in the amount of $15.6 million and goodwill in the amount of $16.2 as more fully described in Notes 7 and 8 to the financial statements included in this prospectus. The intangible assets and goodwill are allocated between reporting units. We test our goodwill and intangible assets with an indefinite useful life annually for impairment or more frequently if indicators for impairment exist. Impairment for goodwill is determined by comparing the fair value of the respective reporting unit to their carrying amount. For impairment testing of indefinite-lived intangibles. We determine the fair value of the reporting units using an income-based approach which estimates the fair value using a discounted cash flow model. Key assumptions in estimating fair values include projected revenue growth and the weighted average cost of capital. In addition, management recently reviewed the future revenue and profit projections of USB based on the forecasts provided by the vendors at the time of performing the business valuation, which factored in the ability to source new customers. The customer acquisition process has proven to take longer than expected with a resultant downward revision of new customers acquired over the forecast period and the resultant downward impact on forecasted revenue streams. We reviewed the forecasts and made appropriate adjustments based on our current understanding of the addressable market, the growth rates forecast by third party market analysts, our expected share of revenue and the expectation of how many new clients we would realistically be able to add over the forecast period. Since performing this analysis, we have assumed operational management of this entity and are currently assessing the revenues and expenditures associated with the operation, currently we do not believe that further impairment is necessary, however, once we have reviewed the revenue base and improved the operational efficiencies, which we expect to have completed by year end, we will readdress the impairment analysis.

Fair Value of Contingent Consideration

As of September 30, 2022, we carried contingent purchase consideration in the amount of $14.3 million and as of December 31, 2021, we carried contingent purchase consideration in the amount of $12.9 million. The contingent consideration relates to the business combination of US Bookmaking on July 15, 2021. The contingent consideration as more fully described in Note 12 to the unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2022 and 2021 and Note 14 to the audited consolidated financial statements for the years ended December 31, 2022 and 2021 included in this prospectus. The contingent consideration relates to the business combination of USB on July 15, 2021. The contingent consideration is based upon achievement of certain EBITDA milestones during the next 4 years, payable 50% in cash and 50% in stock, the contingent consideration is up to $41.8 million. At each reporting period, the Company estimates changes in the fair value of the contingent consideration and any change in fair value is recognized in the consolidated statements of operations and comprehensive (loss) income.

The basis for determining contingent purchase consideration at each reporting period is based on cumulative EBITDA for the period July 15, 2021 to December 31, 2025, with the first measurement period being December 31, 2022. The forecasts provided by the vendors at the time of performing the business valuation was based on achieving a certain number of new customers on an annual basis. The customer acquisition process has proven to take longer than expected with a resultant impact on forecasted revenue streams over the contingent earnout period. Management revised its estimated revenues as of December 31, 2021. These forecasts were reviewed and adjusted to ensure they appeared reasonable based on our current understanding of the addressable market, the growth rates forecast by third party market analysts, our expected share of revenue and the expectation of how many new clients we would realistically be able to add in a fiscal period. Based on our discussion under impairment of indefinite lived assets and goodwill, we are currently assessing the USB business and expect to have completed our analysis by December 31, 2021, the result which may impact the carrying value of intangibles, goodwill and the contingent purchase consideration.

Business Combination

As of July 15, 2021, we acquired 100% of US Bookmaking for a consideration of $6 million in cash, the issuance of 1,265,823 shares of our common stock plus an opportunity to the seller to receive up to an additional $41.8 million based upon achievement of certain EBITDA milestones during the upcoming four years as more fully described in Note 3 to the consolidated financial statements. We determined the fair values of the tangible and intangible assets acquired and the liabilities assumed using valuation techniques, and goodwill using an income-based approach which estimates the fair value using a discounted cash flow model. Key assumptions in estimating fair values include projected revenue growth and the weighted average cost of capital (WACC).

We retained the services of a specialist valuation company to assist in assessing the reasonableness of the assumptions used in valuing the business as well as to perform a purchase price allocation. These assumptions were deemed reasonable at the time of performing the valuation.

Recently Issued Accounting Pronouncements

See Note 2 - Summary of Significant Accounting Policies of the Notes to the financial statements included in this prospectus for information regarding recently issued accounting standards.

BUSINESS

Company Overview

We currently provide our business-to-consumer (“B2C”) gaming services in Italy through our subsidiary, Multigioco, which operations are carried out via both land-based or online retail gaming licenses regulated by the ADM that permits us to distribute leisure betting products such as sports betting, and virtual sports betting products through both physical, land-based retail locations as well as online through our licensed website www.newgioco.it or commercial webskins linked to our licensed website and through mobile devices. Management implemented a consolidation strategy in the Italian market by integrating all B2C operations into Multigioco and allowed the Austria Bookmaker license that was regulated by the BMF to terminate.

We also provide bookmaking services in the U.S. market via our recently acquired subsidiary USB in certain regulated states where we offer B2B bookmaking and platform services to our customers. Our intention is to focus our attention on expanding the U.S. market. We recently began operations in Washington, D.C. through a Class B Managed Service Provider and Class B Operator license to operate a sportsbook within the Grand Central Restaurant and Sportsbook located in the Adams Morgan area of Washington, D.C., and in October 2021 we entered into an agreement with Ocean Casino Resort in Atlantic City and commenced operations in the state of New Jersey in March 2022.

Additionally, we provide B2B gaming technology through our Odissea subsidiary which owns and operates a betting software designed with a unique “distributed model” architecture colloquially named Elys Game Board. The Platform is a fully integrated “omni-channel” framework that combines centralized technology for updating, servicing and operations with multi-channel functionality to accept all forms of customer payment through the two distribution channels described above. The omni-channel software design is fully integrated with a built in player gaming account management system, built-in sports book and a virtual sports platform through our Virtual Generation subsidiary. The Platform also provides seamless application programming interface integration of third-party supplied products such as online casino, poker, lottery and horse racing and has the capability to incorporate e-sports and daily fantasy sports providers. Management implemented a growth strategy to expand B2B gaming technology operations in the U.S. and is considering further expansion in Canada and Latin American countries in the near future.

Our corporate group is based in North America, which includes an executive suite situated in Las Vegas, Nevada and a Canadian office in Toronto, Ontario through which we carry-out corporate activities, handle day-to-day reporting and U.S. development planning, and through which various employees, independent contractors and vendors are engaged.

We believe that our Platform is considered one of the newest betting software platforms in the world and our plan is to expand our Platform offering to new jurisdictions around the world on B2B basis, including expansion through Europe, South America, South Africa and the developing market in the United States. We also generate service revenue from royalties through authorized agents by providing our virtual sports products through our Virtual Generation subsidiary and generated service revenues through the provision of bookmaking and platform services through our recently acquired subsidiary, Bookmakers Company US, LLC d/b/a U.S. Bookmaking (“US Bookmaking”). We intend to leverage our partnerships in these countries to cross-sell our Platform services to expand the global distribution of our betting solutions.

The Platform is certified by the ADM, the Malta Gaming Authority (“MGA”) in Malta and Gaming Laboratories International (“GLI”) and is owned by our Odissea subsidiary. The software architecture was developed and built on the latest Microsoft.Net Core framework, supporting both online customer gaming accounts as well as land-based bet processing capability with multi-channel functionality accepting all forms of payment methods (i.e., cash, e-wallet, bank card and wire transfer, etc.) backed by a real-time customer relationship management (“CRM”) and business intelligence (“BI”) program for streamlined cross-platform marketing as well as a synchronized financial accounting processes. Data is communicated directly to on-the-ground sales and marketing agents that manage and maintain both our online and land-based retail distribution. The Platform allows our independent B2B customers to (i) rapidly and effectively model their gaming businesses and manage gaming accounts, (ii) monitor and analyze performance on an ongoing basis, (iii) share dashboards, and (iv) generate management reports all within a fully integrated solution. In addition, our clients can use the built-in business intelligence modules to evaluate actual performance and leverage insights from analytics to make informed, timely decisions to drive future business. The unique ’shop-client’ architecture of the Platform is to our knowledge a one-of-a-kind solution in the leisure betting industry. Elys was built around the specific needs of leisure betting operators and proven through our existing Multigioco distribution throughout Italy.

Our intention is to focus our attention on developing and expanding the U.S. market. We currently provide gaming services in the U.S. market on a B2B basis via our recently acquired subsidiary , US Bookmaking, in certain licensed states where we offer bookmaking and platform services to our customers and recently expanded our operations is Washington, D.C. through a Class B Managed Service Provider and Class B Operator license to operate a sportsbook within the Grand Central Bar and Grill located in the Adams Morgan area of Washington, D.C., and have recently entered into an agreement to provide services with another location in Washington, D.C. In addition, in March 2022 we commenced operations with Ocean Resort Casino in Atlantic City, New Jersey. Our penetration into the U.S. market is significant as we have demonstrated that we can provide our bookmaking and platform services to both smaller retail locations and large casino operators using the same technology and platform base for all potential customers with minimal modification required to our operating systems and bookmaking services, which is extremely cost effective.

We provide our gaming services in Italy through our subsidiary, Multigioco, which operations are carried out via both land-based or online retail gaming licenses regulated by the ADM that permits us to distribute leisure betting products such as sports betting, and virtual sports betting products through both physical, land-based retail locations as well as online through our licensed website www.newgioco.it or commercial webskins linked to our licensed website and through mobile devices. Our Austria Bookmaker license that was regulated by the BMF permitted us to operate online sports betting in certain European jurisdictions through our subsidiary, Ulisse GmbH (“Ulisse”), under the free-trade principles incorporated within bilateral Intra-EU trade agreements that refers to all trade, including e-commerce transactions in most goods, services and products between member states of the European Union (“EU”). Since the majority of Ulisse Data Transmission Centers (CTD) locations were not expected to re-open after the COVID-19 related lockdowns in Italy subsided, management decided to simplify our Italian footprint by focusing our investment towards the Multigioco operations and discontinued Ulisse presence in Italy during Q2-2021. Management decided during the fourth quarter of 2021 to focus all of its attention and technical resources on developing the significant opportunities and new business leads in the U.S. market. After careful consideration of the potential of developing gaming operations in the Austrian and other European markets, management decided to let the Austrian license lapse, which resulted in a license impairment charge of $4,827,914.

In Italy, our gaming products and services are offered to customers throughout the following three distribution channels:

•	Online gaming websites or mobile solutions where players, through an online account and an e-wallet, using the internet, can play online poker, online casinos games, sports betting wagers, play i-lottery games etc.

•	Punti Virtuali di Ricarica (“PVR”) (translated as Virtual Reload Centers) or Web-shop (“web cafe” or “internet cafe”): A PVR or web-shop is a physical location that is operated by third-party independent businesses that promote our online gaming websites, acquires online customers and via manned or self-service automated terminals permit online-players to make cash deposits that are electronically credited to their personal online gaming accounts. While at the PVR online-players could also play games and wager through their personal online account by using the public internet accessing communal PC’s available at the venue.

•	Corner or Punto Sportivo (translated as Sporting Point-of-sale): A corner is distinguished from an agency insofar as the principal business situated at the location that is operated by third-party independent businesses and is an activity that is primarily different from gaming (such as a coffee shop or convenience store) with a terminal connected to the ADM network. The primary purpose of such facility is not gaming, but rather, there is only a small ‘corner’ for extra cash flow in exchange for a fee and/or commission. Specifically, a maximum of 30% of floor space of a corner location can be dedicated to gaming where gaming transactions are collected and processed by a counter clerk.

We currently service approximately 98,000 online user accounts and an indeterminate number of walk-in customers at a combination of the three types of venues: approximately 1,300 web-shops, 44 corners, with an additional 65 to be activated before Q2 2023, and 1 land based shop.

For the period ended September 30, 2022, transaction revenue generated through our subsidiary Multigioco consisted of wagering and gaming transaction income broken down to: (i) spread on sports bet wagers, and (ii) fixed rate commissions on casino, poker, lotto and horse racing wagers from online based betting web-shops and websites as well as land-based retail betting shops located throughout Italy; while our service revenue generated by our Platform is primarily derived from bet and wager processing in Italy through Multigioco, and in the U.S., through Elys Gameboard Technologies and USB. During the second quarter of 2021, management simplified our Italian footprint by focusing investments towards our Multigioco operations and discontinued Ulisse since the majority of CTD locations were not expected to re-open after the COVID-19 related lockdowns in Italy subsided. For the year ended December 31, 2021, transaction revenue generated through our subsidiaries Multigioco and Ulisse consisted of wagering and gaming transactions income broken down to: (i) spread on sports bet wagers, and (ii) fixed rate commissions on casino, poker, lotto and horse racing wagers from online based betting web-shops and websites as well as land-based retail betting shops located throughout Italy; while our service revenue generated by our Platform is primarily derived from bet and wager processing through Multigioco and Odissea.

In the USA we operate as a B2B, the same as the “Corner or Punto Sportivo”. We are licensed to operate in Washington, D.C. (District of Columbia) and New Jersey. The locations oversee the wagers and paying out winnings and use our technology and support for the bookmaking services and our operating platform. We earn revenue generated from the use of the Platform as well as a share of the Net Gaming Revenue (NGR).

Organizational Structure

Our operations are carried out through three geographically organized groups: (i) operational groups based in Europe and administrative offices headquartered in Rome, Italy and satellite offices for operations administration and risk management trading in Naples and Teramo, Italy and San Gwann, Malta, as well as Las Vegas, Nevada for U.S. operations; (ii) a technology group which is based in Innsbruck, Austria and manages software development, training and administration; and (iii) a corporate group which is based in North America and maintains an executive suite in Las Vegas, Nevada and a Canadian office in Toronto, Ontario through which we carry-out corporate activities, handle day-to-day reporting and U.S. development planning, and through which various employees, independent contractors and vendors are engaged.

Our Strategy

Our goal is to expand our market presence by expanding our penetration into the U.S. market, entering new foreign markets while at the same time further penetrating the Italian and additional European markets. We expect the U.S. market and other new markets, such as Canada and Africa, to be a large source of our future growth, in particular, the U.S. market is one where we intend to offer the use of our Platform to existing commercial and tribal casinos, retail betting operators and franchise enterprises.

Our Strengths

We believe we have established ourselves as one of the leaders in the Italian leisure betting market. Below are our strengths that we believe should enable us to capture a meaningful share of the United States and global leisure betting market:

  Highly Differentiated Technology Platform. Built from the ground-up, the Platform is designed to be a highly flexible and robust sportsbook engine able to cope with the demands of today’s betting operators and players. The Platform is an industry designed, user centric multi-channel solution and can offer any type of sport (or non-sport) event and any type of betting market (i.e., soccer, football, basketball, hockey, baseball, tennis, etc.) in both pre-match and in-game modes across both fixed-odds (player versus bookie) and pool (player versus player) styles and manage the risk for each individual transaction through all verticals (i.e., online or land-based). Our proprietary Platform is designed to address the independent operator’s ability to compete against larger and more established franchise operators effectively and inexpensively. It is designed also to monitor, evaluate and permit the risk management of each bet transaction at each location from which a bet is placed.

  Market Momentum. We believe that our unique multi-channel designed Platform is gaining momentum in the Italian leisure betting market also thanks to our comprehensive retail shop-client application with integrated gaming account management functionalities and business intelligence modules. We currently have approximately 98,000 online user accounts and an indeterminate number of walk-in customers through the three existing distribution channels: mobile/desktop web sites, approximately 1,300 web-cafés (or “web-shops”), and 44 corners, with an additional 65 to be activated before Q2 2023.

  Scalable Platform at Minimal Cost. Our Platform is highly scalable. Expansion of the Platform under our existing infrastructure requires little additional overhead and should create in-house efficiencies for our corporate operations and for our agents and operator clients. Many of the inherent functions and features of our ADM Platform certification in Italy have received prior approval and adhere to multi-jurisdictional standards which in our view will enable us to receive certification in new markets and expand into new markets in a timely manner.

  Growing Industry. Online gambling is growing in popularity. Gamblers worldwide increasingly prefer Internet and mobile channels for their betting activities due to the ease of access offered and safety provided. Extensive usage of digital processes and growing bettor demand is driving the market for online betting platforms. Recent liberalization and state-by-state legislation in the United States has resulted in new opportunities in the United States sports betting market. We anticipate that the United States market will begin to have a strong and steady uptake in active wagers. As of March 2022, twenty-six jurisdictions (including the District of Columbia) have some form of legal sports betting available. Nine others, including Washington and North Carolina, have authorized legal sports betting but not yet launched their market.

  Highly Experienced Senior Management Team. We are led by a dedicated and highly experienced senior management team with significant industry experience and proven ability to develop novel solutions. Each of the members of our senior management have more than 20 years of relevant experience.

Development of Foreign Markets

The North America Sports Betting Market.

In the U.S., until 2018 the Interstate Wire Act of 1961 combined with the Professional and Amateur Sports Protection Act of 1992 (“PASPA” or the “Bradley Act”), prohibited sports betting in the U.S. in all but four grandfathered states (Montana, Oregon, Nevada, Delaware). In May 2018, the U.S. Supreme Court overturned PASPA in a 6-3 decision that found the law conflicted with the Tenth Amendment leaving individual states to decide whether to allow its residents to bet on sports. As described below under the section “Developments in the U.S. Market”, many states, such as New Jersey, Montana, New Hampshire, Pennsylvania and others, have moved quickly to establish sports betting as a means to increase their respective capital resources. While several states have recently passed legislation to allow online gambling, we believe that the U.S. sports betting market will take 5 – 10 years to fully develop. We believe that the United States represents a large addressable market opportunity for us with our Elys betting Platform. Additionally, in Canada we are observing promising legislative developments and we expect a new digital gaming regulatory framework, combined with the permission of single-wagering sport betting events, to be in place soon. This additional jurisdiction could represent a meaningful opportunity for our gaming solution.

Mergers and Acquisition in the Global Gaming Industry.

Mergers and Acquisition in the Global Gaming Industry. In an effort to scale and grow the business, we intend to evaluate potential acquisitions that can be easily integrated into our business. The global gaming industry is still very much fragmented. There have been a significant number of noteworthy consolidations such as: (1) The Stars Group/SkyBet (July 2018) and CrownBet/William Hill Australia (April 2018); (2) Paddy Power/Betfair (February 2016) and with Stars Group (April 2020); (3) GVC/BWIN Ladbrokes/Coral (March 2018), and (4) in gaming machine and lottery concentration (IGT/GTECH (April 2015); as well as others such as Pollard/Innova (July 2017); NYX Gaming Group/Scientific Games (January 2018), which we believe provide us with an opportunity to capitalize on the acquisition of smaller operators forced to compete against newly formed larger players. In addition to the above, and specifically in the U.S., we observed consolidations and acceleration of gaming operators acquiring sports betting technology providers like (1) DraftKings acquiring SBTech (April 2020; (2) Caesars Entertainment acquiring William Hill (September 2020); and (3) Bally’s Corporation acquiring Bet.Works (November 2020) which strengthens our position as one of few remaining, truly independent sport betting providers in the market.

Further Penetration in the Italian Market

•	Acquisitions of Smaller Operators.

Government legislated consolidation of the regulated Italian lottery and gaming market have driven smaller regional operators in Italy to our licensed brand “New Gioco”TM in both the online and land-based sales channels. The Italian regulated gaming market is the largest in the EU and is extremely fragmented. Recent new regulations in Italy have made it more difficult for smaller regional operators throughout Italy to operate and we believe that our innovative and cost-effective Platform is an attractive alternative for such smaller regional operators throughout Italy that will not be able to maintain the new standards set out by the Italian regulator on their own.

•	Organic Growth.

The Italian online gaming market continues to drive substantial growth in our core operations. From January 1, 2021 through November 15, 2023, we increased the number of registered online accounts to approximately 98,000 players and webshop locations we operate in Italy to approximately 1,300 and believe that there is ample room for continued growth in the Italian market.

Expansion and New Markets

Developments in the U.S. Market

In May 2018, the U.S. Supreme Court (“SCOTUS”) ruled that the PASPA was unconstitutional as it violated the Tenth Amendment prohibition against forcing states to implement federal laws. Enacted in 1992, PASPA generally prohibited states from authorizing, licensing or sponsoring betting on competitive games in which amateur or professional athletes participate. PASPA did not make sports betting a federal crime; rather, it allowed the attorney general for the Department of Justice, as well as professional and amateur sports organizations, to bring civil actions to enjoin violations of the act. The SCOTUS decision opens the door for all states to legalize and regulate sports gambling within their borders. States such as Nevada, New Jersey, Delaware, West Virginia, Rhode Island, Pennsylvania, Arkansas, Montana, Illinois, Indiana, Iowa, Tennessee, New York, New Mexico, New Hampshire, North Carolina, Oregon, Michigan, Mississippi, Colorado and the District of Columbia have passed laws that were ready to be enacted once the federal ban on sports betting was lifted. In addition, additional states including Maine, California, Connecticut, Louisiana, South Carolina, Oklahoma, Kansas, Missouri, Kentucky, Ohio and Maryland are considering active bills.

We believe that the U.S. sports betting and online gaming market presents a large opportunity to deploy our Platform on a business-to-business-to-consumer (“B2B2C”) basis to several potential independent commercial and tribal casino and gaming operators throughout the United States. In September 2020, our retail sports betting solution obtained Gaming Laboratories International (“GLI”) certification allowing our technology to be ready for deployment in the U.S. land-based gaming segment. Furthermore, we have analyzed the technical specifications checklist supplied by GLI to verify that coding in our online product meets the functional specifications set forth in the GLI-33 standards GLI’s technical standard for event wagering systems). Our online Platform had met the GLI-33 certification standards and was certified in 2022.

As part of our multi-year business growth strategy, during 2021 and 2020 we made significant investments for expansion into the U.S. market with the acquisition of US Bookmaking, the acquisition of operating licenses and customers in Washington, D.C. and New Jersey and GLI-33 certification of our Platform, professional services, trade show marketing and brand promotion to enter and then to build a foundation aimed at accelerating our U.S. expansion plans. To support these principal objectives, we initiated an ambitious investment strategy that is fundamental to the successful execution of our long-term business plan. These fundamental investments have resulted in short-term, non-recurring expenses related to key elements such as regulatory and policy requirements and establishing a centralized US-based headquarters.

On September 1, 2020, our Odissea subsidiary obtained ISO-27001:2013 certification for safety management. The process involved a detailed and formal compliance audit and independent testing of the Information Security Management System (ISMS) that now certifies Odissea to manage the security of sensitive third party information such as financial assets, legal and personal details.

Products and Services and Distribution Methods

Betting Platform

We believe that the Platform, engineered and launched by our software development team at Odissea, is a highly efficient, cutting edge betting Platform technology that supports the processing of online client gaming account protocols as well as land-based betting protocols with seamless multi-channel functionality accepting all forms of payment methods (i.e., cash, e-wallet, bank card and wire transfer, etc.) and integrated with a real-time CRM and Business Intelligence program for streamlined cross-platform marketing as well as a synchronized financial accounting process.

Payment channels for both deposit and withdrawals online are as set forth below:

•	Player indirect – meaning that the player makes a deposit indirectly to their gaming account through a licensed agent (such as a cash deposit to their gaming account at a web-shop counter (e-credit to player account)).

•	Player direct – meaning that the player makes a deposit directly to their own gaming account through one or more of the following methods:

•         Credit card;

•         ATM/debit card;

•         Bank wire

•         Postal money order; and

•         E-wallet or e-credit transfer.

Payment channels for both play of wagers and settlement of winnings at the land-based or retail agency or corner counter is as follows:

•	Player direct – meaning that the customer pays for the wager in cash and accepted debit or credit cards.

We currently employ a customizable client-focused and cost-effective “hands-on” method, rather than a “general approach” to our Platform design with the goal of empowering our player-facing customers, agents and employees to enhance the players’ experience by allowing personalized dashboard design and customer care for all customer call-ins to our service agents. We believe that this strategy has been highly effective in the Italian retail betting market and has been instrumental in increasing our revenues, net earnings and player retention.

Gaming Product Offerings

Our online sales channel (websites and web-shops) in Italy offers a full suite of gaming products that can be played in both real-money or free-play modes which include:

•	Sports Betting: Considered the largest and most well-known industry segment offering both pre-match and live in-game betting events on a wide variety of sports.
•	Online Casino: includes the following:
	•	Traditional Online Slot Games: Automated (using random number generated (“RNG”)) casino games and slot machines.
	•	Traditional Online Table Games: Table games such as roulette, blackjack and baccarat.
	•	Poker: Texas Hold’em and Omaha in both cash and tournament formats.
	•	Bingo and Skilled and Interactive Games: Games that are programmed with a random number generator to ensure constant fairness for all parties. These games include card games such as tresette (3 Sevens), scopa (Sweep) and briscola (Trump).
	•	Virtual Sports Betting: Various computer generated sport and racing events that are programmed with an RNG
	•	Horse Racing: Live track horse racing events.

Our land-based customer locations generally offer only sports betting, and may also carry virtual sports betting and horse racing in Italy.

Current Markets, Other Services and Facilities

In addition to complementing gaming offerings originally provided by our acquired operators with our Newgioco branding, we intend to add new products and services with the assistance of gaming specialists, software providers and market research professionals. We believe that we can generate additional revenues by establishing more marketing centers and web-shops in Italy and expand our services in restaurants, bars and other similar small businesses across the U.S.

In Italy, we currently service approximately 98,000 online user accounts and estimate that our online user base will continue to further increase based on projections of both organic growth and acquisitions of existing operators. In addition, we also service an indeterminate number of walk-in customers at our physical locations throughout the U.S. and Italy. Subject to licensing requirements in each state, we also expect to increase our penetration in the U.S. and other North American markets in 2022.

Our client’s range in age from ages 18 through 79 and are a mix of 70% male and 30% female. In addition, we separate our revenue source by (a) sports betting, (b) casino and card game betting and (c) poker. Our in-house analysis indicates that sports betting and casino games are more popular than poker and other card games among our customer base. Furthermore, sports betting is our most profitable revenue stream yielding the highest percentage of our gross gaming revenue at 50.2% of revenues, which is representative of industry metrics when measured by completed sports seasons on a year over year basis. Our second largest source of revenue is currently casino followed by poker. We anticipate a shift in revenue in the future and that our largest source of our future revenue growth will be from B2B2C, which is expected to have the highest gross margin followed by sportsbook, casino and poker.

Our internal analysis further indicates different gaming patterns among our male and female online users. Male players prefer sports-bets, while approximately 10% of them also explore casino and poker. Conversely, female players prefer casino and bingo while approximately 1% try our other games such as poker, sports-betting or lotteries.

Most of our users are currently located throughout Italy, with the highest concentrations in larger centers such as Rome and Naples.

We expect that users from any operators that we acquire will continue to utilize our services and anticipate that any operators we acquire will have existing revenues from users who frequent their establishments and venues or use their gaming websites. In addition to acquiring customers through the acquisition of operators, we intend to obtain additional licenses and pursue contracts and relationships with other operators that we believe will attract and secure new users as we increase our customer base globally.

Revenue Streams

Our revenue streams primarily consist of transactional income and service revenue.

In the U.S. we currently generate service revenue from providing our platform and bookmaking services on a B2B basis to retail locations and casino operators in the U.S. market, through our subsidiaries, Elys Gameboard Technologies, (“Gameboard”) and US Bookmaking. We also intend to expand our presence in the U.S. market and are considering expanding our operations to provide a digital solution to customers in the U.S. on a business-to-consumer (“B2C”) basis.

In Italy, we currently generate transactional revenue through collection of bets from sports wagering and gaming from online betting and land-based betting shops located throughout Italy through our subsidiary Multigioco. We also generate service revenue from providing our Platform services to third party operators on a B2B basis through our Odissea subsidiary.

As we increase our customer base in Italy, our handle in our Italian operations reached approximately $572 million by the end of the nine months ended September 30, 2022, $626 million by the end of the nine months ended September 30, 2021, $574 million by the end of 2020 and $842 million by the end of 2021. In addition, our revenue during the nine months ended September 30, 2022 and 2021 and the year ended December 31, 2021 included revenue generated by Gameboard consisting of a percentage of net gaming revenues and revenue generated by Virtual Generation consisting of royalties invoiced for the sale of virtual games through authorized agents. We generated revenue of approximately $32.2 million and $33.9 million for the nine months ended September 30, 2022 and 2021, respectively, a significant portion of which was generated from revenue from operations or services provided in Italy and to a lesser extent revenue generated form our Washington D.C. operations. For the nine months ended September 30, 2022 and 2021, net gaming revenues represented 93.7% and 98.7%, respectively, and platform and service revenue represented 6.3% and 1.3%, respectively, of revenue. We generated revenue of approximately $45.5 million for the year ended December 31, 2021 and approximately $37.3 million for the year ended December 31, 2020, respectively, substantially all of which was generated from revenue from operations or services provided in Italy. For the years ended December 31, 2021 and 2020, net gaming revenues represented 97.7% and 99.6%, respectively, and platform and service revenue represented 2.3% and 0.4%, respectively, of revenue.

Gaming revenues

Revenues from sports-betting, casino, cash and skill games, slots, bingo and horse race wagers represent the gross pay-ins (also referred to as turnover) from customers less gaming taxes and payouts to customers. Revenues are recorded when the game is closed which is representative of the point in time at which we have satisfied our performance obligation. In addition, we receive commissions from the sale of scratch tickets and other lottery games. Commissions are recorded when the ticket for scratch off tickets and lottery tickets are sold.

Betting platform

Revenues from the Betting Platform include license fees, training, installation, and product support services. Revenue is recognized when transfer of control to the customer has been made and our performance obligation has been fulfilled. License fees are calculated as a percentage of each licensee’s level of activity and are contingent upon the licensee’s usage. The license fees are recognized on an accrual basis as earned.

Mobile Browser Application

Based upon customer demand for improved performance, speed, and ease-of-use for sports betting on mobile devices, we engaged a dedicated internal team of engineers to this distribution channel and have already launched and intend to continue to launch several new and innovative features.

Our next-generation mobile browser and application based betting solution on our Platform is constantly evolving and being customized for deployment in each specific country market. The mobile solution is dedicated to improving the user experience with respect to sports betting with a unique modular design that allows quick go-to-market with plug-and-play features, we have the ability to tailor the mobile app to each market, including specific look and feel features, while end users quickly get to the desired bet ticket with just a few clicks. The modular architecture design of our mobile platform includes features inherent in the leading-edge Material Design framework developed by GoogleTM in 2014. Material Design is a visual language that synthesizes the classic principles of good design with the innovation of technology and science allowing the flexibility to quickly create new layouts for a variety of both enterprise brands and chain store locations, private brands and applications to add other features such as loyalty rewards for restaurants and cruise lines, push marketing for customer acquisition and retention and importantly, the ability to offer both online and land-based betting distribution under a variety of gaming regulations.

Our Websites

In Italy, we own our branded URL (uniform resource locator) newgioco.it that we operate in accordance with the ADM GAD licensing requirements either directly or through white label websites with online customers, or alternatively, contract the websites to third party agents or promoters operating webskin URLs under the newgioco.it licensed website. Our licensed gaming website, newgioco.it, currently processes live and virtual sports bets and mobile sports betting transactions through our Platform, while online casino and poker are provided under a third-party service provider agreement with Microgame SpA, and lotto products are provided by Lottomatica SpA.

Our gaming websites are tailored for the Italian market and Odissea provides and operates all aspects of our online gaming websites including servers, routers, software development, sportsbook trading, telephone betting, licensing, website hosting, payment solutions, security, and gaming related customer support needs.

The branded website newgioco.it serves both players directly and web-shops (i.e., internet café’s) through the online channel of our Platform. There are some variations in website style because we offer different services through distinctive marketing campaigns:

  newgioco.it is mainly devoted to marketing for shops, including marketing with respect to campaigns, branding, and proposals/marketing for prospective operators to become a “Newgioco shop” and is the landing page for all white-label websites. A landing page refers to a webpage that is generally owned by a promoter (which can also be referred to as a betting shop) which redirects their marketing (social network, friends or other forms of marketing) to this main webpage. Apart from a few advertisements, the landing page links patrons to sign-up or register directly on the newgioco.it main page except that a promotional code is tied to the link, such that the web promoter can funnel its marketing through a subnet. In the case of Italy, the entire subnet (a subnet is a logical grouping of connected network devices; nodes on a subnet tend to be located in close physical proximity to each other such as on a LAN) must be connected to the ADM network (and all games offered through the network) must be certified and approved by SOGEI (an entity authorized to conduct such certification and approval by the Italian Ministry of Finance).

Our newgioco.it website offers wagering in many categories of sports events. We intend to capture a larger share of the Italian sports betting market by focusing on the Serie A, Serie B, and Serie C soccer matches as well as virtual sports betting, online poker, online casino and slots, skill games, and Italian horse racing through agent-based sales campaigns.

Our direct sales campaigns aimed at end users and agent-based sales campaigns are offered through white-label pages or webskins that direct gaming transactions through our licensed website newgioco.it. We currently operate eleven such webskins as follows:

● originalbet.it	● timetobet.it
● lovingbet.it	● quibet.it
● tecknogame.it	● fullmatchnew.it
● clubgames.it	● newbetlive5k.it
● gamesmart.it	● guadagnomatematicobet.it
● 782xbet.it

Webskins or white-label pages are dedicated to the end-user, or player, and focus on regional campaigns and gaming offerings directed at local players, such as welcome bonuses, poker rake rebate for poker players, etc. A white-label page is a complete gaming website (similar to the main website of the licenser (in our case Multigioco)) but with the interface and logo of the promoter. The promoter earns fees based on a percentage of the handle (turnover) generated through their website.

In relation to the third-party websites, the promoter (“partner”, “shop”, “agent” or “promoter”) is responsible for marketing strategies, administration and costs. The promoter may utilize special promotions, draws and incentives to drive players to their website to increase gaming handle (turnover) or visits. Generally, these regional promoters operate in areas that are remote or distant from our central operations based in Rome. Therefore, some promotions may be tied to local events in the jurisdictions surrounding the “home base” of the promoter rather than originating from our main operations. The relationship with local shops and players from the promoter region remains with the promoter since there may be regional nuances that attract their clientele to our gaming offerings. Notwithstanding the foregoing, the gaming business is owned by the underlying licensor (i.e., Multigioco) and is included in our overall financial results as gaming handle (turnover).

The promoter does not have direct access to our client gaming accounts and is therefore not legally responsible or liable for maintaining gaming account balances. Instead, the licensor is legally responsible for compliance and client gaming account control such as anti-money laundering, know-your-client and minimum age restrictions, and is also required to ensure that all payouts due to players are credited to each players’ gaming account and are available to players within seven business days of the completion of the play.

In the Italian market, our websites are only published in Italian. We may include additional languages if we determine that such services are commercially viable and if we agree to pay the related development fees. We currently have plans to expand our websites to include additional languages in the future.

Although we have a diverse portfolio of product and service offerings through our websites, we intend to focus on creating in-house cost savings and synergies by undertaking strategic acquisitions of competing webskin operators and to operate them under our Newgioco branding. We intend to replicate our successful operational model developed in the regulated Italian market through the U.S. and into other international markets.

Information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable.

Intellectual Property

We do not own any patents or have any patent applications pending in Italy or any other jurisdiction. As a result of our acquisitions of Multigioco, Rifa and the gaming assets of Newgioco Srl, we obtained the rights to the domestic distribution brand known throughout Italy as New Gioco, and in July 2015, we obtained a trademark on the brand and logo for New Gioco. Our prior subsidiary Rifa was amalgamated into Multigioco with effect on January 20, 2020.

As a result of the acquisition of Odissea, we obtained the intellectual property and technical know-how behind our betting Platform.

We also have proprietary rights to a number of trademarks, service marks and trade names used in this prospectus which are important to our business including “NewGioco”, “OriginalBet”, “LovingBet” and “Elys.”

Research and Development

We are continually updating the Platform and the products that we offer. We incurred expenses in the amount of approximately $0.8 million for the nine months ended September 30, 2022 and a further $1.9 million in outsourced development costs which will be capitalized for the U.S. market, and $2.0 million and $1.7 million for each of the years ended December 31, 2021 and 2020, respectively for research and development. We expect that expenses we incur for development and improving our betting software to be continuous recurring research and development expenses.

Industry Overview

See the section entitled COVID-19 Update found elsewhere in this prospectus for additional information regarding the impact of the COVID-19 pandemic on our industry.

Overview of the US Gaming Market

In May 2018, the U.S. Supreme Court ruled that the national ban on sports betting (PASPA) was unconstitutional, paving the way for states to enact laws authorizing sports gambling.

The future of sports betting in the United States remains very promising for future years. Despite the sudden COVID-related suspensions of nearly all sports from March to early summer of 2020, the first two years since the repeal of PASPA still saw growth for legal sports betting, both in terms of market expansion in legal states and new legislation paving the pathway to regulated sports betting in additional jurisdictions.

As of February 2022, twenty-eight jurisdictions (including the District of Columbia) have some form of legal sports betting available. Nine others, including the states of Washington and North Carolina, have authorized legal sports betting but not yet opened their market. Larger markets such as California and Texas remain uncertain at this time.

Overview of the Italian Leisure Betting Industry

Leisure betting describes consumer entertainment products such as purchase of lottery tickets, scratch off tickets, sports betting and online casino, which customers play on a daily or regular basis.

Gambling has been culturally rooted since Roman times, and as such, Italian gaming laws are governed by a well-defined set of regulations which are considered to be some of the most advanced and robust regulations in the world. The ADM has created a barrier to entry into the gaming industry in Italy through its implementation of processes and regulations aimed at consolidating and reducing the number of licenses including, but not limited to, increased insurance requirements, increased minimum number of locations.

Overview of the Global Leisure Gaming Market

The easing of government regulations on sports betting is expected to be a primary growth driver for the global online gambling market. We believe that the tax revenue in addition to increase in employment opportunities derived from online gambling will motivate governments around the globe to legalize online gambling

The global online gambling market is gaining popularity in Europe, the Middle East and Africa (EMEA) because online sports betting sites generate substantial revenues for governments. Their significant contribution to national revenues is encouraging several countries to legalize online gambling.

The global online gambling market is characterized by the presence of several vendors competing to gain market dominance. Some small vendors are operating only in specific product verticals such as casino and lottery, while other vendors are operating in multiple areas including poker and sports betting. The growth opportunity for these vendors is increasing due to the rise in the number of online gambling providers and improved access to the internet around the world, as well as the increase in the number of players.

Certain key vendors in the global online gambling market are:

● Bet 365 (Hillside Group);	● bet-at-home.com;
● The Stars Group (formerly Poker Stars);	● GVC Holdings;
● Paddy Power Betfair;	● Ladbrokes Coral Group:
(now merged with Stars Group);	(now merged with GVC Holdings);
● DraftKings;	● GAN Limited
● 888 Holdings;	● IGT/GTECH Lottomatica SpA, and
● William Hill;	● Kindred (Unibet Group).

Other notable product vendors in the market also include Betsson, Gamenet/Intralot/Goldbet, Camelot Group, Genting UK, NetEnt, Playtech (acquired Snaitech), and Rank Group. See “Competition” below for additional information on major operators in Italy.

The sports betting segment is expected to grow with the increased popularity of global soccer sporting events such as the FIFA World Cup and ongoing global growth of cricket and rugby tournaments. In addition, online betting is popular in many sports events that take place around the globe including basketball, horse and greyhound racing, ice hockey, baseball, golf, tennis and American football. Sports betting is becoming more popular due to the expansion of wagering on these sports through online channels.

Competition

Competition in the leisure gaming industry is moderate with operators competing for customers in various geographic markets. These include online operations of “land- based” casino operators, poker rooms, sports/race books, bingo, skills games, lottery, betting exchanges as well as internet or web only based operators. The global reach of the internet together with the abundant supply of games and operators means that users can easily switch gaming platforms and operators, thereby increasing competition. Government and other regulations make it more difficult for operators to expand their footprint in certain markets leading to the consolidation of operators in such markets, while the easing of regulations in some markets has permitted more operators to expand to new marketplaces.

We compete with several private and publicly listed companies that provide land-based and/or online gaming, many of which have greater sources of financing, greater name recognition and have been engaged in the industry longer than we have. In addition, current land-based casino competitors, many of which have longer operating histories, greater brand recognition and greater financial and other resources than us, may provide Internet gaming services in the future.

We face direct competition in Italy from established online gaming sites including:

  Lottomatica S.p.A.: large gaming operating with a range of products and services from online casinos, sport betting and gaming machines;
  Snaitech: (recently acquired by Playtech) an Italian corporation that deals with the management of betting odds and horse racing contests;
  Sisal: (wholly owned by CVC Capital Partners) one of the oldest Italian gaming companies offering Internet betting, lotteries, poker and casino, slots and arcade games;
  GVC Holdings/BWIN: one of the largest online gaming companies in the world focused primarily on sports betting, as well as online casino and poker;
  Ladbrokes/Gala Coral Group/Eurobet: a UK based betting and gambling company which was acquired by GVC Holdings in March 2018;
  Bet365 (Hillside Media): a UK based online gambling company offering sports betting, poker, casino, games, and bingo, as well as video streams of sporting events;
  PaddyPower/Betfair (Flutter Entertainment): is a London Stock Exchange listed company and a constituent of the FTSE 100 Index. The company is a bookmaking business created by the merger of Paddy Power and Betfair, and operates under various brands including Betfair, Paddy Power, Sportsbet, TVG and FanDuel;
  The Stars Group (PokerStars): a Canadian online gaming company formerly known as Amaya Gaming Group produces and offers online gaming products and services including poker, casino and sportsbook through its online gaming division, Stars Interactive under the brands PokerStars, PokerStars Casino, BetStars and Full Tilt Poker and in May 2020, The Stars Group completed its merger with Flutter Entertainment;
  888 Holdings: a multinational online gambling company which operates several international gambling websites including 888casino (one of the oldest online casino websites); 888poker and 888bingo; and
  William Hill: a UK based bookmaker founded in 1934 is listed on the London Stock Exchange and a constituent of the FTSE 250 Index operates an online sportsbook and offers online casino games, ‘skill games’, online bingo and online poker. The company operates approximately 2,300 betting shops and employs over 16,000 people worldwide.

Government Regulations

We conduct business in a number of jurisdictions, of which Italy has historically contributed the most significant recurring gaming revenue, while our Virtual Generation subsidiary operates as a vendor or supplier to the gaming industry in such other jurisdictions. We are subject to various government regulations in the jurisdictions in which we currently operate or intend to operate in as set forth below. Current and future laws and regulations may impede the growth of regulated online and land-based gaming and wagering. Any noncompliance with the various laws and regulations that our operations are subject to may harm our business and results of operations.

United States

There is no federal United States legislation that explicitly addresses the legality of online gambling. However, there are several acts that impact online gambling.

The Federal Wire Act of 1961 makes the placing of sports bets over the telephone illegal. The Federal Wire Act of 1961 does not explicitly refer to online gambling, leaving its applicability to on online gambling open to interpretation.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”) prohibits any person engaged in the business of betting or wagering from knowingly accepting payments related to unlawful bets or wagers transmitted over the Internet. While the UIGEA does not define online gambling as being illegal, the UIGEA instructs the U.S. Treasury Department and Federal Reserve to impose obligations upon financial institutions and other payment processors to establish procedures designed to block online gaming-related financial transactions. It also expressly requires Internet bets and wagers to comply with the law of the jurisdiction where the wagers are initiated and received (i.e., within state borders). As a result of the UIGEA we may not accept bets received by use of wire communications facilities, including telephones and computers, unless such bets originated and terminated in jurisdictions where such betting or wagering is legal. The Company is currently a licensed operator in New Jersey and Washington D.C and has recently obtained conditional approval to operate in Ohio. The Company has obtained GLI-33 certification to operate its Sportsbook in both New Jersey and Washington D.C.

In May 2018, the U.S. Supreme Court ruled that the Professional and Amateur Sports Protection Act (the “PASPA”) was unconstitutional as it violated the Tenth Amendment prohibition against forcing states to implement federal laws. Enacted in 1992, PASPA generally prohibited states from authorizing, licensing or sponsoring betting on competitive games in which amateur or professional athletes participate. PASPA did not make sports betting a federal crime; but rather, it allowed the attorney general for the Department of Justice, as well as professional and amateur sports organizations, to bring civil actions to enjoin violations of PASPA. The U.S. Supreme Court decision opens the door for all states to legalize and regulate sports gambling within their borders. States such as Nevada, New Jersey, Delaware, West Virginia, Rhode Island, Pennsylvania, Arkansas, Montana, Illinois, Indiana, Iowa, Tennessee, New York, New Mexico, New Hampshire, North Carolina, Oregon, Michigan, Mississippi, Colorado and the District of Columbia have passed laws that were ready to be enacted once the federal ban on sports betting was lifted. In addition, additional states including Maine, California, Connecticut, Louisiana, South Carolina, Oklahoma, Kansas, Missouri, Kentucky, Ohio and Maryland are considering active bills.

Italy

Italian operation of land-based and online gaming activities requires a license awarded by the ADM. The ADM is responsible for, among other things:

  regulating games and enforcing relevant regulatory provisions;
  issuing licenses, and supervising compliance by licensees;
  monitoring the distribution of gaming services; and
  collecting gaming taxes.

There are currently two main categories of licenses (land-based and online) issued or awarded by the ADM in three series:

  Series 1 first issued by legal decree in 1992, renewed in 2009 under the Abruzzo decree and are colloquially branded as “Monti” licenses, that expired in 2016 and are expected to be called for renewal tender between 2023 and 2024
  Finance Act series which were awarded by tender in 2006 and are known as “Bersani” Licenses that expired in 2016 and are expected to be called for renewal tender between 2023 and 2024; and
  New series Gioco a Distanza (Games at a Distance) (“GAD”) issued by application process under the Comunitaria decree in 2010 expire in 2021 and are expected to be renewed through a license tender auction.

The Monti and Bersani licenses provide distribution authorization to operate both Negozio Sportivo (agency) and Punto Sportivo (corner) land-based establishments as well as GAD online (web-based) distribution. Land-based Monti licenses and Bersani licenses are subject to and expected to be consolidated under a new decree at renewal auction which is expected to be called for renewal tender between 2023 and 2024, to match up with the limited number of Comunitaria Series GAD licenses which expired in 2021.

We currently hold, through our Multigioco subsidiary, three gaming licenses upon which our business is dependent: (i) a Bersani license, (ii) a Monti license, and (iii) a GAD license. Our Italian Bersani, Monti and GAD licenses are issued by the ADM. Each Italian license is typically valid for a term of nine years which can be terminated if we fail to comply with required regulations. The renewal process for the Bersani license and Monti license, is a call to tender auction process held at the same time for all licensees approximately once every nine years with the highest bidders being awarded not only licenses but rights to operate a certain number of land-based locations. In addition, the maximum number of land-based license rights that any one operator may bid on at auction is 20% of the total market being auctioned.

Each of the Bersani and Monti land-based licenses allow us to offer specific gaming products through physical retail locations that require one license right per each physical location. The rights granted under the Bersani and Monti licenses are not fixed to any specific physical location and can be moved at the discretion of the licensee to any physical address so long as the physical address has a police issued municipal license (as prescribed by article 86, paragraph 3, of the Italian Unified Text of Public Security Law (TULPS)) to sell gaming products and so long as the physical locations meet the ADM requirements, most of which are zoning requirements that require that the location is situated at a minimum distance from schools, churches and ATM’s and banks. Multigioco currently holds one land-based Bersani license with seven corner location rights that was issued to it in 2006, and one land-based Monti license with three agency location rights that was issued to it in 2010. Each of the Monti and Bersani licenses held by Multigioco expired in 2016. Although both of these land-based “concession” series of licenses expired for all Italian licensed operators in 2016, the ADM has granted a letter of authority which permits us to continue our land-based operations in Italy until the government holds the next organized auction for the renewal of licenses, which is expected to take place between 2023 and 2024.

By extending the pre-2016 concession licenses, the ADM has instituted an environment that authorizes licensed Operators to continue operating until the next license renewal auction. In this regard, certain non-Italian, European-based operators have commenced civil proceedings in the European Court of Justice against the ADM’s efforts to prohibit access to the regulated Italian betting market by foreign operators. The outcome of these proceedings and the effect on our business in the Italian market are presently unknown.

Multigioco was awarded a Comunitaria Series GAD license by the ADM in 2011. The licenses provide Multigioco the right to:

  offer gaming products that ADM authorizes for deployment in Italy through online channels which include websites and apps displayed on a PC, tablet or mobile phone;
  enter into licensing, joint venture and acquisition agreements with shops and private enterprises as concessionaires that provide various local services such as convenience stores, bars, cafes, and restaurants in Italy;
  establish web cafe`s as permitted by the regulations enforced by the ADM regional office within Italy; and
  take such steps such as know your client (“KYC”) and anti-money laundering controls (“AML”) that are deemed necessary to develop the business of regulated gaming in Italy.

An online account allows a player to fund an account through a variety of electronic payment channels such as credit cards, ATM/debit cards and bank wires. The GAD license allows us the opportunity to open an unlimited number of web-shops and to close any of the web-shops that we open in our sole discretion. We currently operate approximately 1,300 web-shops throughout Italy. Our GAD license expired on June 15, 2021 and can be renewed provided that we have not violated any regulations. Although we believe that we will be able to renew this license through a tender notice process, no assurances can be given that the renewal will be timely, if at all.

Our Italian licenses could also be terminated if we fail to comply with required regulations in Italy.

In addition, our software Platform has been certified for use in Italy in accordance with the ADM requirements by Quinel M. Limited, an international technology auditor that conducted an audit of the Platform in June 2017. The purpose of the certification is to prove the effectiveness and accuracy of communications between the supplier interface and the user/operator interface. Any updates to the software or changes to key functions that we implement, require recertification, for which there can be no assurance that our software will qualify.

As a result of ongoing proceedings in the European Court of Justice regarding the application of Italian regulation for wagering under the Intra-EU model since the past renewal date of June 30, 2016 the ADM has imposed a moratorium on the issuance of new sports betting licenses and standardization of regulations. In the interim, the ADM is delaying the Italian license renewal process and has temporarily instituted operating authorizations for pre-2016 concessions that allow operators, including Multigioco, to continue to operate until the next license renewal is announced and concluded. The outcome and duration of this process is presently unknown.

Ulisse held one Austrian bookmaker license that was issued in June 2018 which had no termination date but could be terminated or cancelled by the regulator if Ulisse had failed to comply with any regulations. In accordance with established inter-European business principles that permit the formation and operation of business within EU state members, we previously operated gaming websites and 110 CTD retail locations in Italy under our Austrian bookmaker license. All 110 CTD retails locations were closed for the greater part of 2020 due to the COVID-19 restrictions. Management decided during the fourth quarter of 2021 to focus all of its attention and technical resources on developing the significant opportunities and new business leads in the U.S. market. After careful consideration of the potential of developing gaming operations in the Austrian and other European markets, management decided to let the Austrian license lapse and acquired the Ulisse customer relationships through Multigioco, operating under the Multigioco licenses and platform.

United Kingdom and European Union

The United Kingdom and certain EU countries, such as Germany, France, Spain and Greece, have enacted online gaming laws and regulations. To the extent that we operate in any of these jurisdictions, our operations will need to be in compliance with the laws and regulations of such jurisdiction.

Additional Government Regulations

We are subject to general business regulations and laws which cover among others, taxation, virtual currencies, identity theft, account management guidelines, privacy, disclosure rules, security and marketing.

For a description of the risks associated with the licenses and their renewal see the Risk Factors. Our failure to successfully acquire the requisite number of location rights we desire at the renewal auction in Italy may adversely impact our business. In such event, we will most likely either acquire rights in the secondary market from someone selling rights they acquired at auction at prices which are typically higher than the auction prices of the ADM or open additional web-shops, which will be less expensive but also have lower profit margins than the land-based operations.

Human Capital Resources

As a multinational company our business success is dependent upon our global workforce which spans five countries. As of September 30, 2022, we employed 1 person directly located in Canada, and 11 people in the United States and 1 part time employee, while our subsidiaries Multigioco employed 58 full-time employees and 1 part time employee located in Italy, Odissea employed 12 full-time employees located in Austria and 27 technology sub-contractors located in Italy, and Virtual Generation employed 7 full time employees between Italy, Malta and its international offices. Approximately 33% of our employees are part of our technology team, approximately 11% are part of our risk management team and approximately 56% are involved in sales, finance, general management and other administrative functions. None of our employees are covered by a collective bargaining agreement, and we consider our relations with our employees to be very good. Although, management continually seeks to add additional talent to its work force, management believes that it has sufficient human capital to operate its business successfully. Our recruitment programs are regionally focused, and hiring is done at a local level to ensure compliance with applicable regulations.

We also offer our employees a compensation packages with premier health and welfare programs for employees and family members. In addition, every employee is eligible for equity awards to share in the Company’s financial success. Our paid time off programs enable our workforce to enjoy personal time away from their job responsibilities.

In early March 2020, we implemented a safe work plan to protect the health of our employees in response to the COVID-19 pandemic, including closing our administrative offices. We had encouraged most of our employees to work from home, and we implemented health and safety protocols in our administrative offices to ensure that we are ready for the safe return of our employees to our offices, in order to ensure the success of our employees during the shift to remote work, we developed training resources for managers to ensure they had the proper skills to lead remote teams and provided training to employees on how to be effective while working remotely.

Most of our employees have returned to our workplaces during the second and third quarter of 2021 as local government restrictions were eased. We allow employees to work from home where circumstances warrant it and anticipate that we will continue this policy in the foreseeable future.

COVID-19 Update

As a result of the global outbreak of the COVID-19 virus, on March 8, 2020 the Italian government issued a decree which imposed certain restrictions on public gatherings and travel, and closures of physical venues that included betting shops, arcades and bingo halls across Italy. Accordingly, we had temporarily closed all betting shop locations throughout Italy as a result of the decree until May 4, 2020. Subsequently, on March 10, 2020 the Italian government imposed further restrictions on travel throughout Italy as well as transborder crossings and had either postponed or cancelled most professional sports events which had an effect on the Company’s overall sports betting handle and revenues and negatively impacted the Company’s operating results.

On June 19, 2020 all land-based betting shops, including corner locations such as coffee shops throughout Italy temporarily reopened until November 2020 when the Italian government imposed new lockdowns that were lifted on June 14, 2021. The closing of physical betting shop locations did not affect our online and mobile business operations which has mitigated some of the impact. Due to the high percentage of vaccinations administered in Italy, we do not anticipate further severely restrictive lockdowns.

During Q2 2021, management decided to close our Ulisse operations in Italy due to the uncertainty at that time of the duration and scope of the COVID-19 outbreak, while focusing investments on growing our U.S. market and the more familiar Multigioco brand, the result of which management believes has reduced the complexity and improved the efficiency of our gaming operations in Italy.

Corporate Information

Elys Game Technology, Corp. is a Delaware corporation incorporated on August 26, 1998. On November 2, 2020, we changed our name from Newgioco Group, Inc. to Elys Game Technology, Corp. We currently maintain an executive suite situated at 107 East Warm Springs Road, Las Vegas, Nevada, 89119, where we also have the offices of USB, our subsidiary that we acquired in July 2021, and the offices of our wholly-owned subsidiaries are located in Canada, Italy, Malta, Colombia and Austria. Our telephone number is 1-628-258-5148. Our corporate website address is www.elysgame.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase or sell our securities.

Our current subsidiaries include: Multigioco Srl (acquired on August 15, 2014), Ulisse GmbH and Odissea Betriebsinformatik Beratung GmbH (both acquired on July 1, 2016), Virtual Generation (acquired on January 30, 2019), Newgioco Group, Inc. (Canada) formed on January 17, 2017 for potential future operations in Canada, Elys Technology Group Limited, a company organized under the laws of Republic of Malta on April 4, 2019 for future business opportunities in Europe, Newgioco Colombia SAS, a company organized under the laws of Colombia on November 26, 2019 to develop our operations through South and Central America, Gameboard, a limited liability company organized in the State of Delaware, on May 28, 2020 to develop our U.S. business operations and USB, a company organized under the laws of Nevada, acquired on July 15, 2021. Our prior subsidiaries included Rifa Srl from January 1, 2015 that was amalgamated into Multigioco with effect on January 20, 2020 and Naos Holding Limited a non-operating holding company from January 30, 2019 that was discontinued with effect on December 31, 2019.

We have proprietary rights to a number of trademarks, service marks and trade names used in this prospectus which are important to our business including “New Gioco”, “OriginalBet”, “LovingBet” and “Elys”. Solely for convenience, the trademarks, service marks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Description of Properties

The Company maintains an executive suite located at 107 East Warms Springs Road, Las Vegas, Nevada, 89119, and a Canadian office at 130 Adelaide St. West, Suite 701, Toronto, Ontario, M5H 2K4, Canada. The Company pays $5,000 per month for the offices situated in Las Vegas, Nevada and pays no rent for the offices situated in Toronto, Ontario.

Our subsidiary Multigioco rented office space on a year-by-year basis located at Via Macchia dello Sterparo 31, Frascati, Rome, for approximately $2,722 per month. With effect from February 15, 2022, the lease was terminated and a new lease was entered into at Villa Cavalletti, Via Maggio 73, Grottaferrata, Rome at a monthly rental of approximately $11,200 per month. The office is used primarily for administrative functions. There are no gaming operations carried out at this office.

Our subsidiaries Ulisse and Odissea rent office space on a year-by-year basis at Salurnerstrasse 12 – 6020, Innsbruck, Austria and pay approximately $1,430 and approximately $1,700 per month, respectively. The offices are used primarily for administrative functions. There are no gaming operations carried out at this office.

Our subsidiary Virtual Generation shares an office space for 1 employee with our customer service provider in Malta situated at Level 2, Farrugia Building, 9, St., Michael Street, San Gwann, Malta.

We believe that our current office spaces are adequate and suitable for our anticipated needs, and those of our subsidiaries, and that suitable additional space will be available at commercially reasonable prices as needed.

Legal Proceedings

On August 1, 2019, an action was filed against the Company by Elizabeth J. MacLean, the Company’s former CFO, in the Superior Court of Arizona, Maricopa County (the “Arizona Court”), Case No. C2019-008383. The action challenged the Company’s termination of Ms. MacLean’s employment in May 2019 as unlawful under her employment agreement, dated September 19, 2018, with the Company and seeks damages in the amount of $1,050,204. On October 10, 2019, a default judgment was filed in the Arizona Court. On November 4, 2019, the Company filed a motion to set aside the default judgment based on, among other things, the failure by plaintiff’s counsel to follow the notice provisions of Arizona law which led to the default judgment. On January 29, 2020, the Arizona Court ruled in favor of the Company to set aside the default judgement. On March 16, 2021, the Arizona Court of Appeals denied Ms. MacLean’s appeal of the trial court’s decision to set aside a default judgement previously obtained by Ms. MacLean and has awarded costs to the Company, which Ms. MacLean is contesting. The Company believes this action to be wholly without merit and that it has various meritorious defenses to this action, including that Ms. MacLean was terminated during the stated probationary period set forth in her employment agreement with the Company and that the Company had good cause to affect any such termination, whether within or without the probationary period. On August 12, 2022, the Company and Ms. McLean entered into a Settlement Agreement and Mutual Release pursuant to which the Company paid the amount provided for of $51,569, as such, the matter is definitively concluded.

On July 20, 2022, the Company received notice that on July 17, 2022, an action was commenced in the Eighth Judicial District Court, Clark County, Nevada, Case No. A-22-855524-B, by Victor J. Salerno, Robert Kocienski and Robert Walker (“Plaintiffs”), against the Company and Bookmakers Company US LLC d/b/a U.S. Bookmaking (“USB,” and together with the Company collectively “Defendants”). Plaintiffs’ claims against the Company relate to the Membership Interest Purchase Agreement, dated July 5, 2021, pursuant to which Plaintiffs sold their membership interests in USB to the Company. Plaintiffs’ claims for relief asserted in the complaint include, without limitation, breach of contract, breach of implied covenants, intentional interference with contract and negligent misrepresentation. Plaintiffs seek a judgment for damages against the Company, including punitive damages, as well as declaratory relief against both the Company and USB. The Company believes the claims made by Plaintiff’s against the Defendants were completely without merit. On September 29, 2022, the Court denied in all respects the Plaintiffs’ emergency motion for a preliminary injunction, and on September 30, 2022, the Action was dismissed by the Plaintiffs.

On November 14, 2022, the Company held a mediation with Messrs. Salerno, Kocienski and Walker. There was no agreed upon outcome at the mediation. On November 17, 2022, the Company (“Plaintiff”) filed suit in the District Court, Clark County, Nevada, Case No. A-22-861452-B against Victor J. Salerno and Robert Kocienski, as “Sellers Representatives” and Robert Walker, John F. Kocienski, Farrell Drozd, William M. Bigelow, Edwin Spaunhurst, Louis Anthony Defilippis and Pennie Bigelow, as “Sellers” together with the Sellers Representatives (collectively the “the Defendants”), for Breach of Contract, Breach of Implied Covenant of Good Faith and Fair Dealing, Breach of Fiduciary Duty, Fraudulent Misrepresentation and Inducement, Business Disparagement, Conversion, and Unjust Enrichment. The Company seeks judgment against Defendants for: damages caused by Defendants in an amount in excess of $15,000.00 for each claim for relief; exemplary and punitive damages in an amount no less than three times the amount awarded to Plaintiff for compensatory damages; pre-judgment and post-judgment interest as provided by law; an award of attorney’s fees and costs as special damages; an award of Plaintiff’s costs, disbursements, and attorney’s fees incurred in the action; and for such other and further relief as the Court may deem just and proper.

Available Investor Information

We file electronically with the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934, as amended. We make available through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our website is located at www.elysgame.com. You can also request copies of such documents by contacting us at 1-628-258-5148 or sending an email to investor@elysgame.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase or sell our securities. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

MANAGEMENT AND BOARD OF DIRECTORS

Directors, Executive Officers and Corporate Governance

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified or they have resigned. Our 2022 annual meeting of stockholders is scheduled to be held on December 30, 2022 and each of the current directors are nominees for director at the 2022 annual meeting of stockholders. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Our current directors and executive officers, their ages and their positions, as of the date of this prospectus, as follows:

Name	Age	Position
Michele Ciavarella	60	Executive Chairman and Interim Chief Executive Officer
Paul Sallwasser	68	Director
Steven A. Shallcross	61	Director
Andrea Mandel-Mantello	64	Director
Victor Salerno	78	Director
Carlo Reali	54	Interim Chief Financial Officer

Executive Officer and Director Biographies

Michele Ciavarella – Executive Chairman and Interim Chief Executive Officer

Michele Ciavarella has served as our Executive Chairman of the Board since December 30, 2021 and served as our Chairman of the Board of Directors since June 26, 2019. From June 2011 until December 30, 2020, he also served as our Chief Executive Officer. On July 15, 2021, he was appointed as the interim Chief Executive Officer and President of the Company. In addition, Mr. Ciavarella has served our company in various roles and executive capacities since 2004 including President, Chief Executive Officer and Director of Operations. From 2004 to 2011, Mr. Ciavarella was engaged in senior executive and director roles for a variety of private and publicly listed companies including Kerr Mines Ltd. (formerly known as Armistice Resources Corp.), Firestar Capital Management Corporation, Mitron Sports Enterprises, Process Grind Rubber and Dagmar Insurance Services. He also served as the Business Development Officer for Forte Fixtures and Millwork, Inc., a family owned business in the commercial retail fixture manufacturing industry from January 2007 until October 2013. From 1990 until 2004, Mr. Ciavarella served as a senior executive, financial planner, life insurance underwriter and financial advisor for Manulife Financial Corporation and Sun Life Financial, Inc. Mr. Ciavarella received his Bachelor of Science degree from Laurentian University in Sudbury, Ontario. Mr. Ciavarella has been focused on incubating and executing on business building strategies for the last 25 years.

We believe that Mr. Ciavarella is qualified to serve as a member of our Board of Directors due to his practical experience in a broad range of competencies including executive, financial and operational application of lean business process management, extensive c-level and board level experience, leadership skills and diversified industry experience combined with a track record of growing businesses, both organically and through acquisitions and joint ventures.

Paul Sallwasser – Director

Paul Sallwasser was appointed to serve on our Board on June 13, 2019. Mr. Sallwasser is a certified public accountant, joined the audit staff of Ernst & Young LLP in 1976 and remained with Ernst & Young LLP for 38 years. Mr. Sallwasser served a broad range of clients primarily in the healthcare and biotechnology industries of which a significant number were SEC registrants. He became a partner of Ernst & Young in 1988 and from 2011 until he retired from Ernst & Young LLP in 2014, Mr. Sallwasser served in the national office as a member of the Quality and Regulatory Matters Group working with regulators and the Public Company Accounting Oversight Board (PCAOB). Mr. Sallwasser currently serves as the Chief Executive Officer of a private equity fund that is focused on investing in healthcare companies in the South Florida area. Mr. Sallwasser has also served as member of the Board of Directors of Youngevity International, Inc. (“Youngevity”) since June 5, 2017. Youngevity (Nasdaq Capital Market: YGYI) was founded in 1996 and develops and distributes health and nutrition related products through its global independent direct selling network, also known as multi-level marketing, and sells coffee products to commercial customers.

We believe that Mr. Sallwasser is qualified to serve as a member of our Board due to his vast audit and accounting experience, which includes his status as an “audit committee financial expert,” as defined by the rules of the SEC.

Steven A. Shallcross – Director

Steven A. Shallcross was appointed to serve on our Board of Directors on June 13, 2019. Mr. Shallcross has also served as a member of the board of directors of Synthetic Biologics, Inc. (NYSE American: SYN) since December 6, 2018 and currently serves as Synthetic Biologics’ Chief Executive Officer, a position he was appointed to on December 6, 2018, and as Synthetic Biologics’ Chief Financial Officer. Mr. Shallcross was appointed as Synthetic Biologics’ Interim Chief Executive Officer on December 5, 2017 and has served as its Chief Financial Officer, Treasurer and Secretary since joining Synthetic Biologics in June 2015. Synthetic Biologics is a clinical-stage company focused on developing therapeutics designed to preserve the microbiome to protect and restore the health of patients.

From May 2013 through May 2015, Mr. Shallcross served as Executive Vice President and Chief Financial Officer of Nuo Therapeutics, Inc. (formerly Cytomedix, Inc.). In January 2016, Nuo Therapeutics, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and on April 25, 2016, the Bankruptcy Court entered an order granting approval of Nuo’s plan of reorganization. From July 2012 to May 2013, Mr. Shallcross held the offices of Executive Vice President, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer of Senseonics Inc, a privately-held medical device company located in Germantown, MD. From January 2009 to March 2011, he served as Executive Vice President and Chief Financial Officer of Innocoll AG (formerly privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen-based products. He also served as the Chief Financial Officer and Treasurer of Vanda Pharmaceuticals, Inc. for four years, leading the company through its successful IPO and follow-on offering and previously served as the Senior Vice President and Chief Financial Officer of Middlebrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation). In addition, Mr. Shallcross also served as the Chief Financial Officer of Bering Truck Corporation. From April 2021 until June 2022, Mr. Shallcross served on the board of directors of TwinVee Powercats, Co., a designer, manufacturer and marketer of recreational and commercial power catamaran boats. He holds an MBA from the University of Chicago’s Booth School of Business, a Bachelor of Science degree in Accounting from the University of Illinois, Chicago, and is a Certified Public Accountant in the State of Illinois.

We believe that Mr. Shallcross is qualified to serve as a member of our Board due to his significant strategic, operational, business and financial experience, an established track record of leading the financial development and strategy for several publicly traded companies and his familiarity with financial matters facing public reporting companies. Mr. Shallcross has a broad understanding of the financial markets, financial statements as well as generally accepted accounting principles.

Andrea Mandel-Mantello

Mr. Mandel-Mantello was appointed to serve on our Board on June 29, 2021. Mr. Mandel-Mantello serves on the audit committee. Mr. Mandel-Mantello has approximately 40 years of experience in international corporate finance, M&A and equity banking matters. Since July 1997, he has served as the Founder and Chief Executive Officer of Advicorp PLC, a London-based investment banking firm. He also has served since February 2012, as a member of the board of directors of GABF Ltd. (The Great Bagel Factory), which was acquired by Chef Express UK Ltd (Cremonini Group), and from July 2011 as a member of the board of directors and President of Cesare Ragazzi Laboratories (AdviHair S.r.l.), a Bologna, Italy based leading hair treatment and hair restoration company acquired out of bankruptcy. From February 1988 until January 1997 Mr. Mandel-Mantello was an Executive Director – Corporate Finance based in London at Swiss Bank Corporation Group (now known as UBS Group AG).

We believe that Mr. Mandel-Mantello is qualified to serve as a member of our Board due to his significant strategic, operational, business and financial experience. Mr. Mandel-Mantello has a broad understanding of the financial markets, financial statements as well as generally accepted accounting principles.

Victor Salerno

Mr. Salerno was appointed to serve on our board on September 13, 2021. Mr. Salerno is the President and founder of the Company’s newly acquired subsidiary, US Bookmaking. Mr. Salerno founded US Bookmaking, based in Las Vegas Nevada, in 2016 and has built US Bookmaking into one of the leading sports betting companies to serve native American casinos. Mr. Salerno has enjoyed over forty years in the sports betting business where he served as Chairman of American Wagering, Inc (AWI). AWI operated over 130 Leroy’s Sports Books (Leroy’s) in Nevada. At AWI, Mr. Salerno launched the first computerized sports book platform, Computerized Bookmaking Services (CBS), which is still in use today. With the development of CBS, he was able to create the first bookmaking network hub which managed the betting lines and risk for the Leroy’s chain. He was the developer and first operator in Nevada to introduce self-service sports wagering kiosks, which were launched in 2002. His most significant accomplishment was the 2010 launch of mobile sports betting in the US with the Leroy’s App. Mr. Salerno has served as the President of the Nevada Association of Race and Sports Operators and as a member of the Nevada Pari-Mutuel Association’s leadership committee. In 2015, he was inducted into the American Gaming Association’s “Gaming Hall of Fame.”

Mr. Salerno has significant industry experience in the US Gaming markets. Pursuant to the Membership Purchase Agreement, dated July 5, 2021, entered into with Bookmakers Company US LLC and the members of Bookmakers Company US LLC to acquire U.S. Bookmaking, we were contractually obligated to nominate Victor J. Salerno for re-election as a director of Elys at the 2022 Annual Meeting.

Carlo Reali – Interim Chief Financial Officer

Mr. Reali was appointed to serve as our Interim Chief Financial Officer on January 5, 2022. Mr. Reali joined the Company in January 2017 as finance manager with Multigioco S.r.l., a wholly owned subsidiary, and on October 15, 2020, was appointed and has served as the Company’s Group Financial Controller based in the Company’s administrative office in Grottaferrata, Italy. Prior to joining the Company, Mr. Reali was the Chairman and Executive Financial Manager of S.I.S. S.r.l. from January 2001 until its acquisition in July 2015 by SNAI S.p.A., a leader in the Italian gaming market, and remained with SNAI as Executive Finance Manager until August 2016. Mr. Reali holds a Science Degree from Instituto S. Maria in Rome, Italy and a Degree in Economics and Commerce from University of La Sapienza in Rome, Italy.

Involvement in Certain Legal Proceedings

On July 20, 2022, we received notice that on July 17, 2022, an action (the “Action”) was commenced in the Eighth Judicial District Court, Clark County, Nevada, Case No. A-22-855524-B, by Victor J. Salerno, Robert Kocienski and Robert Walker (“Plaintiffs”), against us and Bookmakers Company US LLC d/b/a U.S. Bookmaking (“USB,” and together with the Company collectively “Defendants”). Plaintiffs’ claims against us relate to the Membership Interest Purchase Agreement, dated July 5, 2021, pursuant to which Plaintiffs sold their membership interests in USB to us. Plaintiffs’ claims for relief asserted in the Action include, without limitation, breach of contract, breach of implied covenants, intentional interference with contract and negligent misrepresentation. Plaintiffs sought a judgment for damages against us, including punitive damages, as well as declaratory relief against both USB and us. We believe the Action was completely without merit. On September 29, 2022, the Court denied in all respects the Plaintiffs’ emergency motion for a preliminary injunction, and on September 30, 2022, the Action was dismissed by the Plaintiffs.

Except as disclosed herein, no bankruptcy petition has been filed by or against any business of which any director or executive officer was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

No current director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offences).

No current director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, with the exception of the specific temporary restrictions that were limited to Canada and were mutually agreed to between Mr. Ciavarella and the Ontario Securities Commission (“OSC”). As previously disclosed with the SEC, in May 2011, Mr. Ciavarella entered into a Settlement Agreement with the OSC relating to unauthorized trading that occurred in his accounts in November of 2004, pursuant to which the OSC acknowledged that Mr. Ciavarella was not involved in, and Mr. Ciavarella acknowledged a failure to monitor the trading in his accounts, and Mr. Ciavarella agreed to not to trade in securities or act as an officer or director of a Canadian public corporation for a period of five years that expired on May 17, 2016. In addition, pursuant to the Settlement Agreement, Mr. Ciavarella made a payment of CDN $100,000 to the OSC for the purpose of educating investors or promoting or otherwise enhancing knowledge and information of persons regarding the operation of the securities and financial markets.

Except as set forth above, no director has been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a code of conduct that applies to all officers, directors and employees, including those officers responsible for financial reporting. The full text of the code of conduct is posted on our website at www.elysgame.com. If we make any substantive amendments to the code of conduct or grant any waiver from a provision of the code of conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Director Independence

Our Board of Directors currently consists of five members. We have adopted the definition of “independent director” as set forth in Rule 5605 of the Nasdaq Stock Market. Accordingly, our Board of Directors considers a director to be independent when the director is not one of our subsidiaries’ officers or employees or director of our subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC. In applying this definition, the Board has determined that our three non-employee directors, Messrs. Sallwasser, Shallcross and Mandel-Mantello, each meet the independence standards established by the Nasdaq Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our audit committee and compensation committee.

Board Committees

Our Board of Directors designated the following three standing committees of the Board: the audit committee, the compensation committee and the nominating and corporate governance committee. Charters for each of the three committees is available on our website at https://ir.elysgame.com/corporate-governance. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters.

Board Members and Committee Composition

Board Members	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Michele Ciavarella	—	—	—
Andrea Mandel-Mantello	Member	—	—
Victor J. Salerno	—	—	—
Paul Sallwasser	Chairman	Member	Member
Steven A. Shallcross	Member	Chairman	Member

Audit Committee

Our audit committee is comprised of Messrs. Sallwasser, Shallcross and Mandel-Mantello. Mr. Sallwasser is Chairman of the audit committee. The primary purpose of the audit committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The audit committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm. Specifically, the audit committee’s duties are to recommend to our Board the engagement of an independent registered public accounting firm to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the external auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. The Board has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. The Board believes that each of Messrs. Sallwasser, Shallcross and Mandel-Mantello qualify as an “audit committee financial expert” (as defined in Item 407 of Regulation S-K).

Compensation Committee

Our compensation committee is comprised of Messrs. Sallwasser and Shallcross. Mr. Shallcross is Chairman of the compensation committee. The compensation committee is responsible for, among other things, reviewing and recommending to our Board the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and providing recommendations regarding compensation and bonus levels of other members of senior management; reviewing and making recommendations to our Board on all new executive compensation programs; reviewing the compensation of our Board; and administering our equity incentive plans. The compensation committee may delegate any or all of its duties or responsibilities to a subcommittee of the compensation committee, to the extent consistent with the Company’s organizational documents and all applicable laws, regulations and rules of markets in which our securities trade, as applicable. The Board has determined that each member of the compensation committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

Nominating and Governance Committee

Our nominating and governance committee is comprised of Messrs. Sallwasser and Shallcross. Mr. Sallwasser is Chairman of the nominating and governance committee. The nominating and governance committee is responsible for, among other things, annually assessing the composition, skills, size and tenure of the Board in advance of annual meetings and whenever individual directors indicate that their status may change; annually considering new members for nomination to the Board ; causing the Board to annually review the independence of directors; and developing and monitoring our general approach to corporate governance issues as they may arise. The Board has determined that each member of the nominating and governance committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

Executive Committee

On August 28 2022, we established an executive committee comprised of Messrs. Ciavarella, Sallwasser, Shallcross and Mandel-Mantello to take all action that the Board of Directors may take in light of Mr. Salerno’s conflict of interest resulting from the Action.

Family Relationships

There are no family relationships between our officers and directors.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Elys Game Technology, Corp., Suite 701, 130 Adelaide St. W. Toronto, Ontario, Canada M5H 2K4.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients, and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in Elys for review and possible response.

Board Leadership Structure

Mr. Ciavarella serves as the Interim Chief Executive Officer, President and Executive Chairman of the Board of Directors. Although we do not have a formal policy on whether the same person should (or should not) serve as both the Chief Executive Officer and Chairman of the Board, due to the size of our Company, we believe that the current structure is appropriate. In serving as Executive Chairman of the Board, Mr. Ciavarella serves as a significant resource for other members of management and the Board of Directors.

We believe that our company and its stockholders are best served by having Mr. Ciavarella, our Executive Chairman of the Board of Directors. Mr. Ciavarella’s role as Executive Chairman promotes unified leadership and direction for the Board of Directors and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

Our current structure is operating effectively and fosters productive, timely and efficient communication among the independent directors and management. We do have active participation in our committees by our independent directors. Each committee performs an active role in overseeing our management and there are complete and open lines of communication with the management and independent directors.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of our company’s risks. The Board regularly reviews information regarding our company’s strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet separately with management responsible for such area, including our Interim Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. In addition, the Nominating and Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Elys and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant rules of the SEC. Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

EXECUTIVE COMPENSATION

Set forth below is information for the fiscal years ended December 31, 2021 and 2020 relating to the compensation of each person who served as our principal executive officer and our executive officers whose compensation exceeded $100,000 (the “Named Executive Officers”).

Name and principal position	Year	Salary ($)		Bonus ($)		Awards ($)	Stock Compensation ($)	All Other Compensation ($)		Total Compensation ($)

Michele Ciavarella	2021	500,000	(1)	375,000	(1)	—	112,208	—		987,208
Executive Chairman of the Board, and interim Chief Executive Officer	2020	261,667		465,938		—	80,023	—		807,628
Matteo Monteverdi(2)	2021	425,000		—		—	301,247	4,009	(3)	730,256
Former Chief Executive Officer and President	2020	131,667		54,861		—	82,006	120,360	(4)	388,894
Luca Pasquini(5)	2021	239,451		—		—	56,735	—		296,186
Former Vice President of Technology and Director	2020	227,976		—		—	27,308	1,030		256,314
Alessandro Marcelli(6)(7)	2021	292,208		—		—	55,382	—		347,590
Former Vice President of Operations	2020	227,976		—		—	26,969	—		254,945
Mark Korb(8)(9)(10)	2021	247,000		—		—	241,665	1,761		490,426
Chief Financial Officer	2020	135,000		50,000		—	46,753	—		231,753

(1)	Mr. Ciavarella elected to take 24,476 shares of common stock in lieu of $140,000 of his 2021 salary and a further 162,835 shares of Common Stock in lieu of $315,913 of his 2021 bonus. The bonus shares were issued in January 2022.
(2)	Mr. Monteverdi resigned as our Chief Executive Officer on July 15, 2021 and accepted a non-executive position of Head of Special Projects.
(3)	All other compensation includes employee benefits consisting of healthcare costs amounting to $4,009.
(4)	Mr. Monteverdi became our President on September 21, 2020 and our Chief Executive Officer on December 30, 2020. From March 2020 until September 2020, Mr. Monteverdi served as an independent strategic advisor to us. Represents consulting fees paid to Mr. Monteverdi prior to him being appointed as President and Chief Executive Officer of the Company.
(5)	Mr. Pasquini resigned as our vice president and Chief Technology Officer on September 13, 2021.
(6)	Mr. Marcelli resigned as our vice president of operations effective May 12, 2021.
(7)	Mr. Marcelli received salary payments through his wholly owned private company AB Consulting Srl.
(8)	Mr. Korb resigned as our Chief Financial officer on January 5, 2022.
(9)	Includes $120,000 paid to Mr. Korb as a contract Chief Financial Officer, prior to his full time employment with the Company.
(10)	Includes $135,000 and a further $50,000 in bonus payments, paid to Mr. Korb as a contract Chief Financial Officer, prior to his full time employment with the Company in September 2021.

Outstanding Equity Awards at Fiscal Year-End December 31, 2021

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2021:

	OPTION AWARDS					STOCK AWARDS
	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Equity incentive plan awards: Number of securities underlying unearned options	Option exercise price	Option expiry	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Michele Ciavarella(1) (2)(3)	39,375	—	—	2.96	7/5/2029	—	—	—	—
	14,583	10,417	—	2.80	8/29/2029	—	—	—	—
	58,333	81,667	—	2.03	9/30/2030	—	—	—	—
Matteo Monteverdi(4)	162,000	486,000	—	1.84	9/22/2030	—	—	—	—
Luca Pasquini(2)(5)	14,583	10,417	—	2.80	8/29/2029	—	—	—	—
	24,167	33,833	—	2.03	9/30/2030	—	—	—	—
Alessandro Marcelli(2)(6)	14,583	10,417	—	2.80	8/29/2029	—	—	—	—
	23,333	32,667	—	2.03	9/30/2030	—	—	—	—
Mark Korb(7)(8)(9)	25,000	—	—	2.72	7/1/2026	—	—	—	—
	24,167	33,833	—	2.03	9/30/2030	—	—	—	—
	—	400,000	—	4.03	7/5/2031	—	—	—	—

(1)	Mr. Ciavarella was awarded option to purchase 39,375 shares of common stock on July 5, 2019 all of which are vested.
(2)	Mr. Ciavarella, Mr. Marcelli, and Mr. Pasquini were each awarded options to purchase 25,000 shares of common stock on August 29, 2019 of which each have 14,583 vested and the remaining options vest equally over the next 20 months.
(3)	Mr. Ciavarella was awarded an option to purchase 140,000 shares of common stock on October 1, 2020, of which 58,333 are vested and the remaining options vest equally over the next 21 months.
(4)	Mr. Monteverdi was awarded an option to purchase 648,000 shares of common stock of which 162,000 are vested, the options vest annually on each of September 21, 2022, 2023 and 2024.
(5)	Mr. Pasquini was awarded options to purchase 58,000 shares of common stock of which each have 24,167 are vested with the remaining options vesting equally over the next 21 months.
(6)	Mr. Marcelli was awarded options to purchase 56,000 shares of common stock of which each have 4,667 are vested with the remaining options vesting equally over the next 33 months.
(7)	Mr. Korb was awarded options to purchase 25,000 shares of common stock on July 1, 2019 all of which are vested.
(8)	Mr. Korb was awarded options to purchase 58,000 shares of common stock of which each have 24,167 are vested with the remaining options vesting equally over the next 21 months.
(9)	In connection with an employment agreement Mr. Korb was awarded options exercisable for 400,000 shares of common stock of which none are vested, the options vest annually on each of July 5, 2022, 2023, 2024 and 2025.

Employment Agreements

During the year ended December 31, 2021 and subsequent thereto, we had no formal employment and other compensation-related agreements with our Named Executive Officers other than as listed below.

Michele Ciavarella, Executive Chairman, Interim Chief Executive Officer and President

In connection with Mr. Ciavarella’s appointment as the Executive Chairman, we entered into an amendment, dated December 30, 2020 to his employment agreement, dated December 31, 2018, as amended on July 5, 2019, by and between the Company and Mr. Ciavarella. Pursuant to the Amendment, Mr. Ciavarella’s: (i) position at the Company was changed to Executive Chairman; (ii) term of employment was extended three years to December 31, 2024; and (iii) base salary was increased to $500,000. The Amendment further provides that in lieu of cash, and to the extent shares are then available for grant under the Company’s 2018 Equity Incentive Plan, as amended, Mr. Ciavarella may elect to receive, as of the first business day in January of each year of employment, up to 50% of his base salary as a restricted stock grant of shares of our Common Stock under the Plan, vesting monthly over a 12-month period.

On December 31, 2018, effective as of September 13, 2018 (the “Effective Date”), we entered into an employment agreement (the “Ciavarella Agreement”) with Mr. Ciavarella, pursuant to which Mr. Ciavarella agreed to continue to serve as our Chief Executive Officer. Michele Ciavarella has served as our Chief Executive Officer since June 2011. The Ciavarella Agreement terminates on September 30, 2023, unless earlier terminated pursuant to the terms of the Ciavarella Agreement (the “Initial Term”). Upon the expiration of the Initial Term, the term of Mr. Ciavarella’s employment shall automatically be extended for successive one-year periods (the “Successive Term”) unless either party provides the other party with written notice not less than 60 days prior to the end of any Successive Term. Pursuant to the terms of the Ciavarella Agreement, as amended on July 5, 2019, Mr. Ciavarella agreed to reduce his base salary from $395,000 per year, to an annual base salary of $240,000, which base salary may be increased by our Board, in its sole discretion. In addition, Mr. Ciavarella is eligible to receive a bonus equal up to 75% of his base salary (the “Targeted Bonus”) and receive awards pursuant to our equity incentive plan, as determined by the Board. Mr. Ciavarella is also eligible to participate in pension, medical, retirement and other benefit plans which are available to our senior officers and directors. In connection with the salary reduction effected on July 5, 2019, Mr. Ciavarella was granted incentive stock options under our 2018 Equity Incentive Plan to purchase 39,375 shares of our Common Stock, having an exercise price of $2.96 per share, vesting 9,844 shares upon grant and the balance vesting 3,281 shares monthly for nine months and expiring 10 years after grant.

We may terminate Mr. Ciavarella’s employment at any time without Cause or for Cause (as defined in the Ciavarella Agreement) and Mr. Ciavarella may terminate his employment at any time. In the event Mr. Ciavarella’s employment is terminated by us without Cause (as defined in the Ciavarella Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella shall be entitled to receive the following: (i) an amount equal to one times the sum of (A) Mr. Ciavarella’s then base salary and (B) an amount equal to the highest annual incentive compensation paid to Mr. Ciavarella during the two most recently completed fiscal years (but not more than the bonus for the-then current fiscal year) payable over a period of twelve months; (ii) in lieu of any incentive compensation for the year in which such termination occurs, payment of an amount equal to (A) the Targeted Bonus (if any) which would have been payable to Mr. Ciavarella had Mr. Ciavarella remained in employment with us during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Ciavarella was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs; (iii) reimbursement of expenses properly incurred by Mr. Ciavarella; (iv) if Mr. Ciavarella elects to continue medical coverage under our group health plan, an amount equal to the monthly premiums for such coverage less the amount of employee contributions payable until the earlier of twelve months and the date Mr. Ciavarella becomes eligible to receive such coverage under a subsequent employer’s insurance plan; and (v) except as otherwise provided at the time of grant, all outstanding stock options and restricted stock units issued to Mr. Ciavarella vest in full; provided, however, such vested stock options and restricted stock units shall not be exercisable after the earlier of (A) 30 days after the termination of Mr. Ciavarella’s employment and (B) the expiration date of such awards; provided further that, in the event Mr. Ciavarella’s employment is terminated prior to the compensation committee (the “Committee”) determining the satisfaction of performance criteria applicable with respect to the issuance of any such award, such award will not vest unless and until such determination has been made by the Committee. In the event Mr. Ciavarella’s employment is terminated by us without Cause (as defined in the Ciavarella Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement) and such termination occurs upon, or within two (2) years following, a Change in Control (as defined in the Ciavarella Agreement), Mr. Ciavarella shall be entitled to receive the payments described in the foregoing sentence multiplied by three (3) and such amount shall be payable over a period of twenty-four (24) months after termination.

Upon termination by us of Mr. Ciavarella’s employment for Cause (as defined in the Ciavarella Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Mr. Ciavarella payable on the termination date. In the event Mr. Ciavarella’s employment is terminated for death or Disability (as defined in the Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date; (ii) reimbursement of expenses properly incurred by Mr. Ciavarella; and (iii) one times Mr. Ciavarella’s then base salary payable within 45 days of the termination date. In the event Mr. Ciavarella terminates his employment for any reason other than Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Mr. Ciavarella payable on the termination date. To be eligible to receive any of the severance payments upon termination of Mr. Ciavarella’s employment by us without Cause (as defined in the Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella must execute a release of claims in favor of us as set forth in the Ciavarella Agreement.

Victor Salerno - Director

Together with the consummation of the acquisition of US Bookmaking, the Company entered into a four year employment agreement with Mr. Salerno terminating on July 14, 2025 (the “Salerno Employment Agreement”), automatically renewable for a period of one year unless notified by either party of non-renewal. The employee will earn an initial base salary of $0 and thereafter $150,000 per annum commencing on January 1, 2022. Mr. Salerno is entitled to bonuses, equity incentives and benefits consistent with those of other senior employees.

Mr. Salerno may be terminated for no cause or resign for good reason, which termination would entitle him to the greater of one year’s salary or the remaining term of the employment agreement plus the highest annual incentive bonus paid to him during the past two years. If Mr. Salerno is terminated for cause he is entitled to all unpaid salary and expenses due to him at the time of termination. If the employment agreement is terminated due to death, his heirs and successors are entitled to all unpaid salary, unpaid expenses and one times his annual base salary. Termination due to disability will result in Mr. Salerno being paid all unpaid salary and expenses and one times annual salary.

Pursuant to the Salerno Employment Agreement, Mr. Salerno has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Salerno has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the type of services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

On September 13, 2021, the Board appointed Mr. Salerno, the President and founder of the Company’s newly acquired subsidiary, US Bookmaking, to serve as a member of the Board.

Mark Korb – Former Chief Financial Officer

On July 5, 2021, the Company entered into an employment agreement dated July 1, 2021 with Mark Korb, the Company’s Chief Financial Officer, (the “Korb Employment Agreement”), to employ Mr. Korb, on a full-time basis commencing September 1, 2021, as Chief Financial Officer for a term of four (4) years, at an annual base salary of $360,000 and such additional performance bonus payments as may be determined by the Company’s Board with a target bonus of 40% of his base salary. Mr. Korb will also be entitled to pension, medical, retirement and other benefits available to other Company senior officers and directors and he will receive an allowance of up to $2,000 per month towards medical and welfare benefits. In connection with the Korb Employment Agreement, On July 1, 2021, the Compensation Committee of the Board granted Mr. Korb, an option to purchase 400,000 shares of the Company’s Common Stock. The shares of Common Stock underlying the option award vest pro rata on a monthly basis over a forty-eight month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $4.03 per share.

In addition, the Korb Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If his employment is terminated by the Company other than for “Cause,” death or Disability or by Mr. Korb for “Good Reason” (each as defined in the Korb Employment Agreement), he will be entitled to receive from the Company in equal installments over a six month period (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual MBO Bonus (as defined in the Korb Employment Agreement”) paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his MBO Bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the Agreement, the amount shall be Mr. Korb’s MBO Bonus for the-then current fiscal year); (2) in lieu of any MBO Bonus for the year in which such termination occurs, payment of an amount equal to (A) the MBO Bonus (if any) which would have been payable to Mr. Korb had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Korb was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive under the Employment Agreement an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Korb and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Korb becomes eligible to receive such coverage under a subsequent employer’s insurance plan. Mr. Korb’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

If the Korb Employment Agreement is terminated by the Company for cause or by Mr. Korb for Good Reason, then Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the termination date and all expenses incurred by him prior to the termination date. The Korb Employment Agreement also provides that upon the Disability (as defined in the Korb Employment Agreement) of Mr. Korb or his death, Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the date of his declared Disability or death and all expenses incurred by him prior to such date and one times his base salary.

Pursuant to the Korb Employment Agreement, Mr. Korb has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Korb has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

On January 5, 2022, Mark Korb resigned as Chief Financial Officer of the Company. In connection with his resignation, the Company entered into an amendment to Mr. Korb’s employment agreement with the Company to provide that he will be employed by the Company as a non-executive employee with the title “Head of Corporate Affairs”, reporting directly to the Executive Chairman and that in such capacity he will be responsible for, among other things, various corporate initiatives and activities related to growth and capital strategies. All other terms of the employment agreement remain the same.

Matteo Monteverdi – Former President

Effective September 21, 2020, the Board appointed Mr. Monteverdi, as President of the Company and effective December 30, 2020, Mr. Monteverdi was appointed as the Chief Executive Officer of the Company.

Mr. Monteverdi has previously served as an independent strategic advisor to the Company since March 2020 and has developed a firm understanding of the unique technological capabilities of the Company’s Elys Game Board betting platform and has established a strong rapport with the Company’s current management team.

In connection with his appointment, the Company and Mr. Monteverdi entered into a written employment agreement (the “Employment Agreement”) for an initial four-year term, which provides for the following compensation terms:

●	an annual base salary of $395,000 subject to increase, but not decrease, at the discretion of the Board;
●	the opportunity to earn a Management by Objectives bonus (“MBO Bonus”) of 0 to 100% of annual base salary with a target bonus of 50% upon the achievement of 100% of a target objective that is mutually agreed on by both the Company and Mr. Monteverdi; and
●	Equity Incentive Options to purchase 648,000 shares of Common Stock that vest pro rata on each of September 1, 2021, September 1, 2022, September 1, 2023 and September 1, 2024.

Mr. Monteverdi is also eligible to participate in the Company’s 2018 Equity Incentive Plan and to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company or in the alternative may substitute the payment amount that would be paid for health benefits towards contributions to a 401k plan.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Monteverdi for “good reason” (each as defined in his agreement), he would be entitled to receive from the Company in equal installments over a period of six (6) months (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual MBO Bonus paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his MBO Bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the Agreement, the amount shall be Executive’s MBO Bonus for the-then current fiscal year); (2) in lieu of any MBO Bonus for the year in which such termination occurs, payment of an amount equal to (A) the MBO Bonus (if any) which would have been payable to Mr. Monteverdi had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Monteverdi was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive under the Employment Agreement an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Monteverdi and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Monteverdi becomes eligible to receive such coverage under a subsequent employer’s insurance plan.

Mr. Monteverdi’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

On July 15, 2021, Mr. Monteverdi resigned as the Company’s Chief Executive Officer and President to become the Company’s Head of Special Projects, all other terms of the employment contract remain the same.

DIRECTOR COMPENSATION

The following table sets forth information for the fiscal year ended December 31, 2021 regarding the compensation of our directors who on December 31, 2021 were not also our Named Executive Officers.

Name	Fees Earned or Paid in Cash	Option Awards	Other Compensation	Total

Paul Sallwasser(1)	$—	$108,587	$—	$108,587
Steven Shallcross(2)	40,000	69,333	—	109,333
Philippe Blanc	—	83,717	—	83,717
Andrea Mandel Montello(3)	20,000	69,333	—	89,333
Victor Salerno	—	—	—	—

___________________

(1)	Mr. Sallwasser was appointed to the Board on June 13, 2019. Pursuant to his agreement Mr. Sallwasser receives compensation of $110,000 for the years ended June 30, 2021 and 2020. Mr. Sallwasser opted to take his compensation in stock options, on September 13, 2021, Mr. Sallwasser was awarded options to purchase 21,300 shares of Common Stock vesting over a twelve month period.
(2)	Mr. Shallcross was appointed to the Board on June 13, 2019. Pursuant to his agreement Mr. Shallcross receives compensation of $110,000 for the years ended June 30, 2021 and 2020. Mr. Shallcross opted to take $40,000 in cash and $70,000 in stock options, on September 13, 2021, Mr. Shallcross was awarded options to purchase 13,600 shares of Common Stock vesting over a twelve month period.
(3)	Mr. Mandel-Mantel was appointed to the Board on June 29, 2021. Pursuant to his agreement Mr. Mandel-Mantello received compensation of $110.000 per annum. Mr. Mandel-Mantello opted to take $40,000 in cash and $70,000 in stock options, on September 13, 2021, Mr. Mandel-Mantello was awarded options to purchase 13,600 shares of Common Stock vesting over a twelve month period.

Director Option Awards

	Option	Stock
	awards	awards
Name	(Amount)	(Amount)

Paul Sallwasser(a)	96,925	—
Steven Shallcross(b)	58,913	—
Andrea Mandel-Mantello(c)	13,600	—

(a)	On July 5, 2019, Mr. Sallwasser was awarded an option to purchase 20,625 shares of Common Stock, of which all are vested, on October 1, 2020, an additional option to purchase 55,000 shares of Common Stock was awarded to Mr. Sallwasser, of which all are vested and on September 13, 2021, an additional option to purchase 21,300 shares of Common Stock was awarded to Mr. Sallwasser of which 5,325 are vested as of December 31, 2021 and the remaining 15,975 vest over the next eight and a half months.
(b)	On July 5, 2019, Mr. Shallcross was awarded an option to purchase 10,313 shares of Common Stock of which all are vested, on October 1, 2020, an additional option to purchase 35,000 shares of Common Stock was awarded to Mr. Shallcross of which all are vested, and on September 13, 2021 an additional option to purchase 13,600 shares of Common Stock was awarded to Mr. Shallcross of which 3,400 are vested as of December 31, 2021 and the remaining 10,200 vest over an eight and a half month period.
(c)	On September 13, 2021 an option to purchase 13,600 shares of Common Stock was awarded to Mr. Mandel-Mantello of which 3,400 are vested as of December 31, 2021 and the remaining 10,200 vest over an eight and a half month period.

Fees and Equity Awards for Non-Employee Directors

On July 5, 2019, we adopted a new formal plan for compensating our director for service in their capacity as directors. The plan was modified during the current year whereby Directors are entitled to annual compensation at $110,000 a year, payable as to $40,000 in cash and the equivalent of $70,000 in incentive stock options, however, each director may elect to receive the entire compensation in incentive stock options. The incentive stock options issued in lieu of cash compensation to the non-executive directors have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest monthly for twelve months and expire ten years thereafter.

Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Equity Compensation Plan Information

In September 2018, our stockholders approved our 2018 Equity Incentive Plan, which initially provided for a maximum of 1,150,000 shares of common stock that may be issued as options, stock appreciation rights, restricted stock, stock units, other equity awards or cash awards. In November 2020, our stockholders approved an amendment to the 2018 Equity Incentive Plan (Amendment No. 1) to increase by 1,850,000 the number of shares that may be granted as awards under the 2018 Equity Incentive Plan.

On October 1, 2020, the Board approved an amendment to the Company’s 2018 Equity Incentive Plan (the “Plan”) to (x) increase the number of shares of common stock that the Company will have the authority to grant under the plan by an additional 1,850,000 shares of common stock, and (y) to increase the maximum number of shares that may be granted as an award under the Plan to any non-employee director during any one calendar year to: (i) chairperson or lead director – 300,000 shares of common stock; and (ii) other non-employee director - 250,000 shares of common stock, which reflects an increase in the annual limits for awards to be granted to non-employee directors under the Plan.

On November 20, 2020, the Company held its 2020 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 1,850,000 shares of common stock.

On October 29, 2021, the Board approved an Amendment to the Plan (“Amendment No. 2”) to increase by 4,000,000 the number of shares that may be granted under the Plan. Amendment No. 2 to the 2018 Plan will increase the number of shares of common stock with respect to which awards may be granted under the 2018 Plan from an aggregate of 3,000,000 shares of Common Stock to 7,000,000 shares of common stock.

On December 8, 2021, the Company held its 2021 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders approved amendment 2 to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 4,000,000 shares of common stock.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2018 Equity Incentive Plan	2,766,438	$2.92	3,741,096

Equity compensation plans not approved by security holders	—	—	—
Total	2,766,438	$$2.92	3,741,096

During July 2019, we issued an aggregate of 95,313 options to purchase common stock, of which options to purchase 25,000 shares of common stock were issued to our Chief Financial Officer, options to purchase 39,375 shares of common stock were issued to our Chief Executive Officer and options to purchase 30,938 shares of common stock were issued to directors. During August 2019, we issued an aggregate of 150,000 options to purchase shares of common stock of which options to purchase 25,000 shares of common stock were issued to each of Michele Ciavarella, our Chief Executive Officer, Alessandro Marcelli, our Vice President of Operations, Luca Pasquini, our Vice President of Technology, Gabriele Peroni, our Vice President Business Development, Franco Salvagni, our Vice President of Land-based Operations and Beniamino Gianfelici, our Vice President Regulatory Affairs. On November 11, 2019 the Company granted options to purchase 70,625 shares of common stock to various employees at an exercise price of $2.80 per share.

On October 1, 2020, the Board granted to each of Michele Ciavarella, Alessandro Marcelli, Luca Pasquini, Gabriele Peroni, Frank Salvagni, Beniamino Gianfelici and Mark Korb, an option to purchase 140,000, 56,000, 58,000, 36,000, 36,000, 35,000 and 58,000 shares of the Company’s common stock, respectively, under the Company’s 2018 Equity Incentive Plan. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $2.03 per share. On October 1, 2020, the Board also granted to each of Paul Sallwasser, Steven Shallcross and Philippe Blanc, as non-executive members of the Board, an option to purchase 55,000, 35,000 and 55,000 shares of the Company’s common stock, respectively, under the Company’s 2018 Equity Incentive Plan. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a twelve month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $2.03 per share. On October 1, 2020, the board granted options to purchase 95,000 shares of common stock to various employees at an exercise price of $2.03 per share.

During September 2020, in terms of the employment agreement entered into with Mr. Monteverdi, the Company granted options to purchase 648,000 shares of common stock that vest pro rata on each of September 1, 2021, September 1, 2022, September 1, 2023 and September 1, 2024.

During the period ended December 31, 2021, the Company issued ten year options to purchase 745,000 shares at exercise prices ranging from $2.62 to $4.20 per share to employees.

On July 1, 2021, in compliance with the terms of an employment agreement entered into with Mr. Korb, the Company’s CFO, the Company granted him ten year options to purchase 400,000 shares of common stock at an exercise price of $4.03 per share vesting annually commencing on September 1, 2022.

On August 31, 2021, due to the resignation of an employee, unvested options for 50,000 shares of common stock were forfeited by the employee.

On September 13, 2021, the Company granted the non-executive members of its board ten year options to purchase 48,500 shares of common stock at an exercise price of $5.10 per share, as a component of annual compensation.

As of December 31, 2021, there was an aggregate of 2,766,438 options to purchase shares of common stock granted under our 2018 Equity Incentive Plan and 3,741,096 reserved for future grants.

On July 29, 2022, due to the severance agreement entered into with Mr. Monteverdi, the option for 648,000 shares of common stock granted to Mr. Monteverdi expired, unexercised.

On September 25, 2022, we issued an aggregate of 3,500,000 shares of restricted stock including a grant of 300,000 shares of common stock to Mr. Ciavarella and 200,000 shares of common stock to Mr. Reali.

On September 30, 2022, due to the resignation of an employee on June 30, 2022, options for 4,375 shares of common stock expired, unissued.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 6, 2022, with respect to the beneficial ownership of our common stock by each of the following:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

As of December 6, 2022, we had 30,360,810 shares of common stock outstanding. The percentage ownership information shown in the table after this offering is based upon 61,767,845 shares of common stock outstanding as of such date, after giving effect to the sale of 31,407,035 units pursuant to this prospectus (assuming the sale of no pre-funded warrant units and no exercise of the common warrants issued in this offering).

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of options or warrants that are either immediately exercisable or exercisable on or before February 4, 2023, which is approximately 60 days following December 6, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each of the individuals and entities listed in this table is c/o Elys Game Technology, Corp., 130 Adelaide Street, West, Suite 701, Toronto, Ontario, Canada M5H 2K4

	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)	Post-Offering Percentage of Common Stock Beneficially Owned(2)
Directors and Executive Officers
Michele Ciavarella (Executive Chairman of the Board)(3)	6,073,627	19.9%	9.8%
Victor Salerno (Director)(4)	489,760	1.6%	*
Paul Sallwasser (Director)(5)	126,925	*	*
Steven Shallcross(Director)(6)	64,158	*	*
Andrea Mandel-Mantello (Director)(7)	13,600	*	*
Carlo Reali (Interim Chief Financial Officer)(8)	215,200	*	*
Luca Pasquini (former Vice President of Technology and Director)(9)	1,132,027	3.7%	1.8%
Alessandro Marcelli (former Vice President of Operations)(10)	1,223,912	4.0%	2.0%
Mark Korb (former Chief Financial Officer)(11)	220,111	*	*
Matteo Monteverdi (former Chief Executive Officer)(12)	15,000	*	*

All current executive officers and directors as a group (6 persons)	6,983,269	22.7%	11.2%
Other 5% or Greater Stockholders
Gold Street Capital Corp.(13)	4,730,861	15.6%	7.7%

 _________________________

* less than 1%

(1)	Based on 30,360,810 shares of common stock outstanding on December 6, 2022.

(2)	Based on 30,360,810 shares of common stock outstanding on December 6, 2022 and an additional 31,407,035 shares of common stock in this offering, totaling 61,767,845 shares of common stock.

(3)	Includes 1,173,148 shares of common stock; a further 4,728,478 shares and warrants exercisable into 2,383 shares of Common Stock held by Gold Street Capital Corp., a corporation owned by Gilda Pia Ciavarella, the spouse of Michele Ciavarella, and options to purchase 204,375 shares of Common Stock of which 160,7999 are vested and a further 8,819 vests within the next 60 days. Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.

(4)	Includes 489,760 shares of common stock.

(5)	Includes 30,000 shares of common stock and options to purchase 96,925 shares of common stock of which all are vested.

(6)	Includes 5,245 shares of common stock and options to purchase 58,913 shares of common stock of which all are vested.

(7)	Includes options to purchase 13,600 shares of common stock of which all are vested.

(8)	Includes 200,000 shares of common stock and options to purchase 119,375 shares of common stock of which 14,253 are vested and a further 946 vests within the next 60 days.

(9)	Includes 1,065,562 shares of common stock and options to purchase 83,000 shares of common stock of which 62,201 are vested and a further 4,264 vests in the next sixty days.

(10)	Includes 1,159,002 shares of common stock and options to purchase 81,000 shares of common stock of which 60,757 are vested and a further 4,153 vests in the next sixty days.

(11)	Includes 50,000 shares of common stock and options to purchase 483,000 shares of common stock of which 166,889 are vested and a further 3,222 vests within the next 60 days.

(12)	Includes 15,000 shares of common stock.

(13)	Includes 4,728,478 shares and warrants exercisable into 2,383 shares of common stock. Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been traded on the Nasdaq Capital Market under the symbol “ELYS” since December 23, 2019. On December 6, 2022, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.1592 per share.

Stockholders

As of December 6, 2022, there were an estimated 47 holders of record of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2021 and 2020 and our current year to which we have been a party, in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Deferred Purchase consideration, Related Party

During the first and second quarter of the prior year, we paid the remaining balance of €312,500 (approximately $385,121) to related parties in terms of the Virtual Generation promissory note.

The movement on deferred purchase consideration consists of the following:

December 31, 2021
Principal Outstanding
Promissory notes due to related parties	$382,128
Repayment in cash	(385,121)
Foreign exchange movements	2,993
—
Present value discount on future payments
Present value discount	(5,174)
Amortization	5,133
Foreign exchange movements	41
—
Deferred purchase consideration, net

Equipment loan - Related Party

On September 26, 2022, the Company entered into an equipment loan agreement with Braydon Capital Corp, for the principal sum of $500,000 of which an initial advance of $360,000 was received. The loan bears interest at 9% per annum, compounded monthly and is repayable on October 31, 2023. The loan agreement also provides for additional compensation to the lender of 1% of the gross income received from equipment funded by this loan, capped at 2% of the principal sum advanced.

Braydon Capital Corp is managed by Mr. Claudio Ciavarella, the bother of the Chairman of the Board.

The movement on the equipment loan - Related Party, consists of the following:

September 30, 2022
Opening balance	—
Loan advanced	$360,000
Loan repayments	—
Interest accrued	355
Closing balance	$360,355

Related party payables and receivables represent non-interest-bearing (payables) receivables that are due on demand.

	September 30, 2022		December 31, 2021	December 31, 2020
Related Party payables
Luca Pasquini		$(161)	$(502)	$(565)
Victor Salerno		(374,346)	(51,878)	—
Total		$(374,507)	(52,380)	$(565)

Related Party Receivables
Luca Pasquini	$	----	$1,413	$1,519

Convertible notes acquired, Related Party

Forte Fixtures and Millworks acquired certain convertible notes from third parties that had matured on May 31, 2020. The convertible notes had an aggregate principal amount of $150,000 and only the accrued interest of $70,000 on a note with an aggregate principal amount of $350,000 and notes with an aggregate principal amount of CDN $207,000, the maturity date of these convertible notes was extended to September 28, 2020. The convertible notes together with interest thereon, amounting to $445,020 were repaid between August 23, 2020 and October 21, 2020.

As an incentive for extending the maturity date of the convertible debentures, Forte Fixtures was granted two year warrants exercisable for 134,508 shares of common stock at an exercise price of $3.75 per share and three year warrants exercisable for 33,627 shares of common stock at an exercise price of $5.00 per share. These warrants were exercised on December 30, 2020, for gross proceeds of $630,506.

Gold Street Capital

Gold Street Capital is wholly owned by Gilda Ciavarella, the spouse of Mr. Ciavarella.

Gold Street Capital acquired certain convertible notes that had matured on May 31, 2020, amounting to CDN $35,000 from third parties, the maturity date of these convertible notes was extended to September 28, 2020. The convertible notes together with interest thereon, amounting to CDN $44,062 (approximately $34,547) was outstanding at December 31, 2020. This amount was repaid during the current year.

As an incentive for extending the maturity date of the convertible debentures, all debenture holders, including Gold Street Capital, were granted two-year warrants exercisable at an exercise price of $3.75 per share, and three-year warrants exercisable at an exercise price of $5.00 per share. Gold Street Capital was granted two year-warrants exercisable for 9,533 shares of common stock at $3.75 per share and three-year warrants exercisable for 2,383 shares of common stock at $5.00 per share.

Luca Pasquini

On January 31, 2019, the Company acquired Virtual Generation for €4,000,000 (approximately $4,576,352), Mr. Pasquini was a 20% owner of Virtual Generation and was due gross proceeds of €800,000 (approximately $915,270). The gross proceeds of €800,000 was to be settled by a payment in cash of €500,000 over a twelve month period and by the issuance of common stock valued at €300,000 over an eighteen month period. As of June 30, 2021, the Company has paid Mr. Pasquini the full cash amount of €500,000 (approximately $604,380) and issued 112,521 shares valued at €300,000 (approximately $334,791).

On October 1, 2020, the Company granted to Mr. Pasquini a ten year option to purchase 58,000 shares of common stock at an exercise price of $2.03 per share.

On January 22, 2021, the Company issued Mr. Pasquini 44,968 shares of common stock valued at $257,217, in settlement of accrued compensation due to him.

On July 11, 2021, the Company entered into an agreement with Engage IT Services Srl. (“Engage”), to provide gaming software and maintenance and support of the system, the total contract price was €390,000 (approximately $459,572). Mr. Pasquini owns 34% of Engage.

On October 14, 2021, the Company entered into a further agreement with Engage IT Services Srl. (“Engage”), to provide gaming software and maintenance and support of the system for a period of 12 months, the total contract price was €1,980,000 (approximately $2,192,000). Mr. Pasquini owns 34% of Engage.

On September 13, 2021, Mr. Pasquini, the Company’s Vice President of Technology, resigned as a director of the Company.

On September 26, 2022, Mr. Pasquini was awarded 500,000 restricted shares of common stock valued at $226,750.

Victor Salerno

On July 15, 2021 the Company consummated the acquisition of USB and in terms of the Purchase Agreement the Company acquired 100% of USB, from its members (the “Sellers”). Mr. Salerno was a 68% owner of USB and received $4,080,000 of the $6,000,000 paid in cash upon closing and 860,760 of the 1,265,823 shares of common stock issued on closing.

Together with the consummation of the acquisition of USB, the Company entered into a four year employment agreement with Mr. Salerno terminating on July 14, 2025 (the “Salerno Employment Agreement”), automatically renewable for a period of one year unless notified by either party of non-renewal. The employee will earn an initial base salary of $0 and thereafter $150,000 per annum commencing on January 1, 2022. Mr. Salerno is entitled to bonuses, equity incentives and benefits consistent with those of other senior employees. See “Executive Compensation-Employment Agreements-Victor Salerno” for additional information regarding the terms of the Employment Agreement.

Mr. Salerno may be terminated for no cause or resign for good reason, which termination would entitle him to the greater of one year’s salary or the remaining term of the employment agreement plus the highest annual incentive bonus paid to him during the past two years. If Mr. Salerno is terminated for cause he is entitled to all unpaid salary and expenses due to him at the time of termination. If the employment agreement is terminated due to death, his heirs and successors are entitled to all unpaid salary, unpaid expenses and one times his annual base salary. Termination due to disability will result in Mr. Salerno being paid all unpaid salary and expenses and one times annual salary.

Pursuant to the Salerno Employment Agreement, Mr. Salerno has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Salerno has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the type of services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

On September 13, 2021, the Board appointed Mr. Salerno, the President and founder of the Company’s newly acquired subsidiary, US Bookmaking to serve as a member of the Board.

Prior to the acquisition of USB, Mr. Salerno had advanced USB $100,000 of which $50,000 was forgiven and the remaining $50,000 is still owing to Mr. Salerno, which amount earns interest at 8% per annum, compounded monthly and repayable on December 31, 2023.

Between February 23, 2022 and September 22, 2022, Mr. Salerno advanced USB a total of $305,000 in terms of purported promissory notes, bearing interest at 10% per annum and repayable between June 30, 2022 and November 30, 2022. These purported promissory notes contain a default clause whereby any unpaid principal would attract an additional 25% penalty. These notes were advanced to USB without the consent of the Company, which is required as per the terms of the Members Interest Purchase Agreement entered into on July 15, 2021. Therefore the Company acknowledges the advance of funds to USB by Mr. Salerno, however the terms of the advance and the default penalty have not been accepted and are subject to negotiation or dispute. As of September 30, 2022, these notes remain outstanding, interest has been accrued on these notes, however we intend to dispute the validity of these notes and have accordingly not repaid them or accrued penalty interest in terms of these disputed notes.

On July 20, 2022, the Company received notice that on July 17, 2022, an action was commenced in the Eighth Judicial District Court, Clark County, Nevada, Case No. A-22-855524-B, by Victor J. Salerno, Robert Kocienski and Robert Walker (“Plaintiffs”), against the Company and Bookmakers Company US LLC d/b/a U.S. Bookmaking (“USB,” and together with the Company collectively “Defendants”). Plaintiffs’ claims against the Company relate to the Membership Interest Purchase Agreement, dated July 5, 2021, pursuant to which Plaintiffs sold their membership interests in USB to the Company. Plaintiffs’ claims for relief asserted in the complaint include, without limitation, breach of contract, breach of implied covenants, intentional interference with contract and negligent misrepresentation. Plaintiffs seek a judgment for damages against the Company, including punitive damages, as well as declaratory relief against both the Company and USB. The Company believes the claims made by Plaintiff’s against the Defendants are completely without merit and intends to vigorously defend against the claims.

On September 29, 2022, the Eighth Judicial District Court denied the Plaintiffs motion for preliminary injunction and on September 30, 2022, the Plaintiff’s filed a notice of voluntary dismissal without prejudice. We have set a preliminary mediation date of November 14, 2022.

In addition, we received a letter from new attorneys representing Mr. R Kocienski, Mr. V Salerno, Mr. J Salerno and Mr. R Walker for unpaid salaries in terms of their employment agreements for the period ended October 16, 2022 in the amount of $75,000 each, totaling $300,000. This is expected to be addressed as part of the mediation.

Michele Ciavarella

On October 1, 2020, the Company granted to Mr. Ciavarella, a ten year option to purchase 140,000 shares of common stock at an exercise price of $2.03 per share.

Mr. Ciavarella agreed to receive $140,000 of his 2021 fiscal year compensation as a restricted stock award, on January 22, 2021, the Company issued Mr. Ciavarella 24,476 shares of common stock valued at $140,000 on the date of issue.

On January 22, 2021, the Company issued Mr. Ciavarella 175,396 shares of common stock valued at $1,003,265, in settlement of accrued compensation due to him.

On July 15, 2021, Michele Ciavarella, Executive Chairman of the Company, was appointed as the interim Chief Executive Officer and President of the Company, effective July 15, 2021. Mr. Ciavarella will serve as the Company's Executive Chairman and interim Chief Executive Officer until the earlier of his resignation or removal from office.

Mr. Ciavarella agreed to receive his 2021 bonus and a portion of his 2022 salary as a restricted stock award. On January 7, 2022, we issued Mr. Ciavarella 162,835 shares of common stock valued at $425,000 on the date of issue.

On September 26, 2022, Mr. Ciavarella was awarded 300,000 restricted shares of common stock valued at $136,080 for services rendered to the Company.

Paul Sallwasser

On October 1, 2020, the Company granted to Mr. Sallwasser a ten year option to purchase 55,000 shares of common stock at an exercise price of $2.03 per share, in lieu of directors fees.

On September 13, 2021, the Company granted Mr. Sallwasser ten year options exercisable for 21,300 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of directors fees.

Steven Shallcross

On October 1, 2020, the Company granted to Mr. Shallcross a ten year option to purchase 35,000 shares of common stock at an exercise price of $2.03 per share, in lieu of a portion of his directors fees.

On January 22, 2021, the Company issued to Mr. Shallcross, a director of the Company, 5,245 shares of common stock valued at $30,000, in settlement of directors’ fees due to him.

On September 13, 2021, the Company granted Mr. Shallcross ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of a portion of his directors fees.

Mr. Shallcross earned cash directors fees of $40,000 for the years ended December 31, 2021 and 2020.

Mark Korb

On October 1, 2020, the Company granted to Mr. Korb a ten year option to purchase 58,000 shares of common stock at an exercise price of $2.03 per share.

On July 5, 2021, the Company entered into an employment agreement dated July 1, 2021 with Mark Korb, the Company’s Chief Financial Officer, (the “Korb Employment Agreement”), to employ Mr. Korb, on a full-time basis commencing September 1, 2021, as Chief Financial Officer for a term of four (4) years, at an annual base salary of $360,000 and such additional performance bonus payments as may be determined by the Company’s Board with a target bonus of 40% of his base salary. Mr. Korb will also be entitled to pension, medical, retirement and other benefits available to other Company senior officers and directors and he will receive an allowance of up to $2,000 per month towards medical and welfare benefits. In connection with the Korb Employment Agreement, On July 1, 2021, the Compensation Committee of the Board granted Mr. Korb, an option to purchase 400,000 shares of the Company’s common stock. The shares of common stock underlying the option award vest pro rata on a monthly basis over a forty-eight month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $4.03 per share. See “Executive Compensation-Employment Agreements-Mark Korb” for additional information regarding the terms of the Employment Agreement.

On January 5, 2022, Mark Korb resigned as Chief Financial Officer of the Company. In connection with his resignation, the Company entered into an amendment to Mr. Korb’s employment agreement with the Company to provide that he will be employed by the Company as a non-executive employee with the title “Head of Corporate Affairs”, reporting directly to the Executive Chairman and that in such capacity he will be responsible for, among other things, various corporate initiatives and activities related to growth and capital strategies. All other terms of the employment agreement remain the same.

Andrea Mandel-Mantello

On June 29, 2021, the Board appointed Mr. Mandel-Mantello to serve as a member of the Board. The appointment was effective immediately and Mr. Mandel-Mantello will serve on the audit committee.

On September 13, 2021, the Company granted Mr. Mandel-Montello ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of a portion of his directors fees.

Mr. Mandel-Mantello earned cash directors fees of $20,000 for the six months ended December 31, 2021.

Carlo Reali

On January 5, 2022, the Company promoted Carlo Reali to the role of Interim Chief Financial Officer.

On March 29, 2022, the Company issued Mr. Reali ten-year options exercisable for 100,000 shares of common stock, at an exercise price of $2.50 per share, vesting equally over a 4 year period commencing on January 1, 2023.

We do not have a formal employment or other compensation related agreement with Mr. Reali; however, Mr. Reali will continue to receive the same compensation that he currently receives which is an annual base salary of $86,000.

On September 26, 2022, Mr. Reali was awarded 200,000 restricted shares of common stock valued at $90,720 for services rendered to the Company.

DESCRIPTION OF OUR SECURITIES

The following description of our securities and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to our certificate of incorporation, the bylaws and warrant agreements. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

Common Stock

Authorized Capital Stock. As of the date of this prospectus, we are authorized to issue 80,000,000 shares of common stock, par value $.00001 per share. As of December 6, 2022, 30,360,810 shares of our common stock were issued and outstanding.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividends. Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the Board of Directors.

Liquidation Rights. In the event of our voluntary or involuntary liquidation, the holders of common stock will be entitled to receive, after distribution in full of preferential amounts, if any, all the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them.

Other Rights. The holders of our common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

As of the date of this prospectus, we are authorized to issue 5,000,000 shares of preferred stock, par value $.00001 per share. We currently have no shares of preferred stock issued and have no plans to issue any shares of preferred stock at present.

Warrants

As of December 6, 2022, there were outstanding warrants to purchase up to 3,664,168 shares of our common stock at a weighted average exercise price of $1.17 per share exercisable between May 31, 2020 and December 15, 2027. The warrants provide for adjustment to the exercise price and number of shares of common stock issuable upon exercise of the warrant in the case of any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise.

Warrants Issued in June 2022

On June 15, 2022, we sold and issued (i) 2,625,000 shares of our common stock, (ii) pre-funded warrants to purchase up to 541,227 shares of common stock with an exercise price of $0.0001 per share, which pre-funded warrants were issued in lieu of shares of common stock to ensure that the Investor does not exceed certain beneficial ownership limitations, and (iii) warrants to purchase an aggregate of up to 3,166,227 shares of common stock with an exercise price of $0.9475 per share (the “June 2022 Warrants”), subject to customary adjustments thereunder. The pre-funded warrants were exercised in full on July 12, 2022. If after the six- month anniversary of the issuance date there is no effective registration statement registering the shares of common stock issuable upon exercise of the June 2022 Warrants for resale, then the June 2022 Warrants are exercisable on a cashless basis.

On September 14, 2022, the Company filed a registration statement (the “Registration Statement”) to register the resale of the Warrant Shares within 90 days of the date of the Purchase Agreement which was declared effective on September 16, 2022.

Certain Terms of the June 2022 Warrants

Each June 2022 Warrant is exercisable for one share of Common Stock at an exercise price of $0.9475 per share, subject to customary adjustments thereunder. The June 2022 Warrants have a term of five years and six months from the date of issuance and are exercisable six months from the date of issuance.

A holder (together with its affiliates) of the June 2022 Warrant may not exercise any portion of the common stock underlying the June 2022 Warrant, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the June 2022 Warrant. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a June 2022 Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in June 2022 Warrants, provided that such cashless exercise shall only be permitted if the Registration Statement is not effective at the time of such exercise or if the prospectus to which the Registration Statement is a part is not available for the issuance of shares of common stock to the June 2022 Warrant holder.

In addition, in certain circumstances, upon a Fundamental Transaction (as defined in the June 2022 Warrants), the holders of the June 2022 Warrants will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of our successor or acquiring corporation, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the June 2022 Warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the June 2022 Warrants have the right to require us or a successor entity to redeem the June 2022 Warrants for an amount of consideration equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the June 2022 Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. In the event of a Fundamental Transaction, the holders of the June 2022 Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such Fundamental Transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the June 2022 Warrant, that is being offered and paid to the holders of the common stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

There is no established trading market for the June 2022 Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the June 2022 Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the June 2022 Warrants will be limited.

The holders of the June 2022 Warrants do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The June 2022 Warrants are governed by New York law.

Stockholder Registration Rights

The June 2022 Warrants that were issued to the holder, provided that as soon as practicable after the issuance of such June 2022 Warrants (and in any event within 90 calendar days of the date of the Purchase Agreement), we would file a registration statement to register the resale of the shares of common stock issuable upon exercise of the June 2022 Warrants. We agreed to use commercially reasonable efforts to cause such registration to become effective within 180 days following the Closing Date (as defined in the Purchase Agreement) and to keep such registration statement effective at all times until no holder owns any June 2022 Warrants or shares of our common stock issuable upon exercise thereof.

On September 14, 2022, the Company filed a registration statement (the “Registration Statement”) to register the resale of the Warrant Shares within 90 days of the date of the Purchase Agreement which was declared effective on September 16, 2022.

Warrants Issued in August 2020

Overview. The following summary of certain terms and provisions of the warrants issued in August 2020 (the “August 2020 Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant Agency Agreement between us and the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement and related prospectus pursuant to which these warrants were issued.

The August 2020 Warrants entitle the registered holder to purchase one share of our common stock at a price equal to $2.50 per share, subject to adjustment as discussed below, immediately following the issuance of such August 2020 Warrant and terminating at 5:00 p.m., New York City time, five years after the date of issuance

The exercise price and number of shares of common stock issuable upon exercise of the August 2020 Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the August 2020 Warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The August 2020 Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance, subject to our call option described below. The August 2020 Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the August 2020 Warrants, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the August 2020 Warrants until the expiration of the August 2020 Warrants s. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the August 2020 Warrants , until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of the August 2020 Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the August 2020 Warrant, except that upon prior notice from the holder to us, the holder may elect to increase such limitation to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the August 2020 Warrants is $2.50. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Call Option. If there is a registration statement that covers the resale of the shares underlying the August 2020 Warrants or all of such shares may be sold pursuant to Rule 144 upon cashless exercise without restrictions, including volume restrictions, we have the option to “call” the exercise of any or all of the common warrants, from time to time by giving a call notice to the holder only after any 10-consecutive trading day period during which the daily VWAP of the common stock is not less than 250% of the exercise price for the August 2020 Warrants in effect for such 10-consecutive trading day period and the average daily volume for such period exceeds 100,000 shares per trading day. During the call period, the holder may exercise the August 2020 Warrants and purchase the called common stock underlying the August 2020 Warrants. If the holder fails to timely exercise the common warrant or a number of shares of common stock equal to number of called shares of common stock during the call period, our sole remedy will be to cancel an amount of called shares of common stock underlying the August 2020 Warrant equal to such shortfall, with the common warrant no longer being exercisable with respect to such shares of common stock. The call period is a period of 30 trading days following the date on which the call notice is deemed given and effective.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the August 2020 Warrants . If, upon exercise of the August 2020 Warrants , a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the August 2020 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the August 2020 Warrants and we do not expect a market to develop.

Warrant Agent; Global Certificate. The August 2020 Warrants were issued in registered form under a Warrant Agent Agreement between the Warrant Agent, Signature Stock Transfer, Inc., and us. The August 2020 Warrants initially are represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the August 2020 Warrants, the holders of the August 2020 Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the August 2020 Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The August 2020 Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the August 2020 Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The August 2020 Warrants and the Warrant Agent Agreement are governed by New York law.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

Our Certificate of Incorporation and our Bylaws contain certain provisions that may have an effect of delaying, deferring or preventing a change in control of the Company. In addition, certain provisions of Delaware law may have a similar effect.

Section 203 of the DGCL. We are incorporated in the State of Delaware. As a result, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction was approved by the Board of Directors prior to the time that the stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Potential Effects of Authorized but Unissued Stock. We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including securities public offerings and other financings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board of Directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the Board of Directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees. Our Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Delaware General Corporation Law. Our Certificate of Incorporation provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	transaction from which the directors derived an improper personal benefit.

Our Certificate of Incorporation also provides that we will indemnify our directors and officers to the extent permitted by law, and may indemnify employees and other agents. Our Certificate of Incorporation also provides that we may advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have also entered into separate indemnification agreements with certain of our directors and officers. These agreements, among other things, require us to indemnify the directors and officers for any and all expenses (including reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board of Directors Vacancies. Our Bylaws authorize only our Board of Directors to fill vacant directorships, including newly created seats.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Choice of Forum. Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims (as defined therein) shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware).

A Delaware corporation is allowed to mandate in its corporate governance documents a chosen forum for the resolution of state law based shareholder class actions, derivative suits and other intra-corporate disputes.

This exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

The Company’s management believes limiting state law based claims to Delaware will provide the most appropriate outcomes as the risk of another forum misapplying Delaware law is avoided. Delaware courts have a well-developed body of case law and limiting the forum will preclude costly and duplicative litigation and avoids the risk of inconsistent outcomes. Additionally, Delaware Chancery Courts can typically resolve disputes on an accelerated schedule when compared to other forums.

While management believes limiting the forum for state law based claims is a benefit, shareholders could be inconvenienced by not being able to bring a state law based action in another forum they find favorable.

Transfer Agent

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its address is 14673 Midway Road, Suite #220, Addison, Texas 75001 and its telephone number is (972) 612-4120.

Listing

Our shares of common stock trade on the Nasdaq Capital Market under the ticker symbol “ELYS.”

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering (i) up to 31,407,035 units, each unit consisting of one share of our common stock and one Series A common warrant to purchase [●] share of our common stock and one Series B common warrant to purchase [●] share of our common stock, and (ii) up to 31,407,035 pre-funded units, each pre-funded unit consisting of one Series A common warrant to purchase [●] share of our common stock and one Series B common warrant to purchase [●] share of our common stock. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. The share of common stock and accompanying common warrant included in each unit will be issued separately, and the pre-funded warrant to purchase one share of common stock and the accompanying common warrant included in each pre-funded unit will be issued separately. Units will not be issued or certificated. We are also registering the shares of common stock included in the units and the shares of common stock issuable from time to time upon exercise of the pre-funded warrants included in pre-funded units and common warrants included in the units and the pre-funded units offered hereby. Notwithstanding the foregoing, we will only issue Series B common warrants as part of the units if we do not have sufficient authorized shares to allow for the issuance of Series A common warrants to purchase one full share of common stock per unit. If we issue Series B common warrants, they will be issued pro rata to all purchasers in the offering.

Common Stock

For description of our common stock, see “Description of Our Securities” on page 95 of this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants included in the pre-funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying common warrants included in the pre-funded units and may be transferred separately immediately thereafter.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase. Purchasers of pre-funded units in this offering may also elect, prior to the issuance of the pre funded warrants, to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Series A Common Warrants

The following summary of certain terms and provisions of the Series A common warrants included in the units and the pre-funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

Each Series A common warrant included in the units and the pre-funded units offered hereby will have an initial exercise price per whole share equal to $ .. The Series A common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series A common warrants will be issued separately from the common stock included in the units, or the pre-funded warrants included in the pre-funded units, as the case may be, and may be transferred separately immediately thereafter. In addition, the exercise price and number of common stock issuable upon exercise will proportionally adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Furthermore, if any of these events were to cause the Event Market Price (as defined in the Series A Common Warrants) to be less than the exercise price of the Series A Common Warrants, on the 16th trading day after the applicable event, the exercise price of the Series A Common Warrants would be reduced to the Event Market Price. In this context, “Event Market Price” is calculated by dividing the sum of the five lowest VWAPs of the common stock from five trading days prior to the applicable event and extending through the 16th trading day after the applicable event, divided by five.

Exercisability

The Series A common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series A common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A common warrants..

Cashless Exercise

If, at the time a holder exercises its Series A common warrants, a registration statement registering the issuance of the shares of common stock underlying the Series A common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A common warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series A common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Series A common warrant may be transferred at the option of the holder upon surrender of the Series A common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Series A common warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Series A common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series A common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A common warrants.

Fundamental Transactions

If we (i) effect any merger or consolidation with or into another person, (ii) effect any sale of all or substantially all of our assets in one or a series of related transactions, (iii) complete any tender offer or exchange offer pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) other similar transactions, then the warrant will become the right thereafter to receive, upon exercise, the number of shares of common stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of common stock immediately prior to such transaction.

Series B Common Warrants

The following summary of certain terms and provisions of the Series B common warrants included in the units and the pre-funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series B common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series B common warrant for a complete description of the terms and conditions of the Series B common warrants.

Duration and Exercise Price

Each Series B common warrant included in the units and the pre-funded units offered hereby will have an initial exercise price per whole share equal to $ .. The Series B common warrants will be exercisable beginning on the effective date of our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split, in either case in an amount sufficient to permit the exercise in full of the Series B common warrants, and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series B common warrants will be issued separately from the common stock included in the units, or the pre-funded warrants included in the pre-funded units, as the case may be, and may be transferred separately immediately thereafter. In addition, the exercise price and number of common stock issuable upon exercise will proportionally adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Furthermore, if any of these events were to cause the Event Market Price (as defined in the Series B Common Warrants) to be less than the exercise price of the Series B Common Warrants, on the 16th trading day after the applicable event, the exercise price of the Series B Common Warrants would be reduced to the Event Market Price. In this context, “Event Market Price” is calculated by dividing the sum of the five lowest VWAPs of the common stock from five trading days prior to the applicable event and extending through the 16th trading day after the applicable event, divided by five.

Exercisability

The Series B common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series B common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Series B common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B common warrants.

Stockholder Approval

Assuming Series B common warrants are issued as part of the units, we have agreed to hold a stockholders meeting no later than ______ in order to seek stockholder approval for an amendment to our certificate of incorporation to either (i) increase the number of shares of common stock we are authorized to issue or (ii) effect a reverse split of the common stock, in either case in an amount sufficient to permit the exercise in full of the Series B common warrants in accordance with their terms. In the event that we are unable to effect an increase in our authorized shares of common stock or effect a reverse split of our common stock, the Series B common warrants will not be exercisable and will have no value. In no event may the Series B common warrants be net cash settled.

Cashless Exercise

If, at the time a holder exercises its Series B common warrants, a registration statement registering the issuance of the shares of common stock underlying the Series B common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series B common warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series B common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Series B common warrant may be transferred at the option of the holder upon surrender of the Series B common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Series B common warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Series B common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series B common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Fundamental Transactions

If we (i) effect any merger or consolidation with or into another person, (ii) effect any sale of all or substantially all of our assets in one or a series of related transactions, (iii) complete any tender offer or exchange offer pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) other similar transactions, then the warrant will become the right thereafter to receive, upon exercise, the number of shares of common stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of common stock immediately prior to such transaction.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

For description of anti-takeover provision contained in Delaware law and our charter documents, see “Description of Our Securities” on page 95 of this prospectus.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK AND WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the common stock, pre-funded warrants and warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the common stock, pre-funded warrants or common warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of common stock, pre-funded warrants and common warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

•	persons who acquired our common stock or common warrants as compensation for services;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, or are deemed to own, more than 5% of our common stock or common warrants (except to the extent specifically set forth below);
•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;
•	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;
•	persons deemed to sell our common stock or common warrants under the constructive sale provisions of the Code;
•	financial institutions;
•	brokers or dealers in securities;
•	tax-exempt organizations or tax-qualified retirement plans;
•	pension plans;
•	regulated investment companies or real estate investment trusts;
•	owners that hold the common stock, pre-funded warrants or common warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
•	insurance companies;
•	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and
•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold shares of common stock, pre-funded warrants or common warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold shares of common stock, pre-funded warrants or common warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of common stock, pre-funded warrants or common warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock, pre-funded warrants and common warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of common stock, pre-funded warrants or common warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of common stock, pre-funded warrants or common warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, each share of common stock (or, in lieu of common stock, pre-funded warrants) and the accompanying common warrants issued pursuant to this offering will be treated as an “investment unit” consisting of one share of common stock or pre-funded warrant, as applicable and the accompanying common warrants to acquire shares of common stock. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock (or, in lieu of common stock, pre-funded warrants) and the common warrants included in each unit. The separation of the share of common stock (or, in lieu of common stock, pre-funded warrants) and the common warrants included in a unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the common stock (or, in lieu of common stock, pre-funded warrants) and the common warrants.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

Except as discussed below with respect to the cashless exercise of a pre-funded warrant or common warrant, a U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a pre-funded warrant or common warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a common warrant equal to the exercise price of the common warrant, increased by the U.S. Holder’s adjusted tax basis in the pre-funded warrant or common warrant exercised (as determined pursuant to the rules discussed above). Except as discussed above with respect to the tax treatment of pre-funded warrants, the U.S. Holder’s holding period in the shares of common stock acquired on the exercise of a pre-funded warrant or common warrant will begin on the date of exercise or possibly the day after such exercise, and will not include any period for which the U.S. Holder held the pre-funded warrant or common warrant.

The lapse or expiration of a pre-funded warrant or common warrant will be treated as if the U.S. Holder sold or exchanged the common warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the pre-funded warrant or common warrant. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a pre-funded warrant or common warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the common stock received generally would equal the U.S. Holder’s tax basis in the pre-funded warrant or common warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the common stock would be treated as commencing on the date of exercise of the pre-funded warrant or common warrant or the day following the date of exercise of the pre-funded warrant or common warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the pre-funded warrant or common warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered pre-funded warrants or common warrants having an aggregate fair market value equal to the exercise price for the total number of pre-funded warrants or common warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received in respect of the pre-funded warrants or common warrants deemed surrendered and the U.S. Holder’s tax basis in such pre-funded warrants or common warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the pre-funded warrants or common warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s initial investment in the exercised pre-funded warrants or common warrants (i.e., the portion of the U.S. Holder’s purchase price for the investment unit that is allocated to the pre-funded warrants or common warrants, as described above under “Allocation of Purchase Price Between our Common stock and Pre-funded Warrant or Common Warrants”) and the exercise price of such pre-funded warrants or common warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the pre-funded warrant or common warrant or the day following the date of exercise of the pre-funded warrant or common warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the pre-funded warrants or common warrants. Notwithstanding the foregoing, as noted above in the section titled — “Treatment of Pre-Funded Warrants,” the exercise of pre-funded warrants upon a cashless exercise generally should not be a taxable event and the holding period of a pre-funded warrant should carry over to the share of common stock received upon exercise.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of common stock in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of common stock as described below under the section titled “—Disposition of Our Common Stock or Pre-funded Warrants or Common Warrants.”

Certain Adjustments to Pre-funded Warrants or Common Warrants

The number of shares of common stock issued upon the exercise of the pre-funded warrants or common warrants and the exercise price of pre-funded warrants or common warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of pre-funded warrants or common warrants generally will not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of pre-funded warrants or common warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Our Common Stock or Pre-funded Warrant or Common Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of shares of common stock or pre-funded warrants or common warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock or pre-funded warrants or common warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or pre-funded warrants or common warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of common stock or pre-funded warrants or common warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and common warrants and to the proceeds of a sale or other disposition of common stock and pre-funded warrants and common warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of pre-funded warrants or Warrants into shares of common stock, however, to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the discussion below under “Disposition of Our Common Stock or Pre-Funded Warrants or Common Warrants”.

The expiration of a common warrant will be treated as if the Non-U.S. Holder sold or exchanged common warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the common warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a common warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Common Warrants

As described under “Certain Adjustments to Pre-funded Warrants or Common Warrants,” an adjustment to the pre-funded warrants or common warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the pre-funded warrants or common warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the pre-funded warrants. Under those regulations, an implicit or explicit payment under the pre-funded warrants that references a dividend distribution on our common stock would possibly be taxable to a Non-U.S. Holder as described under “Distributions” below. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and the Company may satisfy any withholding obligations it has in respect of the pre-funded warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the pre-funded warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our common stock in the foreseeable future. In the event that we do make distributions on our common stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes.

Any distribution (including constructive distributions) on shares of common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Pre-funded Warrants or Common Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of shares of common stock, pre-funded warrants or common warrants unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;
•	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

•	the common stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the common stock or pre-funded warrants or common warrants, if shorter), a “U.S. real property holding corporation,” unless the common stock is regularly traded on an established securities market, as defined by applicable Treasury Regulations, and the Non-U.S. Holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held the common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of pre-funded warrants or common warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding pre-funded warrants or common warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that the common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the common stock or pre-funded warrants or common warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the common stock or pre-funded warrants or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on The common stock or pre-funded warrants or common warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the common stock, pre-funded warrants or common warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, the common stock and pre-funded warrants and common warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our common stock, pre-funded warrants and common warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of the common stock or pre-funded warrants or common warrants, under recently proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the common stock or pre-funded warrants or common warrants.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to pre-funded warrants and common warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the common stock, pre-funded warrants and common warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the common stock or pre-funded warrants or common warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering and there is no requirement that any minimum number of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered. The actual public offering price per units was determined between us and the placement agent based on market conditions at the time of pricing and is at a discount to the current market price. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

This offering will terminate upon the earlier of (i) such time as all of the shares of common stock offered pursuant to this offering have been sold or (ii) January 31, 2023, unless we decide to terminate this offering prior to that date. Prior to such date, in no event will funds be returned to you, unless we elect, at our option, to terminate the offering. We have not made any arrangements to place the funds received from this offering in an escrow, trust or similar account with any third-party agent due to the costs involved. Any funds raised from the offering will be immediately available to us for our immediate use.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $100,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$—	$—	$—
Placement agent fees	$—	$—	$—
Offering proceeds to us, before expenses	$—	$—	$—

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $350,000, all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $100,000.

Lock-up Agreements

We and each of our officers and directors as of the date of this prospectus have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of three months after this offering is completed without the prior written consent of the Placement Agent.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Other Compensation

If within twelve months following the consummation of this offering, we complete any equity, equity-linked, convertible or debt or other capital-raising activity of the Company for which the Placement Agent is not acting as underwriter or placement agent (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors that were contacted, introduced or participated in this offering (excluding any investors that either held securities of the Company prior to the Closing or that were introduced by the Company to the Placement Agent), then the Company shall pay to the Placement Agent a commission as described in this section, in each case only with respect to the portion of such financing received from such investors.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the common warrants and pre-funded warrants included in the units and pre-funded units that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its address is 14673 Midway Road, Suite #220, Addison, Texas 75001 and its telephone number is (972) 612-4120.

Listing

Our shares of common stock trade on the Nasdaq Capital Market under the ticker symbol “ELYS.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

 Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel.    This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom.    Each underwriter has represented and agreed that:

•        it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland.    The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia.    No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands.    No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan.    The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong.    The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Brazil.    The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Blank Rome LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of Elys Game Technology, Corp. as of December 31, 2021 and 2020 and for each of the years in the two year period ended December 31, 2021 have been included herein and in the registration statement in reliance on the report of BDO AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains an Internet website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s internet website.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus forms a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

INDEX TO FINANCIAL STATEMENTS

ELYS GAME TECHNOLOGY, CORP.

CONSOLIDATED FINANCIAL STATEMENTS

Financial Statements for the Quarter Ended September 30, 2022 and 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Elys Game Technology, Corp.

130 Adelaide St. W, Suite 701

Toronto, Ontario M5H 2K4

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Elys Game Technology, Corp. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive (loss) income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment Assessment of Goodwill and Intangible Assets

As of December 31, 2021, the Company carried intangible assets in the amount of $15.6 million and goodwill in the amount of $16.2 million as more fully described in Notes 7 and 8 to the consolidated financial statements. The intangible assets and goodwill are allocated between reporting units. The Company tests its goodwill and intangible assets with an indefinite useful life annually for impairment or more frequently if indicators for impairment exist. Impairment for goodwill is determined by comparing the fair value of the respective reporting units to their carrying amount. For impairment testing of indefinite-lived intangible asset (Ulisse Bookmaker License) the Company fully impaired the indefinite-lived intangible asset due to the Company's decision not to renew the cash deposits required to retain the license. The Company determines the fair value of the reporting units using an income-based approach which estimates the fair value using a discounted cash flow model. Key assumptions in estimating fair values include projected revenue growth and the weighted average cost of capital (WACC).

We identified the impairment assessment for goodwill and intangible assets as a critical audit matter because of the significant estimates and assumptions management makes as part of the quantitative assessment to estimate the fair value of the reporting unit (goodwill) and the single asset (indefinite-lived intangible asset). The income approach requires significant management assumptions such as assumptions used in the cash flow forecast and the WACC. Auditing these significant assumptions and judgements involved a high degree of auditor judgment and an increased extent of effort, including the need to involve valuation specialists.

The primary procedures we performed to address this critical audit matter included:

•	Assessing management's forecast including testing the completeness, accuracy and relevance of underlying data and evaluating significant management assumptions.
•	Performing a sensitivity analysis on significant assumptions and evaluating the impact on the fair value that would result from change in the assumptions.
•	Utilizing personnel with specialized knowledge and skill in valuation to assist in: (i) assessing the appropriateness of the fair value model, (ii) evaluating the reasonableness of certain assumptions used including the WACC, and (iii) assessing the reasonableness of the WACC by developing independent estimates and comparing estimates to those utilized by management.

Fair Value of Contingent Consideration

As of December 31, 2021, the Company carried contingent purchase consideration in the amount of $13.6 million as more fully described in Note 14 to the consolidated financial statements. The contingent consideration relates to the business combination of Bookmakers Company US, LLC on July 15, 2021. The contingent consideration is based upon achievement of certain EBITDA milestones during the next 4 years, payable 50% in cash and 50% in stock, the contingent consideration is up to $41.8 million. At each reporting period, the Company estimates changes in the fair value of the contingent consideration and any change in fair value is recognized in the consolidated statements of operations and comprehensive (loss) income.

We identified the fair value of contingent consideration as a critical audit matter because of the significant estimates and assumptions management makes as part of the quantitative assessment to estimate the fair value of the contingent consideration. The contingent consideration requires significant management assumptions such as assumptions regarding future operating results, discount rates and assumptions used in considering the probability of different operating result scenarios. Auditing these significant assumptions and judgements involved a high degree of auditor judgment and an increased extent of effort, including the need to involve valuation specialists.

The primary procedures we performed to address this critical audit matter included:

•	Assessing management's forecast including testing the completeness, accuracy and relevance of underlying data and evaluating significant management assumptions.
•	Utilizing personnel with specialized knowledge and skill in valuation to assist in: (i) assessing the appropriateness of the fair value model, (ii) evaluating the reasonableness of certain assumptions used including the discount rate, and (iii) assessing the reasonableness of the discount rate by developing independent estimates and comparing estimates to those utilized by management.

Business Combination

As of July 15, 2021, the Company acquired 100% of Bookmakers Company US LLC for a consideration of $6 million in cash, the issuance of 1,265,823 shares of the Company's common stock plus an opportunity for the seller to receive up to an additional $41.8 million based upon achievement of certain EBITDA milestones during the upcoming four years as more fully described in Note 3 to the consolidated financial statements. The Company determined the fair values of the tangible and intangible assets acquired and the liabilities assumed using valuation techniques and goodwill using an income-based approach which estimates the fair value using a discounted cash flow model. Key assumptions in estimating fair values include projected revenue growth and the weighted average cost of capital (WACC).

We identified the valuation assessment for goodwill and intangible assets from business combination as a critical audit matter because of the significant estimates and assumptions used to identify and determine the fair value of the tangible and intangible assets acquired and the liabilities assumed. The relief from royalty method, excess earnings method and probable loss model requires significant management assumptions such as assumptions regarding future revenues and cash flows, discount rates, royalty rates, attrition rate of acquired customer based, discount rates and assumptions used in considering the probability of different scenarios. Auditing these significant assumptions and judgements involved a high degree of auditor judgment and an increased extent of effort, including the need to involve valuation specialists.

The primary procedures we performed to address this critical audit matter included:

•	Assessing management's forecast including testing the completeness, accuracy and relevance of underlying data and evaluating significant management assumptions.
•	Utilizing personnel with specialized knowledge and skill in valuation to assist in: (i) assessing the appropriateness of the fair value model, (ii) evaluating the reasonableness of certain assumptions used, and (iii) assessing the reasonableness of the discount rates by developing independent estimates and comparing estimates to those utilized by management.

Zurich, Switzerland, April 15, 2022

BDO AG

Christoph Tschumi	i.V. Eva Waldmeier

We have served as the Company's auditor since 2019.

ELYS GAME TECHNOLOGY, CORP

Consolidated Balance Sheets

Current Assets	December 31, 2021	December 31, 2020
Cash and cash equivalents	$7,319,765	$18,945,817
Accounts receivable	271,161	162,141
Gaming accounts receivable	2,418,492	1,455,710
Prepaid expenses	968,682	327,190
Related party receivable	1,413	1,519
Other current assets	403,972	301,289
Total Current Assets	11,383,485	21,193,666

Non - Current Assets
Restricted cash	386,592	1,098,952
Property and equipment	490,079	489,591
Right of use assets	589,288	687,568
Intangible assets	15,557,561	10,257,582
Goodwill	16,164,337	1,663,120
Marketable securities	7,499	467,500
Total Non - Current Assets	33,195,356	14,664,313
Total Assets	$44,578,841	$35,857,979

Current Liabilities
Bank overdraft	$7,520	$3,902
Line of credit - bank	—	500,000
Accounts payable and accrued liabilities	6,820,279	7,961,146
Gaming accounts payable	2,610,305	3,084,768
Taxes payable	47,787	946,858
Advances from stockholders	502	565
Deferred purchase consideration, net of discount of $0 and $7,761	—	17,673
Deferred purchase consideration - related parties, net of discount of $0 and $5,174	—	376,954
Promissory notes payable - related parties	51,878	—
Debentures	—	34,547
Operating lease liability	244,467	238,899
Financial lease liability	8,347	10,511
Bank loan payable - current portion	36,094	138,212
Total Current Liabilities	9,827,179	13,314,035

Non-Current Liabilities
Contingent Purchase Consideration	12,859,399	—
Deferred tax liability	3,291,978	1,222,513
Operating lease liability	340,164	416,861
Financial lease liability	7,716	17,265
Bank loan payable	151,321	66,885
Other long-term liabilities	359,567	664,067
Total Non-Current Liabilities	17,010,145	2,387,591
Total Liabilities	26,837,324	15,701,626

Stockholders' Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value, 80,000,000 shares authorized; 23,363,732 and 20,029,834 shares issued and outstanding as of December 31, 2021 and 2020	2,336	2,003
Additional paid-in capital	66,233,292	53,064,919
Accumulated other comprehensive (loss) income	(251,083)	267,948
Accumulated deficit	(48,243,028)	(33,178,517)
Total Stockholders' Equity	17,741,517	20,156,353
Total Liabilities and Stockholders’ Equity	$44,578,841	$35,857,979

See notes to consolidated financial statements

ELYS GAME TECHNOLOGY, CORP

Consolidated Statements of Operations and Comprehensive (Loss) Income

	For the years ended December 31,
	2021	2020

Revenue	$45,546,791	$37,266,367

Costs and Expenses
Selling expenses	36,274,752	26,109,221
General and administrative expenses	18,817,959	13,789,391
Impairment of indefinite lived assets and goodwill	17,350,628	4,900,000
Total Costs and Expenses	72,443,339	44,798,612

Loss from Operations	(26,896,548)	(7,532,245)

Other (Expenses) Income
Interest expense, net	(20,985)	(328,663)
Amortization of debt discount	(12,833)	(818,182)
Change in fair value of contingent purchase consideration	11,857,558	—
Other income	227,788	165,375
Other expense	(49,967)	(86,933)
Loss on extinguishment of convertible debt	—	(719,390)
(Loss) gain on marketable securities	(460,000)	290,000
Total Other Income (Expenses)	11,541,561	(1,497,793)

Loss Before income taxes	(15,354,987)	(9,030,038)
Income tax benefit (provision)	290,476	(906,644)
Net Loss	$(15,064,511)	$(9,936,682)

Other Comprehensive Loss
Foreign currency translation adjustment	(519,031)	444,665

Comprehensive Loss	$(15,583,542)	$(9,492,017)

Loss per common share - basic and diluted	$(0.67)	$(0.71)
Weighted average number of common shares outstanding - basic and diluted	22,500,716	14,047,725

See notes to consolidated financial statements

ELYS GAME TECHNOLOGY, CORP

Consolidated Statements of Changes in Stockholders' Equity

	Common Stock		Additional	Accumulated Other
	Shares	Amount	Paid-In Capital	Comprehensive Income	Accumulated Deficit	Total

Balance at December 31, 2019	11,949,042	$1,194	$32,218,643	$(176,717)	$(23,241,835)	$8,801,285
Shares issued on conversion of convertible debentures	230 ,326	23	738,981	—	—	739,004
Common stock issued to settle deferred purchase consideration	354,105	36	1,207,409	—	—	1,207,445
Common stock issued to settle liabilities	8,469	1	46,665	—	—	46,666
Public offering proceeds	4,166,666	417	10,005,832	—	—	10,006,249
Expenses related to public offering	—	—	(1,040,127)	—	—	(1,040,127)
Proceeds from warrants exercised	3,278,004	328	8,541,568	—	—	8,541,896
Promissory note, related party applied to warrant exercise	43,222	4	108,052	—	—	108,056
Fair value of warrants issued on debt extension	—	—	719,390	—	—	719,390
Stock based compensation expense	—	—	518,506			518,506
Foreign currency translation adjustment	—	—	—	444,665	—	444,665
Net loss	—	—	—	—	(9,936,682)	(9,936,682)
Balance at December 31, 2020	20,029,834	$2,003	$53,064,919	$267,948	$(33,178,517)	$20,156,353
Common stock issued to settle liabilities	533,790	53	2,676,849	—	—	2,676,902
Proceeds from warrants exercised	1,509,809	151	3,962,330	—	—	3,962,481
Acquisition of Bookmakers Company US, LLC	1,265,823	127	4,544,177	—	—	4,544,304
Shares issued for services	24,476	2	139,998	—	—	140,000
Stock based compensation expense	—	—	1,845,019	—	—	1,845,019
Foreign currency translation adjustment	—	—	—	(519,031)	—	(519,031)
Net loss	—	—	—	—	(15,064,511)	(15,064,511)
Balance at December 31, 2021	23,363,732	$2,336	$66,233,292	$(251,083)	$(48,243,028)	$17,741,517

See notes to consolidated financial statements

ELYS GAME TECHNOLOGY, CORP

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(15,064,511)	$(9,936,682)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,351,174	1,058,113
Amortization of debt discount	12,833	818,182
Impairment of license and goodwill	17,350,628	4,900,000
Non-cash interest	9,265	216,268
Change in Fair Value Contingent Consideration	(11,857,558)	—
Unrealized (gain) loss on marketable securities	460,000	(290,000)
Shares issued for services	140,000	—
Stock based compensation expense	1,845,019	518,506
Loss on extinguishment of convertible debt	—	719,390
Gain on settlement of liabilities	(7,977)	—
Bad debt expense	(98,167)	13,051
Deferred taxation movement	(196,434)	(93,441)

Changes in Operating Assets and Liabilities
Prepaid expenses	(632,012)	(97,913)
Accounts payable and accrued liabilities	1,663,340	78,013
Accounts receivable	(145,367)	(55,750)
Gaming accounts receivable	(933,273)	(53,047)
Gaming accounts payable	(270,063)	1,282,510
Taxes payable	(865,174)	580,224
Due from related parties	(1,979)	(302)
Retirement Obligation	86,480	—
Other current assets	(44,626)	187,390
Long term liabilities	(355,109)	(10,005)
Net Cash used in Operating Activities	(7,553,511)	(165,493)

Cash Flows from Investing Activities
Acquisition of property and equipment, and intangible assets	(717,080)	(291,501)
Acquisition of Bookmakers Company US, LLC, net of cash of $26,161	(5,973,839)	—
Net Cash used in Investing Activities	(6,690,919)	(291,501)

Cash Flows from Financing Activities
Proceeds from public offering, less expenses related to public offering of $1,040,127	—	8,966,122
Proceeds from warrants exercised	3,962,482	8,541,896
Proceeds from bank overdraft	4,047	3,641
Repayment of bank line of credit	(500,000)	(500,000)
Repayment of bank loan	(133,742)	(62,364)
Repayment of debentures	(27,562)	(2,778,349)
Proceeds from promissory note – related party	—	300,000
Repayment of promissory note- related party	—	(200,000)
Proceeds from Government relief loan	—	30,146
Repayment of government relief loan	(27,586)	—
Deferred purchase price payments	(410,383)	(1,577,010)
Repayment of finance leases	(10,172)	(12,666)
Net Cash provided by Financing Activities	2,857,084	12,711,416

Effect of change in exchange rate	(951,066)	1,057,832)

Net (decrease) increase in cash	(12,338,412)	13,312,254
Cash and cash equivalents and restricted cash– beginning of the year	20,044,769	6,732,515
Cash and cash equivalents and restricted cash – end of the year	$7,706,357	$20,044,769

Reconciliation of cash, cash equivalents and restricted cash within the Balance Sheets to the Statements of Cash Flows

Cash and cash equivalents	$7,319,765	$18,945,817
Restricted cash included in non-current assets	386,592	1,098,952
Total cash and cash equivalents at end of year	$7,706,357	$20,044,769

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$39,682	$741,510
Income tax	$805,030	$359,863
Supplemental cash flow disclosure for non-cash activities
Conversion of convertible debt to common stock	$—	$739,004
Promissory note, related party, applied to warrant exercise	$—	$108,056
Deferred purchase consideration settled by the issuance of common stock	$—	$1,207,445
Settlement of liabilities by the issuance of common stock	$2,676,902	$46,666
Acquisition of Bookmakers Company US, LLC by the issuance of common stock	$4,544,304	$—

See notes to consolidated financial statements

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

1. Nature of Business

On November 2, 2020, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect its corporate name change from Newgioco Group, Inc. to Elys Game Technology, Corp.

Established in the state of Delaware in 1998, Elys Game Technology, Corp (“Elys” or the “Company”), the Company provides Gaming services in the US market via our recently acquired subsidiary Bookmakers Company US, LLC (“USB”) in certain licensed states where we offer bookmaking and platform services to the Company’s customers. The Company’s intention is to focus its attention on expanding the US market. The Company recently began operation in Washington DC through a Class B Managed Service Provider and Class B Operator license to operate a sportsbook within the Grand Central Bar and Grill located in the Adams Morgan area of Washington, D.C., and in October 2021 we entered into an agreement with Ocean Resort Casino in Atlantic City, New Jersey, to provide platform and bookmaking services, Ocean Resort Casino began using the Company’s platform and bookmaking services in March 2022.

The Company also provides gaming services in Italy through its subsidiary, Multigioco, which operations are carried out via both land-based or online retail gaming licenses regulated by the ADM that permits the Company to distribute leisure betting products such as sports betting, and virtual sports betting products through both physical, land-based retail locations as well as online through our licensed website www.newgioco.it or commercial webskins linked to the Company’s licensed website and through mobile devices. Management decided to focus its attention on developing the US market for future growth and allowed the Austrian Bookmakers license, that is regulated by the Austrian Federal Finance Ministry (“BMF”), to be revoked by not renewing required monetary deposits.

Additionally, the Company is a global gaming technology company which owns and operates a betting software designed with a unique “distributed model” architecture colloquially named Elys Game Board (the “Platform”) through its Odissea subsidiary. The Platform is a fully integrated “omni-channel” framework that combines centralized technology for updating, servicing and operations with multi-channel functionality to accept all forms of customer payment through the two distribution channels described above. The omni-channel software design is fully integrated with a built in player gaming account management system, built-in sports book and a virtual sports platform through its Virtual Generation subsidiary. The Platform also provides seamless application programming interface integration of third-party supplied products such as online casino, poker, lottery and horse racing and has the capability to incorporate e-sports and daily fantasy sports providers.

Our corporate group is based in North America, which includes an executive suite situated in Las Vegas, Nevada and a Canadian office in Toronto, Ontario through which we carry-out corporate activities, handle day-to-day reporting and U.S. development planning, and through which various employees, independent contractors and vendors are engaged.

The Company and its subsidiaries are as follows:

Name	Acquisition or Formation Date	Domicile	Functional Currency

Elys Game Technology, Corp.	Parent Company	USA	US Dollar
Multigioco Srl (“Multigioco”)	August 15, 2014	Italy	Euro
Ulisse GmbH (“Ulisse”)	July 1, 2016	Austria	Euro
Odissea Betriebsinformatik Beratung GmbH (“Odissea”)	July 1, 2016	Austria	Euro
Virtual Generation Limited (“Virtual Generation”)	January 31, 2019	Malta	Euro
Newgioco Group Inc. (“NG Canada”)	January 17, 2017	Canada	Canadian Dollar
Elys Technology Group Limited	April 4, 2019	Malta	Euro
Newgioco Colombia SAS	November 22, 2019	Colombia	Colombian Peso
Elys Gameboard Technologies, LLC	May 28, 2020	USA	US Dollar
Bookmakers Company US, LLC (“USB”)	July 15, 2021	USA	US Dollar

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

1. Nature of Business (continued)

On July 5, 2021, the Company entered into a Membership Purchase Agreement (the “Purchase Agreement”) to acquire 100% of Bookmakers Company US LLC, a Nevada limited liability company doing business as U.S. Bookmaking (“USB”), from its members (the “Sellers”). On July 15, 2021 the Company consummated the acquisition of USB and in terms of the Purchase Agreement the Company acquired 100% of USB, from its members (the “Sellers”) and USB became a wholly owned subsidiary of the Company.

USB is a provider of sports wagering services such as design and consulting, turn-key sports wagering solutions, and risk management.

Pursuant to the terms of the Purchase Agreement, the consideration paid for all of the equity of USB was $6 million in cash plus the issuance of 1,265,823 shares of the Company’s common stock with a market value of $4,544,304. The number of shares issued was calculated using an agreed upon value of $6,000,000 divided by $4.74 per share, based on the volume weighted average closing price of the stock for the 90 trading days preceding the closing date.

The Sellers will have an opportunity to receive up to an additional $38 million plus a potential premium of 10% (or $3.8 million) based upon achievement of stated adjusted cumulative EBITDA milestones during the next four years, payable 50% in cash and 50% in the Company’s stock at a price equal to volume weighted average price of the company’s common stock for the 90 consecutive trading days preceding January 1 of each subsequent fiscal year for the duration of the earnout period ending December 31, 2025, subject to obtaining shareholder approval, if the aggregate number of shares to be issued pursuant to the Purchase Agreement exceeds 4,401,020 and with a cap of 5,065,000 on the aggregate number of shares to be issued. Any excess not approved by shareholders or exceeding the cap will be paid in cash. Refer to footnote 3 and 14 below.

The Company operates in two lines of business: (i) provider of certified betting platform software services to leisure betting establishments in Italy and 9 other countries and; (ii) the operating of web based as well as land-based leisure betting establishments situated throughout Italy. The Company’s operations are carried out through the following three geographically organized groups:

a)	an operational group is based in Europe and maintains administrative offices headquartered in Rome, Italy with satellite offices for operations administration in Naples and Teramo, Italy and San Gwann, Malta;

b)	a technology group which is based in Innsbruck, Austria and manages software development, training and administration; and

c)	a corporate group which is based in North America and maintains an executive suite in Las Vegas, Nevada and a Canadian office in Toronto, through which we carry-out corporate activities, handle day-to-day reporting and U.S. development planning, and through which various employees, independent contractors and vendors are engaged.

2. Accounting Policies and Estimates

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The company previously had a secondary listing on the NEO exchange in Canada, which was terminated with effect from December 31, 2021. For the purposes of its previous listing in Canada, the Company is an “SEC Issuer” as defined under National Instrument 52-107 “Accounting Principles and Audit Standards” and is relying on the exemptions of Section 3.7 of NI 52-107 and of Section 1.4(8) of the Companion Policy to National Instrument 51-102 “Continuous Disclosure Obligations” (“NI 51-102CP”) which permits the Company to prepare its financial statements in accord with U.S. GAAP.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries, all of which are wholly-owned. All significant inter-company transactions are eliminated upon consolidation.

 All amounts referred to in the Notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

Foreign operations

The Company translated the assets and liabilities of its foreign subsidiaries into US Dollars at the exchange rate in effect at year end and the results of operations and cash flows at the average rate throughout the year. The translation adjustments are recorded directly as a separate component of stockholders’ equity, while transaction gains (losses) are included in net income (loss).

Revenues were generated in US Dollars, Euros and Colombian Pesos during the years presented.

Gains and losses from foreign currency transactions are recognized in current operations.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include valuing equity securities issued in share-based payment arrangements, determining the fair value of assets acquired, allocation of purchase price, impairment of long-lived intangible assets and goodwill, the collectability of receivables, leasing arrangements, convertible debentures, contingent purchase consideration, contingencies and the value of deferred taxes and related valuation allowances. Certain estimates, including evaluating the collectability of receivables and advances, could be affected by external conditions, including those unique to the Company’s industry and general economic conditions. It is possible that these external factors could have an effect on the Company’s estimates that could cause actual results to differ from the Company’s estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Loss Contingencies

The Company may be subject to claims, suits, government investigations, and other proceedings involving competition and antitrust, intellectual property, privacy, indirect taxes, labor and employment, commercial disputes, content generated by our users, goods and services offered by advertisers or publishers using the Company’s website platforms, and other matters. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. The Company records a liability when it believes that it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If the Company determines that a loss is possible, and a range of the loss can be reasonably estimated, it discloses the range of the possible loss in the Notes to the Consolidated Financial Statements.

The Company evaluates, on a regular basis, developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related ranges of possible losses disclosed and makes adjustments and changes to our disclosures as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters. Until the final resolution of such matters, there may be an exposure to loss in excess of the amount recorded, and such amounts could be material. Should any of the Company’s estimates and assumptions change or prove to have been incorrect, it could have a material impact on its business, consolidated financial position, results of operations, or cash flows.

To date, none of these types of litigation matters, most of which are typically covered by insurance, has had a material impact on the Company’s operations or financial condition. The Company has insured and continues to insure against most of these types of claims.

Fair Value Measurements

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The carrying value of the Company's accounts receivables, gaming accounts receivable, lines of credit - bank, accounts payable, gaming accounts payable and bank loans payable approximate fair value because of the short-term maturity of these financial instruments.

 ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Derivative Financial Instruments

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Cash and Cash Equivalents

The Company primarily places cash balances in the U.S. with high-credit quality financial institutions located in the United States which are insured by the Federal Deposit Insurance Corporation up to a limit of $250,000 per institution, in Canada which are insured by the Canadian Deposit Insurance Corporation up to a limit of CDN $100,000 per institution, in Italy which is insured by the Italian deposit guarantee fund Fondo Interbancario di Tutela dei Depositi (FITD) up to a limit of €100,000 per institution, and in Germany which is a member of the Deposit Protection Fund of the Association of German Banks (Einlagensicherungsfonds des Bundesverbandes deutscher Banken) up to a limit of €100,000 per institution.

Gaming Accounts Receivable

Gaming accounts receivable represent gaming deposits made by customers to their online gaming accounts either directly by credit card, bank wire, e-wallet or other accepted method through one of our websites or indirectly by cash collected at the cashier of a betting shop but not yet credited to the Company’s bank accounts and subject to normal trade collection terms without discounts. The Company periodically evaluates the collectability of its gaming accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company does not require collateral to support customer receivables. The Company recorded a release from the bad debt provision of $98,167 and an increase in bad debt provision of $13,051 for the years ended December 31, 2021 and 2020, respectively.

Gaming Accounts Payable

Gaming accounts payable represent customer balances, including winnings and deposits, that are held as credits in online gaming accounts and have not as of yet been used or withdrawn by the customers. Customers can request payment of winnings from the Company at any time and the payment to customers can be made through bank wire, credit card, or cash disbursement from one of our locations. Online gaming account credit balances are non-interest bearing.

Long Lived Assets

The Company evaluates the carrying value of its long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

 ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Property and Equipment

Property and equipment is stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Expenditures are capitalized only when they increase the future economic benefits embodied in an item of property and equipment. All other expenditures are recognized as expenses in the statement of operations as incurred.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets. Amortization commences from the time an asset is put into operation. The range of the estimated useful lives is as follows:

Description	Useful Life (in years)

Leasehold improvements	Life of the underlying lease
Computer and office equipment	3	to	5
Furniture and fittings	7	to	10
Computer Software	3	to	5
Vehicles	4	to	5

Intangible Assets

Intangible assets are stated at acquisition cost less accumulated amortization, if applicable, less any adjustments for impairment losses.

Amortization is charged on a straight-line basis over the estimated remaining useful lives of the individual intangibles. Where intangibles are deemed to be impaired the Company recognizes an impairment loss measured as the difference between the estimated fair value of the intangible and its book value.

The range of the estimated useful lives is as follows:

Description	Useful Life (in years)

Betting Platform Software	15
Ulisse Bookmaker License	Indefinite
Multigioco and Rifa ADM Licenses	1.5	-	7
Location contracts	5	-	7
Customer relationships	10	-	18
Trademarks/Tradenames	10	-	14
Websites	5
Non-compete agreements	4

The Ulisse Bookmaker License has no expiration date and is therefore not amortized but is tested from impairment on an annual basis in terms of ASC 350 using estimated fair value. The company impaired the remaining balance of $4,827,914 of the Ulisse Bookmakers license during the current year.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Goodwill

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

The Company annually assesses whether the carrying value of its reporting unit exceeds its fair value and, if necessary, records an impairment loss equal to any such excess. Each interim reporting period, the Company assesses whether events or circumstances have occurred which indicate that the carrying amount of the reporting unit exceeds its fair value. If the carrying amount of the reporting unit exceeds its fair value, an asset impairment charge will be recognized in an amount equal to that excess.

In terms of ASC 350, the Company performed a qualitative assessment and based on the outcome of the quantitative analysis, performed a quantitative assessment on its goodwill as of December 31, 2021 and determined that an impairment of $12,522,714 was considered necessary.

Leases

The Company accounts for leases in terms of ASC 842. In terms of ASC 842, the Company assesses whether any asset based leases entered into for periods longer than twelve months meet the definition of financial leases or operation leases, by evaluating the terms of the lease, including the following; the duration of the lease; the implied interest rate in the lease; the cash flows of the lease; and whether the Company intends to retain ownership of the asset at the end of the lease term.

Leases which imply that the Company will retain ownership at the end of the lease term are classified as financial leases, are included in property and equipment with a corresponding financial liability raised at the date of lease inception. Interest incurred on financial leases are expensed using the effective interest rate method.

Leases which imply that the Company will not acquire the asset at the end of the lease term are classified as operating leases, the Company’s right to use the asset is reflected as a non-current right of use asset with a corresponding operational lease liability raised at the date of lease inception. The right of use asset and the operational lease liability are amortized over the right of use period using the effective interest rate implied in the operating lease agreement.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

In Italy, tax years beginning 2016 forward, are open and subject to examination, while in Austria companies are open and subject to inspection for five years and ten years for inspection of serious infractions. In the United States and Canada, tax years beginning 2017 forward, are subject to examination. The Company is not currently under examination and it has not been notified of a pending examination.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Revenue Recognition

The Company recognizes revenue when control of its products and services is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products and services. Revenues from sports-betting, casino, cash and skill games, slots, bingo and horse race wagers represent the gross pay-ins (also referred to as turnover) from customers less gaming taxes and payouts to customers. Revenues are recorded when the game is closed which is representative of the point in time at which the Company has satisfied its performance obligation. In addition, the Company receives commissions from the sale of scratch tickets and other lottery games. Commissions are recorded when the ticket for scratch off tickets and lottery tickets are sold.

Revenues from the Betting Platform include software licensing fees, training, installation, and product support services. The Company does not sell its proprietary software. Revenue is recognized when transfer of control to the customer has been made and the Company’s performance obligation has been fulfilled.

•	License fees are calculated as a percentage of each licensee’s level of activity and are contingent upon the licensee’s usage. The license fees are recognized on an accrual basis as earned.
•	Training fees, installation fees are recognized when each task has been completed.
•	Product support services are recognized based on the nature of the agreement with our customers, ad-hoc support service revenue will be recognized when the task is completed and revenue from product support service contracts will be recognized on a periodic basis where we charge a recurring fee to provide ongoing support services.

Stock-Based Compensation

The Company records its compensation expense associated with stock options and other forms of equity compensation based on their fair value at the date of grant using the Black-Scholes option pricing model. Stock-based compensation includes amortization related to stock option awards based on the estimated grant date fair value. Stock-based compensation expense related to stock options is recognized ratably over the vesting period of the option. In addition, the Company records expense related to Restricted Stock Units (“RSU’s”) granted based on the fair value of those awards on the grant date. The fair value related to the RSUs is amortized to expense over the vesting term of those awards. Forfeitures of stock options and RSUs are recognized as they occur.

Stock-based compensation expense for a stock-based award with a performance condition is recognized when the achievement of such performance condition is determined to be probable. If the outcome of such performance condition is not determined to be probable or is not met, no compensation expense is recognized and any previouslys recognized compensation expense is reversed.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments.

Earnings Per Share

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the dilutive impact on the number of shares outstanding should they be exercised. Securities that have the potential to dilute shareholder's interests include unexercised stock options and warrants as well as unconverted debentures.

Related Parties

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

 ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Recent Accounting Pronouncements

In November 2021, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2021-10, Disclosures by Entities about Government Assistance (Topic 832), the update increases the transparency of government assistance, including the following disclosures: (1) the types of assistance, (2) an entity’s accounting for the assistance, and (3) the effect of the assistance on an entity’s financial statements.

This ASU is effective for fiscal years beginning after December 15, 2021.

The effects of this ASU on the Company’s consolidated financial statements is currently being assessed and is not expected to have an impact on current disclosure.

The FASB issued several additional updates during the period, none of these standards are either applicable to the Company or require adoption at a future date and none are expected to have a material impact on the consolidated financial statements upon adoption.

Reporting by segment

The Company has two operating segments from which it derives revenue. These segments are:

(i)	the operating of web based as well as land based leisure betting establishments situated throughout Italy, and

(ii)	provider of certified betting Platform software services to leisure betting establishments in Italy and 9 other countries.

3. Acquisition of subsidiaries

On July 5, 2021, the Company entered into a Membership Purchase Agreement (the “Purchase Agreement”) to acquire 100% of Bookmakers Company US LLC, a Nevada limited liability company doing business as U.S. Bookmaking (“USB”), from its members (the “Sellers”). On July 15, 2021 the Company consummated the acquisition of USB and in terms of the Purchase Agreement the Company acquired 100% of USB, from its members (the “Sellers”) and USB became a wholly owned subsidiary of the Company.

USB is a provider of sports wagering services such as design and consulting, turn-key sports wagering solutions, and risk management.

Pursuant to the terms of the Purchase Agreement, the consideration paid for all of the equity of USB was $6 million in cash plus the issuance of 1,265,823 shares of the Company’s common stock with a market value of $4,544,304 on the date of acquisition.

The Sellers will have an opportunity to receive up to an additional $38,000,000 (undiscounted) plus a potential undiscounted premium of 10% (or $3,800,000) based upon achievement of stated adjusted cumulative EBITDA milestones during the next four years, payable 50% in cash and 50% in the Company’s stock at a price equal to volume weighted average price of the company’s common stock for the 90 consecutive trading days preceding January 1 of each subsequent fiscal year for the duration of the earnout period ending December 31, 2025, subject to obtaining shareholder approval, if the aggregate number of shares to be issued pursuant to the Purchase Agreement exceeds 4,401,020 and with a cap of 5,065,000 on the aggregate number of shares to be issued. Any excess not approved by shareholders or exceeding the cap will be paid in cash. The fair value of the contingent purchase consideration of $24,716,957 was estimated by applying the income approach, which uses significant assumptions (Level 3 assumptions) which are not readily available in the market.

The goodwill of $27,024,383 arising on consolidation consists largely of the reputation and knowledge of USB in the sports betting market in the US markets which should facilitate the Company’s penetration into the U.S. market.

None of the goodwill is expected to be deducted for income tax purposes.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

3. Acquisition of subsidiaries (continued)

In terms of the agreement, the purchase price was allocated to the fair market value of tangible and intangible assets acquired and liabilities assumed as follows:

Amount
Consideration
Cash	$6,000,000
1,265,823 shares of common stock at fair market value	4,554,304
Contingent purchase consideration	24,716,957
Total purchase consideration	$35,261,261
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	26,161
Other Current assets	$151,284
Property and equipment	788
Other non-current assets	4,000
Tradenames/Trademarks	1,419,000
Customer relationships	7,275,000
Non-compete agreements	2,096,000
$10,972,233
Less: liabilities assumed
Current liabilities assumed	$(264,135)
Non-current liabilities assumed	(205,320)
Imputed Deferred taxation on identifiable intangible acquired	(2,265,900)
$(2,735,355)
Net identifiable assets acquired and liabilities assumed	8,236,878
Goodwill	27,024,383
Total purchase consideration	$35,261,261

The amount of revenue and earnings included in the Company’s consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2021 and the revenue and earnings of the combined entity had the acquisition date been January 1, 2020.

	Revenue	Earnings

Actual from July 15, 2021 to December 31, 2021	$363,030	$(398,279)

2021 Supplemental pro forma from January 1, 2021 to December 31, 2021	$45,957,894	$(15,887,232)

2020 Supplemental pro forma from January 1, 2020 to December 31, 2020	$37,607,873	$(11,491,873)

The 2021 Supplemental pro forma information was adjusted to exclude $125,479 of non-recurring acquisition costs, in addition, the 2021 and 2020 supplemental pro forma information was adjusted to account for amortization of intangibles on acquisition of $579,519 and $1,070,067, respectively.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

4. Restricted Cash

Restricted cash consists of the following:

•	cash held in a segregated bank account at Intesa Sanpaolo Bank S.p.A. (“Intesa Sanpaolo Bank”) as collateral against a bank loan with Intesa Sanpaolo Bank for Multigioco. In the prior year we held funds at Wirecard Bank as a security deposit for Ulisse betting operations, this deposit was returned during the current year.
•	In the prior year, the Company maintained a $500,000 security deposit at Metropolitan Commercial Bank as security against a $500,000 line of credit, refer note 10 below.

5. Property and equipment

	December 31, 2021			December 31, 2020
	Cost	Accumulated depreciation	Net book value	Net book value

Leasehold improvements	$62,338	$(35,078)	$27,260	$39,707
Computer and office equipment	1,000,849	(777,635)	223,214	247,572
Fixtures and fittings	385,871	(250,438)	135,433	54,465
Vehicles	99,467	(54,630)	44,837	63,382
Computer software	224,854	(165,519)	59,335	84,465
	$1,773,379	$(1,283,300)	$490,079	$489,591

The aggregate depreciation charge to operations was $230,033 and $354,552 for the years ended December 31, 2021 and 2020, respectively. The depreciation policies followed by the Company are described in Note 2.

6. Leases

The Company’s portfolio of leases contains both finance and operating leases that relate to real estate agreements, vehicles and office equipment agreements.

Operating leases

Real estate agreements

The Company has several property lease agreements in Italy and Austria and one lease agreement in the US, which have terms in excess of a twelve month period, these property leases are for our administrative operations in these countries. The Company does not and does not intend to take ownership of the properties at the end of the lease term.

Vehicle agreements

The Company leases several vehicles for business use purposes, the terms of these leases range from twenty four to thirty six months. The Company does not and does not intend to take ownership of the vehicles at the end of the lease term.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

6. Leases (continued)

Finance Leases

Office equipment agreements

The Company has entered into several finance leases for office equipment, the term of these leases range from thirty six to sixty months. The Company takes ownership of the office equipment at the end of the lease term.

Right of use assets

Right of use assets included in the consolidated balance sheet are as follows:

	December 31, 2021	December 31, 2020
Non-current assets
Right of use assets - operating leases, net of amortization	$589,288	$687,568
Right of use assets - finance leases, net of depreciation – included in property and equipment	$15,520	$27,119

Lease costs consists of the following:

	Year ended December 31,
	2021	2020
Finance lease cost:	$10,906	$14,040
Amortization of right-of-use assets	10,102	12,870
Interest expense on lease liabilities	804	1,170

Operating lease cost	244,639	265,081

Total lease cost	$255,545	$279,121

Other lease information:

	Year ended December 31,
	2021	2020
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases	$(804)	$(1,170)
Operating cash flows from operating leases	(244,639)	(265,081)
Financing cash flows from finance leases	(10,172)	(12,666)

Right-of-use assets obtained in exchange for new finance leases	-	470
Right-of-use assets disposed of under operating leases prior to lease maturity	(224,793)	(21,588)
Right-of -use assets obtained in exchange for new operating leases	$406,276	$84,918
Weighted average remaining lease term – finance leases	1.93 years	2.74 years
Weighted average remaining lease term – operating leases	2.60 years	2.83 years
Weighted average discount rate – finance leases	3.73%	3.65%
Weighted average discount rate – operating leases	2.73%	3.59%

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

6. Leases (continued)

Maturity of Leases

Finance lease liability

The amount of future minimum lease payments under finance leases as of December 31, 2021 is as follows:

Amount
2022	$8,802
2023	7,053
2024	818
Total undiscounted minimum future lease payments	16,673
Imputed interest	(611)
Total finance lease liability	$16,063
Disclosed as:
Current portion	$8,347
Non-Current portion	7,716
$16,063

Operating lease liability

The amount of future minimum lease payments under operating leases as of December 31, 2021 is as follows:

Amount
2022	$257,455
2023	190,132
2024	80,541
2025	46,416
2026	31,741
Total undiscounted minimum future lease payments	606,285
Imputed interest	(21,654)
Total operating lease liability	$584,631
Disclosed as:
Current portion	$244,467
Non-Current portion	340,164
$584,631

 ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

7. Intangible Assets

Licenses obtained by the Company in the acquisitions of Multigioco and Rifa include a Gioco a Distanza (“GAD”) online license as well as a Bersani and Monti land-based licenses issued by the Italian gaming regulator to Multigioco and Rifa, respectively, as well as an Austrian Bookmaker License through the acquisition of Ulisse.

Intangible assets consist of the following:

	December 31, 2021				December 31, 2020
	Cost	Impairment charge	Accumulated amortization	Net book value	Net book value
Betting platform software	$6,149,537	$—	$(1,403,642)	$4,745,895	$4,673,314
Licenses	5,794,966	(4,827,914)	(963,639)	3,413	4,917,733
Location contracts	1,000,000	—	(1,000,000)	—	88,455
Customer relationships	8,145,927	—	(607,394)	7,538,533	509,237
Trademarks	1,537,817	—	(123,930)	1,413,887	68,843
Non-compete agreement	2,096,000	—	(240,167)	1,855,833	—
Websites	40,000	—	(40,000)	—	—
	$24,764,247	$(4,827,914)	$(4,378,772)	$15,557,561	$10,257,582

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

7. Intangible Assets (continued)

The Company recorded $1,120,757 and $703,191 in amortization expense for finite-lived assets for the year ended December 31, 2021 and 2020, respectively, and an impairment provision of $4,827,914 and $4,900,000 against indefinite lived licenses.

The estimated amortization expense over the next five-year period is as follows:

Amount
2021	$1,552,219
2022	1,548,806
2023	1,548,806
2024	1,308,640
2025	1,024,805
Total estimated amortization expense	$6,983,276

The Company evaluates intangible assets for impairment on an annual basis during the last month of each year and at an interim date if indications of impairment exist. Intangible asset impairment is determined by comparing the fair value of the asset to its carrying amount with an impairment being recognized only when the fair value is less than carrying value and the impairment is deemed to be permanent in nature.

In assessing the impairment of indefinite lived licenses, the Company first performed a qualitative impairment test to determine if any impairment indicators were present, impairment indicators were noted for indefinite life intangibles assets in the Ulisse operation.

The impairment process used was as follows:

•	based on qualitative impairment indicators bring present;
•	the Company utilized management’s December 2022 annual operational budget cash flows for the 2022 year together with forecasted cash flows for the next four-year period ending in 2026;
•	the budgeted and forecasted cash flows were adjusted for taxation at the Company’s current effective tax rate;
•	working capital cash flow movements were estimated for the budget and the forecast period using historical experience;
•	property and equipment cash flow additions for the budget and forecast period were estimated using historical experience and known cash flows;
•	net cash flow as determined by the above, were forecast in perpetuity by using the forecast growth rate and the Company’s estimated Weighted Average Cost of Capital (“WACC”);
•	The forecast future cash flows were discounted back to present value using the WACC;
•	WACC was determined by comparing the Company’s beta to that of certain peer companies and determining what a reasonable WACC was compared to our calculated internal WACC, we determined that due to recent volatility in the Company’s common stock price that a reasonable peer WACC is 14.75%.

The COVID-19 pandemic has resulted in the closure of our land-based operations in the Italian market for an extended period of time and as the pandemic evolved and the markets in which the Company operated continued to experience resurgences of the virus, we remain uncertain as to the long-term impact on the Company’s land-based operations. As such, the Company has made a strategic decision to transfer its Ulisse customer relationships in Italy to Multigioco ahead of license renewals which are expected to take place within the next one to two years. The combined Multigioco and Ulisse business under the Multigioco entity, which is an Italian based operator, substantially increases the Company’s market share in Italy, and may improve the possibility of renewing our Italian licenses. Ulisse is based in Austria and during the fourth quarter of 2021, management decided to apply its limited resources and concentrate all of its efforts on developing the US and North American markets, thereby deciding to allow the Austrian bookmaking license to lapse by not renewing the cash deposits required to retain the license. The license under which Ulisse operated in Italy, was not transferable to Multigioco and accordingly, based on a quantitative impairment analysis, an impairment charge of the remaining carrying value of the license of $4,827,914 is considered appropriate.

The Company believes that the remaining carrying amounts of its intangible assets are recoverable. However, if adverse events were to occur or circumstances were to change indicating that the carrying amount of such assets may not be fully recoverable, the assets would be reviewed for impairment and the assets may be further impaired.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

8. Goodwill

	December 31, 2021	December 31, 2020
Cost
Opening balance as of January 1,	$1,663,120	$1,663,385
Acquisition of USB	27,024,383	—
Foreign exchange movements	(452)	(265)
Closing balance as of December 31.	28,687,051	1,663,120

Accumulated Impairment charge
Opening balance as of January 1,	—	—
Impairment charge	(12,522,714)	—
Closing balance as of December 31,	(12,522,714)	—

Goodwill, net of impairment charges	$16,164,337	$1,663,120

Goodwill represents the excess purchase price paid over the fair value of assets acquired, including any other identifiable intangible assets.

The Company evaluates goodwill for impairment on an annual basis during the last month of each year and at an interim date if indications of impairment exist. Goodwill impairment is determined by comparing the fair value of the reporting unit to its carrying amount with an impairment being recognized only when the fair value is less than carrying value and the impairment is deemed to be permanent in nature.

As discussed under note 14 below - contingent purchase consideration, management recently reviewed the future revenue and profit projections of USB based on the forecasts provided by the vendors at the time of performing the business valuation, factoring in the ability to source new customers. The customer acquisition process has proven to take longer than expected with a resultant downward revision of new customers acquired over the forecast period and the resultant downward impact on forecasted revenue streams. The Company reviewed the forecasts and made appropriate adjustments based on our current understanding of the addressable market, the growth rates forecast by third party market analysts, the Company’s expected share of revenue and the expectation of how many new clients the Company would realistically be able to add over the forecast period. Management is currently forecasting expected discounted cash flows over the forecast period to be approximately 40% lower than originally estimated. This has a significant impact on the current valuation of USB, resulting in a goodwill impairment charge of approximately $12,522,714.

9. Marketable Securities

Investments in marketable securities consists of 2,500,000 shares of Zoompass Holdings (“Zoompass”) and is accounted for at fair value, with changes recognized in earnings.

On December 31, 2021, the shares of Zoompass were last quoted at $0.003 per share on the OTC market, resulting in an unrealized loss recorded to earnings related to these securities of $460,000, The Company recorded an unrealized gain of $290,000 for the year ended December 31, 2020.

10. Line of Credit - Bank

The Company withdrew its security deposit of $500,000 during the current fiscal year thereby cancelling the $500,000 secured revolving line of credit from Metropolitan Commercial Bank in New York. In the prior year, $500,000 was drawn as of December 31, 2020, which bore interest at a fixed rate of 3% on the outstanding balance with an interest only monthly minimum payment, and no maturity date, provided the security deposit of $500,000 remained in place, see Note 4.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

11. Convertible Debentures

On February 26, 2018, the Company issued debenture units to certain accredited investors (the “February 2018 Private Placement”). Each debenture unit was comprised of (i) a debenture in the principal amount of CDN $1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 31.25 shares of the Company’s common stock at an exercise price equal to the lesser of $5.00 or 125% of the proposed initial Canadian public offering price per warrant, expiring on February 25, 2020, and (iii) 20 shares of restricted common stock. The investors in the February 2018 Private Placement purchased an aggregate principal amount of CDN $670,000 ($521,900) debentures and received warrants to purchase up to 20,938 shares of the Company’s common stock and 13,875 shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the February 2018 Private Placement debentures plus any accrued and unpaid interest may have been converted into shares of the Company’s common stock at a price equal to $3.20 per share and the warrants could have been exercised at a price equal to $4.00 per share.

In April 2018, the Company issued debenture units to certain investors (the “April 2018 Private Placement”). Each debenture unit was comprised of (i) a debenture in the principal amount of CDN $1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 31.25 shares of the Company’s common stock at an exercise price equal to the lesser of $5.00 or 125% of the proposed initial Canadian public offering price per warrant, expiring in April 2020, and (iii) 20 shares of restricted common stock. The investors in the April 2018 Private Placement purchased an aggregate principal amount of CDN $135,000 ($105,200) debentures and received warrants to purchase up to 4,218.75 shares of the Company’s common stock and 2,700 shares of restricted common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the April 2018 Private Placement debentures plus any accrued and unpaid interest may have been converted into shares of the Company’s common stock at a price equal to $3.20 per share and the warrants could have been exercised at a price equal to $4.00 per share.

On April 19, 2018, the Company re-issued debenture units that were first issued to certain investors between January 24, 2017 and January 31, 2018 in order to simplify the various debentures into a single series with the same terms as new convertible debenture units issued on February 26, 2018 (the “April 19, 2018 Debentures”). Each debenture unit was comprised of (i) a debenture in the principal amount of CDN $1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 31.25 shares of the Company’s common stock at an exercise price equal to the lesser of $5.00 or 125% of the proposed initial Canadian public offering price per warrant, expiring on April 19, 2020, and (iii) 20 shares of restricted common stock. The investors in the April 19, 2018 Private Placement received an aggregate principal amount of CDN $1,436,000 ($1,118,600) debentures, warrants to purchase up to 44,875 shares of the Company’s common stock and 28,720 restricted shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the April 19, 2018 Debentures plus any accrued and unpaid interest could have been converted into shares of the Company’s common stock at a price equal to $3.20 per share and the warrants could have been exercised at a price equal to $4.00 per share.

On May 11, 2018, the Company issued debenture units to certain investors (the “May 11, 2018 Private Placement”). Each debenture unit was comprised of (i) a debenture in the principal amount of CDN $1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 31.25 shares of the Company’s common stock at an exercise price equal to the lesser of $5.00 or 125% of the proposed initial Canadian public offering price per warrant, expiring on May 11, 2020, and (iii) 20 shares of restricted common stock. The investors in the May 11, 2018 Private Placement purchased an aggregate principal amount of CDN $131,000 ($102,000) debentures and received warrants to purchase up to 4,093.75 shares of the Company’s common stock and 2,620 restricted shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the May 11, 2018 Private Placement plus any accrued and unpaid interest could have been converted into shares of the Company’s common stock at a price equal to $3.20 per share and the warrants could have been exercised at a price equal to $4.00 per share.

On May 31, 2018, the Company closed a private placement offering of up to 7,500 units and entered into Subscription Agreements (the “Agreements”) with certain accredited investors (the “May 31, 2018 Private Placement”). The units were offered in both U.S. and Canadian dollar denominations. Each unit sold to U.S. investors was sold at a per unit price of $1,000 and was comprised of (i) a 10% convertible debenture in the principal amount of $1,000 (the “U.S. Debentures”) maturing on May 31, 2020, (ii) 26 shares of our common stock and (ii) warrants to purchase up to 135.25 shares of the Company’s common stock (the “U.S. Warrants”). Each unit sold to Canadian investors was sold at a per unit price of CND $1,000 and was comprised of (i) a 10% convertible debenture in the principal amount of CND $1,000 (the “Canadian Debentures” and together with the U.S. Debentures, the “May Debentures”), (ii) 20 shares of our common stock and (ii) warrants to purchase up to 104.06 shares of our common stock (the “Canadian Warrants” and together with the U.S. Warrants, the “May Warrants”).

The proceeds received from the convertible debentures were net of finders fees paid to certain brokers. In addition, the Company also issued: (i) shares of common stock to the convertible debenture holders; (iii) certain two year warrants exercisable for shares of common stock at an exercise price of $4.00 per share; (iii) in conjunction with the finders fees paid, the Company also issued warrants to certain brokers on the same terms and conditions as the warrants issued to the convertible debenture holders.

The convertible debentures were convertible into shares of common stock at a conversion price of $3.20 per share.

The May Warrants and broker warrants were exercisable at an exercise price of $4.00 per share and expired on May 31, 2020.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

11. Convertible Debentures (continued)

The May Warrants and broker warrants were exercisable at an exercise price of $4.00 per share and expired on May 31, 2020.

The accounting treatment of the above is as follows:

(i)	The convertible debentures were recorded at gross value;

(ii)	The cash fee paid to the brokers was $427,314 and the fair value of the warrants issued to the brokers were valued at fair value as described in (iv) below and were recorded as a debt discount against the gross value of the convertible debentures;

(iii)	The shares of common stock issued to the convertible debenture holders were valued at $582,486, the market price of the common stock on the date of issue and were recorded as debt discount against the gross value of the convertible debt;

(iv)	The warrants issued to the convertible debenture holders and brokers were valued at $2,929,712 using a Black-Scholes valuation model. These warrants were equity classified with a beneficial conversion feature.

The total debt discount above amounted to $6,524,567 which was being amortized over the two year life of the debentures on a straight line basis.

Convertible debentures of $10,000 and CDN $65,000 (approximately $48,416) that had matured on May 31, 2020 were extended to August 29, 2020, of which CDN $35,000 was acquired by a related party prior to extension, and a further $600,000 and CDN $242,000 (approximately $180,257) that had matured, had the maturity date extended to September 28, 2020, of which $500,000 and CDN $207,000 were acquired by a related party, prior to extension.

As an incentive for extending the maturity date of the convertible debentures, the debenture holders were granted two year warrants exercisable for 301,644 shares of common stock at an exercise price of $3.75 per share, of which 144,041 were granted to related parties and three year warrants exercisable for 72,729 shares of common stock at an exercise price of $5.00 per share, of which 36,010 were issued to related parties. All of the convertible debentures with extended maturity dates, with the exception of one convertible debenture of CDN $35,000, were repaid during 2020. The remaining convertible debenture of CDN $35,000 was repaid in 2021.

During the year ended December 31, 2020, investors in Canadian Dollar convertible debentures converted the aggregate principal amount of CDN $317,600, including interest thereon of CDN $45,029 and investors in US Dollar convertible debentures converted the aggregate principal amount of $400,000, including interest thereon of $70,492 into 230,134 shares of common stock.

The Aggregate convertible debentures outstanding consists of the following:

	December 31, 2021	December 31, 2020
Principal Outstanding
Opening balance	$27,442	$3,464,737
Repaid	(27,562)	(2,778,349)
Conversion to equity	—	(634,431)
Foreign exchange movements	120	(24,515)
	—	27,442
Accrued Interest
Opening balance	7,105	524,227
Interest expense	4,696	207,595
Repaid	(11,833)	(619,992)
Conversion to equity	—	(103,958)
Foreign exchange movements	32	(767)
	—	7,105
Debenture Discount
Opening balance	—	(627,627)
Amortization	—	627,627
	—	—
Convertible Debentures, net	$—	$34,547

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

12. Deferred Purchase Consideration

In terms of the acquisition of Virtual Generation on January 31, 2019, the Company issued non-interest bearing promissory notes of €3,803,000 owing to both related parties and non-related parties. The value of the promissory notes payable related parties was €1,521,200 and to non-related parties was €2,281,800.

The promissory notes payable to non-related parties are to be settled as follows:

(a)	an aggregate of €1,435,200 in cash in 23 equal and consecutive monthly installments of €62,400 with the first such payment due and payable on the date that was one month after the Closing Date; and

(b)	an aggregate of €846,600 in shares of the Company’s common stock in 17 equal and consecutive monthly installments of €49,800 as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, which issuances commenced on March 1, 2019.

Pursuant to the terms of the Purchase Agreement that the Company entered into with Virtual Generation, the Company agreed to pay the sellers of Virtual Generation an earnout payment in shares of our common stock equal to an aggregate amount of €500,000 (approximately $561,500), if the amounts of bets made by users of the Virtual Generation platform grew by more than 5% for the year ended December 31, 2019 compared to the year ended December 31, 2018. Based on the 18,449,380 tickets sold in 2019 the Virtual Generation sellers qualified for the earnout payment of 132,735 shares of common stock at a price of $4.23 per share, which shares were issued effective January 2020. The amount due to the non-related party Virtual Generation sellers amounted to €300,000 (approximately $336,810).

The future payments on the promissory notes were discounted to present value using the Company’s average cost of funding of 10%. The discount was being amortized over the repayment period of the promissory note using the effective interest rate method.

During the year ended December 31, 2021, the Company paid the remaining balance of €20,800 (Approximately $25,262) to non-related parties in terms of the Virtual Generation promissory note.

The movement on deferred purchase consideration consists of the following:

Description	December 31, 2021	December 31, 2020
Principal Outstanding
Promissory note due to non-related parties	$25,434	$1,802,384
Settled by the issuance of common shares	—	(724,467)
Repayment in cash	(25,262)	(1,105,455)
Foreign exchange movements	(172)	52,972
	—	25,434
Present value discount on future payments
Present value discount	(7,761)	(120,104)
Amortization	7,700	114,333
Foreign exchange movements	61	(1,990)
	—	(7,761)
Deferred purchase consideration, net	$—	$17,673

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

13. Bank Loan Payable

In September 2016, the Company obtained a loan of €500,000 (approximately $545,000) from Intesa Sanpaolo Bank in Italy, which loan is secured by the Company's assets. The loan has an underlying interest rate of 4.5% above the Euro Inter Bank Offered Rate, subject to quarterly review and is amortized over 57 months ending March 31, 2021. Monthly repayments of €9,760 began in January 2017.

In terms of a directive by the Italian Government, in order to provide financial relief due to the Covid-10 pandemic, Multigioco was able to suspend repayments of the loan for a period of six months and the maturity date of the loan was extended to March 31, 2022, the interest rate remains the same at 4.5% above the Euro Inter Bank Offered Rate with monthly repayments revised to $9,971.

The Company made payments of €119,641 (approximately $141,578) which included principal of €113,029 (approximately $133,754) and interest of €6,612 approximately $7,824) for the year ended December 31, 2021.

Included in bank loans is a Small Business Administration Disaster Relief loan (“SBA Loan”) assumed on the acquisition of USB with a principal outstanding of $150,000. The SBA Loan bears interest at 3.75% per annum and is repayable in monthly installments of $731 which began in June 2021, and matures in May 2050. The SBA Loan is collateralized by all of USB’s tangible and intangible assets.

Since acquisition of USB, The Company has repaid capital of $1,168 and has total accrued and unpaid interest of $5,524 on this loan as of December 31, 2021.

The maturity of bank loans payable as of December 31, 2021 is as follows:

Amount
2022	$36,094
2023	3,151
2024	3,272
2025	3,396
2026 and thereafter	141,502
Total finance lease liability	$187,415
Disclosed as:
Current portion	$36,094
Non-Current portion	151,321
$187,415

14. Contingent Purchase Consideration

In terms of the acquisition of USB disclosed in Note 3 above, the Sellers will have an opportunity to receive up to an additional $38,000,000 plus a potential premium of 10% (or $3,800,000) based upon achievement of stated adjusted cumulative EBITDA milestones during the next four years, payable 50% in cash and 50% in the Company’s stock at a price equal to volume weighted average price of the company’s common stock for the 90 consecutive trading days preceding January 1 of each subsequent fiscal year for the duration of the earnout period ending December 31, 2025, subject to obtaining shareholder approval, if the aggregate number of shares to be issued pursuant to the Purchase Agreement exceeds 4,401,020 and with a cap of 5,065,000 on the aggregate number of shares to be issued. Any excess not approved by shareholders or exceeding the cap will be paid in cash.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

14. Contingent Purchase Consideration (continued)

The Company had an independent third party valuation entity perform a Purchase Price Analysis which included the probability of the Sellers achieving the additional proceeds of $41,800,000.

Contingent purchase consideration is considered at each reporting period. Contingent purchase consideration is based on cumulative EBITDA for the period July 15, 2021 to December 31, 2025, with the first measurement period being December 31, 2022. The forecasts provided by the vendors at the time of performing the business valuation was based on achieving a certain number of new customers on an annual basis. The customer acquisition process has proven to take longer than expected with a resultant impact on forecasted revenue streams over the contingent earnout period. Management revised its estimated revenues as of December 31, 2021. These forecasts were reviewed and adjusted to ensure they appeared reasonable based on the Company’s current understanding of addressable market, the growth rates forecast by third party market analysts, our expected share of revenue and the expectation of how many new clients we would realistically be able to add in a fiscal period. The most significant impact on the contingent purchase consideration is expected to be in the 2022 fiscal year, where the Company currently forecast that no contingent purchase consideration will be payable. This has a knock-on effect on the future 2023 to 2024 fiscal periods as the calculation of contingent purchase consideration is based on cumulative EBITDA.

Any change in the fair value of contingent purchase consideration is recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss). The estimate of the fair value of contingent consideration requires subjective assumptions to be made regarding future operating results, discount rates, and probabilities assigned to various potential operating result scenarios. Due to the uncertainty regarding the achievement of the stated unadjusted accumulated EBITDA milestones and the methodology in determining the number of shares to be issued during each earnout period and the potential restriction on the number of shares available for issue, the contingent purchase consideration is classified as a liability.

December 31, 2021
Opening balance as of January 1,	$—
Contingent purchase consideration measured on the acquisition of USB	24,716,957
Settled by the issuance of common shares	—
Repayment in cash	—
Changes in fair value	(11,857,558)
Closing balance as of December 31,	$12,859,399

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

15. Other Long-term Liabilities

Other long-term liabilities represent the following:

•	Italian “Trattamento di Fine Rapporto” which is a severance amount set up by Italian companies to be paid to employees on termination or retirement;
•	In the prior year, shop deposits that were previously held by Ulisse.

Balances of other long-term liabilities were as follows:

	December 31, 2021	December 31, 2020
Severance liability	$359,567	$297,120
Customer deposit balance	—	366,947
Total other long term liabilities	$359,567	$664,067

16. Related Parties

Notes Payable, Related Party

On March 11, 2020, the Company received an advance of $300,000 in terms of a Promissory Note (“PN”) entered into with Forte Fixtures and Millwork, Inc., a Company controlled by the brother of our Executive Chairman. The PN bears no interest and is repayable on demand.

The movement on notes payable, Related Party, consists of the following:

	December 31, 2021	December 31, 2020
Principal Outstanding
Opening balance	$—	$—
Additions	—	300,000
Repayment	—	(200,000)
Applied to warrant exercise	—	(100,000)
Settled by issuance of common shares	—	—
	—	—
Accrued Interest
Opening balance	—	—
Interest expense	—	22,521
Repayment	—	(14,465)
Applied to warrant exercise	—	(8,056)
Conversion to equity	—	—
	—	—
Promissory Notes Payable – Related Party	$—	$—

Convertible notes acquired, Related Party

Forte Fixtures and Millworks, Inc. acquired certain convertible notes from third parties that had matured on May 31, 2020. The convertible notes had an aggregate principal amount of $150,000 and only the accrued interest of $70,000 on a note with an aggregate principal amount of $350,000 and notes with an aggregate principal amount of CDN $207,000, the maturity date of these convertible notes was extended to September 28, 2020. The convertible notes together with interest thereon, amounting to $445,020 were repaid between August 23, 2020 and October 21, 2020.

As an incentive for extending the maturity date of the convertible debentures, Forte Fixtures and Millworks, Inc., was granted two year warrants exercisable for 134,508 shares of common stock at an exercise price of $3.75 per share and three year warrants exercisable for 33,627 shares of common stock at an exercise price of $5.00 per share. These warrants were exercised on December 30, 2020, for gross proceeds of $630,506.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

16. Related Parties (continued)

Deferred Purchase consideration, Related Party

In terms of the acquisition of Virtual Generation on January 17, 2019, the Company issued non-interest bearing promissory notes in the principal amount of €3,803,000 owing to both related parties and non-related parties. The value of the promissory notes payable to non-related parties was €2,281,800 and to related parties was €1,521,200.

The related party promissory notes are due to Luca Pasquini, an employee and previously a director of the Company and Gabriele Peroni, an employee and previously an officer of the Company.

The promissory notes were to be settled as follows:

(a)	an aggregate of €956,800 in cash in 23 equal and consecutive monthly instalments of €41,600 with the first such payment due and payable on the date that is one month after the closing of the acquisition (the “Closing Date”); and

(b)	an aggregate of €564,400 in shares of the Company’s common stock in 17 equal and consecutive monthly instalments of €33,200 as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019.

Pursuant to the terms of the Purchase Agreement that the Company entered into with Virtual Generation, the Company agreed to pay the Virtual Generation Sellers an earnout payment in shares of our common stock equal to an aggregate amount of €500,000 (approximately $561,500), if the amounts of bets made by users of the Virtual Generation platform grew by more than 5% for the year ended December 31, 2019 compared to the year ended December 31, 2018. Based on the 18,449,380 tickets sold in 2019 the Virtual Generation sellers qualified for the earnout payment of 132,735 shares of common stock at a price of $4.23 per share, which shares were issued effective January 2020.

The amount due to the related party Virtual Generation Sellers amounted to €200,000 (approximately $224,540) and was settled during January 2020 by the issuance of 53,094 shares of common stock at $4.23 per share.

During the first and second quarter, the Company paid the remaining balance of €312,500 (approximately $385,121) to related parties in terms of the Virtual Generation promissory note.

The movement on deferred purchase consideration consists of the following:

Description	December 31, 2021	December 31, 2020
Principal Outstanding
Promissory notes due to related parties	$382,128	$1,279,430
Settled by the issuance of common shares	—	(482,978)
Repayment in cash	(385,121)	(471,554)
Foreign exchange movements	2,993	57,230
	—	382,128
Present value discount on future payments
Present value discount	(5,174)	(80,069)
Amortization	5,133	76,222
Foreign exchange movements	41	(1,327)
	—	(5,174)
Deferred purchase consideration, net	$—	$376,954

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

16. Related Parties (continued)

Related party (payables) receivables

Related party payables and receivables represent non-interest-bearing (payables) receivables that are due on demand.

The balances outstanding are as follows:

	December 31, 2021	December 31, 2020
Related Party payables
Luca Pasquini	$(502)	$(565)
Victor Salerno	(51,878)	—
	(51,380)	$(565)

Related Party Receivables
Luca Pasquini	$1,413	$1,519

Gold Street Capital

Gold Street Capital is wholly owned by Gilda Ciavarella, the spouse of Mr. Ciavarella.

Gold Street Capital acquired certain convertible notes that had matured on May 31, 2020, amounting to CDN $35,000 from third parties, the maturity date of these convertible notes was extended to September 28, 2020. The convertible notes together with interest thereon, amounting to CDN $44,062 (approximately $34,547) was outstanding at December 31, 2020. This amount was repaid during the current year.

As an incentive for extending the maturity date of the convertible debentures, all debenture holders, including Gold Street Capital, were granted two-year warrants exercisable at an exercise price of $3.75 per share, and three-year warrants exercisable at an exercise price of $5.00 per share. Gold Street Capital was granted two year-warrants exercisable for 9,533 shares of common stock at $3.75 per share and three-year warrants exercisable for 2,383 shares of common stock at $5.00 per share.

Luca Pasquini

On January 31, 2019, the Company acquired Virtual Generation for €4,000,000 (approximately $4,576,352), Mr. Pasquini was a 20% owner of Virtual Generation and was due gross proceeds of €800,000 (approximately $915,270). The gross proceeds of €800,000 was to be settled by a payment in cash of €500,000 over a twelve month period and by the issuance of common stock valued at €300,000 over an eighteen month period. As of June 30, 2021, the Company has paid Mr. Pasquini the full cash amount of €500,000 (approximately $604,380) and issued 112,521 shares valued at €300,000 (approximately $334,791).

On October 1, 2020, the Company granted to Mr. Pasquini a ten year option to purchase 58,000 shares of common stock at an exercise price of $2.03 per share.

On January 22, 2021, the Company issued Mr. Pasquini 44,968 shares of common stock valued at $257,217, in settlement of accrued compensation due to him.

On July 11, 2021, the Company entered into an agreement with Engage IT Services Srl.("Engage"), to provide gaming software and maintenance and support of the system, the total contract price was €390,000 (approximately $459,572). Mr. Pasquini owns 34% of Engage.

On October 14, 2021, the Company entered into a further agreement with Engage IT Services Srl.("Engage"), to provide gaming software and maintenance and support of the system for a period of 12 months, the total contract price was €1,980,000 (approximately $2,192,000). Mr. Pasquini owns 34% of Engage.

On September 13, 2021, Mr. Pasquini, the Company’s Vice President of Technology, resigned as a director of the Company.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

16. Related Parties (continued)

Michele Ciavarella

On October 1, 2020, the Company granted to Mr. Ciavarella, a ten year option to purchase 140,000 shares of common stock at an exercise price of $2.03 per share.

Mr. Ciavarella agreed to receive $140,000 of his 2021 fiscal year compensation as a restricted stock award, on January 22, 2021, the Company issued Mr. Ciavarella 24,476 shares of common stock valued at $140,000 on the date of issue.

On January 22, 2021, the Company issued Mr. Ciavarella 175,396 shares of common stock valued at $1,003,265, in settlement of accrued compensation due to him.

On July 15, 2021, Michele Ciavarella, Executive Chairman of the Company, was appointed as the interim Chief Executive Officer and President of the Company, effective July 15, 2021. Mr. Ciavarella will serve as the Company's Executive Chairman and interim Chief Executive Officer until the earlier of his resignation or removal from office.

Victor Salerno

On July 15, 2021 the Company consummated the acquisition of USB and in terms of the Purchase Agreement the Company acquired 100% of USB, from its members (the “Sellers”). Mr. Salerno was a 68% owner of USB and received $4,080,000 of the $6,000,000 paid in cash upon closing and 860,760 of the 1,265,823 shares of common stock issued on closing.

Together with the consummation of the acquisition of USB, the Company entered into a 4 year employment agreement with Mr. Salerno terminating on July 14, 2025 (the “Salerno Employment Agreement”), automatically renewable for a period of one year unless notified by either party of non-renewal. The employee will earn an initial base salary of $0 and thereafter $150,000 per annum commencing on January 1, 2022. Mr. Salerno is entitled to bonuses, equity incentives and benefits consistent with those of other senior employees.

Mr. Salerno may be terminated for no cause or resign for good reason, which termination would entitle him to the greater of one year’s salary or the remaining term of the employment agreement plus the highest annual incentive bonus paid to him during the past two years. If Mr. Salerno is terminated for cause he is entitled to all unpaid salary and expenses due to him at the time of termination. If the employment agreement is terminated due to death, his heirs and successors are entitled to all unpaid salary, unpaid expenses and one times his annual base salary. Termination due to disability will result in Mr. Salerno being paid all unpaid salary and expenses and one times annual salary.

Pursuant to the Salerno Employment Agreement, Mr. Salerno has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Salerno has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the type of services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

In September 13, 2021, the Board appointed Mr. Salerno, the President and founder of the Company’s newly acquired subsidiary, US Bookmaking, to serve as a member of the Board.

Prior to the acquisition of USB, Mr. Salerno had advanced USB $100,000 of which $50,000 was forgiven and the remaining $50,000 is still owing to Mr. Salerno, which amount earns interest at 8% per annum, compounded monthly and repayable on December 31, 2023.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

16. Related Parties (continued)

Matteo Monteverdi

Effective September 21, 2020, the Board appointed Mr. Monteverdi, as President of the Company and effective December 30, 2020, Mr. Monteverdi was appointed as the Chief Executive Officer of the Company.

Mr. Monteverdi has previously served as an independent strategic advisor to the Company since March 2020 and has developed a firm understanding of the unique technological capabilities of the Company’s Elys Game Board betting platform and has established a strong rapport with the Company’s current management team.

In connection with his appointment, the Company and Mr. Monteverdi entered into a written employment agreement (the “Employment Agreement”) for an initial four-year term, which provides for the following compensation terms:

•	an annual base salary of $395,000 subject to increase, but not decrease, at the discretion of the Board;
•	the opportunity to earn a Management by Objectives bonus (“MBO Bonus”) of 0 to 100% of annual base salary with a target bonus of 50% upon the achievement of 100% of a target objective that is mutually agreed on by both the Company and Mr. Monteverdi; and
•	Equity Incentive Options to purchase 648,000 shares of common stock that vest pro rata on each of September 1, 2021, September 1, 2022, September 1, 2023 and September 1, 2024.

Mr. Monteverdi is also eligible to participate in the Company’s 2018 Equity Incentive Plan and to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company or in the alternative may substitute the payment amount that would be paid for health benefits towards contributions to a 401k plan.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Monteverdi for “good reason” (each as defined in his agreement), he would be entitled to receive from the Company in equal installments over a period of six (6) months (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual MBO Bonus paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his MBO Bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the Agreement, the amount shall be Executive’s MBO Bonus for the-then current fiscal year); (2) in lieu of any MBO Bonus for the year in which such termination occurs, payment of an amount equal to (A) the MBO Bonus (if any) which would have been payable to Mr. Monteverdi had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Monteverdi was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive under the Employment Agreement an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Monteverdi and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Monteverdi becomes eligible to receive such coverage under a subsequent employer’s insurance plan.

Mr. Monteverdi’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

On July 15, 2021, Mr. Monteverdi resigned as the Company’s Chief Executive Officer and President to become the Company’s Head of Special Projects, all other terms of the employment contract remain the same.

Gabriele Peroni

On January 31, 2019, the Company acquired Virtual Generation for €4,000,000 (approximately $4,576,352), Mr. Peroni was a 20% owner of Virtual Generation and was due gross proceeds of €800,000 (approximately $915,270). The gross proceeds of €800,000 was to be settled by a payment in cash of €500,000 over a twelve month period and by the issuance of common stock valued at €300,000 over an eighteen month period. As of June 30, 2021, the Company has paid Mr. Peroni the full cash amount of €500,000 (approximately $604,380) and issued 112,521 shares valued at €300,000 (approximately $334,791).

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

16. Related Parties (continued)

On October 1, 2020, the Company granted to Mr. Peroni a ten year option to purchase 36,000 shares of common stock at an exercise price of $2.03 per share.

On January 22, 2021, the Company issued Mr. Peroni 74,294 shares of common stock valued at $424,962, in settlement of accrued compensation due to him.

Alessandro Marcelli

On October 1, 2020, the Company granted to Mr. Marcelli a ten year option to purchase 56,000 shares of common stock at an exercise price of $2.03 per share.

On January 22, 2021, the Company issued Mr. Marcelli 34,002 shares of common stock valued at $194,491, in settlement of accrued compensation due to him.

Franco Salvagni

On October 1, 2020, the Company granted to Mr. Salvagni a ten year option to purchase 36,000 shares of common stock at an exercise price of $2.03 per share.

On January 22, 2021, the Company issued Mr. Salvagni 70,807 shares of common stock valued at $405,016, in settlement of accrued compensation due to him.

Beniamino Gianfelici

On October 1, 2020, the Company granted to Mr. Gianfelici a ten year option to purchase 35,000 shares of common stock at an exercise price of $2.03 per share.

On January 22, 2021, the Company issued Mr. Gianfelici 63,278 shares of common stock valued at $361,950, in settlement of accrued compensation due to him.

Paul Sallwasser

On October 1, 2020, the Company granted to Mr. Sallwasser a ten year option to purchase 55,000 shares of common stock at an exercise price of $2.03 per share, in lieu of directors fees.

On September 13, 2021, the Company granted Mr. Sallwasser ten year options exercisable for 21,300 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of directors fees.

Steven Shallcross

On October 1, 2020, the Company granted to Mr. Shallcross a ten year option to purchase 35,000 shares of common stock at an exercise price of $2.03 per share, in lieu of a portion of his directors fees.

On January 22, 2021, the Company issued to Mr. Shallcross, a director of the Company, 5,245 shares of common stock valued at $30,000, in settlement of directors’ fees due to him.

On September 13, 2021, the Company granted Mr. Shallcross ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of a portion of his directors fees.

Mr. Shallcross earned cash directors fees of $40,000 and $35,000 for the years ended December 31, 2021 and 2020 respectively.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

16. Related Parties (continued)

Mark Korb

On October 1, 2020, the Company granted to Mr. Korb a ten year option to purchase 58,000 shares of common stock at an exercise price of $2.03 per share.

On July 5, 2021, the Company entered into an employment agreement dated July 1, 2021 with Mark Korb, the Company’s Chief Financial Officer, (the “Korb Employment Agreement”), to employ Mr. Korb, on a full-time basis commencing September 1, 2021, as Chief Financial Officer for a term of four (4) years, at an annual base salary of $360,000 and such additional performance bonus payments as may be determined by the Company’s board of directors with a target bonus of 40% of his base salary. Mr. Korb will also be entitled to pension, medical, retirement and other benefits available to other Company senior officers and directors and he will receive an allowance of up to $2,000 per month towards medical and welfare benefits. In connection with the Korb Employment Agreement, on July 1, 2021, the Compensation Committee of the Board granted Mr. Korb, an option to purchase 400,000 shares of the Company’s common stock. The shares of common stock underlying the option award vest pro rata on a monthly basis over a forty-eight month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $4.03 per share.

In addition, the Korb Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If his employment is terminated by the Company other than for “Cause,” death or Disability or by Mr. Korb for “Good Reason” (each as defined in the Korb Employment Agreement), he will be entitled to receive from the Company in equal installments over a six month period (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual MBO Bonus (as defined in the Korb Employment Agreement”) paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his MBO Bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the Agreement, the amount shall be Mr. Korb’s MBO Bonus for the-then current fiscal year); (2) in lieu of any MBO Bonus for the year in which such termination occurs, payment of an amount equal to (A) the MBO Bonus (if any) which would have been payable to Mr. Korb had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Korb was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive under the Employment Agreement an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Korb and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Korb becomes eligible to receive such coverage under a subsequent employer’s insurance plan. Mr. Korb’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

If the Korb Employment Agreement is terminated by the Company for cause or by Mr. Korb for Good Reason, then Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the termination date and all expenses incurred by him prior to the termination date. The Korb Employment Agreement also provides that upon the Disability ( as defined in the Korb Employment Agreement) of Mr. Korb or his death, Mr. Korb will be entitled to receive accrued and unpaid base salary, earned and unused vacation days through the date of his declared Disability or death and all expenses incurred by him prior to such date and one times his base salary.

Pursuant to the Korb Employment Agreement, Mr. Korb has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Korb has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

On January 5, 2022, Mark Korb resigned as Chief Financial Officer of the Company. In connection with his resignation, the Company entered into an amendment to Mr. Korb’s employment agreement with the Company to provide that he will be employed by the Company as a non-executive employee with the title “Head of Corporate Affairs”, reporting directly to the Executive Chairman and that in such capacity he will be responsible for, among other things, various corporate initiatives and activities related to growth and capital strategies. All other terms of the employment agreement remain the same.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

16. Related Parties (continued)

Andrea Mandel-Mantello

On June 29, 2021, the Board appointed Mr. Mandel-Mantello to serve as a member of the Board. The appointment was effective immediately and Mr. Mandel-Mantello will serve on the audit committee.

On September 13, 2021, the Company granted Mr. Mandel-Montello ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021, in lieu of a portion of his directors fees.

Mr. Mandel-Mantello earned cash directors fees of $20,000 for the six months ended December 31, 2021.

Phillipe Blanc

On October 1, 2020, the Company appointed Mr. Philippe Blanc as a director of the Company.

On October 1, 2020, the Company granted to Mr. Blanc a ten year option to purchase 55,000 shares of common stock at an exercise price of $2.03 per share, in lieu of directors fees.

On July 1, 2021, Philippe Blanc resigned as a director of the Company, simultaneously with Mr. Blanc’s resignation as a director of the Company, the Company entered into a consulting agreement with Mr. Blanc to provide for his future services in a consulting capacity over two years. Mr. Blanc will receive €105,000 per annum as compensation.

Carlo Reali

On January 5, 2022, the Company promoted Carlo Reali to the role of Interim Chief Financial Officer.

We do not have a formal employment or other compensation related agreement with Mr. Reali; however, Mr. Reali will continue to receive the same compensation that he currently receives which is an annual base salary of $71,200 .

Richard Cooper

On October 1, 2020 Mr. Cooper resigned as a director of the Company.

Mr. Cooper received cash director fees of $30,000 for the year ended December 31, 2020.

Clive Kabatznik

On May 15, 2020, Mr. Kabatznik resigned as a director of the Company.

Mr. Kabatznik received cash director fees of $10,000 for the year ended December 31, 2020.

17. Stockholders’ Equity

For the year ended December 31, 2021, the Company issued a total of 533,790 shares of common stock, valued at $3,012,481 for the settlement of third party liabilities, compensation and directors’ fees to certain of the Company’s related parties, refer note 16 above.

Between January 4, 2021, and September 21, 2021, investors exercised warrants for 1,506,809 shares of common stock for gross proceeds of $3,962,481 at an average exercise price of $2.63 per share.

On January 22, 2021, the Company issued 24,476 restricted shares of common stock valued at $140,000 to Michele Ciavarella in terms of a compensation election he made for the 2021 fiscal year.

On July 15, 2021, the Company issued 1,265,823 shares of common stock to the Sellers of USB, at $4.74 per share with a market value of $4,544,304 on the date of acquisition.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

17. Stockholders’ Equity (continued)

The Company issued the following shares of common stock to promissory note holders in terms of the agreement entered into for the acquisition of Virtual Generation.

•	On January 1, 2020, 22,030 shares of common stock valued at $93,077;
•	On January 1, 2020, 132,735 shares of common stock valued at $561,350;
•	On February 27, 2020, 23,890 shares of common stock valued at $91,541;
•	On March 1, 2020, 25,690 shares of common stock valued at $96,372;
•	On April 1, 2020, 61,040 shares of common stock valued at $90,745;
•	On May 1, 2020, 24,390 shares of common stock valued at $91,265;
•	On June 1, 2020, 29,300 shares of common stock valued at $92,321;
•	On July 1, 2020, 35,130 shares of common stock valued at $91,265.

For the year ended December 31, 2020, the Company issued a total of 230,326 shares of common stock, valued at $739,004, upon the conversion of convertible debentures into equity.

On August 17, 2020, the Company closed its underwritten public offering of 4,166,666 units at a price of $2.40 per unit for gross proceeds of $9,999,998, before underwriting commission of $800,000 and other offering expenses. Each unit consists of one share of common stock and one five year warrant exercisable for one share of common stock at an exercise price of $2.50 per share.

The Company granted the underwriters a forty-five day option to purchase up to 624,999 shares of common stock and/or warrants at a price of $2.39 per share and $0.01 per five year warrant exercisable for one share of common stock at an exercise price of $2.50 per share. The underwriters were also issued a three year warrant exercisable for 208,333 shares of common stock at an exercise price of $3.00 per share.

On September 3, 2020, the underwriters executed a partial exercise of the option to purchase 624,999 units and purchased only the warrants at a purchase price of $0.01 per warrant, less underwriters commission of $500, for net proceeds of $5,250.

On December 30, 2020, the Company entered into a settlement agreement with its previous chairman whereby it issued 8,469 shares of common stock at a value of $46,666 to settle the balance owing of $46,666.

Between December 18, 2020 and December 31, 2020, investors exercised warrants for 3,321,226 shares of common stock at exercise prices ranging from $2.50 to $5.00 per share for gross proceeds of $8,541,896, and the use of proceeds from promissory notes, related party of $108,056 was applied to the warrant exercise.

18. Warrants

On May 31, 2020, in terms of convertible debt extension agreements entered into with investors, the Company granted two year warrants exercisable for 301,644 shares of common stock at an exercise price of $3.75 per share until May 31, 2022 and three year warrants exercisable for 72,729 shares of common stock at an exercise price of $5.00 per share until May 31, 2023.

In terms of the underwritten public offering disclosed in note 16 above, the Company granted 4,166,666 five year warrants, exercisable at $2.50 per share to the subscribers. In addition, the Company granted the underwriter 208,333 three year warrants exercisable at $3.00 per share, and in terms of the underwriters’ over-allotment option, the Company granted an additional 624,999 five year warrants exercisable at $2.50 per share to the Underwriter.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

18. Warrants (continued)

The warrants issued during the year ended December 31, 2020, were assessed in terms of ASC 480-10, Distinguishing between Liabilities and Equity, and ASC 815-10, Derivatives and Hedging Transactions to determine if they met equity classification or liability classification. After considering the guidance provided by the ASC under both ASC 480-10 and ASC 815-10, the Company determined that equity classification was appropriate.

The warrants awarded during the year ended December 31, 2020 were valued using a Black-Scholes option pricing model.

The following assumptions were used in the Black-Scholes model:

	Year ended December 31, 2021
Exercise price	$2.50	to	$5.00
Risk free interest rate	0.16	to	0.29%
Expected life of warrants	2	to	5	years
Expected volatility of underlying stock	139.5	to	183.5
Expected dividend rate	0%

A summary of all of the Company’s warrant activity during the period January 1, 2020 to December 31, 2021 is as follows:

	Number of shares	Exercise price per share			Weighted average exercise price
Outstanding January 1, 2020	1,089,474	$4.00			$4.00
Granted	5,374,371	2.50	to	5.00	2.62
Forfeited/cancelled	(1,089,474)	4.00			4.00
Exercised	(3,321,226)	2.50	to	5.00	2.62
Expired	—			—	—
Outstanding December 31, 2020	2,053,145	$2.50	to	5.00	2.63
Granted	—	—			—
Forfeited/cancelled	—	—			—
Exercised	(1,506,809)	2.50	to	5.00	2.63
Outstanding December 31, 2021	546,336	$2.50	to	5.00	$2.66

The following tables summarize information about warrants outstanding as of December 31, 2021:

	Warrants outstanding			Warrants exercisable
Exercise price	Number of shares	Weighted average remaining years	Weighted average exercise price	Number of shares	Weighted average exercise price
$2.50	486,173	3.63	$2.50	486,173	$2.50
$3.75	48,395	0.41	3.75	48,395	3.75
$5.00	11,768	0.61	5.00	11,768	5.00
	546,336	3.28	$2.66	546,336	$2.66

    The outstanding warrants have an intrinsic value of $257,672 as of December 31, 2021.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

19. Stock Options

In September 2018, our stockholders approved our 2018 Equity Incentive Plan, which provides for a maximum of 1,150,000 awards that can be issued as options, stock appreciation rights, restricted stock, stock units, other equity awards or cash awards.

On October 1, 2020, the Board approved an amendment to the Company’s 2018 Equity Incentive Plan (the “Plan”) to increase the maximum number of shares that may be granted as an award under the Plan to any non-employee director during any one calendar year to: (i) chairperson or lead director – 300,000 shares of common stock; and (ii) other non-employee director - 250,000 shares of common stock, which reflects an increase in the annual limits for awards to be granted to non-employee directors under the Plan.

On November 20, 2020, the Company held its 2020 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 1,850,000 shares of common stock.

On October 29, 2021, the Board approved an Amendment to the Plan (“Amendment No. 2”) to increase by 4,000,000 the number of shares that may be granted under the Plan. Amendment No. 2 to the 2018 Plan will increase the number of shares of common stock with respect to which awards may be granted under the 2018 Plan from an aggregate of 3,000,000 shares of common stock to 7,000,000 shares of common stock.

On December 8, 2021, the Company held its 2021 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders approved amendment 2 to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 4,000,000 shares of common stock.

During September 2020, in terms of the employment agreement entered into with Mr. Monteverdi, the Company granted  options to purchase 648,000 shares of common stock that vest pro rata on each of September 1, 2021, September 1, 2022, September 1, 2023 and September 1, 2024.

On October 1, 2020, the Board granted to each of Michele Ciavarella, Alessandro Marcelli, Luca Pasquini, Gabriele Peroni, Frank Salvagni, Beniamino Gianfelici and Mark Korb, an option to purchase 140,000, 56,000, 58,000, 36,000, 36,000, 35,000 and 58,000 shares of the Company’s common stock, respectively, under the Company’s 2018 Equity Incentive Plan. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $2.03 per share.

On October 1, 2020, the Board also granted to each of Paul Sallwasser, Steven Shallcross and Philippe Blanc, as non-executive members of the Board, an option to purchase 55,000, 35,000 and 55,000 shares of the Company’s common stock, respectively, under the Company’s 2018 Equity Incentive Plan. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a twelve month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $2.03 per share.

On October 1, 2020, the board granted options to purchase 95,000 shares of common stock to various employees at an exercise price of $2.03 per share.

During the period ended December 31, 2021, the Company issued ten year options to purchase 745,000 shares at exercise prices ranging from $2.62 to $4.20 per share to employees.

On July 1, 2021, in compliance with the terms of an employment agreement entered into with Mr. Korb, the Company’s CFO, the Company granted him ten year options to purchase 400,000 shares of common stock at an exercise price of $4.03 per share vesting annually commencing on September 1, 2022.

On August 31, 2021, due to the resignation of an employee, unvested options for 50,000 shares of common stock were forfeited by the employee.

On September 13, 2021, the Company granted the non-executive members of its board ten year options to purchase 48,500 shares of common stock at an exercise price of $5.10 per share, as a component of annual compensation.

The options awarded during the year ended December 31, 2021 were valued using a Black-Scholes option pricing model.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

19. Stock Options (continued)

The following assumptions were used in the Black-Scholes model:

	Year ended December 31, 2021
Exercise price	$2.62	to	5.10
Risk free interest rate	0.92	to	1.63%
Expected life of options	10 years
Expected volatility of underlying stock	206.8	to	229.8%
Expected dividend rate	0%

A summary of all of the Company’s option activity during the period January 1, 2020 to December 31, 2021 is as follows:

	Number of shares	Exercise price per share			Weighted average exercise price
Outstanding January 1, 2020	315,938	$2.72	to	2.96	$2.84
Granted	1,307,000	1.84	to	2.03	1.95
Forfeited/cancelled	—	—			—
Exercised	—	—			—
Expired	—	—			—
Outstanding December 31, 2020	1,622,938	$1.84	to	2.96	2.11
Granted	1,193,500	2.62	to	5.10	3.15
Forfeited/cancelled	(50,000)	2.62			2.62
Exercised	—	—			—
Outstanding December 31, 2021	2,766,438	$1.84	to	5.10	$2.92

The following table summarize information about stock options outstanding as of December 31, 2021:

	Options outstanding			Options exercisable
Exercise price	Number of shares	Weighted average remaining years	Weighted average exercise price	Number of shares	Weighted average exercise price
$1.84	648,000	8.73		162,000
$2.03	659,000	8.75		359,1673
$2.72	25,000	4.50		25,000
$2.80	220,625	7.73		124,284
$2.96	70,313	7.52		70,313
$3.43	25,000	9.97		—
$4.03	1,020,000	9.51		103,333
$4.07	25,000	9.54		—
$4.20	25,000	9.34		—
$5.10	48,500	9.71		12,125
	2,766,438	8.91	$2.92	856,222	$2.49

As of December 31, 2021, there were unvested options to purchase 1,910,216 shares of common stock. Total expected unrecognized compensation cost related to such unvested options is $5,585,571 which is expected to be recognized over a period of 42 months.

The intrinsic value of the options at December 31, 2021 was $1,493,536.

As of December 31, 2021, there was an aggregate of 2,766,438 options to purchase shares of common stock granted under the Company’s 2018 Equity Incentive Plan, and an aggregate of 492,466 restricted shares granted to certain officers and directors of the Company in settlement of liabilities owing to them, with 3,741,046 shares available for future grants.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

20. Revenues

The following table represents disaggregated revenues from our gaming operations for the years ended December 31, 2021 and 2020. Net Gaming Revenues represents Turnover (also referred to as “Handle”), the total bets processed for the period, less customer winnings paid out, commissions paid to agents, and taxes due to government authorities, while Commission Revenues represents commissions on lotto ticket sales and Service Revenues is revenue invoiced for our Elys software service and royalties invoiced for the sale of virtual products.

	For the Year Ended December 31,
	2021	2020
Handle (Turnover)
Handle web-based	$826,789,619	$505,369,803
Handle land-based	15,071,218	68,888,592
Total Handle (Turnover)	841,860,837	574,258,395

Winnings/Payouts
Winnings web-based	771,852,252	473,794,175
Winnings land-based	12,842,577	56,467,865
Total Winnings/Payouts	784,694,829	530,262,040

Gross Gaming Revenues	57,166,008	43,996,355

Less: ADM Gaming Taxes	12,657,930	6,874,752

Net Gaming Revenues	44,508,078	37,121,603
Betting platform software and services	1,038,713	144,764
Revenues	$45,546,791	$37,266,367

21. Net Loss per Common Share

Basic loss per share is based on the weighted-average number of common shares outstanding during each year. Diluted loss per share is based on basic shares as determined above, plus the incremental shares that would be issued upon the assumed exercise of “in-the-money” warrants using the treasury stock method and the inclusion of all convertible securities, including convertible debentures, assuming these securities were converted at the beginning of the period or at the time of issuance, if later. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share.

For the years ended December 31, 2021 and 2020, the following options, warrants and convertible debentures were excluded from the computation of diluted loss per share as the result of the computation was anti-dilutive:

Description	Year ended December 31, 2021	Year ended December 31, 2020

Options	2,766,438	1,622,938
Warrants	546,336	2,053,145
Convertible debentures	—	10,796
	3,312,774	3,686,879

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

22. Income Taxes

The Company is incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made as the Company had no U.S. taxable income for the years ended December 31, 2021 and December 31, 2020.

The Company's Italian subsidiaries are governed by the income tax laws of Italy. The corporate tax rate in Italy is 27.9% (IRES at 24% plus IRAP ordinary at 3.9%) on income reported in the statutory financial statements after appropriate tax adjustments.

The Company's Austrian subsidiaries are governed by the income tax laws of Austria. The corporate tax rate in Austria is 25% on income reported in the statutory financial statements after appropriate tax adjustments.

The Company's Canadian subsidiary is governed by the income tax laws of Canada and the Province of Ontario. The combined Federal and Provincial corporate tax rate in Canada is 26.5% on income reported in the statutory financial statements after appropriate tax adjustments.

The Company's Colombian subsidiary is governed by the income tax laws of Colombia. The corporate tax rate in Colombia is 31% on income reported in the statutory financial statements after appropriate tax adjustments.

The Company continues to evaluate the accounting for uncertainty in tax positions at the end of each reporting period. The guidance requires companies to recognize in their financial statements the impact of a tax position if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The position ascertained inherently requires judgment and estimates by management.

The reconciliation of income tax expense at the U.S. statutory rate of 21% during 2021 and 2020, to the Company’s effective tax rate is as follows:

	December 31, 2021	December 31, 2020
U.S. Statutory rate	$3,224,547	$1,896,305
Items not allowed for tax purposes	(1,705,372)	(2,113,651)
Foreign tax rate differential	(2,367)	(90,772)
Additional foreign taxation	27,495	(36,939)
Withholding tax on dividends	—	(162,112)
Prior year over provision	125,887	—
Movement in valuation allowances	(1,379,714)	(323,114)
Other differences	-	(76,361)
Income tax benefit (expense)	$290,476	$(906,644)

The Company has accumulated a net operating loss carry forward (“NOL”) of approximately $27.7 million as of December 31, 2021 in the U.S. The U.S. NOL carry forward includes adjustments based on prior year assessments of $2.3 million due the assessment of tax losses carried forward. Net operating losses of $11.1 million expire from 2034 to 2038 and a further $16.6 million has an indefinite life. The company also has net operating loss carry forwards in Italy, Austria and Malta of approximately €1.2 million ($1.4 million) and in Canada of approximately CDN $0.4 million ($0.3 million). The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the NOL. The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize the deferred income tax asset. At the present time, management cannot presently determine when the Company will be able to generate sufficient taxable income to realize the deferred tax asset; accordingly, a 100% valuation allowance has been established to offset the asset.

Utilization of NOLs are subject to limitation due to any ownership change (as defined under Section 382 of the Internal Revenue Code of 1986) which resulted in a change in business direction. Unused limitations may be carried over to future years until the NOLs expire. Utilization of NOLs may also be limited in any one year by alternative minimum tax rules.

Under Italian tax law, the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, up to the limit of 80% of taxable annual income. This restriction does not apply to the operating loss incurred in the first three years of the Company's activity, which are therefore available for 100% offsetting.

Under Austrian tax law, the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, up to the limit of 75% of taxable annual income.

Under Canadian tax law, the operating loss carryforwards available for offset against future profits can be used indefinitely.

The provisions for income taxes consist of currently payable income tax in Colombia, Italy, Malta and Austria and deferred tax movements on intangible assets.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

22. Income Taxes (continued)

The benefit (provision) for income taxes are summarized as follows:

	December 31, 2021	December 31, 2020
Current	$94,041	$(837,973)
Withholding tax	—	(162,112)
Deferred	196,434	93,441
Income tax benefit (expense)	$290,476	$(906,644)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets and liabilities are as follows:

	December 31, 2021	December 31, 2020
Working capital movements	$247,563	$693,465
Property and equipment	—	6,925
Net loss carryforward - Foreign	443,100	135,568
Net loss carryforward - US	5,815,807	3,752,678
	6,506,470	4,588,636
Less valuation allowance	(6,506,470)	(4,588,636)
Deferred tax assets	—	—

Intangible assets	(3,291,978)	(1,222,514)
Deferred Tax Liability	$(3,291,978)	$(1,222,514)

The Net loss carry forward for US entities includes an adjustment of $0.5 million based on taxation assessments which differed to the amounts originally provided for.

The following tax years remain subject to examination:

USA:	Generally three years from the date of tax return filing which is currently the 2018 to 2020 tax years.
Italy:	Generally five years from the date of filing which is currently the 2016 to 2020 tax years.
Austria:	Generally tax years 2019 and 2020.
Malta:	Eight years from fiscal year end which is currently 2013 to 2020.
Colombia:	Three years in the case of taxable profits and five years where taxable losses are realized.

The Company is not currently under examination and it has not been notified of a pending examination.

There are no unrecognized tax benefits.

23. Segmental Reporting

The Company has two reportable operating segments. These segments are:

(i)	Betting establishments

The operating of web based as well as land-based leisure betting establishments situated throughout Italy.

(ii)	Betting platform software and services

Provider of certified betting Platform software services to leisure betting establishments in Italy and 9 other countries.

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

23. Segmental Reporting (continued)

The operating assets and liabilities of the reportable segments are as follows:

	December 31, 2021
	Betting establishments	Betting platform software and services	All other	Total

Purchase of Non-Current assets	$135,272	$538,256	$43,552	$717,080
Assets
Current assets	8,648,505	1,291,700	1,443,280	11,383,485
Non-Current assets	1,980,100	31,203,882	11,374	33,195,356
Liabilities
Current liabilities	(7,610,577)	(652,368)	(1,564,234)	(9,827,179)
Non-Current liabilities	(667,871)	(16,342,274)	-	(17,010,145)
Intercompany balances	4,359,786	(1,677,692)	(2,682,094)	—
Net asset position	$6,709,943	$13,823,248	$(2,791,674)	$17,741,517

The segment operating results of the reportable segments are disclosed as follows:

	Year ended December 31, 2021
	Betting establishments	Betting platform software and services	All other	Adjustments	Total

Net Gaming Revenue	$44,508,078	$—	$—	$—	$44,508,078
Betting platform and services revenue	152,550	886,163	—	—	1,038,713
Intercompany Service revenue	321,775	4,211,774	—	(4,533,549)	—
	44,982,403	5,097,937	—	(4,533,549)	45,546,791
Operating expenses
Intercompany service expense	4,211,774	321,775	—	(4,533,549)	—
Selling expenses	36,227,544	47,208	—	—	36,274,752
General and administrative expenses	6,634,535	5,848,437	6,334,987	—	18,817,959
Impairment of license	4,827,914	12,522,714	—	—	17,350,628
	51,901,767	18,740,134	6,334,987	(4,533,549)	72,443,339

Loss from operations	(6,919,364)	(13,642,197)	(6,334,987)	—	(26,896,548)

Other Income (expenses)
Interest expense, net	(11,169)	(4,662)	(5,154)	—	(20,985)
Amortization of debt discount	—	—	(12,833)	—	(12,833)
Change in fair value of contingent purchase consideration	—	11,857,558	—	—	11,857,558
Other income	217,251	2,560	7,977	—	227,788
Other expense	(23,705)	(26,262)	—	—	(49,967)
Loss on marketable securities	—	—	(460,000)	—	(460,000)
Total other income (expenses)	182,377	11,829,194	(470,010)	—	11,541,561

Loss before Income Taxes	(6,736,987)	(1813,003)	(6,804,997)	—	(15,354,987)
Income tax provision	119,890	170,586	—	—	290,476
Net Loss	$(6,617,097)	$(1,642,417)	$(6,804,997)	$—	$(15,064,511)

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

23. Segmental Reporting (continued)

The operating assets and liabilities of the reportable segments are as follows:

	December 31, 2020
	Betting establishments	Betting platform software and services	All other	Total

Purchase of Non-Current assets	$172,095	$117,703	$1,703	$291,501
Assets
Current assets	10,966,901	430,625	9,796,140	21,193,666
Non-Current assets	7,475,455	6,250,418	938,440	14,664,313
Liabilities
Current liabilities	(8,238,101)	(648,881)	(4,427,053)	(13,314,035)
Non-Current liabilities	(1,130,752)	(1,225,477)	(31,362)	(2,387,591)
Intercompany balances	4,259,281	382,598	(4,641,879)	—
Net asset position	$13,332,784	$5,189,283	$1,634,286	$20,156,353

The segment operating results of the reportable segments are disclosed as follows:

	Year ended December 31, 2020
	Betting establishments	Betting platform software and services	All other	Adjustments	Total

Net Gaming Revenue	$37,121,603	$—	$—	$—	$37,121,603
Betting platform and other services revenue	—	144,764	—	—	144,764
Intercompany Service revenue	84,172	3,604,523	—	(3,688,695)	—
	37,205,775	3,749,287	—	(3,688,695)	37,266,367
Operating expenses
Intercompany service expense	3,604,523	84,172	—	(3,688,695)	—
Selling expenses	26,107,189	2,032	—	—	26,109,221
General and administrative expenses	4,918,986	3,906,439	4,963,966	—	13,789,391
Impairment of license	4,900,000	—	—	—	4,900,000
	39,530,698	3,992,643	4,963,966	(3,688,695)	44,798,612

Loss from operations	(2,324,923)	(243,356)	(4,963,966)	—	(7,532,245)

Other (expense) income
Interest expense, net	(6,492)	(71)	(322,100)	—	(328,663)
Amortization of debt discount	—	—	(818,182)	—	(818,182)
Other income	161,472	3,903	—	—	165,375
Other expense	(28,757)	(58,176)	—	—	(86,933)
Loss on extinguishment of convertible debt	—	—	(719,390)	—	(719,390)
Gain on marketable securities	—	—	290,000	—	290,000
Total other (expenses) income	126,223	(54,344)	(1,569,672)	—	(1,497,793)

Loss before Income Taxes	(2,198,700)	(297,700)	(6,533,638)	—	(9,030,038)
Income tax provision	(796,991)	52,459	(162,112)	—	(906,644)
Net Loss	$(2,995,691)	$(245,241)	$(6,695,750)	$—	$(9,936,682)

ELYS GAME TECHNOLOGY, CORP

Notes to the Consolidated Financial Statements

24. Subsequent Events

To date, the current conflict between Russia and Ukraine has not had a direct impact on the Company. We do not have any exposure to either Russia or Ukraine from a business or personnel perspective. However a prolonged conflict or the spill-over of war into other European countries may, in, future impact on macro-economic conditions which could affect consumer spending adversely and consequently our operations.

On March 18, 2022, the Company granted our interim CFO, Carlo Reali, an option exercisable for 100,000 shares of common stock, at an exercise price of $2.50 per share, vesting over a four year period. A further grant of an option exercisable for 60,000 shares of common stock at an exercise price of $2.50, vesting over a three year period was made to a new employee.

Up until April 13, 2022, in terms of an Open Market Sale Agreement with Jefferies LLC pursuant to which we may offer and sell its shares of common stock from time to time, through Jeffries, we sold a total of 147,710 shares of common stock for net proceeds of $331,520 after commission of $10,253.

The Company has evaluated subsequent events through the date the financial statements were issued, other than disclosed above, we did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

ELYS GAME TECHNOLOGY, CORP.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2022	December 31, 2021
Current Assets
Cash and cash equivalents	$4,690,034	$7,319,765
Accounts receivable	593,114	271,161
Gaming accounts receivable	1,116,713	2,418,492
Prepaid expenses	2,968,452	968,682
Related party receivable	8,318	1,413
Other current assets	372,561	403,972
Total Current Assets	9,749,192	11,383,485

Non-Current Assets
Restricted cash	332,606	386,592
Property, plant and equipment	617,906	490,079
Right of use assets	1,276,733	589,288
Intangible assets	14,403,191	15,557,561
Goodwill	16,164,049	16,164,337
Marketable securities	50,749	7,499
Total Non - Current Assets	32,845,234	33,195,356
Total Assets	$42,594,426	$44,578,841

Current Liabilities
Bank overdraft	$—	$7,520
Accounts payable and accrued liabilities	5,237,836	6,820,279
Gaming accounts payable	2,882,813	2,610,305
Taxes payable	401,933	47,787
Advances from related parties	161	502
Promissory notes payable, related parties	374,347	51,878
Operating lease liability	313,981	244,467
Financial lease liability	6,937	8,347
Bank loan payable, current portion	3,122	36,094
Total Current Liabilities	9,221,130	9,827,179

Non-Current Liabilities
Contingent Purchase Consideration	14,257,232	12,859,399
Deferred tax liability	3,053,362	3,291,978
Operating lease liability	977,456	340,164
Financial lease liability	1,439	7,716
Bank loan payable	148,968	151,321
Equipment funding loan, related parties	360,355	—
Other long-term liabilities	380,012	359,567
Total Non-Current Liabilities	19,178,824	17,010,145
Total Liabilities	28,399,954	26,837,324

Stockholders' Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value, 80,000,000 shares authorized; 30,360,810 and 23,363,732 shares issued and outstanding as of September 30, 2022 and December 31, 2021	3,036	2,336
Additional paid-in capital	73,756,657	66,233,292
Accumulated other comprehensive loss	(1,129,079)	(251,083)
Accumulated deficit	(58,436,142)	(48,243,028)
Total Stockholders' Equity	14,194,472	17,741,517
Total Liabilities and Stockholders’ Equity	$42,594,426	$44,578,841

See notes to the unaudited condensed consolidated financial statements

ELYS GAME TECHNOLOGY, CORP.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$9,591,294	$8,030,082	$32,175,015	$33,877,359

Costs and Expenses
Selling expenses	6,874,581	6,054,757	24,029,532	26,333,156
General and administrative expenses	5,808,768	5,075,300	15,589,410	13,975,455
Restructuring and severance expenses	—	—	1,205,689	—
Total Costs and Expenses	12,683,349	11,130,057	40,824,631	40,308,611

Loss from Operations	(3,092,055)	(3,099,975)	(8,649,616)	(6,431,252)

Other (Expenses) Income
Other income	21,931	74,327	90,783	444,689
Other expense	(45,528)	(384)	(56,539)	(28,522)
Interest expense, net of interest income	(9,104)	(4,705)	(22,641)	(14,748)
Change in fair value of contingent purchase consideration	(482,059)	(569,076)	(1,397,833)	(569,076)
Amortization of present value discount	—	—	—	(12,833)
(Loss) gain on marketable securities	(49,250)	(200,000)	43,250	(292,500)
Total Other (Expenses) Income	(564,010)	(699,838)	(1,342,980)	(472,990)

Loss Before Income Taxes	(3,656,065)	(3,799,813)	(9,992,596)	(6,904,242)
Income tax provision	(167,574)	284,636	(200,518)	8,136
Net Loss	(3,823,639)	(3,515,177)	(10,193,114)	(6,896,106)

Other Comprehensive Loss
Foreign currency translation adjustment	(367,765)	(154,572)	(877,996)	(413,917)

Comprehensive Loss	$(4,191,404)	$(3,669,749)	$(11,071,110)	$(7,310,023)

Loss per common share – basic and diluted	$(0.14)	$(0.15)	$(0.41)	$(0.33)
Weighted average number of common shares outstanding – basic and diluted	26,942,389	23,080,193	24,871,319	22,205,785

See notes to the unaudited condensed consolidated financial statements

ELYS GAME TECHNOLOGY, CORP.

Consolidated Statements of Changes in Stockholders' Equity

Nine months ended September 30, 2022 and September 30, 2021

(Unaudited)

	Common Stock		Additional	Accumulated Other
	Shares	Amount	Paid-in Capital	Comprehensive Income	Accumulated Deficit	Total
Nine months ended September 30, 2021
Balance at December 31, 2020	20,029,834	$2,003	$53,064,919	$267,948	$(33,178,517)	$20,156,353

Proceeds from warrants exercised	1,488,809	149	3,909,832	—	—	3,909,981
Common stock issued to settle liabilities	467,990	47	2,676,854	—	—	2,676,901
Restricted stock compensation	24,476	2	139,998	—	—	140,000
Stock based compensation expense	—	—	288,968	—	—	288,968
Foreign currency translation adjustment	—	—	—	(344,088)	—	(344,088)
Net Loss	—	—	—	—	(609,579)	(609,579)
Balance at March 31, 2021	22,011,109	$2,201	$60,080,571	$(76,140)	$(33,788,096)	$26,218,536

Proceeds from warrants exercised	5,000	1	12,499	—	—	12,500
Stock based compensation expense	—	—	291,162	—	—	291,162
Foreign currency translation adjustment	—	—	—	84,743	—	84,743
Net loss	—	—	—	—	(2,771,350)	(2,771,350)
Balance at June 30, 2021	22,016,109	$2,202	$60,384,232	$8,603	$(36,559,446)	$23,835,591

Shares issued in consideration of acquisition	1,265,823	127	4,544,177	—	—	4,544,304
Proceeds from warrants exercised	16,000	1	39,999	—	—	40,000
Stock based compensation expense	—	—	671,678	—	—	671,678
Foreign currency translation adjustment	—	—	—	(154,572)	—	(154,572)
Net loss	—	—	—	—	(3,515,177)	(3,515,177)
Balance at September 30, 2021	23,297,932	$2,330	$65,640,086	$(145,969)	$(40,074,623)	$25,421,824

	Common Stock		Additional	Accumulated Other
	Shares	Amount	Paid-In Capital	Comprehensive Income	Accumulated Deficit	Total

Nine months ended September 30, 2022
Balance at December 31, 2021	23,363,732	$2,336	$66,233,292	$(251,083)	$(48,243,028)	$17,741,517

Proceeds from open market sales	56,472	6	131,559	—	—	131,565
Brokers Fees on open market sales	—	—	(3,949)	—	—	(3,949)
Restricted stock compensation	162,835	16	424,984	—	—	425,000
Stock based compensation expense	—	—	597,972	—	—	597,972
Foreign currency translation adjustment	—	—	—	(151,775)	—	(151,775)
Net loss	—	—	—	—	(2,554,216)	(2,554,216)
Balance at March 31, 2022	23,583,039	$2,358	$67,383,858	$(402,858)	$(50,797,244)	$16,186,114

Proceeds from open market sales	111,544	11	255,477	—	—	255,488
Brokers Fees on open market sales	—	—	(7,663)	—	—	(7,663)
Proceeds from private placement	2,625,000	263	2,486,925	—	—	2,487,188
Proceeds from prefunded warrants	—	—	512,758	—	—	512,758
Brokers fees on private placement	—	—	(245,950)	—	—	(245,950)
Stock based compensation expense	—	—	1,296,118	—	—	1,296,118
Foreign currency translation adjustment	—	—	—	(358,456)	—	(358,456)
Net loss	—	—	—	—	(3,815,259)	(3,815,259)
Balance at June 30, 2022	26,319,583	$2,632	$71,681,523	$(761,314)	$(54,612,503)	$16,310,338

Proceeds from warrants exercised	541,227	54	—	—	—	54
Restricted stock compensation	3,500,000	350	1,587,250	—	—	1,587,600
Stock based compensation expense	—	—	487,884	—	—	487,884
Foreign currency translation adjustment	—	—	—	(367,765)	—	(367,765)
Net loss	—	—	—	—	(3,823,639)	(3,823,639)
Balance at September 30, 2022	30,360,810	$3,036	$73,756,657	$(1,129,079)	$(58,436,142)	$14,194,472

See notes to the unaudited condensed consolidated financial statements

 ELYS GAME TECHNOLOGY, CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net Loss	$(10,193,114)	$(6,896,106)
Adjustments to reconcile net loss to net cash Used in Operating Activities
Depreciation and amortization	1,315,593	885,437
Change in fair value of contingent purchase consideration	1,397,833	569,076
Amortization of present value discount	—	12,833
Restricted stock awards	2,012,600	140,000
Stock option compensation expense	2,381,974	1,251,808
Non-cash interest	17,637	6,788
Unrealized (gain) loss on trading securities	(43,250)	292,500
Movement in deferred taxation	(238,616)	(116,896)
Gain on Government relief loan forgiven	—	(7,992)
Changes in Operating Assets and Liabilities (Net of assets acquired and liabilities assumed)
Prepaid expenses	(2,043,015)	(458,601)
Accounts payable and accrued liabilities	(1,013,194)	(1,095,287)
Accounts receivable	(282,002)	79,467
Gaming accounts receivable	981,478	89,293
Gaming accounts liabilities	693,455	516,302
Taxes payable	391,339	(110,385)
Due from related parties	(8,026)	(1,968)
Other current assets	(19,838)	(134,648)
Long term liabilities	76,916	(280,230)
Net Cash used in Operating Activities	(4,572,230)	(5,258,609)

Cash Flows from Investing Activities
Acquisition of subsidiary, net of cash of $26,161	—	(5,973,839)
Acquisition of property, plant and equipment and intangible assets	(355,939)	(135,835)
Net Cash Used in Investing Activities	(355,939)	(6,109,674)

Cash Flows from Financing Activities
Proceeds from warrants exercised	—	3,962,482
Proceeds from bank overdraft	—	1,045
Repayment of bank overdraft	(7,043)	—
Repayment of bank credit line	—	(500,000)
Repayment of bank loan	(33,041)	(100,850)
Redemption of convertible debentures	—	(27,562)
Proceeds from promissory notes, related party	305,000	—
Proceeds from equipment funding, related party	360,000	—
Repayment of Government relief loan	—	(25,438)
Proceeds from subscriptions – net of fees	2,616,679	—
Proceeds from. Pre-funded warrants	512,813	—
Repayment of deferred purchase consideration, non-related parties	—	(385,121)
Repayment of deferred purchase consideration, related parties	—	(25,262)
Repayment of financial leases	(5,926)	(8,108)
Net Cash provided by Financing Activities	3,748,482	2,891,186

Effect of change in exchange rate	(1,504,030)	(766,233)

Net (decrease) increase in cash	(2,683,717)	(9,243,330)
Cash and cash equivalents and restricted cash– beginning of the year	7,706,357	20,044,769
Cash and cash equivalents and restricted cash– end of the year	$5,022,640	$10,801,439

Reconciliation of cash, cash equivalents and restricted cash within the Balance Sheets to the Statement of Cash Flows
Cash and cash equivalents	$4,690,034	$9,408,035
Restricted cash included in non-current assets	332,606	1,393,404
	$5,022,640	$10,801,439

See notes to the unaudited condensed consolidated financial statements

ELYS GAME TECHNOLOGY, CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months ended September 30,
	2022	2021
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$5,855	$22,609
Income tax	$84,988	$266,211
Supplemental cash flow disclosure for non-cash activities
Common stock issued to settle liabilities	$—	$2,676,901
Common shares issued in consideration of acquisition (Refer Note 3 below)	$—	$4,544,304

See notes to the unaudited condensed consolidated financial statements

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

1. Nature of Business

Established in the state of Delaware in 1998, Elys Game Technology, Corp (“Elys” or the “Company”), provides gaming services in the U.S. market via Elys Gameboard Technologies, LLC and Bookmakers Company US, LLC (“USB”) in certain licensed states where the Company offers bookmaking and platform services to the Company’s customers. The Company’s intention is to focus its attention on expanding the U.S. market. The Company recently began operation in Washington D.C. through a Class B Managed Service Provider and Class B Operator license to operate a sportsbook within the Grand Central Restaurant and Sportsbook located in the Adams Morgan area of Washington, D.C., and in October 2021 the Company entered into an agreement with Ocean Casino Resort in Atlantic City, New Jersey, to provide platform and bookmaking services. Ocean Casino Resort began using the Company’s platform and bookmaking services in March 2022.

The Company also provides business-to-consumer (“B2C”) gaming services in Italy through its subsidiary, Multigioco, which operations are carried out via both land-based or online retail gaming licenses regulated by the Agenzia delle Dogane e dei Monopoli (“ADM”) that permits the Company to distribute leisure betting products such as sports betting, and virtual sports betting products through both physical, land-based retail locations as well as online through the Company’s licensed website www.newgioco.it or commercial webskins linked to the Company’s licensed website and through mobile devices. Management implemented a consolidation strategy in the Italian market by integrating all B2C operations into Multigioco and allowed the Austrian Bookmakers license, that was regulated by the Austrian Federal Finance Ministry (“BMF”), to terminate.

Additionally, the Company provides business-to-business (“B2B”) gaming technology through its Odissea subsidiary which owns and operates a betting software designed with a unique “distributed model” architecture colloquially named Elys Game Board (the “Platform”). The Platform is a fully integrated “omni-channel” framework that combines centralized technology for updating, servicing and operations with multi-channel functionality to accept all forms of customer payment through the two distribution channels described above. The omni-channel software design is fully integrated with a built in player gaming account management system, built-in sports book and a virtual sports platform through its Virtual Generation subsidiary. The Platform also provides seamless application programming interface integration of third-party supplied products such as online casino, poker, lottery and horse racing and has the capability to incorporate e-sports and daily fantasy sports providers. Management implemented a growth strategy to expand B2B gaming technology operations in the U.S. and is considering further expansion in Canada and Latin American countries in the near future.

Strategic agreements entered into with Lottomatica (currently known as G.B.O, S.p.A)

During the second quarter of the 2022 financial year, the Company entered into a Master Technology Development and License Agreement and a Technical Services Agreement with Lottomatica to develop and provide a dedicated Sports Betting Platform (“SBP”) for use in both land-based and on-line applications by Lottomatica in the U.S. and Canadian markets, as well as potentially worldwide. The contract is for a period of ten years, after which the source code will be assigned to Lottomatica. An option was also granted to Lottomatica that after a period of four years from the commencement of the provision of the SBP, that Lottomatica may acquire the source code to the SBP for €4.0 million.

The Technical Services Agreement was entered into with the Company’s subsidiary Odissea to provide engineering services, develop and deliver the software and provide operational and product management support to Lottomatica on the SBP. The initial term of the agreement is for a period of ten years and is based on cost plus a percentage of the services provided.

In a separate Virtual Service Agreement entered into between the Company’s subsidiary Virtual Generation and Goldbet S.p.A., a subsidiary of Lottomatica, whereby Virtual Generation will license virtual event content to be implemented on the Lottomatica’s Platform throughout the Lottomatica vast network of retail outlets and on the online services in Italy. The agreement provides for an exclusivity period of two years from the date of certification of the virtual platform by the Italian regulator (ADM), which will only allow Lottomatica and the Company to make use of the platform. Virtual Generation will generate commission revenue based on a percentage of Net Gaming Revenues.

In a separate Assignment Agreement entered into between the Company’s subsidiary, Multigioco, Lottomatica assigned ownership of approximately 100 Sports Rights to Multigioco, which will allow Multigioco to expand its land-based distribution network to approximately 110 point-of-sale locations. Multigioco activated approximately 30 location rights during the third quarter of 2022 and expects to activate an additional 50 locations over the remainder of the 2022 calendar year, and the remaining 20 locations through the first quarter of 2023. These rights are only valid until the ADM puts new location rights up for tender, which could take place at any time, and therefore were assigned a minimal value.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

1. Nature of Business (continued)

The entities included in these unaudited condensed consolidated financial statements are as follows:

Name	Acquisition or Formation Date	Domicile	Functional Currency

Elys Game Technology, Corp. (“Elys”)	Parent Company	USA	U.S. dollar
Multigioco Srl (“Multigioco”)	August 15, 2014	Italy	Euro
Ulisse GmbH (“Ulisse”)	July 1, 2016	Austria	Euro
Odissea Betriebsinformatik Beratung GmbH (“Odissea”)	July 1, 2016	Austria	Euro
Virtual Generation Limited (“VG”)	January 31, 2019	Malta	Euro
Newgioco Group Inc. (“NG Canada”)	January 17, 2017	Canada	Canadian dollar
Elys Technology Group Limited	April 4, 2019	Malta	Euro
Newgioco Colombia SAS	November 22, 2019	Colombia	Colombian peso
Elys Gameboard Technologies, LLC	May 28, 2020	USA	U.S. dollar
Bookmakers Company US, LLC	July 15, 2021	USA	U.S. dollar

The Company operates in two lines of business: (i) the operating of web based betting as well as land based leisure betting establishments situated throughout Italy and; (ii) provider of certified betting Platform software services to global leisure betting establishments and operators.

The Company’s operations are carried out through the following four geographically organized groups:

a)	an operational group based in Europe that maintains administrative offices headquartered in Rome, Italy with satellite offices for operations administration in Naples and Teramo, Italy and San Gwann, Malta;
b)	an operational group based in the U.S. with offices in Las Vegas, Nevada;
c)	a technology group which is based in Innsbruck, Austria and manages software development, training, and administration; and
d)	a corporate group which is based in North America and maintains an executive suite in Las Vegas, Nevada and a space in Toronto, Ontario, Canada through which the Company carries-out corporate activities, handles day-to-day reporting and U.S. development planning, and through which various employees, independent contractors and vendors are engaged.

2. Accounting Policies and Estimates

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2022. The balance sheet at December 31, 2021 has been derived from the Company’s audited consolidated financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. For further information, please refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission (“SEC”) on April 15, 2022.

All amounts referred to in the Notes to the unaudited condensed consolidated financial statements are in United States Dollars ($) unless stated otherwise.

The Company previously had a secondary listing on the NEO exchange in Canada, which was terminated on December 31, 2021. For the purposes of its previous listing in Canada, the Company is an “SEC Issuer” as defined under National Instrument 52-107 “Accounting Principles and Audit Standards” and is relying on the exemptions of Section 3.7 of NI 52-107 and of Section 1.4(8) of the Companion Policy to National Instrument 51-102 “Continuous Disclosure Obligations” (“NI 51-102CP”) which permits the Company to prepare its financial statements in accordance with U.S. GAAP.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries, all of which are wholly owned. All significant inter-company accounts and transactions have been eliminated in the unaudited condensed consolidated financial statements.

Foreign operations

The Company translated the assets and liabilities of its foreign subsidiaries into U.S. dollars at the exchange rate in effect at quarter end and the results of operations and cash flows at the average rate throughout the quarter. The translation adjustments are recorded directly as a separate component of stockholders’ equity, while transaction gains (losses) are included in net income (loss).

All revenues were generated in Euro, Colombian Peso and U.S. dollars during the periods presented.

Gains and losses from foreign currency transactions are recognized in current operations.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include valuing equity securities issued in share-based payment arrangements, determining the fair value of assets acquired and liabilities assumed, allocation of purchase price, impairment of long-lived assets, the collectability of receivables, leasing arrangements, contingent purchase consideration, contingencies and the value of deferred taxes and related valuation allowances. Certain estimates, including evaluating the collectability of receivables and advances, could be affected by external conditions, including those unique to the Company’s industry and general economic conditions. It is possible that these external factors could have an effect on the Company’s estimates that could cause actual results to differ from the Company’s estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

 Loss Contingencies

The Company may be subject to claims, suits, government investigations, and other proceedings involving competition and antitrust, intellectual property, gaming license, privacy, indirect taxes, labor and employment, commercial disputes, content generated by our users, goods and services offered by advertisers or publishers using the Company’s website platforms, and other matters. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. The Company records a liability when it believes that it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If the Company determines that a loss is possible, and a range of the loss can be reasonably estimated, it discloses the range of the possible loss in the Notes to the unaudited condensed Consolidated Financial Statements.

The Company evaluates, on a regular basis, developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related ranges of possible losses disclosed and makes adjustments and changes to our disclosures as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters. Until the final resolution of such matters, there may be an exposure to loss in excess of the amount recorded, and such amounts could be material. Should any of the Company’s estimates and assumptions change or prove to have been incorrect, it could have a material impact on its business, consolidated financial position, results of operations, or cash flows.

To date, none of these types of litigation matters, most of which are typically covered by insurance, has had a material impact on the Company’s operations or financial condition. The Company has insured and continues to insure against most of these types of claims.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Fair Value Measurements

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore using estimates and assumptions developed by us, which reflect those that a market participant would use.

The carrying value of the Company’s accounts receivables, gaming accounts receivable, accounts payable, gaming accounts payable and bank loans payable approximate fair value because of the short-term maturity of these financial instruments.

Derivative Financial Instruments

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with maturities of three months or less at the time acquired to be cash equivalents. The Company had no cash equivalents as of September 30, 2022 and December 31, 2021, respectively.

The Company primarily places cash balances in the USA with high-credit quality financial institutions located in the United States which are insured by the Federal Deposit Insurance Corporation up to a limit of $250,000 per institution, in Canada which are insured by the Canadian Deposit Insurance Corporation up to a limit of CDN $100,000 per institution, in Italy which is insured by the Italian deposit guarantee fund Fondo Interbancario di Tutela dei Depositi (FITD) up to a limit of €100,000 per institution, and in Germany which is a member of the Deposit Protection Fund of the Association of German Banks (Einlagensicherungsfonds des Bundesverbandes deutscher Banken) up to a limit of €100,000 per institution.

Gaming Accounts Receivable

Gaming accounts receivable represent gaming deposits made by customers to their online gaming accounts either directly by credit card, bank wire, e-wallet or other accepted method through one of our websites or indirectly by cash collected at the cashier of a betting shop but not yet credited to the Company’s bank accounts and subject to normal trade collection terms without discounts. The Company periodically evaluates the collectability of its gaming accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company does not require collateral to support customer receivables. The Company recorded no bad debt expense for the three and nine months ended September 30, 2022.

Gaming Accounts Payable

Gaming accounts payable represent customer balances, including winnings and deposits, that are held as credits in online gaming accounts and have not as of yet been used or withdrawn by the customers. Customers can request payment of winnings from the Company at any time and the payment to customers can be made through bank wire, credit card, or cash disbursement from one of our locations. Online gaming account credit balances are non-interest bearing.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

Property and Equipment

Property and equipment is stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Expenditures are capitalized only when they increase the future economic benefits embodied in an item of property and equipment. All other expenditures are recognized as expenses in the statement of operations as incurred.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets. Amortization commences from the time an asset is put into operation.

The range of the estimated useful lives is as follows:

Description	Useful Life

Leasehold improvements	Life of the underlying lease
Computer and office equipment	3	to	5	years
Furniture and fittings	7	to	10	years
Computer Software	3	to	5	years
Vehicles	4	to	5	years

Intangible Assets

Intangible assets are stated at acquisition cost less accumulated amortization, if applicable, less any adjustments for impairment losses.

Amortization is charged on a straight-line basis over the estimated remaining useful lives of the individual intangibles. Where intangibles are deemed to be impaired the Company recognizes an impairment loss measured as the difference between the estimated fair value of the intangible and its book value.

The range of the estimated useful lives is as follows:

Description	Useful Life

Betting Platform Software	15 years
Multigioco and Rifa ADM Licenses	1.5	to	7	years
Location contracts	5	to	7	years
Customer relationships	10	to	18	years
Trademarks/Tradenames	10	to	14	years
Websites	5 years
Non-compete agreements	4 years

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Goodwill

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

The Company annually assesses whether the carrying value of its reporting units exceed their fair values and, if necessary, records an impairment loss equal to any such excess. Each interim reporting period, the Company assesses whether events or circumstances have occurred which indicate that the carrying amount of the reporting units exceeds their fair value. If the carrying amount of the reporting units exceeds their fair value, an asset impairment charge will be recognized in an amount equal to that excess.

Goodwill was recently assessed on December 31, 2021 and as of September 30, 2022 there were no qualitative indications that impairment of intangible assets or goodwill may be appropriate. The Company is currently assessing the financial position and the future direction of its USB subsidiary and will enter into a mediation process with the executive management of USB. The outcome of this mediation is uncertain and until such time as the Company has determined an appropriate course of action, which is dependent on the outcome of the mediation and possible legal action initiated by the Company, the ability to project future business and profitability is uncertain. The Company expects to determine an appropriate course of action within the next three to six months, at which time the decision around impairment of the carrying value of the USB assets will be determinable.

Leases

The Company accounts for leases in terms of ASC 842. In terms of ASC 842, the Company assesses whether any asset based leases entered into for periods longer than twelve months meet the definition of financial leases or operating leases, by evaluating the terms of the lease, including the following; the duration of the lease; the implied interest rate in the lease; the cash flows of the lease; and whether the Company intends to retain ownership of the asset at the end of the lease term. Leases which imply that the Company will retain ownership at the end of the lease term are classified as financial leases, are included in plant and equipment with a corresponding financial liability raised at the date of lease inception. Interest incurred on financial leases are expensed using the effective interest rate method. Leases which imply that the Company will not acquire the asset at the end of the lease term are classified as operating leases, the Company’s right to use the asset is reflected as a non-current right of use asset with a corresponding operational lease liability raised at the date of lease inception. The right of use asset and the operational lease liability are amortized over the right of use period using the effective interest rate implied in the operating lease agreement.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

In Italy, tax years beginning 2015 forward, are open and subject to examination, while in Austria companies are open and subject to inspection for five years and ten years for inspection of serious infractions. In the United States and Canada, tax years beginning 2015 forward, are subject to examination. The Company is not currently under examination and it has not been notified of a pending examination.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Contingent Purchase Consideration

The Company estimates and records the acquisition date estimated fair value of contingent consideration as part of the purchase price consideration for acquisitions. At each reporting period, the Company estimates changes in the fair value of contingent consideration, and any change in fair value is recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss). An increase in the earn-out expected to be paid will result in a charge to operations in the year that the anticipated fair value of contingent consideration increases, while a decrease in the earn-out expected to be paid will result in a credit to operations in the year that the anticipated fair value of contingent consideration decreases. The estimate of the fair value of contingent consideration requires subjective assumptions to be made regarding future operating results, discount rates, and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and therefore, materially affect the Company’s future financial results. Additional information regarding contingent consideration is provided in Note 3.

Revenue Recognition

The Company recognizes revenue when control of its products and services is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products and services. Revenues from sports-betting, casino, cash and skill games, slots, bingo and horse race wagers represent the gross pay-ins (also referred to as turnover) from customers less gaming taxes and payouts to customers. Revenues are recorded when the game is closed which is representative of the point in time at which the Company has satisfied its performance obligation. In addition, the Company receives commissions from the sale of scratch tickets and other lottery games. Commissions are recorded when the ticket for scratch off tickets and lottery tickets are sold.

Revenues from the Betting Platform include software licensing fees, training, installation, and product support services. The Company does not sell its proprietary software. Revenue is recognized when transfer of control to the customer has been made and the Company’s performance obligation has been fulfilled.

•	License fees are calculated as a percentage of each licensee’s level of activity and are contingent upon the licensee’s usage. The license fees are recognized on an accrual basis as earned.

•	Training fees and installation fees are recognized when each task has been completed.

•	Product support services are recognized based on the nature of the agreement with our customers, ad-hoc support service revenue will be recognized when the task is completed and revenue from product support service contracts will be recognized on a periodic basis where we charge a recurring fee to provide ongoing support services.

Stock-Based Compensation

The Company records its compensation expense associated with stock options and other forms of equity compensation based on their fair value at the date of grant using the Black-Scholes option pricing model. Stock-based compensation includes amortization related to stock option awards based on the estimated grant date fair value. Stock-based compensation expense related to stock options is recognized ratably over the vesting period of the option. In addition, the Company records expense related to Restricted Stock Units (“RSU’s”) granted based on the fair value of those awards on the grant date. The fair value related to the RSUs is amortized to expense over the vesting term of those awards. Forfeitures of stock options and RSUs are recognized as they occur.

Stock-based compensation expense for a stock-based award with a performance condition is recognized when the achievement of such performance condition is determined to be probable. If the outcome of such performance condition is not determined to be probable or is not met, no compensation expense is recognized and any previously recognized compensation expense is reversed.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

2. Accounting Policies and Estimates (continued)

Earnings Per Share

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity and include options and warrants, adding back any expenditure directly associated with the convertible instruments, if any. When the Company incurs a net loss, the effect of the Company’s outstanding stock options and warrants and convertible debt are not included in the calculation of diluted earnings (loss) per share as the effect would be anti-dilutive.

Related Parties

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

Recent Accounting Pronouncements

The FASB issued several updates during the period, none of these standards are either applicable to the Company or require adoption at a future date and none are expected to have a material impact on the consolidated financial statements upon adoption.

Reporting by Segment

The Company has two operating segments from which it derives revenue. These segments are:

(i)	the operating of web based as well as land-based leisure betting establishments situated throughout Italy and recently added land-based operations in the U.S. and

(ii)	provider of certified betting Platform software services to global leisure betting establishments in Italy and 8 other countries.

3. Acquisition of Subsidiaries

On July 5, 2021, the Company entered into a Membership Purchase Agreement (the “Purchase Agreement”) to acquire 100% of Bookmakers Company US, LLC, a Nevada limited liability company doing business as USBookmaking (“USB”), from its members (the “Sellers”). On July 15, 2021 the Company consummated the acquisition of USB and in terms of the Purchase Agreement the Company acquired 100% of USB, from its members (the “Sellers”) and USB became a wholly owned subsidiary of the Company.

USB is a provider of sports wagering services such as design and consulting, turn-key sports wagering solutions, and risk management.

Pursuant to the terms of the Purchase Agreement, the consideration paid for all of the equity of USB was $6 million in cash plus the issuance of 1,265,823 shares of the Company’s common stock with a market value of $4,544,304 on the date of acquisition.

The Purchase Agreement provided that the Sellers will have an opportunity to receive up to an additional $38,000,000 (undiscounted) plus a potential undiscounted premium of 10% (or $3,800,000) based upon achievement of stated adjusted cumulative EBITDA milestones until December 31, 2025, payable 50% in cash and 50% in the Company’s stock at a price equal to volume weighted average price of the company’s common stock for the 90 consecutive trading days preceding January 1 of each subsequent fiscal year for the duration of the earnout period ending December 31, 2025, subject to obtaining shareholder approval, if the aggregate number of shares to be issued pursuant to the Purchase Agreement exceeds 4,401,020 and with a cap of 5,065,000 on the aggregate number of shares to be issued. Any excess not approved by shareholders or exceeding the cap will be paid in cash. The fair value of the contingent purchase consideration of $24,716,957 was estimated by applying the income approach, which uses significant assumptions (Level 3 assumptions) which are not readily available in the market.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

3. Acquisition of subsidiaries (continued)

The goodwill of $27,024,383 arising at the time of acquisition consists largely of the reputation and knowledge of USB in the sports betting market in the U.S. markets which should facilitate the Company’s penetration into the U.S. market. All of the goodwill was assigned to the Betting platform software and services segment.

None of the goodwill is expected to be deducted for income tax purposes.

In terms of the agreement, the preliminary purchase price was allocated to the fair market value of tangible and intangible assets acquired and liabilities assumed as follows:

Amount
Consideration
Cash	$6,000,000
1,265,823 shares of common stock at fair market value	4,554,304
Contingent purchase consideration	24,716,957
Total purchase consideration	$35,261,261
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$26,161
Other Current assets	151,284
Property, plant and equipment	788
Other non-current assets	4,000
Tradenames/Trademarks	1,419,000
Customer relationships	7,275,000
Non-compete agreements	2,096,000
10,972,233
Less: liabilities assumed
Current liabilities assumed	(264,135)
Non-current liabilities assumed	(205,320)
Imputed Deferred taxation on identifiable intangible acquired	(2,265,900)
(2,735,355)
Net identifiable assets acquired and liabilities assumed	8,236,878
Goodwill	27,024,383
$35,261,261

The amount of revenue and earnings included in the Company’s consolidated statement of operations and comprehensive income (loss) for the nine months ended September 30, 2022 and the revenue and earnings of the combined entity had the acquisition date been January 1, 2020, is presented as follows:

.

	Revenue	Earnings

Actual for the nine months ended September 30, 2022	$872,366	$(1,786,317)

2021 Supplemental pro forma from January 1, 2021 to September 30, 2021	$34,288,462	$(7,154,851)

2020 Supplemental pro forma from January 1, 2020 to September 30, 2020	$24,992,504	$(4,810,317)

The 2021 Supplemental pro forma information was adjusted to exclude $120,479 of non-recurring acquisition costs, in addition, the 2021 and 2020 supplemental pro forma information was adjusted to account for amortization of intangibles on acquisition of $579,619 and $802,550 , respectively.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

4. Restricted Cash

Restricted cash consists of cash held in a segregated bank account at Intesa Sanpaolo Bank S.p.A. (“Intesa Sanpaolo Bank”) as collateral against the Company’s operating line of credit with Intesa Sanpaolo Bank.  The Company no longer has an operating line of credit and will apply for the release of the restricted cash.

5. Property, plant and equipment

	September 30, 2022			December 31, 2021
	Cost	Accumulated depreciation	Net book value	Net book value

Leasehold improvements	$53,632	$(34,396)	$19,236	$27,260
Computer and office equipment	1,013,804	(742,269)	271,535	223,214
Fixtures and fittings	400,215	(240,619)	159,596	135,433
Vehicles	86,087	(56,120)	29,967	44,837
Computer software	281,250	(143,678)	137,572	59,335
	$1,834,988	$(1,217,082)	$617,906	$490,079

The aggregate depreciation charge to operations was $152,955 and $162,594 for the nine months ended September 30, 2022 and 2021, respectively. The depreciation policies followed by the Company are described in Note 2.

6. Leases

Right of use assets included in the consolidated balance sheet are as follows:

	September 30, 2022	December 31, 2021
Non-current assets
Right of use assets - operating leases, net of amortization	$1,276,733	$589,288
Right of use assets - finance leases, net of depreciation – included in property, plant and equipment	$8,092	$15,520

Lease costs consists of the following:

	Nine Months Ended September 30,
	2022	2021
Finance lease cost:
Amortization of financial lease assets	$5,726	$8,071
Interest expense on lease liabilities	348	642

Operating lease cost	257,582	201,308
Total lease cost	$263,656	$210,021

Other lease information:

	Nine Months Ended September 30,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from finance leases	$(348)	$(642)
Operating cash flows from operating leases	$(257,582)	$(201,308)
Financing cash flows from finance leases	$(5,926)	$(8,108)

Weighted average remaining lease term – finance leases	1.24 years	2.43 years
Weighted average remaining lease term – operating leases	4.64 years	1.95 years

Weighted average discount rate – finance leases	3.73%	3.73%
Weighted average discount rate – operating leases	2.83%	3.23%

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

6. Leases (continued)

Maturity of Leases

Finance lease liability

The amount of future minimum lease payments under finance leases are as follows:

Amount

Remainder of 2022	$1,810
2023	6,068
2024	704
Total undiscounted minimum future lease payments	8,582
Imputed interest	(206)
Total finance lease liability	$8,376

Disclosed as:
Current portion	$6,937
Non-Current portion	1,439
$8,376

Operating lease liability

The amount of future minimum lease payments under operating leases are as follows:

Amount

Remainder of 2022	$92,278
2023	334,306
2024	267,418
2025	242,980
2026 and thereafter	424,226
Total undiscounted minimum future lease payments	1,361,208
Imputed interest	(69,771)
Total operating lease liability	$1,291,437

Disclosed as:
Current portion	$313,981
Non-Current portion	977,456
$1,291,437

7. Intangible Assets

Intangible assets consist of the following:

	September 30, 2022			December 31, 2021
	Cost	Accumulated amortization	Net book value	Net book value
Betting platform software	$6,149,537	$(1,711,119)	$4,438,418	$4,745,895
Licenses	959,804	(948,171)	11,633	3,413
Location contracts	1,000,000	(1,000,000)	—	—
Customer relationships	8,145,927	(955,865)	7,190,062	7,538,533
Trademarks	1,536,586	(236,342)	1,300,244	1,413,887
Non-compete agreements	2,096,000	(633,167)	1,462,833	1,855,833
Websites	40,000	(40,000)	—	—
	$19,927,854	$(5,524,664)	$14,403,190	$15,557,561

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

7. Intangible Assets (continued)

The Company evaluates intangible assets for impairment on an annual basis during the last month of each year and at an interim date if indications of impairment exist. Intangible asset impairment is determined by comparing the fair value of the asset to its carrying amount with an impairment being recognized only when the fair value is less than carrying value and the impairment is deemed to be permanent in nature.

The Company recorded $1,162,438 and $722,843 in amortization expense for finite-lived assets for the nine months ended September 30, 2022 and 2021, respectively.

Licenses obtained by the Company in the acquisitions of Multigioco and Rifa include a Gioco a Distanza (“GAD”) online license as well as a Bersani and Monti land-based licenses issued by the Italian gaming regulator to Multigioco and Rifa, respectively as well as an Austrian Bookmaker License through the acquisition of Ulisse, which has subsequently being impaired to $0.

The estimated amortization expense for all intangibles over the next five year period is as follows:

Amount

Remainder of 2022	$390,245
2023	1,555,010
2024	1,551,154
2025	1,308,599
2026	1,024,767
Total estimated amortization expense	$5,829,775

8. Goodwill

	September 30, 2022	December 31, 2021
Opening balance	$28,687,051	$1,663,120
Acquisition of Bookmakers Company US, LLC	—	27,024,383
Foreign exchange movements	(288)	(452)
	28,686,763	28,687,051
Accumulated Impairment charge
Opening Balance January 1	(12,522,714)	—
Impairment charge	—	(12,522,714)
Closing Balance	(12,522,714)	(12,522,714)

Goodwill net of impairment charge	$16,164,049	$16,164,337

Goodwill represents the excess purchase price paid over the fair value of assets acquired, including any other identifiable intangible assets.

The Company evaluates goodwill for impairment on an annual basis during the last month of each year and at an interim date if indications of impairment exist. Goodwill impairment is determined by comparing the fair value of the asset to its carrying amount with an impairment being recognized only when the fair value is less than carrying value.

The Company is currently assessing the financial position and the future direction of its USB subsidiary and will enter into a mediation process with the executive management of USB. The outcome of this mediation is uncertain and until such time as the Company has determined an appropriate course of action, which is dependent on the outcome of the mediation and possible legal action initiated by the Company, the ability to project future business and profitability is uncertain. The Company expects to determine an appropriate course of action within the next three to six months, at which time the decision around impairment of the carrying value of the USB assets will be determinable.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

9. Marketable Securities

Investments in marketable securities consists of 2,500,000 shares of Zoompass Holdings (“Zoompass”) and is accounted for at fair value, with changes recognized into earnings.

The shares of Zoompass were last quoted on the OTC market at $0.0203 per share on September 30, 2022, resulting in an unrealized gain recorded to earnings related to these securities of $43,250 for the nine months ended September 30, 2022.

10. Bank Loan Payable

In September 2016, the Company obtained a loan of €500,000 (approximately $545,000) from Intesa Sanpaolo Bank in Italy, which loan is secured by the Company's assets. The loan had an underlying interest rate of 4.5% above the Euro Inter Bank Offered Rate, subject to quarterly review and was amortized over 57 months initially expected to end on March 31, 2021. Monthly repayments of €9,760 began in January 2017.

In terms of a directive by the Italian Government, in order to provide financial relief due to the COVID-19 pandemic, Multigioco was able to suspend repayments of the loan for a period of six months and the maturity date of the loan was extended to March 31, 2022, the interest rate remained the same at 4.5% above the Euro Inter Bank Offered Rate with monthly repayments revised to $9,971. The Company made payments of €29,913 (approximately $34,159) which included principal of €29,059 (approximately $33,184) and interest of €854 (approximately $975) for the three months ended March 31, 2022, thereby extinguishing the loan.

Included in bank loans is a Small Business Administration Disaster Relief loan (“SBA Loan”) assumed on the acquisition of USB with a principal outstanding of $150,000. The SBA Loan bears interest at 3.75% per annum and is repayable in monthly installments of $731 which began in June 2021, and matures in May 2050. The SBA Loan is collateralized by all of USB’s tangible and intangible assets.

Since acquisition of USB, the Company has repaid principal of $3,247 and has total accrued and unpaid interest of $5,337 on this loan as of September 30, 2022.

The maturity of bank loans payable as of September 30, 2022 is as follows:

Amount
Within 1 year	$3,122
1 to 2 years	3,241
2 to 3 years	3,365
3 to 4 years	3,493
5 years and thereafter	138,869
Total	$152,090
Disclosed as:
Current portion	$3,122
Non-Current portion	148,968
$152,090

11. Contingent Purchase Consideration

In terms of the acquisition of USB disclosed in Note 3 above, the Purchase Agreement provides that the Sellers will have an opportunity to receive up to an additional $38,000,000 plus a potential premium of 10% (or $3,800,000) based upon achievement of stated adjusted cumulative EBITDA milestones during the next four years, payable 50% in cash and 50% in the Company’s stock at a price equal to volume weighted average price of the company’s common stock for the 90 consecutive trading days preceding January 1 of each subsequent fiscal year for the duration of the earnout period ending December 31, 2025, subject to obtaining shareholder approval, if the aggregate number of shares to be issued pursuant to the Purchase Agreement exceeds 4,401,020 and with a cap of 5,065,000 on the aggregate number of shares to be issued. Any excess not approved by shareholders or exceeding the cap will be paid in cash.

The Company had an independent third party valuation entity perform a Purchase Price Analysis which included the probability of the Sellers achieving the additional proceeds of $41,800,000.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

11. Contingent Purchase Consideration (continued)

At each reporting period, the Company estimates changes in the fair value of contingent consideration, and any change in fair value is recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss). The estimate of the fair value of contingent consideration requires subjective assumptions to be made regarding future operating results, discount rates, and probabilities assigned to various potential operating result scenarios. Due to the uncertainty regarding the achievement of the stated unadjusted accumulated EBITDA milestones and the methodology in determining the number of shares to be issued during each earnout period and the potential restriction on the number of shares available for issue, the contingent purchase consideration is classified as a liability.

The Company is currently assessing the financial position and the future direction of its USB subsidiary and will enter into a mediation process with the executive management of USB. The outcome of this mediation is uncertain and until such time as the Company has determined an appropriate course of action, which is dependent on the outcome of the mediation and possible legal action initiated by the Company, the ability to project future business and profitability is uncertain. The Company expects to determine an appropriate course of action within the next three to six months, at which time the decision around impairment of the carrying value of the USB contingent purchase consideration will be determinable.

	September 30, 2022	December 31, 2021
Opening balance	$12,859,399	$—
Contingent purchase consideration measured on the acquisition of USB	—	24,716,957
Changes in fair value	1,397,833	(11,857,558)
Closing balance	$14,257,232	$12,859,399

12. Other Long-term Liabilities

Other long-term liabilities represent the Italian “Trattamento di Fine Rapporto” which is a severance amount set up by Italian companies to be paid to employees on termination or retirement.

Balances of other long-term liabilities were as follows:

	September 30, 2022	December 31, 2021
Severance liability	$380,012	$359,567

13. Related Parties

Equipment loan - Related Party

On September 26, 2022, the Company entered into an equipment loan agreement with Braydon Capital Corp, for the principal sum of $500,000 of which an initial advance of $360,000 was received. The loan bears interest at 9% per annum, compounded monthly and is repayable on October 31, 2023. The loan agreement also provides for additional compensation to the lender of 1% of the gross income received from equipment funded by this loan, capped at 2% of the principal sum advanced.

Braydon Capital Corp is managed by Mr. Claudio Ciavarella, the bother of the Chairman of the Board.

The movement on Equipment loan - Related Party, consists of the following:

September 30, 2022
Opening balance	—
Loan advanced	$360,000
Loan repayments	—
Interest accrued	355
Closing balance	$360,355

Related Party (Payables) Receivables

Related party payables and receivables represent non-interest-bearing (payables) receivables that are due on demand.

The balances outstanding are as follows:

	September 30, 2022	December 31, 2021
Related Party payables
Luca Pasquini	$(161)	$(502)
Victor Salerno	(374,346)	(51,878)
	$(374,507)	$(52,380)

Related Party Receivables
Luca Pasquini	$—	$1,413

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

 13. Related Parties (continued)

Luca Pasquini

On January 31, 2019, the Company acquired Virtual Generation for €4,000,000 (approximately $4,576,352), Mr. Pasquini, who at the time of acquisition was an executive officer and director of the Company, was a 20% owner of Virtual Generation and was due gross proceeds of €800,000 (approximately $915,270). The gross proceeds of €800,000 was to be settled by a payment in cash of €500,000 over a twelve month period and by the issuance of common stock valued at €300,000 over an eighteen month period. As of June 30, 2021, the Company had paid Mr. Pasquini the full cash amount of €500,000 (approximately $604,380) and issued 112,521 shares valued at €300,000 (approximately $334,791).

On January 22, 2021, the Company issued Mr. Pasquini 44,968 shares of common stock valued at $257,217, in settlement of accrued compensation due to him.

On July 11, 2021, the Company entered into an agreement with Engage IT Services Srl.("Engage"), to provide gaming software and maintenance and support of the system, the total contract price was €390,000 (approximately $459,572), in addition, on October 14, 2021, the Company entered into a further agreement with Engage, to provide gaming software and maintenance and support of the system for a period of 12 months, the total contract price was €1,980,000 (approximately $2,192,000). Mr. Pasquini owns 34% of Engage.

On September 13, 2021, Mr. Pasquini, the Company’s Vice President of Technology, resigned as a director of the Company and on October 4, 2021, Mr. Pasquini became the Global Head of Engineering of the Company’s subsidiary Odissea Betriebsinformatik Beratung GmbH and ceased to be Vice President of Technology and an executive officer of the Company.

On September 26, 2022, Mr. Pasquini was awarded 500,000 restricted shares of common stock valued at $226,750 for services rendered to the Company.

Michele Ciavarella

Mr. Ciavarella, the Company’s Executive Chairman of the Board, agreed to receive $140,000 of his 2021 fiscal year compensation as a restricted stock award, on January 22, 2021, the Company issued Mr. Ciavarella 24,476 shares of common stock valued at $140,000 on the date of issue.

On January 22, 2021, the Company issued Mr. Ciavarella 175,396 shares of common stock valued at $1,003,265, in settlement of accrued compensation due to him.

On July 15, 2021, Mr. Ciavarella, Executive Chairman of the Company, was appointed as the interim Chief Executive Officer and President of the Company, effective July 15, 2021. Mr. Ciavarella will serve as the Company's Executive Chairman and interim Chief Executive Officer until the earlier of his resignation or removal from office.

Mr. Ciavarella agreed to receive his 2021 bonus and a portion of his 2022 salary as a restricted stock award. On January 7, 2022, the Company issued Mr. Ciavarella 162,835 shares of common stock valued at $425,000 on the date of issue.

On September 26, 2022, Mr. Ciavarella was awarded 300,000 restricted shares of common stock valued at $136,080 for services rendered to the Company.

Carlo Reali

On January 5, 2022, the Company promoted Carlo Reali to the role of Interim Chief Financial Officer.

On March 29, 2022, the Company issued Mr. Reali ten-year options exercisable for 100,000 shares of common stock, at an exercise price of $2.50 per share, vesting equally over a 4 year period commencing on January 1, 2023.

The Company does not have a formal employment or other compensation related agreement with Mr. Reali; however, Mr. Reali will continue to receive the same compensation that he currently receives which is an annual base salary of €76,631 (approximately $83,847).

On September 26, 2022, Mr. Reali was awarded 200,000 restricted shares of common stock valued at $90,720 for services rendered to the Company.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

13. Related Parties (continued)

Victor Salerno

On July 15, 2021 the Company consummated the acquisition of USB and in terms of the Purchase Agreement the Company acquired 100% of USB, from its members (the “Sellers”). Mr. Salerno was a 68% owner of USB and received $4,080,000 of the $6,000,000 paid in cash upon closing and 860,760 of the 1,265,823 shares of common stock issued on closing.

Together with the consummation of the acquisition of USB, the Company entered into a 4 year employment agreement with Mr. Salerno terminating on July 14, 2025 (the “Salerno Employment Agreement”), automatically renewable for a period of one year unless notified by either party of non-renewal. The employee will earn an initial base salary of $0 and thereafter $150,000 per annum commencing on January 1, 2022. Mr. Salerno is entitled to bonuses, equity incentives and benefits consistent with those of other senior employees.

Mr. Salerno may be terminated for no cause or resign for good reason, which termination would entitle him to the greater of one year’s salary or the remaining term of the employment agreement plus the highest annual incentive bonus paid to him during the past two years. If Mr. Salerno is terminated for cause he is entitled to all unpaid salary and expenses due to him at the time of termination. If the employment agreement is terminated due to death, his heirs and successors are entitled to all unpaid salary, unpaid expenses and one times his annual base salary. Termination due to disability will result in Mr. Salerno being paid all unpaid salary and expenses and one times annual salary.

Pursuant to the Salerno Employment Agreement, Mr. Salerno has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and if terminated for cause for the 12 month period following his termination of employment, Mr. Salerno has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the type of services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

On September 13, 2021, the Board appointed Mr. Salerno, the President and founder of the Company’s newly acquired subsidiary, USB, to serve as a member of the Board.

Prior to the acquisition of USB, Mr. Salerno had advanced USB $100,000 of which $50,000 was forgiven and the remaining $50,000 is still owing to Mr. Salerno, which amount earns interest at 8% per annum, compounded monthly and is repayable on December 31, 2023.

Between February 23, 2022 and September 22, 2022, Mr. Salerno advanced USB a total of $305,000 in terms of purported promissory notes, bearing interest at 10% per annum and repayable between June 30, 2022 and November 30, 2022. These purported promissory notes contain a default clause whereby any unpaid principal would attract an additional 25% penalty. These notes were advanced to USB without the consent of the Company, which is required as per the terms of the Members Interest Purchase Agreement entered into on July 15, 2021. Therefore the Company acknowledges the advance of funds to USB by Mr. Salerno, however the terms of the advance and the default penalty have not been accepted and are subject to negotiation or dispute. As of September 30, 2022, these notes remain outstanding, interest has been accrued on these notes, however we intend to dispute the validity of these notes and have accordingly not repaid them or accrued penalty interest in terms of these notes.

Paul Sallwasser

On September 13, 2021, the Company granted Mr. Sallwasser ten year options exercisable for 21,300 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021.

Steven Shallcross

On January 22, 2021, the Company issued to Mr. Shallcross, a director of the Company, 5,245 shares of common stock valued at $30,000, in settlement of directors’ fees due to him.

On September 13, 2021, the Company granted Mr. Shallcross ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

13. Related Parties (continued)

Andrea Mandel-Mantello

On June 29, 2021, the board of directors of the Company appointed Mr. Mandel-Mantello to serve as a member of the Board. The appointment was effective immediately. Mr. Mandel-Mantello serves on the audit committee of the Board.

On September 13, 2021, the Company granted Mr. Mandel-Mantello ten year options exercisable for 13,600 shares of common stock at an exercise price of $5.10, vesting equally over a twelve month period commencing on September 13, 2021.

14. Stockholders’ Equity

On January 7, 2022, the Company issued a total of 162,835 shares of common stock, valued at $425,000 for the settlement of compensation and bonuses due to the Company’s executive chairman, refer note 13 above.

Between March 28, 2022 and April 13, 2022, the Company sold 168,016 shares of common stock for gross proceeds of $387,053, less brokerage fees of $11,612 pursuant to the Open Market Sales AgreementSM that the Company entered into with Jefferies LLC on November 19, 2021.

On June 10, 2022, the Company entered into an engagement letter (the “Engagement Letter”), with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with an offering of securities (the “Offering”). The Company agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Offering. The Company also agreed to pay the Placement Agent $50,000 for fees and expenses of legal counsel and up to $15,950 for clearing fees.

On June 13, 2022, the Company, entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for the issuance of (i) 2,625,000 shares of the Company’s common stock, (ii) pre-funded warrants to purchase up to 541,227 shares of Common Stock (the “Pre-Funded Warrant Shares”) with an exercise price of $0.0001 per share, which Pre-Funded Warrants were issued in lieu of shares of Common Stock to ensure that the Investor does not exceed certain beneficial ownership limitations, and (iii) warrants to purchase an aggregate of up to 3,166,227 shares of Common Stock, with an exercise price of $0.9475 per share, subject to customary adjustments thereunder. If after the six month anniversary of the issuance date there is no effective registration statement registering the shares underlying the Warrants (the “Warrant Shares”) for resale, then the Warrants are exercisable on a cashless basis.

The shares of Common Stock, the Pre-Funded Warrants, the Pre-Funded Warrant Shares and the Warrants are collectively referred to as the “Securities.” Pursuant to the Purchase Agreement, the Investor agreed to purchase the Securities for an aggregate purchase price of $3 million.

Pursuant to the Purchase Agreement, on June 15, 2022, an aggregate of 2,625,000 Shares and Pre-Funded Warrants to purchase 541,227 shares of Common Stock were issued to an Investor in a registered direct offering (the “Registered Offering”) and registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-256815), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 4, 2021, and was declared effective on June 14, 2021. The Company filed the prospectus supplement for the Registered Offering on June 15, 2022.

Pursuant to the Purchase Agreement, the Company issued a Warrant exercisable for 3,166,227 shares of common stock, exercisable at $0.9475 per share and expires on December 15, 2027, to the Investor in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

On July 12, 2022, the pre-funded warrant disclosed in note 15 below for 541,227 shares of common stock was exercised at an exercise price of $0.0001 per share for gross proceeds of $54.12.

On September 14, 2022, the Company filed a registration statement (the “Registration Statement”) to register the resale of the Warrant Shares within 90 days of the date of the Purchase Agreement which was declared effective on September 16, 2022.

On September 26, 2022, the compensation committee awarded a total of 3,500,000 restricted shares of common stock, valued at $1,587,600 to senior management of the Company as additional compensation for services rendered. Of the 3,500,000 restricted shares awarded, Mr. Ciavarella, the Company’s interim Chief Executive Officer was awarded 300,000 restricted shares of common stock valued at 136,080 and Mr. Reali, our interim Chief Financial Officer was awarded 200,000 restricted shares of common stock, valued at $90,720.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

15. Warrants

In terms of the Purchase Agreement discussed in note 14 above, on June 15, 2022, the Company issued, (i) Pre-Funded Warrants to purchase 541,227 shares of Common Stock with an exercise price of $0.0001 per share, which Pre-Funded Warrants were issued in lieu of shares of Common Stock to ensure that the Investor did not exceed certain beneficial ownership limitations, and (ii) Warrants to purchase 3,166,227 shares of Common Stock, with an exercise price of $0.9475 per share, subject to customary adjustments thereunder. If after the six month anniversary of the issuance date there is no effective registration statement registering the Warrant Shares for resale, then the Warrants are exercisable on a cashless basis.

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until all of the Pre-Funded Warrants are exercised in full.

On July 12, 2022, the pre-funded warrant disclosed in note 15 below for 541,227 shares of common stock was exercised at an exercise price of $0.0001 per share for gross proceeds of $54.12.

On September 14, 2022, the Company filed a registration statement (the “Registration Statement”) to register the resale of the Warrant Shares within 90 days of the date of the Purchase Agreement which was declared effective on September 16, 2022.

Each Warrant is exercisable for one share of Common Stock at an exercise price of $0.9475 per share, subject to customary adjustments thereunder. The Warrants have a term of five years and six months, maturing on December 15, 2027 and are exercisable from December 15, 2022.

A holder (together with its affiliates) of the Pre-Funded Warrant or Warrant may not exercise any portion of the Common Stock underlying the Pre-Funded Warrant or Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Warrant, as applicable. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant or Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in Warrants, provided that such cashless exercise shall only be permitted if the Registration Statement is not effective at the time of such exercise or if the prospectus to which the Registration Statement is a part is not available for the issuance of shares of Common Stock to the Warrant holder.

In addition, in certain circumstances, upon a Fundamental Transaction, the holders of the Pre-Funded Warrants and Warrants will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrants or Warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Warrants have the right to require the Company or a successor entity to redeem the Warrants for an amount of consideration equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrants concurrently with or within thirty (30) days following the consummation of a Fundamental Transaction. In the event of a Fundamental Transaction, the holders of the Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of the Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

A summary of all of the Company’s warrant activity during the period January 1, 2021 to September 30, 2022 is as follows:

	Number of shares	Exercise price per share			Weighted average exercise price
Outstanding January 1, 2021	2,053,145	$2.50	to	5.00	$2.63
Granted	—	—			—
Forfeited/cancelled	—	—			—
Exercised	(1,506,809)	2.50	to	3.75	2.63
Outstanding December 31, 2021	546,336	$2.50	to	5.00	$2.66
Granted – pre-funded warrants*	541,227	0.0001			0.0001
Granted	3,166,227	0.9475			0.9475
Forfeited/cancelled	(48,395)	3.75			3.75
Exercised – pre-funded warrants*	(541,227)	0.0001			0.0001
Outstanding September 30, 2022	3,664,168	$0.9475	to	5.00	$1.17

* The prefunded warrants have an indefinite maturity date and have been excluded from the calculation of the weighted average remaining years and the weighted average exercise price disclosed below.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

15. Warrants (continued)

The following tables summarize information about warrants outstanding as of September 30, 2022:

	Warrants outstanding			Warrants exercisable
Exercise price	Number of shares	Weighted average remaining years	Weighted average exercise price	Number of shares	Weighted average exercise price
$0.9475	3,166,227	5.21	$0.9475	—	$—
$2.50	486,173	2.88	$2.50	486,173	$2.50
$5.00	11,768	0.66	5.00	11,768	5.00
	3,664,168	4.89	$1.17	497,941	$2.56

 16. Stock Options

In September 2018, the Company’s stockholders approved our 2018 Equity Incentive Plan, which provides for a maximum of 1,150,000 awards that can be issued as options, stock appreciation rights, restricted stock, stock units, other equity awards or cash awards.

On October 1, 2020, the Board approved an amendment to the Company’s 2018 Equity Incentive Plan (the “Plan”) to increase the maximum number of shares that may be granted as an award under the Plan to any non-employee director during any one calendar year to: (i) chairperson or lead director – 300,000 shares of common stock; and (ii) other non-employee director - 250,000 shares of common stock, which reflects an increase in the annual limits for awards to be granted to non-employee directors under the Plan.

On November 20, 2020, the Company held its 2020 Annual Meeting of Stockholders. At the 2020 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 1,850,000 shares of common stock. On December 8, 2021, the Company held its 2021 Annual Meeting of Stockholders. At the 2021 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock that the Company will have authority to grant under the plan by an additional 4,000,000 shares of common stock

On March 29, 2022, the Company issued ten year options to purchase 160,000 shares at an exercise price of $2.50 per share, of which 100,000 were issued to our Interim CFO and 60,000 to an employee.

On September 25, 2022, the Company issued ten year options to purchase 110,000 shares at an exercise price of $0.454 per share to two employees of the company.

The options awarded during the nine months ended September 30, 2022 were valued at an average of $1.56 per share at the date of issuance using a Black-Scholes option pricing model.

The following assumptions were used in the Black-Scholes model:

	Nine months ended September 30, 2022
Exercise price	$0.454	to	2.50
Risk free interest rate	2.41	to	3.69%
Expected life of options	10 years
Expected volatility of underlying stock	204.2	to	205.3%
Expected dividend rate	0%

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

16. Stock Options (continued)

A summary of all of the Company’s option activity during the period January 1, 2021 to September 30, 2022 is as follows:

	Number of shares	Exercise price per share			Weighted average exercise price
Outstanding January 1, 2021	1,622,938	$1.84	to	2.96	$2.11
Granted	1,193,500	2.62	to	5.10	3.15
Forfeited/cancelled	(50,000)	2.62			2.62
Exercised	—	—			—
Expired	—	—			—
Outstanding December 31, 2021	2,766,438	$1.84	to	5.10	$2.92
Granted	270,000	0.454	to	2.50	1.67
Forfeited/cancelled	(652,375)	1.84	to	2.80	1.85
Exercised	—	—			—
Outstanding September 30, 2022	2,384,063	$0.454	to	5.10	$3.07

The following tables summarize information about stock options outstanding as of September 30, 2022:

	Options outstanding			Options exercisable
Exercise price	Number of shares	Weighted average remaining years	Weighted average exercise price	Number of shares	Weighted average exercise price
$0.45	110,000	9.99		—
$2.03	659,000	8.01		487,667
$2.50	160,000	9.50		—
$2.72	25,000	3.75		25,000
$2.80	216,250	6.98		162,552
$2.96	70,313	6.77		70,313
$3.43	25,000	9.22		—
$4.03	1,020,000	8.76		358,333
$4.07	25,000	8.79		9,000
$4.20	25,000	8.59		9,000
$5.10	48,500	8.96		48,500
	2,384,063	8.39	$3.07384	1,170,365	$2.98

 As of September 30, 2022, there were unvested options to purchase 1,213,698 shares of common stock. Total expected unrecognized compensation cost related to such unvested options is $3,624,266 which is expected to be recognized over a period of 39 months.

As of September 30, 2022, there was an aggregate of 2,384,063 options to purchase shares of common stock granted under the Company’s 2018 Equity Incentive Plan, and an aggregate of 4,155,301 restricted shares granted to certain officers and directors of the Company in settlement of liabilities owing to them, with 460,636 shares available for future grants.

The options outstanding at September 30, 2022 had an intrinsic value of $2,310.

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

17. Revenues

The following table represents disaggregated revenues from our gaming operations for the three months and nine months ended September 30, 2022 and 2021. Net Gaming Revenues represents Turnover (also referred to as “Handle”), the total bets processed for the period, less customer winnings paid out, and taxes due to government authorities, while Service Revenues is revenue invoiced for our Elys software service and royalties invoiced for the sale of virtual products.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Turnover
Turnover web-based	$163,563,603	$162,471,799	$565,785,709	$613,678,568
Turnover land-based	2,924,866	1,193,778	6,528,054	13,237,738
Total Turnover	166,488,469	163,665,577	572,313,763	626,916,306

Winnings/Payouts
Winnings web-based	152,545,450	152,328,198	527,323,323	572,975,466
Winnings land-based	2,208,100	1,031,217	5,166,387	11,362,524
Total Winnings/payouts	154,753,550	153,359,415	532,489,710	584,337,990

Gross Gaming Revenues	11,734,919	10,306,162	39,824,053	42,578,316

Less: ADM Gaming Taxes	2,822,830	2,515,570	9,671,040	9,129,881
Net Gaming Revenues	8,912,089	7,790,592	30,153,013	33,448,435

Service Revenues	679,205	239,490	2,022,002	428,924
Revenue	$9,591,294	$8,030,082	$32,175,015	$33,877,359

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

18. Net loss per Common Share

Basic income (loss) per share is based on the weighted-average number of common shares outstanding during each period. Diluted income (loss) per share is based on basic shares as determined above, plus the incremental shares that would be issued upon the assumed exercise of “in-the-money” options and warrants using the treasury stock method and the inclusion of all convertible securities, assuming these securities were converted at the beginning of the period or at the time of issuance, if later, adding back any direct incremental expenses related to the convertible securities, including interest expense, present value discount amortization. The computation of diluted net income (loss) per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share.

The computation of the diluted income per share for the three months and nine months ended September 30, 2022 and 2021 was anti-dilutive due to the losses realized.

For the three months and nine months ended September 30, 2022 and 2021, the following options and warrants were excluded from the computation of diluted loss per share as the result of the computation was anti-dilutive:

Description	Three and nine Months ended September 30, 2022	Three and nine Months ended September 30, 2021

Options	2,384,063	2,741,438
Warrants	3,664,168	546,336
	6,048,231	3,287,774

19. Segmental Reporting

The Company has two reportable operating segments. These segments are:

(i)       Betting establishments

The operating of web based as well as land based leisure betting establishments situated throughout Italy; and only web based distribution through our Austrian subsidiary in the Italian market until June 2021, and

(ii)       Betting platform software and services

Provider of certified betting Platform software services to global leisure betting establishments and operators.

The operating assets and liabilities of the reportable segments are as follows:

	September 30, 2022
	Betting establishments	Betting platform software and services	All other	Total

Purchase of non-current assets	$214,805	$64,721	$76,413	$355,939
Assets
Current assets	6,002,886	3,540,566	205,740	9,749,192
Non-current assets	2,681,303	30,048,147	115,784	32,845,234
Liabilities
Current liabilities	(5,904,785)	(2,070,572)	(1,245,773)	(9,221,130)
Non-current liabilities	(1,358,907)	(17,819,917)	—	(19,178,824)
Intercompany balances	5,006,155	(3,887,691)	(1,118,464)	—
Net asset position	$6,426,652	$9,810,533	$(2,042,713)	$14,194,472

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

19. Segmental Reporting (continued)

The segment operating results of the reportable segments are disclosed as follows:

	Nine months ended September 30, 2022
	Betting establishments	Betting platform software and services	All other	Adjustments	Total
Revenue	$30,408,624	$1,766,391	$—	$—	$32,175,015
Intercompany Service revenue	74,584	1,517,807	—	(1,592,391)	—
Total revenue	30,483,208	3,284,198	—	(1,592,391)	32,175,015
Operating expenses
Intercompany service expense	1,517,807	74,584	—	(1,592,391)	—
Selling expenses	23,896,814	132,718	—	—	24,029,532
General and administrative expenses	4,387,356	5,724,166	5,477,888	—	15,589,410
Restructuring and Severance expenses	—	—	1,205,689	—	1,205,689
Total operating expenses	29,801,977	5,931,468	6,683,577	(1,592,391)	40,824,631

Income (Loss) from operations	681,231	(2,647,270)	(6,683,577)	—	(8,649,616)

Other income (expense)
Other income	90,781	2	—	—	90,783
Other expense	(47,959)	(8,580)	—	—	(56,539)
Interest expense, net	(1,069)	(21,572)	—	—	(22,641)
Change in fair value of contingent purchase consideration	—	(1,397,833)	—	—	(1,397,833)
Gain on marketable securities	—	—	43,250	—	43,250
Total other income (expense)	41,753	(1,427,983)	43,250	—	(1,342,980)

Income (Loss) before Income Taxes	722,984	(4,075,253)	(6,640,327)	—	(9,992,596)
Income tax provision	(437,042)	236,524	—	—	(200,518)
Net Income (Loss)	$285,942	$(3,838,729)	$(6,640,327)	$—	$(10,193,114)

The operating assets and liabilities of the reportable segments are as follows:

	September 30, 2021
	Betting establishments	Betting platform software and services	All other	Total

Purchase of non-current assets	$25,502	$37,881,164	$43,552	$37,950,218
Assets
Current assets	8,587,092	1,308,003	2,230,792	12,125,887
Non-current assets	6,783,911	43,666,430	1,156,085	51,606,426
Liabilities
Current liabilities	(6,499,182)	(915,762)	(1,225,532)	(8,640,476)
Non-current liabilities	(765,779)	(3,618,200)	(25,286,034)	(29,670,013)
Intercompany balances	4,247,985	(705,171)	(3,542,814)	—
Net asset position	$12,354,027	$39,735,300	$(26,667,503)	$25,421,824

ELYS GAME TECHNOLOGY, CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

19. Segmental Reporting (continued)

The segment operating results of the reportable segments are disclosed as follows:

	Nine months ended September 30, 2021
	Betting establishments	Betting platform software and services	All other	Adjustments	Total
Revenue	$33,448,435	$428,924	$—	$—	$33,877,359
Intercompany Service revenue	271,518	3,323,848	—	(3,595,366)	—
Total revenue	33,719,953	3,752,772	—	(3,595,366)	33,877,359
Operating expenses
Intercompany service expense	3,323,848	271,518	—	(3,595,366)	—
Selling expenses	26,318,643	14,513	—	—	26,333,156
General and administrative expenses	5,251,863	4,204,834	4,518,758	—	13,975,455
Total operating expenses	34,894,354	4,490,865	4,518,758	(3,595,366)	40,308,611

Loss from operations	(1,174,401)	(738,093)	(4,518,758)	—	(6,431,252)

Other income (expense)
Other income	434,624	2,073	7,992	—	444,689
Other expense	(23,954)	(4,568)	—	—	(28,522)
Interest expense, net	(7,486)	(2,109)	(5,153)	—	(14,748)
Change in fair value of contingent purchase consideration	—	—	(569,076)	—	(569,076)
Amortization of present value discount	—	—	(12,833)	—	(12,833)
Loss on marketable securities	—	—	(292,500)	—	(292,500)
Total other income (expense)	403,184	(4,604)	(871,570)	—	(472,990)

Loss before Income Taxes	(771,217)	(742,697)	(5,390,328)	—	(6,904,242)
Income tax provision	(50,666)	58,802	—	—	8,136
Net Loss	$(821,883)	$(683,895)	$(5,390,328)	$—	$(6,896,106)

20. Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued and did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

Up to 31,407,035 Units (each Unit contains One Share of Common Stock, One Series A Common Warrant to Purchase [●] Share of Common Stock and One Series B
Common Warrant to Purchase [●] Share of Common Stock)

Up to [●] Pre-Funded Units (each Pre-Funded Unit contains One Pre-Funded Warrant to Purchase
One Share of Common Stock, One Series A Common Warrant to Purchase [●] Share of Common Stock and One Series B Common Warrant to Purchase [●] Share of Common Stock)

Shares of Common Stock Underlying the Series A Common Warrants and Series B Common Warrants and

Shares of Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS

ELYS GAME TECHNOLOGY , CORP.

Maxim Group LLC

The date of this prospectus is December , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee	$1,653
FINRA filing fee	2,750
Legal fees and expenses	200,000
Accounting fees and expenses	50,000
Transfer agent and registrar’s and warrant agent’s fees and expenses	15,000
Printing and engraving expenses	10,000
Miscellaneous expenses	70,597
Total	$350,000

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’\ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

11-1

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

●	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

11-2

Item 15. Recent Sales of Unregistered Securities.

The following information sets forth certain information with respect to all securities that we have sold during the last three years. All issuances prior to December 12, 2019 do not reflect the Company’s 1-for-8 reverse stock split and all issuances subsequent to December 12, 2019 reflect the Company’s 1-for-8 reverse stock split. Except as otherwise stated, the offers, sales and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Registrant.

Post December 31, 2019 Reverse Stock Split

On June 15, 2022, the Registrant sold to an institutional investor (the “Investor”) (i) 2,625,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 541,227 shares of Common Stock (the “Pre-Funded Warrant Shares”) with an exercise price of $0.0001 per share, which Pre-Funded Warrants were issued in lieu of shares of Common Stock to ensure that the Investor does not exceed certain beneficial ownership limitations, and (iii) warrants (the “Warrants”) to purchase an aggregate of up to 3,166,227 shares of common stock (the “Warrant Shares”) with an exercise price of $0.9475 per share, subject to customary adjustments thereunder. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.” Pursuant to the Purchase Agreement, the Investor purchased the Securities for an aggregate purchase price of approximately $3 million. Pursuant to the Purchase Agreement, the Company issued the Shares and the Pre-Funded Warrants to the Investor in a registered offering and issued the Warrants to the Investor in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

On July 15, 2021, pursuant to a Membership Purchase Agreement (the “Purchase Agreement”), dated July 5, 2021, by and between Elys Game Technology, Corp. (“Elys” or the “Company”), Bookmakers Company US LLC (“USB”) and the members of Bookmakers Company US LLC, the Company acquired 100% of USB, from its members (the “Sellers”) and USB became a wholly owned subsidiary of the Company. Pursuant to the terms of the Purchase Agreement, the consideration paid for all of the equity of USB was $6 million in cash plus the issuance of 1,265,823 shares of the Company’s common stock at a price of $4.74 per share based on the volume weighted average closing price of the stock for the 90 trading days preceding the closing date (the “Stock Consideration”).

During the year ended December 31, 2020, we issued warrants to purchase an aggregate of 10,727 shares of our common stock at an exercise price of $3.75 per share expiring May 30, 2022 to those debenture holders that extended the maturity date of their debentures to September 28, 2020 and 251,853 warrants to purchase an aggregate of 251,853 shares of our common stock at an exercise price of $3.75 per share expiring on May 30, 2022 and 72,729 warrants to purchase an aggregate of 72,729 shares of our common stock at an exercise price of $5.00 per share expiring on May 30, 2023 to those debenture holders that extended the maturity of the debentures to September 28, 2020.

During the year end ended December 31, 2020, we issued an aggregate of 230,326 shares of common stock upon the conversion of convertible debentures into equity. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereunder as a transaction not involving a public offering as the issuance was made to existing holders, there was no additional consideration paid for the common stock and no commission or remuneration was paid.

During the year ended December 31, 2020, we issued an aggregate of 354,105 shares of common stock to the sellers of Virtual Generation for payments owed to them pursuant to the terms of a Securities Purchase Agreement. We issued the securities in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. We relied on this exemption from registration for private placements based in part on the representations made by the investors with respect to their status as accredited investors, as such term is defined in Rule 501(a) of the Securities Act.

11-3

Between December 12, 2019 to December 31, 2019, we issued an aggregate of 276,081 shares of common stock upon the conversion of convertible debentures into equity. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereunder as a transaction not involving a public offering as the issuance was made to existing holders, there was no additional consideration paid for the common stock and no commission or remuneration was paid.

Between December 12, 2019 to December 31, 2019, we issued an aggregate of 26,610 shares of common stock to the sellers of Virtual Generation pursuant to the terms of a Securities Purchase Agreement. We issued the securities in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. We relied on this exemption from registration for private placements based in part on the representations made by the investors with respect to their status as accredited investors, as such term is defined in Rule 501(a) of the Securities Act.

Pre-December 12, 2019 Reverse Stock Split

Between November 14, 2019 and December 11, 2019, we issued an aggregate of 6,993,340 pre-split (874,164 post-split) shares of common stock upon the conversion of convertible debentures into equity. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereunder as a transaction not involving a public offering as the issuance was made to existing holders, there was no additional consideration paid for the common stock and no commission or remuneration was paid.

11-4

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

EXHIBIT INDEX

Exhibit No.	Description
1.1+	Form of Placement Agency Agreement by and between Elys Game Technology, Corp. and Maxim Group LLC, as exclusive placement agent thereunder+
3.1	Amended and Restated Certificate of Incorporation dated September 18, 2018 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on October 3, 2018)
3.2	Bylaws (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on October 22, 2002)
3.3	Amended and Restated Certificate of Incorporation dated December 9, 2019 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on December 12, 2019)
3.4	Certificate of Amendment of Certificate of Incorporation of Elys Game Technology, Corp. dated November 2, 2020 (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on November 6, 2020)
3.5	Certificate of Correction of Elys Game Technology, Corp. dated November 6, 2020 (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on November 6, 2020)
4.1	Form of Promissory Note, dated January 30, 2019, in the principal amount of €2,392,000 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on February 4, 2019)
4.2†	2018 Equity Incentive Plan (Incorporated by reference to the Registrant’s Definitive Proxy Statement, File No. 000-50045, filed with the Securities and Exchange Commission on August 22, 2018)
4.3†	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Option Exercise (Incorporated by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-232531, filed with the Securities and Exchange Commission on July 3, 2019)
4.4†	Form of RSU Grant Notice and RSU Award Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-232531, filed with the Securities and Exchange Commission on July 3, 2019)
4.5†	Form of Restricted Stock Award Stock Notice and Restricted Stock Agreement (Incorporated by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-232531, filed with the Securities and Exchange Commission on July 3, 2019)
4.6	Form of $5.00 Warrant Issued to FGP Protective Opportunity Master Fund and Thomas Prasil Trust dated June 1, 2020 (Incorporated by reference to the Registrant’s Registration Statement, File No. 333-249584, filed with the Securities and Exchange Commission on October 21, 2020)
4.7	Form of $3.75 Warrant Issued to FGP Protective Opportunity Master Fund and Thomas Prasil Trust dated June 1, 2020 (Incorporated by reference to the Registrant’s Registration Statement, File No. 333-249584, filed with the Securities and Exchange Commission on October 21, 2020)
4.8	Representative Common Stock Purchase Warrant dated February 8, 2021, by and between the Company and Maxim Group LLC, as representative of the several underwriters (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-37170, filed with the Securities and Exchange Commission on August 17, 2020)
4.9	Form of Common Stock Purchase Warrant dated August 17, 2020 (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-37170, filed with the Securities and Exchange Commission on August 17, 2020)
4.10	Warrant Agency Agreement dated August 17, 2020, by and between the Company and Signature Stock Transfer, Inc.(Incorporated by reference to the Registrant’s Form 8-K, File No. 001-37170, filed with the Securities and Exchange Commission on August 17, 2020)
4.11	First Amendment to 2018 Equity Incentive Plan dated October 1, 2020 (Incorporated by reference to the Registrant's Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on October 5, 2020)
4.12	Amendment No. 2 to the Elys Game Technology, Corp. 2018 Equity Incentive Plan (Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A, File No. 001-39170, filed with the Securities and Exchange Commission on October 29, 2021)
4.13	Form of Pre-Funded Warrant (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on June 15, 2022)
4.14	Form of Common Stock Purchase Warrant (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on June 15, 2022)
4.15+	Form of Warrant Agent Agreement for Series A and Series B Warrants+
4.16+	Form of Pre-Funded Warrant+
4.17+	Form of Series A Common Warrant+
4.18+	Form of Series B Common Warrant+
5.1+	Opinion of Blank Rome LLP+
10.1†	Employment Agreement between the Company and Michele Ciavarella dated December 31, 2018 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on January 2, 2019)
10.2	Share Purchase Agreement, dated January 17, 2019, by and among Newgioco, Inc. and the stockholders of Virtual Generation Limited and Naos Holding Limited party thereto (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on January 22, 2019)
10.3†	Amendment dated as of July 5, 2019 to Employment Agreement between the Company and Michele Ciavarella dated December 31, 2018 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on July 8, 2019)
10.4	Exchange Agreement dated September 4, 2019, by and between Newgioco Group. Inc. and Michele Ciavarella (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on September 5, 2019)
10.5†	Employment Agreement between the Company and Matteo Monteverdi dated September 21, 2020 (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on September 23, 2020)
10.6†	Amendment dated December 30, 2020 to the Employment Agreement between the Company and Michele Ciavarella dated December 30, 2020 (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on January 5, 2021)
10.7†	Form of Indemnification Agreement (Incorporated by reference to the Company’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on June 4, 2021)
10.8†	Employment Agreement, dated July 5, 2021, by and between the Company and Mark Korb (Incorporated by reference to the Company’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on July 6, 2021)
10.9†	Consulting Agreement, dated July 1, 2021, by and between the Company and Philippe Blanc (Incorporated by reference to the Company’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on July 6, 2021)
10.10†	Membership Purchase Agreement, dated July 5, 2021, by and between the Company, Bookmakers Company US LLC and the members of Bookmakers Company US LLC (Incorporated by reference to the Company’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on July 7, 2021)
10.11†	Amendment, effective July 15, 2021, to Employment Agreement, dated September 21, 2020, by and between Elys Game Technology, Corp. and Matteo Monteverdi (Incorporated by reference to the Company’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on July 16, 2021)
10.12†	Employment Agreement, dated July 15, 2021, by and between Bookmakers Company US LLC dba U.S. Bookmaking and Victor Salerno (Incorporated by reference to the Company’s Form 10-Q, File No. 001-39170, filed with the Securities and Exchange Commission on November 15, 2021)
10.13	Software Development Agreement, effective July 10, 2021, by and between Engage IT Services Srl and Elys Gameboard Technologies LLC (Incorporated by reference to the Company’s Form 10-Q, File No. 001-39170, filed with the Securities and Exchange Commission on November 15, 2021)
10.14†	Amendment, effective January 5, 2022, to Employment Agreement, dated July 5, 2021, by and between the Registrant and Mark J. Korb (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on January 5, 2022)
10.15	Form of Securities Purchase Agreement (Incorporated by reference to the Registrant’s Form 8-K, File No. 001-39170, filed with the Securities and Exchange Commission on June 15, 2022)
10.16	Form of Securities Purchase Agreement*
21.1	List of Subsidiaries (Incorporated by reference to the Company’s Form 10-K, File No. 001-39170, filed with the Securities and Exchange Commission on April 15, 2022)
23.1*	Consent of Independent Registered Public Accounting Firm*
23.2+	Consent of Blank Rome LLP (See Exhibit 5.1 above)+
24.1**	Power of Attorney (included on signature page to the initial Registration Statement)**
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)*
107*	Filing Fee Table*

____________________

+ To be filed by an amendment.

* Filed herewith.

** Previously filed.

†	Indicates management contract or compensatory plan.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)	The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on the 12th day of December, 2022

ELYS GAME TECHNOLOGY, CORP.

By:	/s/ Michele Ciavarella
Name:	Michele Ciavarella
Title:	Executive Chairman and Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons in the capacities and on the date or dates indicated.

Signature	Title	Date

/s/ Michele Ciavarella
	Executive Chairman and Interim Chief Executive Officer	December 12, 2022
Michele Ciavarella	(Principal Executive Officer)

*
Carlo Reali	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 12, 2022

*

Andrea Mandel-Mantello	Director	December 12, 2022

Victor J. Salerno	Director	December _, 2022

*
Paul Sallwasser	Director	December 12, 2022

*
Steven A. Shallcross	Director	December 12, 2022

*/s/ Michele Ciavarella

Michele Ciavarella
Attorney-in-Fact

11-7